As filed with the Securities and Exchange Commission on December 2, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zoomcar Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7510	99-0431609
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Anjaneya Techno Park, No.147, 1st Floor

Kodihalli, Bangalore, India 560008
+91 80488 21871

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Douglas Ellenoff, Esq.
Matthew Bernstein, Esq.

Scott M. Miller, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to completion, dated December 2, 2024

Preliminary Prospectus

ZOOMCAR HOLDINGS, INC.

13,206,386 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling security holders identified in this prospectus (such selling security holders and their permitted transferees, the “Selling Holders”) of up to an aggregate of 13,206,386 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Zoomcar Holdings, Inc., a Delaware corporation (the “Company” “we,” “us” and “our”), consisting of:

●	1,150,981 shares of Common Stock that were issued pursuant to a Securities Purchase Agreement, dated November 5, 2024 (the “November Securities Purchase Agreement”), between the Company and the Selling Holders who were parties to the November Securities Purchase Agreement (the “November Selling Holders”), all of whom are either institutional investors or individuals who are accredited investors, in connection with a private placement offering (the “November Offering”);

●	835,000 shares of Common Stock issuable upon exercise of pre-funded warrants to purchase Common Stock at an exercise price of $0.0001 per warrant (the “Pre-Funded Warrants”), issued to certain of the November Selling Holders pursuant to the November Securities Purchase Agreement in the Offering;

●	a maximum of 8,559,930 shares of Common Stock issuable upon exercise of Series B warrants to purchase Common Stock at an exercise price of $0.0001 per warrant (the “Series B Warrants”) issued to certain of the November Selling Holders pursuant to the Securities Purchase Agreement in the Offering;

●	a maximum of 2,648,305 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock based on an assumed exercise price of $2.832 per warrant (the “June Warrants”, and together with the Pre-Funded Warrants and the Series B Warrants, the “Warrants”), that were issued pursuant to a Securities Purchase Agreement, dated June 18, 2024 issued to those Selling Holders who were parties to the June Securities Purchase Agreement (the “June Selling Holders”), all of whom are institutional investors, in connection with a private placement offering (the “June Offering”), and included for registration in the registration statement of which this prospectus forms a part pursuant to “piggyback” registration rights granted to the June Selling Holders in the June Offering; and

●	12,170 shares of Common Stock issued to White Lion Capital LLC (“White Lion”) as a commitment fee pursuant to the Common Stock Purchase Agreement, dated May 6, 2024, between the Company and White Lion and included for registration in the registration statement of which this prospectus forms a part pursuant to “piggyback” registration rights granted to White Lion.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the Offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Holders, although we will receive the exercise price of any Warrants not exercised by the Selling Holders on a cashless exercise basis. For more information regarding our financial condition, including our limited cash position, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

The securities registered for resale by the Selling Holders in the registration statement of which this prospectus forms a part represent approximately 84.5% of our total shares outstanding assuming the exercise of all Pre-Funded Warrants, Series B Warrants and June Warrants for which the underlying shares of Common Stock are registered for resale and assuming the Series B Warrants become exercisable following receipt of stockholder approval and that the number of shares of Common Stock issuable upon exercise of the Series B Warrants on the Reset Date (as defined herein) is calculated based on a reset down to the Post-Stockholder Approval Floor Price (as defined herein) and will therefore constitute a considerable percentage of our public float which may be available for immediate resale upon effectiveness of the registration statement, and for so long as such registration statement remains available. Given the substantial number of shares being registered for potential resale by Selling Holders pursuant to this prospectus, whether as a result of substantial sales of our Common Stock by the Selling Holders or the perception in the market that holders of a large number of shares intend to sell their shares, the market price of shares of our Common Stock could decline significantly and the volatility of the market price of our Common Stock could increase significantly. Sales of a substantial number of shares of our Common Stock by the Selling Holders in the public market could occur at any time, subject to certain lock-up restrictions. Sales of our Common Stock by the Selling Holders, or the perception that such sales may occur, may also cause the market price of our Common Stock to drop significantly even if our business is doing well. See “Risk Factors.”

Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before investing in our securities. Our Common Stock trades on the Nasdaq Global Market under the symbol “ZCAR,” and certain of our warrants (the “Public Warrants”) trade on the Nasdaq Capital Market under the symbol “ZCARW.” On November 21, 2024, the closing price of our Common Stock as reported by The Nasdaq Stock Market LLC was $6.51 per share and the closing price of our Public Warrants as reported by Nasdaq was $0.015. Each of our Public Warrants is exercisable for one share of Common Stock at an exercise price of $571 per share (see “Description of Securities” regarding the recent adjustment to the exercise price of the Public Warrants).

On October 21, 2024, the Company effected a reverse stock split of its Common Stock at a ratio of 1-for 100 (the “Reverse Stock Split”). The Common Stock began trading on the Nasdaq Global Market on a post-Reverse Split basis at the beginning of trading on October 22, 2024. As a result every one hundred (100) shares of Common Stock then issued and outstanding was automatically converted into one (1) share of Common Stock, without any change in the par value per share. In addition, (i) a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of Common Stock, and (ii) the number of shares reserved for issuance pursuant to the Company’s equity incentive plans was also reduced proportionately. Any fraction of a share of Common Stock that would have been created as a result of the Reverse Stock Split was rounded up to the nearest whole share. Except as otherwise indicated, all share and per share information in this prospectus gives effect to the Reverse Stock Split at a ratio of 1-for-100. While the Reverse Split has been effected in the marketplace, as of the date hereof, the Company’s transfer agent has not completed processing of the Reverse Split as it relates to the securities held in street name at DTC. Accordingly, please be advised that the number of shares of Common Stock outstanding as of the date hereof, is based on the records provided to the Company by its Transfer Agent and is subject to change.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 3 of this prospectus.

Investing in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission (the “SEC”) nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 pursuant to which the Selling Holders may, from time to time, sell up to an aggregate of 13,206,386 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the Offering. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Holders, although we will receive the exercise price of any Warrants not exercised by the Selling Holders on a cashless exercise basis.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell our securities, and it is not soliciting an offer to buy our securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On December 28, 2023 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022 (as amended, the “Merger Agreement”), by and among Innovative International Acquisition Corp., a Cayman Islands exempted company (“IOAC”), Innovative International Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of IOAC (“Merger Sub”), Zoomcar, Inc., a Delaware corporation (“Zoomcar, Inc.”), and Greg Moran, solely in the capacity as the representative of the Zoomcar stockholders (in such capacity, the “Seller Representative”) (collectively, the “Business Combination”). The consummation of the Business Combination (the “Closing”) involved (i) prior to the Closing, the continuation of IOAC into the State of Delaware so as to become a Delaware corporation (the “Domestication”) and (ii) the merger of Merger Sub with and into Zoomcar, Inc., with Zoomcar, Inc. continuing as the surviving corporation (the “Merger”), as well as the other transactions contemplated in the Merger Agreement. As a result of the Merger, the Company owns 100% of the outstanding common stock of Zoomcar, Inc. In connection with the closing of the Business Combination, the Company changed its name from “Innovative International Acquisition Corp.” to “Zoomcar Holdings, Inc.”

Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to Zoomcar Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing of the Business Combination, and references to “Zoomcar” refer to Zoomcar, Inc. and its consolidated subsidiaries before the Closing the Business Combination and Zoomcar Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing of the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

In this document:

“ACM” means ACM Zoomcar Convert LLC.

“Board” means the board of directors of the Company. References herein to the Company will include its subsidiaries to the extent reasonably applicable.

“Business Combination” means the business combination of the IOAC and Zoomcar pursuant to the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement.

“Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the date of this prospectus.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date of this prospectus.

“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of IOAC, prior to the Closing of the Business Combination.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of IOAC, prior to the Closing of the Business Combination.

“Closing” means the closing of the Business Combination.

“Closing Date” means December 28, 2023.

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company.

“Company” means Zoomcar Holdings, Inc., a Delaware corporation, following the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Founder Shares” means Class B Ordinary Shares initially purchased by the Sponsor in the private placement prior to the IPO, and the shares of Common Stock issued upon the conversion thereof at the Closing.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Incentive Plan” means the Zoomcar Holdings, Inc. 2023 Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“IOAC” means the Company prior to the Closing.

“IPO” means the initial public offering of IOAC’s Units at a public offering price of $10.00 per Unit that it consummated on October 29, 2021.

“Merger” means the merger of Merger Sub with and into Zoomcar, with Zoomcar continuing as the surviving corporation and as a wholly-owned subsidiary of the Company, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, as amended by the Post-Closing Amendment, by and among IOAC, Zoomcar, Merger Sub and the Seller Representative.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares.

“Post-Closing Amendment” means the amendment to the Merger Agreement, dated as of December 29, 2023.

“Private Placement Shares” means the Class A ordinary shares issued by IOAC to the Sponsor, Cantor and CCM in a private placement simultaneously with the closing of the IPO.

“Public Warrants” or “Warrants” means one (1) whole redeemable warrant that was included in as part of each Unit, entitling the holder thereof to purchase one (1) share of Common Stock after the Business Combination at a purchase price of $5.71 per share.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of December 28, 2023, by and among the Company, the Sponsor, certain shareholders of IOAC and certain stockholders of Zoomcar.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holders” means the selling security holders identified in this prospectus and their permitted transferees.

“Sponsor” means Innovative International Sponsor I LLC, a Delaware limited liability company.

“Trust Account” means the trust account of IOAC, established at the time of our IPO, containing the net proceeds of the sale of the Units in the IPO, including from overallotment securities sold by IOAC’s underwriters, and the sale of the Private Placement Shares, following the closing of the IPO.

“Units” means the units issued in the IPO consisting of one (1) Class A Ordinary Share and one-half (1/2) of one Public Warrant.

“Zoomcar Common Stock” means, collectively, the shares of common stock, par value $0.0001 per share, of Zoomcar, Inc. prior to the Business Combination.

“Zoomcar, Inc.” means Zoomcar, Inc., a Delaware corporation. References herein to Zoomcar will include its subsidiaries to the extent reasonably applicable.

“Zoomcar India” means Zoomcar India Private Limited, an Indian limited liability company and subsidiary of Zoomcar.

“Zoomcar Stockholders” means security holders of Zoomcar prior to the Closing, including holders of outstanding shares of Zoomcar India.

MARKET AND INDUSTRY DATA

This prospectus includes industry position and industry data and forecasts that were obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above. Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed, and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Our internal reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding us and the future held by our management team and the products and markets, future financial condition, expected future performance and market opportunities of our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, forward-looking statements may be identified by the use of words such as “estimate,” “continue,” “could,” “may,” “might,” “possible,” “predict,” “should,” “would,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, which could cause the actual results to differ materially from the expected results. The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements contained in this prospectus:

●	our ability to execute our anticipated business plans and strategy, particularly in light of our current liquidity and capital resources;

●	the risk that the Business Combination disrupts our plans and operations;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain its reputation, increase the numbers of Hosts, Guests and registered vehicles on our platform, maintain relationships with Hosts and Guests and retain our management and key employees;

●	our limited operating history under our current business model and history of net losses;

●	our ability to obtain additional capital which will be necessary to continue our business and operations;

●	our reliance on key technology providers and payment processors facilitating payments to and by our customers;

●	unfavorable interpretations of laws or regulations or changes in applicable laws or regulations;

●	the possibility that we may be adversely affected by other economic, business, regulatory, and/or competitive factors;

●	our estimates of future bookings, revenues and capital requirements;

●	the evolution of the markets in which we compete;

●	political instability associated with operating in current and future emerging markets we have entered or may later enter;

●	risks associated with our ability to obtain and maintain adequate insurance to cover risks associated with business operations now or in the future;

●	our ability to implement its strategic initiatives and continue to innovate our platform technology and features;

●	our ability to adhere to legal requirements with respect to the protection of personal data and privacy laws;

●	cybersecurity risks, data loss and other breaches of our network security and the disclosure of personal information or the infringement upon our intellectual property by unauthorized third parties;

●	risks associated with the performance or reliability of infrastructure upon which we rely, including, but not limited to, internet and cellular phone services;

●	the risk of regulatory or other lawsuits or proceedings relating to our platform or the peer-to-peer car sharing we facilitate;

●	increased compliance risks associated with operating in multiple foreign jurisdictions at once, including regulatory and accounting compliance issues;

●	our ability to comply with the continued listing requirements of Nasdaq (including the requirement to maintain a majority independent board of directors, a minimum bid price of $1 per share, a minimum market value of listed securities of $50,000,000 for which we have received a deficiency notice) and maintain our listing on Nasdaq;

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements are not guarantees of performance. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock or Warrants. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Company Overview

Zoomcar, headquartered in Bangalore, India, is a leading emerging market-focused online car sharing marketplace, based on the number of current vehicles and active users on our platform. Our platform enables Hosts and Guests to connect and share the use of a Host’s car, made available to Guests at mutually convenient locations.

Founded in 2012, our growing online platform facilitates mobility in emerging markets, where convenient, cost-efficient transportation options are limited. Guests on our platform browse and choose from a range of available car models, makes, sizes and price points to book vehicles listed on our platform by Hosts. Hosts, in turn, can turn underutilized vehicles into revenue-generating opportunities by sharing their cars with individuals who require a car to satisfy leisure, work or other short to medium-term transportation needs. Further, in October 2022, we entered into the Merger Agreement with IOAC, a special purpose acquisition company with securities traded on the Nasdaq Stock Market pursuant to which we agreed, subject to satisfaction of certain conditions and the terms of the Merger Agreement, to engage in and consummate the Business Combination transaction. The Business Combination was consummated on December 28, 2023. Pursuant to the Business Combination, Merger Sub, a Delaware corporation and a wholly owned subsidiary of IAOC, merged with Zoomcar, Inc. with the Company continuing as the surviving entity. Zoomcar, Inc. thus became a wholly owned subsidiary of IAOC and IAOC was renamed as Zoomcar Holdings, Inc. with its securities traded on the Nasdaq Stock Market. As a result of this Business Combination, the stockholders (including common and preferred stock) of Zoomcar, Inc. were issued Common Stock of the Company.

We believe our business model is particularly well-suited to emerging markets because of the transportation challenges faced by urban residents in these areas. In India, the market that Zoomcar serves, the costs of car ownership can be prohibitively high relative to average personal income levels, with less than ten percent of persons in these markets owning a car. At the same time, these individuals typically lack access to alternative transportation modalities that are sufficiently convenient or affordable. The market also has growing middle classes, rapidly urbanizing metropolitan areas, and vast numbers of young, tech-fluent citizens. In total, these overarching demographic trends all contribute to management’s estimated total addressable market in emerging markets of $90 billion by 2025 of which India accounts for $36 billion, making India the most important market for us. The opportunity around the growing total addressable market is further described under the heading “Market Opportunity” below.

Already present in over 99 cities across India, we plan to continue evolving our platform offerings to meet Guests’ mobility needs in ways that are convenient, modern and cost-efficient, providing both transportation solutions and entrepreneurship opportunities within the communities where we operate. Our business model has evolved since our inception, as our platform originally offered short-term rental of vehicles owned or leased directly by Zoomcar. Between 2018 and 2020, we began shifting the focus of our technology and product development efforts towards capabilities relevant to our current “asset-light” business model focused on our digital platform for peer-to-peer car sharing. We completed our business model shift during the second half of 2021. Over time, we have expanded our platform’s functionality, and we continue to evolve our offerings as consumer preferences change.

We expanded our business outside of India in 2021 to Indonesia, Egypt and Vietnam. After carefully managing return on investment in these markets, we confirmed that our business model fits the needs of customers in Indonesia, Vietnam and Egypt, however, scaling in these countries requires investments in marketing which we do not currently have capital to achieve. Accordingly, we decided to cease operations in Vietnam in 2023, and in Indonesia and Egypt in 2024, so that we can concentrate our engineering and financial resources in India. Over time, Zoomcar plans to further increase penetration within India and, in the future, to expand into additional countries, subject to our financial condition.

Our Platform

Zoomcar’s marketplace is 100% asset-light; all vehicles available through the platform are provided by third-party “Hosts” who are able to earn money by sharing their vehicles for use by “Guests” who book rentals on the platform. Since Zoomcar’s inception, approximately 7.2 million bookings have been completed on its platform. This platform-based, peer-to-peer business model, through which revenues are allocated between Zoomcar and vehicle hosts, is broadly similar to disruptive business models being employed in the hospitality, real estate and other industries to facilitate cost-effective, efficient and user-friendly ways to connect people and resources to solve problems.

Industry and Consumer Preferences

Our platform is designed around consumer preferences and aims to provide smart transportation solutions within urban communities across emerging market countries. Mobility options are currently limited in the markets we serve and the transportation options that are currently available are often outdated, expensive and, in many cases, inflexible and inconvenient for short-term needs. Our business model and platform offerings continue to evolve with changing consumer expectations and the observable shift in emerging market populations toward personalized, digitized goods and services offered on-demand. We believe that our positioning in most major cities in the three countries in which we currently operate, together with our scalable technology and platform features, make Zoomcar well-positioned to continue attracting customers from addressable markets with few parallels in terms of scale and size. More fully described in the “Business” section.

Recent Developments

Nasdaq Matters

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2024, the Company received Notice from Nasdaq indicating that, because the market value of the Company’s Common Stock had been below $50,000,000 for 30 consecutive business days, the Company no longer complied with the minimum market value of listed securities requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules (the “MVLS Rule”), and that, because the closing bid price for the Common Stock has fallen below $1.00 per share for more than 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Rule 5450(a)(1) of Nasdaq Listing Rules (the “Minimum Bid Price Rule”).

The Company was provided with an initial compliance period of 180 calendar days, or until November 4, 2024, to regain compliance with the MVLS Rule and the Minimum Bid Price Rule. The Company did not regain compliance with the MVLS Rule or the Minimum Bid Price Rule during the allotted time period.

Further, as previously reported in a Current Report on Form 8-K filed with the Commission on November 4, 2024, the Company received a notice from Nasdaq notifying the Company that it was no longer in compliance with the Nasdaq Listing Rule 5450(b)(1)(B) (the “PHS Rule”) to maintain minimum requirement for publicly held shares at 1,100,000.

Accordingly, on November 6, 2024, the Company received a staff delist determination letter from the Nasdaq Listing Qualifications Department, as a result of its failure to regain compliance with the MVLS Rule and as a result of its noncompliance with the PHS Rule.

Additionally, as previously reported in a Current Report on Form 8-K, filed with the Commission on July 26, 2024, the Company also received a notice from Nasdaq notifying that it was no longer in compliance with Nasdaq Listing Rule 5450(b)(2)(C) to maintain a minimum market value of publicly held shares of $15,000,000 (the “MVPHS Rule”). The Company was given 180 days (i.e. January 21, 2025) to regain compliance with the (“MVPHS Rule”).

On November 13, 2024, the Company submitted a request for a hearing before a Nasdaq Hearings Panel. This hearing request automatically stayed Nasdaq’s delisting of the Company’s Common Stock and warrants pending the Panel’s decision and any extension provided by the Panel. On November 20, 2024, the Company received letter from Nasdaq accepting Company’s request and has fixed January 9, 2025 as the date of hearing. The Company intends to present its plan of compliance, which may include a transfer to the Nasdaq Capital Market listing tier. The Company has retained Donohoe Advisory Associates LLC to assist the Company in its preparation for the hearing and developing its compliance plan.

On November 7, 2024, the Company received notice from the Nasdaq Stock Market that the staff has determined that for 12 consecutive business days, from October 22, 2024, to November 6, 2024, the closing bid price of the Company’s Common Stock has been at $1.00 per share or greater and, accordingly, the Company has regained compliance with Minimum Bid Price Rule.

The November Offering

On November 5, 2024, the Company entered into the November Securities Purchase Agreement, in connection with the November Offering and on November 7, 2024, the November Offering was closed, pursuant to which the Company sold to certain purchasers, including the November Selling Holders, an aggregate of 2,137,850 units at a price of $4.28 per unit for an aggregate investment of $9.15 million, $2.5 million of which was provided by one of the Company’s directors. Each unit consisted of one (1) share of Common Stock, two Series A Warrants each to purchase one share of Common Stock (the “Series A Warrants”) and a Series B Warrant to purchase such number of shares of Common Stock, as determined on the Reset Date (defined hereafter). The purchasers were provided with the option to have all or a portion of the shares of Common Stock issued pursuant to Pre-Funded Warrants to the extent that the issuance of shares of Common Stock would cause any of such purchaser to beneficially own more than 4.99% or 9.99% of the shares of Common Stock outstanding, at the option of each purchaser. After the deduction of fees and expenses payable to the Placement Agent (defined hereafter) and other offering expenses, including legal fees payable to the Company’s and Placement Agent’s counsel, the net proceeds to the Company was $7.625 million. Proceeds were also used to repay $3.804 million of outstanding indebtedness to debt investors pursuant to an offering in June 2024. Further, $200,000 of the proceeds were held back in a separate escrow account for the payment of any indemnification liabilities suffered by the Placement Agent. After all of such deductions the Company retained net proceeds of $3.621 million. For more information on the terms of the November Offering, see “Private Placement.”

Strategic Advisory Agreement

On October 22, 2024, the Company entered into a strategic advisory agreement with Uri Levine. Pursuant to the terms of the agreement, Mr. Levine will provide strategic oversight to the Company’s management team with a focus on problem solving, operations, and capital growth. As compensation for services rendered under the agreement, the Company will pay Mr. Levine a cash fee of $29,166 per month, payable monthly in arrears and a joining bonus of $500,000 payable in cash and shares of Common Stock. Additionally, the Company will recommend to the Board and the Compensation Committee of the Board that the Company grant to Mr. Levine, subject to the approval of the Company’s stockholders, an equity grant equal to 3% of the Company’s outstanding equity as of its last financing as of December 31, 2024 (after accounting for the securities issued in this offering), which such grant will be subject to certain vesting restrictions as determined by the independent members of the Board or a subcommittee thereof. Further, pursuant to the agreement, if the Company is sufficiently capitalized in the sole determination of Mr. Levine, Mr. Levine has agreed to accept (at the Board’ discretion) a nomination or, if there is a vacancy on the Board, an appointment by the Board, to serve as a director and Chairman of the Board. The strategic advisory agreement may be terminated by the Company with 90 days written notice.

Corporate Information

Zoomcar Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at Zoomcar’s principal executive office is located at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008, and our telephone number is +91 8048821871. Our principal website address is www.zoomcar.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an EGC until the last day of the fiscal year following the fifth anniversary of the consummation of our IPO, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1.235 billion or more in any fiscal year, we would cease to be an EGC as of December 31 of the applicable year. We also would cease to be an EGC if we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Exchange Act. We may continue to be a smaller reporting company if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Common Stock or Warrants and result in a loss of all or a portion of your investment:

●	Our current business model’s limited operating history and financial results make our future results, prospects and the risks we may encounter difficult to predict.

●	We have a history of operating losses and negative cash flow, we have limited cash resources, we will need to raise additional funds imminently to finance operations and as a result there is substantial doubt about our ability to continue as a going concern.

●	Our operating and financial forecasts are subject to various known and unknown contingencies and factors outside of our control and may not prove accurate, and we may not achieve results consistent with management’s expectations;

●	The market for online platforms for peer-to-peer car sharing is relatively new and rapidly evolving. If we fail to successfully adapt to developments in our market, or if peer-to-peer car sharing online platforms do not achieve general acceptance, it could adversely affect our business, financial condition and operating results.

●	The market for online platforms for peer-to-peer car sharing is relatively new, competitive, and rapidly evolving; If we fail to successfully adapt to developments in our market, or if peer-to-peer car sharing online platforms do not achieve general acceptance, it could adversely affect our business, financial condition and operating results.

●	We require additional capital to support our current operations and the growth of our business, which may not be available on terms acceptable to us, or at all;

●	In addition to our defaults under current indebtedness described elsewhere here, certain of our debt financing arrangements are currently in default and we have delayed certain other payments to lenders, which may restrict our current and future business and operations.

●	Our success depends upon our ability to maintain favorable customer reviews and ratings, and if our reputation suffers, our business, financial condition and operating results may be adversely affected.

●	The founder and former CEO of the Company has initiated a civil complaint against the Company contesting the reasons for his termination and has raised certain other claims with regards to his ownership of the Company and compensation for termination of his employment.

●	ACM has filed a notice of motion for summary judgement in lieu of complaint against Zoomcar in New York courts for payment of amounts due under the Note pursuant to breach of the terms of the Note

●	If the pre-programmed IoT devices distributed to our Hosts to affix to registered cars, which IoT devices enable GPS tracking and data collection by Zoomcar and keyless, digital access to booked vehicles by Guests, do not function as they are intended to function, our business, financial condition, and results of operations could be adversely affected.

●	We do not have long term contracts with the third-party suppliers of the IoT devices distributed to our Hosts and such suppliers can reduce quantities or terminate their sales of IoT devices to us at any time. Any adverse changes in such supply or the costs of such products or services may adversely affect our operations.

●

Maintaining and enhancing our brand and reputation is critical to our business prospects. While we have taken significant steps to build and improve our brand and reputation, failure to maintain or enhance our brand and reputation will cause our business to suffer.

●	Breaches and other types of security incidents of our networks or systems, or those of our third-party service providers, could negatively impact our business, our brand and reputation, our ability to retain existing Hosts and Guests and attract new Hosts and Guests, may cause us to incur significant liabilities and adversely affect our business, results of operations, financial condition, and future prospects.

●	We are in the process of remediating identified material weaknesses in our internal controls and if we fail to remediate these weaknesses, or if we experience additional material weaknesses in the future, or otherwise fail to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in the Company and the market price of our stock.

●	If we do not adequately protect our intellectual property and our data, our business, results of operations, and financial condition could be materially adversely affected.

●	Our business is subject to certain laws and regulations in the jurisdictions in which it operates, many of which are currently evolving, and the risk of unfavorable interpretations or failure to comply with such laws and regulations could harm Zoomcar’s business, financial condition and results of operations.

●	Geographic areas in which Zoomcar operates and plans to operate in the future have been and may continue to be subject to political and economic instability.

●	Political changes in the Government of India could delay or affect the further liberalization of the Indian economy and materially and adversely affect economic conditions in India, generally, and our business, in particular.

●	The effective tax rates governing car rental and car subscription in India could change.

●	The Indian government could reduce highway infrastructure investments, thereby making car travel significantly less appealing.

●	Our business is subject to extensive government regulation and oversight relating to the provision of payment and financial services

●	Failure to comply with labor laws and regulations may cause us to incur additional costs, which may affect our business, financial conditions and results of operations.
●	Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.
●	Members of our management team have limited or no prior experience managing a public company.

●	Our current indebtedness (which includes vendor payables), and to the extent we incur indebtedness and additional payables in the future, our future indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.

THE OFFERING

We are registering the offer and sale, from time to time, by the Selling Holders of 13,206,386 shares of Common Stock, consisting of:

●	1,150,981 shares of Common Stock that were issued to the November Selling Holders pursuant to the November Securities Purchase Agreement in connection with the November Offering;

●	835,000 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, issued to certain of the November Selling Holders pursuant to the Securities Purchase Agreement in connection with the Offering;

●	a maximum of 8,559,930 shares of Common Stock issuable upon exercise of the Series B Warrants issued to the November Selling Holders pursuant to the November Securities Purchase Agreement in connection with the Offering;

●	a maximum of 2,648,305 shares of Common Stock issuable upon exercise of the June Warrants issued to the June Selling Holders pursuant to the June Securities Purchase Agreement, and included for registration in the registration statement of which this prospectus forms a part pursuant to “piggyback” registration rights granted to the June Selling Holders in the June Offering; and

●	12,170 shares of Common Stock issued to the White Lion Selling Holder as a commitment fee pursuant to the White Lion Agreement, and included for registration in the registration statement of which this prospectus forms a part pursuant to “piggyback” registration rights granted to White Lion.

The following information is as of November 20, 2024 and does not give effect to issuances of our Common Stock, warrants or options to purchase shares of our Common Stock after such date, or any exercise of warrants or options after such date.

Issuer	Zoomcar Holdings, Inc.

Shares of our Common Stock outstanding as of the date hereof	2,208,274

Shares of Common Stock offered by the Selling Holders	13,206,386 (inclusive of 12,043,235 shares underlying Warrants and assuming the Series B Warrants become exercisable following receipt of stockholder approval and that the number of shares of Common Stock issuable upon exercise of the Series B Warrants on the Reset Date (as defined herein) is calculated based on a reset down to the Post-Stockholder Approval Floor Price (as defined herein))

Shares of Common Stock Outstanding after the Offering	14,251,509 (assuming exercise of all 12,043,235 shares underlying Warrants and assuming the Series B Warrants become exercisable following receipt of stockholder approval and that the number of shares of Common Stock issuable upon exercise of the Series B Warrants on the Reset Date is calculated based on a reset down to the Post-Stockholder Approval Floor Price)

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Holders, although we will receive the exercise price of any Warrants not exercised by the Selling Holders on a cashless exercise basis. Any proceeds we receive from exercise of the Warrants will be used for working capital and general corporate purposes.

Nasdaq Ticker Symbols	Common Stock: “ZCAR” Warrants: “ZCARW”

Outstanding Warrants and Options	In addition to the Company’s Common Stock, the Company also has warrants to purchase up to 17,468,081 shares of Common Stock outstanding. These warrants include:

●	Public Warrants exercisable for up to 115,000 shares of Common Stock which have an exercise price of $571 per share;

●	warrants to purchase up to 379,563 shares of Common Stock at an exercise price of $300 per share;

●	June Warrants to purchase up to 1,861,044 shares of Common Stock at a current exercise price of $4.03 per share;

●	Pre-Funded Warrants to purchase up to 835,000 shares of Common Stock, subject to adjustment, which have an exercise price of $0.0001 per share; and

●	Series A Warrants to purchase up to 4,275,700 shares of Common Stock which have an exercise price of $4.03 per share, subject to adjustment, none of which are currently exercisable; and

●	Series B Warrants to purchase up to a maximum of 9,214,513 shares of Common Stock which have an exercise price of $0.0001 per share, none of which are currently exercisable.

The Company also has stock options to purchase up to 205 shares of Common Stock which have a weighted average exercise price of $573 per share.

Many of the Company’s warrants and stock options are currently out of the money and there is no guarantee that such warrants or stock options will be in the money. Cash proceeds associated with the exercises of warrants and stock options are significantly dependent on the Company’s stock price. See “Risk Factors” herein. Additionally, the number of shares of common stock underlying all warrants, including the Warrants, and underlying stock options are not included in the number of shares of Common Stock currently outstanding or outstanding after the Offering.

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

Market Price and Ticker Symbols

Our Common Stock trades on the Nasdaq Global Market under the symbol “ZCAR,” and our Public Warrants commenced trade on the Nasdaq Capital Market under the symbol “ZCARW.”

The closing price of our Common Stock and Public Warrants as reported by Nasdaq on November 21, 2024, was $6.51 and $0.015, respectively.

Holders

As of November 20, 2024, there were 636 holders of record of our Common Stock and one holder of record of our Warrants. A substantially greater number of holders are “street name” or beneficial holders, whose shares of record are held by banks, brokers, and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of our securities could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks related to our Business and Operations

Our current business model’s limited operating history and financial results make our future results, prospects and the risks we may encounter difficult to predict.

Although Zoomcar commenced operating in 2013, we transitioned from a prior business model to our current business model in December 2021, consisting of our asset-light online platform for peer-to-peer car sharing. As a result of this transition, certain components of our financial statements have experienced variation, and our operating history may not be indicative of our future growth or financial results. The limited history of our current business model makes predicting our future operating and other results difficult, if not impossible, and there is no assurance that we will be able to grow our revenues in future periods. Our results of operations are impacted by a number of factors, some of which are beyond our control, and we may suffer adverse impacts to our further development as a result of circumstances which include decreasing customer demand, increasing competition, declining growth of the car sharing industry in general, insufficient supply of vehicles on our platform, or changes in government policies or general economic conditions. We will continue to develop and improve the features, functions, technologies and other offerings on our platform to increase our Guest and Host bases and volume of bookings on our platform. However, the execution of our business plan is subject to uncertainty and bookings may not grow at the rate we expect. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our Common Stock could decline.

Existing and potential holders of our securities should also consider the risks and uncertainties that a company with a limited history, such as ours, will face in the evolving personal mobility solutions market. In particular, there can be no assurance that we will:

●	successfully execute on our business plan, particularly in light of our current liquidity and capital resources;

●	facilitate sufficient bookings to become profitable in the near-term if at all;

●	attract increasing numbers of Hosts and Guests within our current market and future potential additional markets;

●	increase penetration within our current markets through continued improvements in vehicle density, platform features and strategic marketing efforts;

●	enable us to successfully execute our business plans;

●	enhance our brand recognition and awareness;

●	acquire new Hosts and Guests by increasing our market penetration with deeper market coverage;

●	develop new platform functionality and features that enhance our ability to retain Guests and Hosts;

●	develop, improve or innovate our proprietary technology that allows for a sustainable competitive advantage;

●	attract, retain, and manage a sufficient staff of management and technology personnel; or

●	respond effectively to competitive pressures.

We have a history of operating losses and negative cash flow, we have limited cash resources, we will need to raise additional funds imminently to finance operations and as a result there is substantial doubt about our ability to continue as a going concern.

We have a history of operating losses and expect to continue incurring operating losses in the foreseeable future as we continue to develop our current business model and enhance our platform offerings. We also have indebtedness that is in default in excess of our current capital resources (see “Recent Developments” herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Form 10-Q for the quarter ended September 30, 2024). On June 18, 2024, the Company entered into a securities purchase agreement with certain institutional accredited investors (the “June Aegis Securities Purchase Agreement”) pursuant to which the Company issued and sold an aggregate of $3,600,000 in principal amount of notes (the “June Notes”) and warrants to purchase up to an aggregate of 1,861,044 shares of Common Stock (which takes into account an adjustment following the Company’s Share Combination Event that was effective on October 21, 2024 and the Dilutive Issuance (as hereinafter defined) that occurred on November 7, 2024) (the “June Warrants”) for gross proceeds of $3,000,000.

Further, on November 7, 2024, the Company closed a private placement for gross proceeds of $9.15 million (including $2.5 million of which was provided by one of the Company’s directors) (before deduction of fees to the placement agent and other offering expenses payable by the Company) (the “November Offering”). The Placement Agent in this Offering acted as exclusive placement agent in the November Offering. At closing of the November Offering, the Company issued an aggregate of 2,137,850 units at a price of $4.28 per unit, each unit consisting of one share of Common Stock (or pre-funded warrant in lieu thereof), two Series A Warrants each to purchase one share of Common Stock and a Series B Warrant to purchase such number of shares of Common Stock, as determined on the Reset Date. As a result of the November Offering, the Company received $3.62 million of cash and cash equivalents after giving effect to offering fees and expenses, the payment of $3.8 million to the holders of the Company’s June 2024 notes and a holdback of $0.2 million for indemnification of the Placement Agent as described in more detail herein. The Company believes that current cash and cash equivalents will allow the Company to continue operations through December 31, 2024, assuming that the Company makes partial payments on its currently outstanding indebtedness and future accruals, however there can be no assurance that this will be the case. Even if our current cash position supports operations through the end of December 2024, we cannot assure that this cash will be sufficient in the longer run and we will be required to obtain a further infusion of cash funds to support our operations or address the indebtedness, including through this Offering.

The Company is still seeking potential financing for the purpose of raising additional funds to be able to meet its obligations and so that there will no longer be substantial doubt about its ability to continue as a going concern. However, there is no assurance that the Company will be able to raise any such financing or, even if it does, that it will be sufficient for it to meet its obligations or continue as a going concern.

Accordingly, we believe that additional funds will be imminently required to support current operations and, in the long term, the growth of our business. Our operations have consumed substantial amounts of cash, and we have incurred operating losses since we began operating in 2013. While our cash consumption has been reduced following our business transition from short-term rental of vehicles owned by or leased to Zoomcar to an online platform for peer-to-peer car sharing, we have consumed significant amounts of cash in effecting such transition in terms of technology and platform innovation, and our cash consumption has varied over time. Our cash needs will depend on numerous factors, including our revenues, upgrade and innovation of our peer-to-peer car sharing platform, customer and market acceptance and use of our platform, and our ability to reduce and control costs. We expect to devote substantial capital resources to, among other things, fund operations, continued improvement, upgrading or innovation of our platform, and expand our international outreach. If we are unable to secure such additional financing, it will have a material adverse effect on our business, and we may have to limit operations in a manner inconsistent with our development.

Our operating and financial forecasts are subject to various known and unknown contingencies and factors outside of our control and may not prove accurate, and we may not achieve results consistent with management’s expectations.

Our quarterly and annual operating results have fluctuated in the past and are likely to fluctuate in the future. During any given period, our operating and financial results may be influenced by numerous factors, many of which are unpredictable or are outside of our control. Additionally, our limited operating history with our current peer-to-peer car sharing business model makes it difficult for us to forecast our future results and subjects us to a number of uncertainties, including our ability to plan for and anticipate future growth. As a result, you should not rely upon our past quarterly and annual operating results as indicators of future performance. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving markets, such as the risks and uncertainties described herein.

The market for online platforms for peer-to-peer car sharing is relatively new and rapidly evolving. If we fail to successfully adapt to developments in our market, or if peer-to-peer car sharing online platforms do not achieve general acceptance, it could adversely affect our business, financial condition and operating results.

In December 2021, we transitioned to our current peer-to-peer cash sharing business model. The market for online peer-to-peer car sharing platforms is relatively new and unproven and the data and research available regarding the market or the industry may be limited and unreliable. It is uncertain whether the peer-to-peer car sharing market will continue to develop or if our platform will achieve and sustain a level of demand and market acceptance sufficient for us to generate meaningful revenue, net income, and cash flow. Our success will depend to a substantial extent on the willingness of Hosts and Guests to use our platform to identify car sharing opportunities. Some Hosts may be reluctant or unwilling to make their vehicles available for use on our platform because of concerns which may include, but are not limited to, potential decline in the value of their vehicle if listed on our platform, uncertainty of economic benefits from platform usage, ability to recover losses associated with lost or damaged property, compliance with our platform’s terms of use, data privacy and security concerns, or other reasons.

In addition, our success also requires utilization of our platform by Guests to book vehicles. Guests’ willingness to utilize our platform may depend, among other factors, on Guests’ belief in the ease-of use, integrity, quality, availability, safety, cost-effectiveness, convenience and reliability of our platform and the vehicles listed by Hosts for bookings thereon. Any shift in Guest preferences in the markets in which we operate could have a material adverse effect on our business. Additionally, Guests may be reluctant or unwilling to use a platform requiring Guests to provide personally identifiable information, payment information and driver’s license details, or have their driving behaviors monitored during bookings. Further, Guests may be reluctant to book vehicles containing GPS-enabled tracking or monitoring devices accessible by Zoomcar, or to use our platform at all due to the perception of the use of such devices.

If we do not retain existing Hosts, or attract and maintain new Hosts, or if Hosts fail to provide an adequate supply of high-quality vehicles, our business, financial condition, and results of operations may be negatively impacted.

Our success in a given geographic market depends on our ability to establish and grow the scale of our platform in that market by attracting Hosts and Guests to our platform. We depend upon having Hosts register high quality vehicles on our platform, maintain the safety and cleanliness of their vehicles, and ensure that the descriptions and availability of their vehicles on our platform are accurate and up to date. These practices are beyond our direct control and the number of vehicles shared by Hosts and resulting bookings options available to Guests on our platform may decline based on a number of factors including, among other things, public health and safety concerns, including pandemics/epidemics; economic, social, and political factors; state laws and regulations regarding car sharing, or the absence of such laws and regulations, challenges obtaining, insuring, financing and servicing vehicles to list on the platform, some of which may be exacerbated by infrastructure challenges in the emerging market where we operate our business. If Hosts register and offer fewer high-quality vehicles to Guests on our platform, our bookings and revenues may decline, and our results of operations could be materially adversely affected. Further, if Hosts with available vehicles choose not to offer their vehicles through our platform because competitive carsharing platforms emerge that Hosts find more attractive than our platform, Hosts may be unwilling to continue registering vehicles or making them available for bookings through the platform. For example, Hosts may cease or reduce vehicle registrations or the periods of time they make cars available for bookings for any number of reasons, such as competitor platforms having more Guests making bookings, risk of vehicle damage for which Hosts may not be able to recoup damages from Zoomcar or for any other reason, we may lack sufficient supply of vehicles to attract Guests to utilize our platform. If Hosts do not share sufficient numbers of vehicles, or if the vehicles they register to our platform are less attractive to Guests than vehicles offered by competitors, our revenue would likely decline and our business, financial condition, and results of operations could be materially adversely affected.

Hosts are not required to make their vehicles available on our platform for a minimum sharing period or number of bookings and Hosts may choose not to share their vehicles on our platform at all if we cannot generate sufficient demand for their vehicles or if bookings through our platform are not sufficiently attractive to Hosts to retain and attract Hosts to use the platform. While we continue to invest in tools and resources and curate add-on services to support Hosts, the pricing features and other capabilities of our platform may not be as attractive to Hosts as those developed by our competitors, and Hosts may not share their vehicles on our platform as a result. If Hosts perceive that listing vehicles on our platform may be insufficiently remunerative to, for example, offset any leasing, financing, parking, registration, maintenance, and repair costs of vehicles registered to the platform, we may lose or fail to attract Hosts and may not be able to make a sufficient number of vehicles available for use by our Guests.

If we fail to retain existing Guests, or attract and maintain new Guests, our business, financial condition, and results of operations may be negatively impacted.

Our business model depends on our ability to retain and attract Guests to make bookings on our platform. There are a number of trends in and aspects of Guest preferences which have an impact on us and the car sharing industry as a whole. These include, among others, preferences for types of vehicles, convenience of online bookings, and monetary savings associated with car sharing and platform bookings relative to other possible transportation solutions. Any shift in Guest preferences, which are susceptible to change, in the markets in which we operate could have a material adverse effect on our business. For example, if the vehicles registered to our platform are not popular or of sufficient quality or are not available at locations convenient for Guests, Guests may lose interest in utilizing our platform. Additionally, if Guests find our platform not to be user-friendly or to lack functions that Guests expect from a carsharing or other online platform, Guests may decrease or stop using our platform. Our competitiveness therefore depends on our ability to predict and quickly adapt to Guest trends, exploiting profitable opportunities for platform development, innovation and upgrades without alienating our existing Guest base or focusing excessive resources or attention on unprofitable or short-lived trends. If we are unable to respond on a timely and appropriate basis to changes in demand or Guest preferences, our business may be adversely affected.

Additionally, if we are unable to compete with other car sharing platforms and other mobility solutions in the markets in which we operate, our bookings will decrease, and our financial results will be adversely affected. Guests desiring to book vehicles through our platform must pay booking fees, which include, among other fees, “upfront booking fees,” less any applicable discounts and credits, and “value added” or trip-protection fees payable at the time of a booking; other charges may also be incurred by Guests after a booking, such as trip cancellation fees, gasoline fees, late fees and other charges. Many of these fees are generated through our platform functions and some of the fees are selected by Guests from a range of options presented to them at the time of a booking. If our booking and trip-related fees are not competitive, or our platform functionality is not appealing or outdated, or negative reviews or publications are released in connection with our platform, Guests may stop or reduce their use of our platform, our business, results of operations, reputation, and financial condition may be adversely affected.

If we are unable to introduce new or upgraded platform features that Hosts or Guests recognize as valuable, we may fail to retain and attract such users to our platform and our operating results would be adversely affected.

To continue to retain and attract Hosts and Guests to our platform, we will need to continue to introduce new or upgraded features, functions and technologies that add value for Hosts and Guests that differentiate us from our competitors. Developing and delivering these new or upgraded features, functions and technologies is costly, and the success of such features, functions and technologies depends on several factors, including the timely completion, introduction, and market acceptance of such features, functions and technologies. Moreover, any such new or upgraded features, functions and technologies may not work as intended or may not provide intended value to Hosts and Guests. If we are unable to continue to develop new or upgraded features, functions and technologies, or if Hosts and Guests do not perceive value in such new or upgraded features, functions and technologies, Hosts and Guests may choose not to use our platform, which would adversely affect our operating results.

We have made substantial investments to develop new or upgraded features, functions and technologies, and we intend to continue investing significant resources in developing new technologies, tools, features, services and other platform offerings. If we are unable to attract/retain and pay qualified technical staff required to continue our platform feature development efforts, we may not realize the expected benefits of our developments.

There can be no assurance that the new developments will exist or be sustained at the levels that we expect, or that any of these new developments will gain sufficient traction or market acceptance to generate enough revenue to offset any new expenses or liabilities associated with these new investments. Our development efforts with respect to new features, functions and technologies on our platform could distract management from current operations and will divert capital and other resources from our more established functions and technologies. Even if we are successful in developing new features, functions or technologies, or otherwise update or upgrade our platform, regulatory authorities may subject us to new rules or restrictions in response to our innovations that could increase our expenses or prevent us from successfully commercializing the new features, functions, technologies, updates or upgrades of our platform. If we are unable to adapt in a cost-effective and timely manner in response to the changing market conditions or platform users’ preferences, either for technical, legal, financial or other reasons, our business, financial condition and results of operations may be materially and adversely affected.

We require additional capital to support current operations and will require additional capital to support the growth of our business, which may not be available on terms acceptable to us, or at all.

To continue current operations, we will need to raise capital imminently. Further, to continue to effectively compete thereafter, we will require additional funds to support the growth of our business. Our operations have consumed substantial amounts of cash, and we have incurred operating losses since we began operating in 2013. While our cash consumption has been reduced following our business transition from short-term rental of vehicles owned by or leased to Zoomcar to an online platform for peer-to-peer car sharing, we have consumed significant amounts of cash in effecting such transition in terms of technology and platform innovation, and our cash consumption has varied over time.

Further, as a result of the consummation of the Business Combination, our expenses continue to increase substantially in connection with the actions and efforts we need to take for operating as a public company. Moreover, we expect our expenses to increase significantly in connection with our ongoing activities, including the continuing increase in our technological capabilities with respect to IoT, machine learning, and artificial intelligence. We do not currently have sufficient cash resources to operate our business beyond December 2024 (assuming that we do not repay any of our currently outstanding indebtedness) and accordingly, will need to raise capital imminently to continue our operations and to fully execute our business plan. Additionally, circumstances could cause us to consume capital more rapidly than we currently anticipate and if our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities or identify and secure additional sources of capital. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of capital and lending markets and governmental regulations in India. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, will severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. In addition, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders. Additionally, fundraising efforts may divert our management from its day-to-day duties and activities, which may affect our ability to execute our business plan. If we do not raise additional capital imminently to continue operations in the short term or otherwise when required or in sufficient amounts and on acceptable terms, we may need to:

●	significantly delay, scale back or discontinue certain business initiatives, such as our international expansion;

●	significantly delay key investments in IoT, advanced computer vision, machine learning and related artificial intelligence technology; or

●	significantly delay our consumer brand-building initiatives, thereby delaying our broader expansion.

Our future funding requirements, both short-term and long-term, depend on many factors, including but not limited to:

●	our ability to successfully scale our business within the market in which we currently operate, including by increasing the number and quality of Host vehicles and attracting and retaining more Guests to use our platform to meet a broader variety of mobility needs;

●	our ability to successfully expand into additional emerging markets as opportunities to grow our operations become available to us;

●	the pace of technological development in core focus areas such as IoT, computer vision, machine learning, and artificial intelligence;

●	the cost to establish, maintain, expand and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make in preparing, filing, prosecution, defense and enforcement of any intellectual property rights;

●	the effect of competing technological and market developments; and

●	market acceptance of our platform and the functionality it provides to facilitate peer-to-peer car sharing.

If lack of available capital prevents us from proceeding with the execution of our business plan, our ability to become profitable will be compromised and our business will be materially affected.

Future sales of our securities may affect the market price of the Common Stock and result in material dilution, including triggering the most favored nation features of our Convertible Notes and the anti-dilution protection in the warrants issued in June 2024 and November 2024. We are also in default of various outstanding debt obligations, including under the Notes issued to ACM, and may issue shares of Common Stock or other securities to satisfy those obligations in the future (in the case of ACM, subject to receipt of shareholder approval). The issuance of shares of Common Stock or other securities in the future will dilute your percentage ownership interest and may also result in downward pressure on the price of our Common Stock.

We will finance our immediate cash needs (and expect to finance our future cash needs until we become profitable, if ever) through equity offerings, debt financings or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. We will require substantial funding to fund our business. Investors in the Zoomcar 2023 Private Financing (“Financing Investors”) received most favored nation exchange right provisions (the “MFN Noteholder Rights”) with respect to their convertible notes (“Convertible Notes”), and such provisions may have survived the closing of that offering. Additionally, in June 2024 we issued warrants that contain an “alternative cashless exercise” provision which gives the warrant holder the right to exchange the warrant on a one-for-one basis for shares of Common Stock at any time that the warrant is exercisable without any cash payment and without regard to the then market price of the Company’s Common Stock or exercise price of the warrant. In addition, the June Warrants and the Series A Warrants include a provision that resets the warrant exercise price with a proportionate adjustment to the number of shares underlying the warrant in the event of a reverse split of the Company’s Common Stock at any time between the issuance date and the three-year anniversary of the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five trading days immediately after the date the Company effects a reverse stock split, subject to a floor price of $2.832 for the June Warrants and $0.806 for the series A Warrants (as may be adjusted in the future for any stock dividend, stock split, stock combination, reclassification or similar transaction, the “Floor Price”). The June Warrants and Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the warrant, the “Dilutive Issuance Price”) that is less than the then current exercise price of the warrants following the issuance date (a “Dilutive Issuance”). In the event of a Dilutive Issuance, the exercise price of the warrants will be reduced to the lower of the Dilutive Issuance Price and the lowest VWAP during the five consecutive trading days commencing after the date of the Dilutive Issuance, in each case, subject to the Floor Price, and there will be a proportionate adjustment to the number of shares underlying the warrant. Further, the June Warrants and Series A Warrants provide that if the Company enters into a Variable Rate Transaction (as defined in each class of warrant), then such warrants will automatically adjust down to the lowest price that the Company shall be deemed to have issued shares of Common Stock (including upon exercise of conversion). As a result, upon receipt of stockholder approval of the November Offering, the June Warrants may be adjusted down further.

In connection with the Business Combination, we also issued the Notes to ACM in satisfaction of certain transaction expenses associated with the Business Combination. The Notes, which are presently in default (and are the subject of a demand letter sent by the ACM to the Company for immediate payment and a notice of motion for summary judgement as described in more detail herein), contain price based anti-dilution protection on the conversion price of such Notes down to a floor price of $25 per share which has already been reached. Additionally, while the holder of the Notes is unable to convert any additional amounts under the Notes since the Notes have already been converted into the maximum number of shares permissible under the terms of the Notes without receiving stockholder approval, we may seek stockholder approval in the future to allow for the Notes to convert into additional shares. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, the MFN Noteholder Rights and anti-dilution provision may be triggered, and the terms of the newly issued securities may include liquidation or other preferences that adversely affect your rights.

Any future adjustments to the exercise price of the warrants (or additional issuances to make the Financing Investors whole) may have a negative impact on the trading price of our Common Stock. Additionally, raising additional capital with new investors may be difficult as a result of the MFN Noteholder Rights and anti-dilution protection. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could materially adversely affect the market price of the Common Stock and may make it more difficult for you to sell your securities at a time and price which you deem appropriate.

In addition to our defaults under current indebtedness described elsewhere here, certain of our debt financing arrangements are currently in default and we have delayed certain other payments to lenders, which may restrict our current and future business and operations.

Since November 2023, we are in violation of our scheduled monthly instalment payment obligations of $215,337 per month on our lease liability with Leaseplan India Private Limited (“Leaseplan”). Leaseplan notified us on February 7, 2024, that we are in default of our November 2023 payment. As of the date hereof, we are in default beyond the 30-day extended cure period (as envisaged under the terms of our debt with Leaseplan) of our November 2023 payment and continue to be default of all EMIs thereafter. As a result of such defaults, as of the date hereof, Leaseplan (i) has initiated the process of repossession of all vehicles, and (ii) has invoked the bank guarantee of $120,482 which was a security created by Zoomcar in favor of Leaseplan. Such outcomes may have a material adverse impact on our business, operations or financial condition.

Based on the most recent discussions with Leaseplan, the Company has received an in-principal approval to the restructured debt proposal shared by the Company wherein the debt after certain waivers and discounts, will stand restructured to $4,755,942 and the agreement for the restructured debt is yet to be executed. On November 20, 2024, the Company has made a partial payment of $ 1,186,370 to Leaseplan towards the outstanding debt. Given this in-principal approval and the partial payment, we do not contemplate any immediate legal action against the Company in this regard. If we are unable to execute the agreement for the restructured debt or fail to honor the obligations under any agreement executed for the subject matter it may, possibly result in inter alia (a) the entire outstanding debt becoming due and payable, and (b) the withdrawal of a conditional waiver of $1.2 million which was given during a prior restructuring and will become immediately due and payable with interest of 1.5% per month.

The Company has been in breach of the final payment obligation of $215,437 principal amount owed pursuant to a settlement agreement with Mercury Car Rentals Private Limited (“Avis”). Avis had issued a notice notifying us of this default and for initiation of arbitration proceedings. For the period the overdue amount remains unpaid, interest accrues at the rate of 24% per annum. Partial payments of $23,937 in June 2024 and of $59,695 in September 2024 (as of the date hereof the total outstanding dues are $155,205) towards the final payment obligation were made by the Company in lieu of an in-principal waiver from Avis on deferment of all further legal action against Zoomcar and a conditional waiver on the 24% default interest up to November 30, 2024, provided that the Company duly pays the outstanding amounts in two tranches, on October 31, 2024 and November 30, 2024. The Company has accordingly made a payment of $35,928 for the first tranche on November 15, 2024. Should the Company fail to honor the last tranche payment, they may revoke the in-principal waiver along with the conditional waiver of the 24 % default interest and continue with available debt recovery proceedings as earlier notified by Avis. Such an outcome may have a material adverse impact on our business, operations or financial condition.

The Company is in breach of the payment obligation of $408,351 pursuant to the terms of the settlement deed with Orix Leasing and Financial Services Limited (“Orix”). Orix has issued a default notice during May 2024. Thereafter, Orix had initiated mediation proceedings on August 13, 2024, at Delhi HC legal service committee for settlement of outstanding dues. Based on the most recent discussions with Orix, the Company has received an in-principal approval to the settlement terms proposed by the Company on November 7, 2024, from Orix which has agreed to extend the timeline for repayment of the outstanding dues. The terms of the settlement were also presented to the appointed mediator on November 7, 2024, and the final settlement agreement was executed and taken on record at the mediation proceedings on. November 20, 2024. On November 25, 2024, in accordance with the terms of the settlement agreement, the Company made a payment equivalent to 50 percent of the outstanding dues. If we fail to honor the obligations under any settlement agreement executed hereafter Orix may pursue debt recovery measures against the Company and further impose a penal interest at the rate of 18 percent per annum. Such an outcome may have material adverse impact on our business, operations or financial condition.

Further, we are in violation of the final payment obligation of $605,301 on our loan with Mahindra & Mahindra Financial Services Limited (“Mahindra”). As of the date hereof, Mahindra has not formally extended or provided a waiver of such overdue payment. Mahindra may initiate legal action for resolution of the dispute. Such outcomes may have a material adverse impact on our business, operations or financial condition.

Additionally, we are in various stages of discussion on deferment with our other lenders with regards to the November 2023, December 2023, January 2024, February 2024, March 2024, April 2024, May 2024, June 2024, July 2024, August 2024, September 2024 and October 2024 scheduled loan payments. However, we have not received any formal notice of default from these other lenders, but such lenders have not formally extended or provided waivers of such overdue payments.

As a result of the foregoing, the Company is at material risk that the above parties including certain vendors could initiate insolvency proceedings under Indian Insolvency and Bankruptcy Code 2016 (IBC). As per the provisions of IBC, an operational creditor can initiate an insolvency resolution process against the Company where the minimum amount of the default is INR 1,00,00,000 (Rupees One crore) or ~USD 119,000. If insolvency proceedings were initiated and the petition is admitted, it could result in significant disruptions to our operations, loss of management control, and a substantial decrease in stockholder value. Furthermore, the outcomes of such proceedings are uncertain and could materially affect our financial position and results of operations.

The Zoomcar Board and Zoomcar management are evaluating options to improve liquidity and address Zoomcar’s long-term capital structure, however, there can be no assurance that any such option or plan will be available on favorable terms, or at all.

We have issued a significant number of options and warrants and exercise of these securities and the sale of the shares of Common Stock issuable thereunder (along with the issuance of any similar securities in the future) will dilute your percentage ownership interest and may also result in downward pressure on the price of our Common Stock.

As of November 25, 2024, we have issued and outstanding options to purchase 205 shares of our Common Stock with a weighted average exercise price of $573, pre-funded warrants to purchase 835,000 shares of Common Stock at an exercise price of $0.0001 per share, warrants to purchase 380,011 shares of Common Stock with an exercise price of $300 per share which were assumed by the Company in connection with the Business Combination, 11,500,000 Public Warrants to purchase 115,000 shares of our Common Stock, each Public Warrant exercisable into one hundredth of one share of Common Stock at an exercise price of $571.00 per full share, the June Warrants to purchase 1,861,044 shares of Common Stock at a current exercise price of $4.03, warrants to purchase 74,442 shares of Common Stock at a current exercise price of $4.03 per share which were issued to the Placement Agent in June 2024, Series A Warrants to purchase 4,275,700 shares of Common Stock at an initial exercise price of $4.03 and Series B Warrants to purchase up to maximum of 9,214,513 shares at an exercise price of $0.0001 per share assuming a reset to the Floor Price of $0.806, November 2024 Placement Agent warrants to purchase 213,785 shares at an initial exercise price of $4.03 per share, November 2024 Placement Agent Series A warrants to purchase 427,570 shares at an initial exercise price of $4.03 per share and November 2024 Placement Agent Series B warrants to purchase up to maximum of 921,451 shares at an exercise price of $0.0001 per share assuming a reset to the Floor Price of $0.806. Further, the June Warrants contain the “alternative cashless exercise” provision, and the June Warrants contain reset provisions and full ratchet anti-dilution protection described elsewhere herein. Because the market for our Common Stock is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our Common Stock. Furthermore, even though the options and warrants (other than the June Warrants, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants) are all out of the money, the mere existence of a significant number of shares of Common Stock issuable upon exercise of these securities may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our Common Stock.

Our success depends upon our ability to maintain favorable customer reviews and ratings, and if our reputation suffers, our business, financial condition and operating results may be adversely affected.

We have a customized rating and review system connected to our search-and-ranking-base algorithm in order to provide a more holistic, more relevant overall search experience for the Guests. By combining Host ratings and reviews into the overall sort algorithm, our platform is able to highlight particular Hosts who are more likely to receive bookings. The reliable and trustworthy ratings and reviews of our Hosts and Guests are crucial to our business, which will to a substantial extent affect our Hosts and Guests’ determination as to whether to utilize the platform to book cars.

Monitor the rating and review system on an ongoing basis to enforce quality standards and build trust among members of our community. We have procedures in place to combat fraud or abuse of our rating and review system, but there is no assurance that these procedures are or will be effective, or at all. Further, Hosts and Guests can leave reviews or ratings on third-party platforms or websites, which are out of our control and off platform reviews and ratings or other statements about the platform, or a business or brand may have adverse impact on our business operations. If any Hosts and Guests leave negative ratings and reviews, it may not only cause a decrease in the number of existing Hosts and Guests, but also may negatively affect acquisitions of new Hosts and Guests, which may adversely affect our business, financial conditions and results of operations. Unreliable ratings and reviews could also make it more difficult for us to enforce quality standards, which could damage our reputation and reduce trust within our community.

Additionally, our ability to attract and retain Hosts and Guests is dependent in part on our ability to provide high-quality customer support services. Hosts and Guests depend on our customer support centers to resolve any issues relating to our platform both during and after their trips. As we continue to grow our business and improve our platform, we will face challenges related to providing high-quality support services at scale. Any failure to maintain high-quality support, or a market perception that we do not maintain high-quality support, could harm our reputation and adversely affect our ability to scale our platform and business, our financial condition, and results of operations.

A former consultant to Zoomcar has commenced a lawsuit against Zoomcar asserting that he is entitled to compensation in connection with prior Zoomcar transactions and the Business Combination.

Effective May 1, 2020, Zoomcar executed an engagement letter with a consultant (the “Former Consultant”) pursuant to which the Former Consultant agreed to provide a variety of business development services including arranging and negotiating a potential merger or similar reorganization which Zoomcar intended to evaluate or enter into soon after executing the engagement letter. No such transaction occurred during the term of the engagement letter, and Zoomcar terminated the engagement letter in January 2022 (the “Engagement Letter Termination”). Subsequent to the Engagement Letter Termination, Zoomcar engaged in other transactions and entered into the Merger Agreement with IOAC. On August 4, 2023, the Former Consultant filed a complaint against Zoomcar in the United States District Court for the Southern District of New York. The complaint contains breach and anticipatory breach of contract claims arising from the Former Consultant’s engagement letter, which the Former Consultant alleges entitles him to compensation relating to prior transactions in which Zoomcar has engaged and further compensation upon consummation of the Business Combination. The complaint seeks declaratory relief affirming the Former Consultant’s alleged continuing right to payment under the terminated engagement letter, together with attorneys’ fees, costs and interest, as well as punitive damages. Zoomcar disputes the allegations, is exploring its legal options, and intends vigorously to defend itself; the case remains pending. If the claims and pleas for declaratory relief set forth in compliant are not promptly and fully dismissed or successfully resolved in Zoomcar’s favor (including by binding and enforceable settlement or final judicial determination, without an ability to appeal to the extent applicable), the Former Consultant’s actions, claims and pleas for damages could have material negative consequences to Zoomcar. Additionally, there can be no assurance that any efforts or actions that Zoomcar takes in defending against legal actions by the Former Consultant related to the matters described in the complaint will be successful; moreover, any such efforts or actions by Zoomcar may be time-consuming, costly, distracting to Zoomcar management and have reputational and other negative effects on Zoomcar its business.

A former employee of Zoomcar India has instituted a wrongful termination suit and claims that certain Zoomcar options have vested.

In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar and IOAC challenging his termination, claiming approximately $400,000 in damages and claiming that 100,000 options to purchase shares of Zoomcar have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar and IOAC from “alienating or dealing” the 100,000 shares of Zoomcar claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that IOAC be deleted from the array of parties in the suit, inter alia since (i) IOAC is neither a necessary nor a proper party to the suit; (ii) no reliefs have been sought by the former employee from IOAC; and (iii) there is no cause of action against IOAC. However, there can be no assurance that Zoomcar India and Zoomcar will be successful in their efforts to have the matter vacated or IOAC deleted from the parties, and such efforts may be time-consuming, costly and may have reputational and other negative effects on Zoomcar.

We received a statement of arbitration claim from certain of our warrant holders related to the purported cashless exercise of their warrants.

On January 30, 2024, we received a statement of arbitration claim before Judicial Arbitration and Mediation Services, Inc., with Aegis Capital Corp., Adam Stern, and the Robert J. Eide Pension Plan being the claimants therein. The Claim alleges breaches of certain agreements between (a) the Company and Aegis, and (b) Adam Stern and the Robert J. Eide Pension Plan as warrant holders, on the one hand, and the Company on the other; it seeks damages “preliminarily believed to be” at least $10,000,000 purportedly arising from the alleged breaches. The Claim also seeks amounts for attorneys’ fees and costs, as well as an order of rescission with respect to the issuance of certain allegedly wrongfully dilutive shares of Common Stock issued in connection with the Business Combination or, alternatively, an order mandating a purportedly anti-dilutive issuance of additional shares of Common Stock to the claimants. On January 31, 2024, the claimants filed an action in the New York State Supreme Court in aid of the arbitration, including seeking by order to show cause substantially the same relief as the Claim on a declaratory basis. The Court denied the application for a mandatory injunction granting ultimate relief on the record. Claimants filed a separate order to show cause seeking attachment of the Company’s assets arguing the Company did not have sufficient working capital to satisfy a potential award based on its public filings. The Court found that while Claimants had not shown a likelihood of success in their theory of the case, it was likely something would be owed. An order granting claimants the right to attach up to $3,399,878 of Zoomcar’s assets in New York along with other relief, was issued and later modified by the New York Appellate Division, First Department. A motion seeking to stay or modify that order is currently pending in the First Department and the parties are awaiting the start of arbitration. While the Company believes that the claims are not supported by the facts or law and there was no breach of agreements as alleged, there can be no assurance that the Company will be successful in their efforts to have the matter vacated, and such efforts may be time-consuming, costly and may have reputational and other negative effects on the Company. On June 18, 2024, in connection with the Company’s agreement to engage Aegis as placement agent as mentioned under ‘Liquidity and Capital Resources’ section of Management’s Discussion and Analysis of Financial Condition and Results of Operations. The parties thereafter agreed to defer all further action with respect to the arbitration and associated litigation until June 18, 2025.

The founder and former CEO of the Company has initiated a civil complaint against the Company contesting the reasons for his termination and has raised certain other claims with regards to his ownership of the Company and compensation for termination of his employment.

On September 26, 2024, we received a copy of a complaint filed with the United States District Court for the District of Delaware wherein our founder and former CEO, Mr. Greg Moran, has challenged the Company’s termination of his employment for cause, effective as of June 18, 2024. Mr. Moran has contested the facts leading up to the grounds on which his termination was based and has also claimed that this alleged wrongful termination has also deprived him of his vested right to 8% of the Company’s outstanding equity that he claims was owed to him under his Employment Agreement. He has also claimed that in connection with his termination he is entitled to the payment of certain amounts for unused paid leave during his employment with Zoomcar, along with certain bonuses he claims to be owed under the terms of his Employment Agreement, as well as severance equal to one year’s base salary. Zoomcar believes that the Mr. Moran’s employment, for cause, was properly terminated in accordance with the terms of his Employment Agreement, is currently assessing and verifying the monetary and statutory claims made by Mr. Moran and intends to defend this action vigorously. As of October 31, 2024, the suit has been dismissed on account of Mr. Moran’s intention to refile the case in Delaware Superior Court. However, there can be no assurance that the Company will be successful in defending these claims in its entirety, and such efforts may be time-consuming, costly and may have reputational and other negative effects on Zoomcar.

ACM has filed a notice of motion for summary judgement in lieu of complaint against Zoomcar in New York courts for payment of amounts due under the Note pursuant to breach of the terms of the Note

The Company received two default notices from ACM. The first notice was issued on May 22, 2024 which stated that the Company is in default of the terms of the Unsecured Convertible Note issued to ACM on December 28, 2023, since the Company had entered into an equity line arrangement with White Lion Capital LLC, a variable rate transaction, without the prior consent of ACM. Further, on June 25, 2024, the Company received the second notice of default from ACM stating that the Company has incurred indebtedness in the form of $3,600,000 in principal amount of notes in a transaction involving Aegis Capital Corp. acting as the placement agent prior to which, the consent of ACM was not obtained. As per the terms of the Note issued, in the event of any default, all accrued but unpaid interest plus liquidated damages and other amounts thereof, shall become immediately due and payable in cash.

On November 7, 2024, ACM filed a notice of motion for summary judgement in in lieu of complaint against Zoomcar in New York courts for payment of $5,997,832.72 due under the Note and related legal expenses, pursuant to breach of the terms of the Note. The Company is currently assessing its options and verifying the claims for resolution of this matter. However, there can be no assurance that the Company will be successful in resolving these claims in its entirety, and such efforts may be time-consuming, costly and may have reputational and other negative effects on Zoomcar.

If the pre-programmed IoT devices distributed to our Hosts to affix to registered cars, which IoT devices enable GPS tracking and data collection by Zoomcar and keyless, digital access to booked vehicles by Guests, do not function as they are intended to function, our business, financial condition, and results of operations could be adversely affected.

As part of our vehicle registration process, all Hosts are provided with an option to install a variety of customized software-enabled IoT devices These devices, which Zoomcar obtains from several suppliers and then programs prior to distribution to Hosts, serve multiple functions, including enabling Guests to access Host vehicles by digitized keyless access and start and end bookings using Zoomcar’s mobile app. The IoT devices also facilitate GPS monitoring by Zoomcar of in-trip vehicles, which serves a data collection function that is important to Zoomcar.

We have no control over the quality or functionality of the IoT devices distributed to Hosts and such devices may not function as intended or may be out of service during the course of a booking or while a Guest is attempting to access a booked vehicle. In such scenarios, Guests are able to contact Hosts via number masking call or text chat enabled by Zoomcar Guest App. However, failures to provide the seamless keyless functions may deny or delay Guests’ quick access to the vehicles, thus reducing Guests’ interest in utilizing our platform. Hosts, in turn, may rely on Zoomcar’s customer support functionality to facilitate connecting Guests to emergency services in the event of a vehicle accident or other situation that, if unresolved, could result in damage to a Host vehicle. If Zoomcar is unable to help Guests that encounter problems during bookings, it could result in complaints and negative reviews from both Hosts and Guests, and higher incidents of damages claims to Zoomcar by Hosts, leading to adverse consequences to our reputation, brand, business, prospects, and operating results.

We do not have long term contracts with the third-party suppliers of the IoT devices distributed to our Hosts and such suppliers can reduce quantities or terminate their sales of IoT devices to us at any time. Any adverse changes in such supply or the costs of such products or services may adversely affect our operations.

We collaborate with third-party suppliers who regularly provide products and services, including but not limited to IoT devices and software integrations, to us. We do not have long term purchase agreements in place with our current suppliers of the IoT devices that we program and advise our Hosts to install in the vehicles that they register to our platform and our suppliers could reduce the quantity of or discontinue providing IoT devices suitable for our needs. Given that the Hosts now have an option to install/not install these devices, we do not currently anticipate material challenges to identifying replacement suppliers if shortages of IoT devices occur, we are reliant on third parties to provide such devices and unanticipated shortages or an inability to identify new suppliers if our existing suppliers cease to be willing or able to provide the IoT devices on terms and at costs acceptable to Zoomcar may occur. Any such shortages, reductions or terminations in IoT device supply arrangements may indirectly lead up to an adverse impact on our revenues, profits and financial condition. Additionally, if the market prices for IoT devices that are suitable for our needs goes up, we may need to purchase the devices at a comparatively higher price, which may adversely affect our business, financial condition and results of operations.

We have limited control over the operations of our suppliers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our supplier’s production facilities could cause delay or termination of shipment of the IoT devices to us, which may, in turn, reduce or delay our ability to pre-program and distribute such devices to Hosts which may in turn  affect the retention of Hosts who are more inclined towards installing the devices leading to a lower availability of inventory on our Platform.

As our operations continue to scale and grow, we anticipate needing an increased number of IoT devices, and our demand therefore may exceed the capabilities of our existing suppliers. If our suppliers cease to supply adequate numbers of IoT devices to us, or if we need alternative sources of supply for any other reason, those devices may not be immediately available to us. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and the installation of such devices on vehicles which Hosts wish to add to our platform may be delayed. We may not be able to find adequate alternative or additional suppliers in a reasonable period of time or on commercially acceptable terms, if at all. An inability to obtain sufficient supply of IoT devices which we can program for platform use may delay installation of such devices on vehicles that would otherwise become registered or more promptly registered to our platform, harm our relationships with Hosts, which could adversely affect our business and operations.

Maintaining and enhancing our brand and reputation is critical to our business prospects. While we have taken significant steps to build and improve our brand and reputation, failure to maintain or enhance our brand and reputation will cause our business to suffer.

As our platform continues to scale and becomes increasingly interconnected, resulting in increased media coverage and public awareness of our brand, future damage to our brand and reputation could have an amplified effect on our platform offerings. Our brand and reputation may also be harmed by events outside of our control, including by perceptions of our business or our platform which are subjective in nature. For example, if Hosts misrepresent the features or safety of their vehicles in platform listings or otherwise provide diminished quality of vehicles, Guests may not have positive experiences with bookings and may not return to the platform for future transportation needs. If Guests, in turn, do not treat Host vehicles with care, engage in reckless driving or other malfeasance during booked trips or violate platform terms and conditions or use Host vehicles in the commission of crimes or illegal acts, their actions could cause Hosts to withdraw vehicles from our platform or pursue damages claims against Zoomcar. Events ranging from unanticipated litigation involving Zoomcar to trip cancellations by Guests may affect perceptions of our business by individual Hosts and Guests or of larger numbers of persons or groups of persons about our platform and the perceived benefits or risks to booking cars through our platform. Because our ratings and review system encourage and facilitates public sharing of Hosts’ and Guests’ experience with bookings and with our platform, platform users have a forum to express describe their individual, subjective experiences with Host vehicles, bookings and any other aspect of our business, which may not always be favorable. Although we monitor usage of our platform review and ratings systems, we cannot control behaviors of our customers and from time to time, platform features designed to encourage productive information sharing may lead to dissemination of information which is misleading, misrepresentative, false and which may be damaging to our reputation. Any of the foregoing, among other facts and circumstances, may result in unfavorable press coverage of Zoomcar and our reputation and, consequently, our business may be harmed.

The acceptance of our brand will depend largely on maintaining a good reputation, minimizing the number of safety incidents, continuing an improved culture and workplace practices, improving existing functions, feature and technologies, developing new functions, features and technologies of our platform, maintaining a high quality of customer service and ethical behavior and continuing our marketing and public relations efforts. Our brand promotion, reputation building, and media strategies involve and will continue to involve significant costs yet may not be successful. We anticipate that other competitors and potential competitors will scale and expand their business, which will make maintaining and enhancing our reputation and brand increasingly more difficult and expensive. If we fail to successfully maintain our brand in the current or future competitive environment or if events occur in the future which negatively affect public perception of our Company, our brand and reputation would be further damaged, and our business may suffer.

The impact of adverse or changing economic conditions, including the resulting effects on consumer spending or mobility patterns, may adversely affect our business, financial condition, and results of operations.

Our business depends on the overall demand for vehicle bookings. Any significant weakening of the economy in our operating jurisdictions or of the global economy, including the current macroeconomic downturn, more limited availability of credit, economic uncertainty, inflation, financial turmoil affecting the banking system or financial markets, increased unemployment rates, restrictions and reduction in domestic or international travel, fluctuations in the price or availability of gasoline, and other adverse economic or market conditions may adversely impact our business and operating results. Global economic and political events or uncertainty may cause some of our current or potential Hosts and Guests to curtail their use of our platform. In addition, travel has been disproportionately impacted by a macroeconomic downturn. In response to such downturns, Hosts and Guests may not use or spend on our platform at rates we expect, thus further reducing demand for vehicle bookings. These adverse conditions have in the past resulted, and could in the future result in, reductions in consumer spending, slower adoption of new technologies, and increased competition. We cannot predict the timing, strength, or duration of any economic slowdown, including the current macroeconomic downturn, or any subsequent recovery generally. In addition, increases in inflation may cause Guests to decrease travel or choose alternative or lower cost methods of transportation versus utilizing our platform. If the conditions in the general economy significantly deviate from present levels and continue to deteriorate as a result of any such macroeconomic downturns, our business, financial condition, and results of operations could be adversely affected.

Increases in, labor, energy, and other costs could adversely affect our operating results.

Factors such as inflation, increased labor and employee benefit costs, and increased technology upgrade and updated costs, as well as other inflationary pressure, may increase our operating costs. Many of the factors affecting such costs are beyond our control cause these increased costs may cause us to pass costs on to Hosts and Guests by increasing certain fees paid by them to us, which may cause booking volume to decline which would harm our business and operating results.

Our operations have grown substantially since our inception, and we expect that they will continue to do so, subject to our financial condition. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.

Since our inception, we have experienced significant growth in the scale of our operations. This expansion increases the complexity of our business and places significant strains on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, increase our costs, and negatively affect the results of operations. Our business is becoming increasingly complex, and this complexity and our rapid growth have demanded, and will continue to demand, substantial resources and attention from our management.

Further, to accommodate our expected growth, we must improve and maintain our platform, technology, systems, and network infrastructure. Failure to effectively upgrade our technology or network infrastructure to support the expected increased traffic on our platform could result in unanticipated system disruptions, slow response times, or poor experiences for Hosts and Guests. To manage the expected growth of our operations and to support financial reporting requirements, we will need to improve our transaction processing and reporting, operational and financial systems and reporting, procedures, and controls. These improvements will be particularly challenging to realize if we acquire new operations with different systems or if we continue to rely on manual financial reporting practices. Our current and planned personnel, systems, procedures, and controls may not be adequate to support our future operations. If we are unable to expand our operations, improve our financial reporting processes, and hire additional qualified personnel in an efficient manner, it could adversely affect our business, customer and investor satisfaction, compliance with regulations and laws, and cause our expenses to grow disproportionately relative to our revenue, and our financial performance and future prospects will be adversely affected.

Breaches and other types of security incidents of our networks or systems, or those of our third-party service providers, could negatively impact our business, our brand and reputation, our ability to retain existing Hosts and Guests and attract new Hosts and Guests, may cause us to incur significant liabilities and adversely affect our business, results of operations, financial condition, and future prospects.

In the regular course of our business, we collect, use, store, transmit, and process data and information about Hosts, Guests, employees, and others, some of which may be sensitive, personal, or confidential and make us an attractive target and potentially vulnerable to cyberattacks, computer viruses, electronic break-ins or similar disruptions. Any actual or perceived unauthorized access to or use of such data and information, or breach of our security measures or those of our third-party service providers, could adversely affect our business, operations, and future prospects. While we have taken steps to mitigate our cyberattack risks and protect the confidential information that we have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our Hosts and Guests could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected. Additionally, if we fail to protect confidential information, we may be susceptible to potential claims such as breach of contract, negligence or other claims. Such claims will require significant time and resources to defend and there can be no assurances that favorable final outcomes will be obtained.

An increasing number of organizations, including large online and offline merchants and businesses, other large Internet companies, financial institutions, and government institutions have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform, but which could mistakenly be attributed to us and our system and platform. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing and ransomware attacks are becoming increasingly common, and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect. If a third party or employee circumvents any of our security measures or those of our third-party service providers, they may access, misappropriate, delete, alter, publish, or modify this information, which could cause interruptions in our business and operations, fraud or loss to third parties, regulatory enforcement actions, litigation, indemnity obligations, competitive harm, and other possible liabilities, as well as negative publicity. Widespread negative publicity may also result from real, threatened, or perceived security compromises (or lack of adequate security measures) of our industry, competitors, Hosts, and Guests. Concerns regarding privacy and data security could cause some Hosts and Guests to stop using our services, and for employees to be less satisfied with their employment with us and potentially leave the Company or institute claims against us. This discontinuance in use and the potential failure to acquire new Hosts and Guests, and similar personnel issues, could substantially harm our business, results of operations, financial condition, and future prospects.

Our information technology systems, internal computer systems, cloud-based computing services, and those of our current and any future third-party service providers are vulnerable to interruption and intrusion. Cyberattacks and other malicious internet-based activity, such as insider threats, computer malware, hacking, and phishing attempts continue to increase. Any cybersecurity incident or material disruption or slowdown of our systems could cause outages or delays in our services, which could harm our brand and adversely affect our operating results. Our failure to implement adequate cybersecurity protections could subject us to claims for any breach of security, particularly if it results in disclosure of information relating to our Hosts or Guests. If changes in technology cause our systems to become obsolete, or if our systems are inadequate to facilitate our growth, we could lose Hosts or Guests, and our business and operating results could be adversely affected. From time to time, and especially in 2018, we have experienced security incidents or attempted attacks, and in some instances, individuals have had their personal information compromised. We conduct investigations when we become aware of such incidents and/or attempted attacks (although our investigations may not be able to determine the method of attack) and may notify affected persons, as necessary. In addition to traditional computer “hackers” employing malicious code (such as viruses, worms, and ransomware) to breach our systems and platform, we are susceptible to and monitor for social engineering, cyber extortion, and personnel theft or misuse.

We may also be the subject of denial-of-service attacks, server malfunction, software or hardware failures, loss of data or other computer assets, adware, or other similar issues. Threat actors, nation states, and nation state-supported actors engage in cyberattacks, including for geopolitical reasons, continued opportunistic monetary reasons, and in connection with military conflicts and operations. During times of war and other major conflicts, we and our third-party service providers may be vulnerable to these attacks, including cyberattacks that could materially disrupt our systems, platform and operations. While we have security measures in place to protect customer information and prevent data loss, service interruption, and other security breaches, we cannot guarantee that our security measures or our third-party service providers’ security measures will be sufficient to protect against unauthorized access to, or other compromise of, personal information, confidential information, or proprietary information or of disruptions or damage to our systems. The techniques used to sabotage or to obtain unauthorized access to our platform, systems, networks, and/or physical facilities in which data is stored or through which data is transmitted change frequently, and we may be unable to anticipate such techniques or implement adequate preventative measures or stop security breaches that may arise from such techniques. As a result, our safeguards and preventive measures may not be adequate to prevent current or future cyberattacks and security incidents, including security breaches that may remain undetected for extended periods of time, which can substantially increase the potential for a material and adverse impact resulting from the breach.

We are required to comply with laws, rules, industry standards, and regulations that require us to maintain the security of personal information in India. We may also have contractual and other legal obligations to notify relevant stakeholders of security breaches. Failure to prevent or mitigate cyberattacks could result and has in the past resulted in unauthorized access to such data, including personal information. India has enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. In addition, our agreements with certain partners may require us to notify them in the event of a security breach. Such disclosures are and could be costly, could lead to negative publicity, may cause Hosts and Guests to lose confidence in the effectiveness of our security measures and to not use our services, and may require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. In addition, the costs to respond to a cybersecurity event or to mitigate any identified security vulnerabilities could be significant, including costs for remediating the effects of such an event, paying a ransom, restoring data from backups, and conducting data analysis to determine what data may have been affected by the breach. In addition, our efforts to contain or remediate a security breach or any system vulnerability may be unsuccessful, and our efforts and any related failures to contain or remediate any breach or vulnerabilities could result in interruptions, delays, loss in customer trust, harm to our reputation, and increases in our insurance premiums.

We do not currently have insurance coverage for security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees, and other impacts that arise out of incidents or breaches. While we may obtain cyber liability insurance in the future, we cannot assure you that such insurance coverage will adequately cover liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. The successful assertion against us of one or more large claims that exceeds available insurance coverage, or that results in changes to insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. Our risks are likely to increase as we continue to expand, grow our Host and Guest base, and process, store, and transmit increasingly large amounts of confidential, proprietary and sensitive data.

We face competition and could lose market share to competitors, which could adversely affect our business, financial condition and operating results.

We face and expect to continue to face competition from ride sharing companies, car rental and taxi companies. The car sharing market in particular is intensely competitive and is characterized by rapid changes in technology, shifting guest needs and preferences, and frequent introductions of new services and offerings. We expect competition to increase, both from existing competitors and new entrants in the markets in which we operate or plan to operate, and such competitors may be well-established and enjoy greater resources or other strategic advantages. If Zoomcar is unable to anticipate or successfully react to these competitive challenges in a timely manner, Zoomcar’s competitive position could weaken, or fail to improve, and Zoomcar could experience a decline in revenue or growth stagnation that could adversely affect Zoomcar’s business, financial condition and operating results.

Certain of our current and potential competitors may have greater financial, technical, marketing, research and development skills and other resources, greater name recognition, longer operating histories or a larger global user base than we do. Such competitors may be able to devote greater resources to the development, promotion and sale of offerings, and they may be able to offer lower prices in certain markets than we do, which could adversely affect our business, financial condition and operating results. These and other factors may allow our competitors to derive greater revenue and profits from their existing user bases, attract and retain Hosts and Guests at lower costs or respond more quickly to new and emerging technologies and trends. Current and potential competitors may also establish cooperative or strategic relationships, or consolidate, amongst themselves or with third parties, which may further enhance their resources and offerings relative to ours.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including but not limited to:

●	acceptance of car-sharing and the use of our platform to solve transportation needs in the emerging markets in which we operate;

●	our ability to attract and retain Guests and Hosts to use our platform;

●	the popularity and perceived utility, ease of use, performance and reliability of our platform;

●	our brand strength and recognition;

●	our pricing models and the prices of our offerings;

●	our ability to manage our business and operations during a pandemic and related travel restrictions if and when imposed upon outbreak of a pandemic;

●	our ability to continue developing platform features which appeal to changing customer preferences;

●	our ability to continue leveraging and enhancing our data collection and analytics capabilities;

●	our ability to establish and maintain relationships with strategic partners and third-party suppliers or providers;

●	changes mandated by legislation, regulatory authorities or litigation, including settlements, judgments, injunctions and consent decrees, as well as changes that we may elect to make ourselves in the face of potential litigation, legislation, or regulatory scrutiny;

●	our ability to attract, retain and motivate talented employees; and

●	our ability to raise additional capital.

If we are unable to compete successfully, our business, financial condition and operating results could be adversely affected.

We rely on mobile operating systems and application marketplaces to make its platform available to Hosts and Guests, and failure to effectively operate with or receive favorable placements within such application marketplaces could adversely affect Zoomcar’s business, financial condition and operating results.

We depend in part on mobile operating systems, such as Android and iOS, and their respective app marketplaces, to make our app available to Hosts and Guests. Any changes in such systems and app marketplaces that degrade the functionality or popularity of our app could adversely affect our platform’s usage on mobile devices and may adversely affect our user ratings and reviews in app marketplaces. If such mobile operating systems or app marketplaces limit or prohibit us from making our app available to Hosts and Guests, or if such systems or marketplaces make changes that degrade the functionality of our app, slow the rollout of our app on other app marketplaces, increase the cost of using our app, impose terms of use that are unsatisfactory to us, require users to opt in to enable marketing or advertising features, or modify their search or ratings algorithms in ways that are detrimental to us, our Guest growth may be negatively affected. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.

Our business depends on attracting and retaining capable management, technology development and operating personnel.

Our success depends in large part on our ability to attract and retain high-quality management, technology development and operating personnel. Competition for qualified employees is intense in our industry. There can be no assurance that members of our management team will continue to work for Zoomcar, or that we will be able to continue to attract or retain employees focused on technology development or other important aspects of our business and operations. Our employees, including members of our management team, could leave our Company with little or no prior notice and would be free to work for a competitor. The loss of even a few qualified employees, or an inability to attract, retain, and motivate additional highly skilled employees required to carry out our business plans, could harm our operating results and impair our ability to grow. If we were to lose key members of our management or technology teams, we would need to replace them with qualified individuals in a timely manner or else our business, results of operations and financial condition could be adversely impacted. Additionally, certain of our executive officers and directors may allocate their time to other businesses, thereby causing potential conflicts of interests which could have a negative impact on our business operations.

We also do not maintain “key person” life insurance on any of our employees. The departure of one or more of our senior management team members or other key employees could be disruptive to our business until we are able to hire qualified successors.

To attract and retain key personnel, we use various measures, including an equity incentive program for key executive officers and other employees. These measures may not be enough to attract and retain the personnel we require to operate and grow our business effectively. If we fail to identify, hire, train and retain qualified management or technology personnel in the future, it may materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to payment-related risks.

We accept payments using a variety of methods, including credit or debit cards, or digital payment alternatives like UPI or other specific digital wallet platforms. As our payment policies are subject to change from time to time in accordance with evolving legal requirements and market availability of mobile and other payment systems in different jurisdictions where we operate, we offer new payment options to Hosts and Guests from time to time, subject to additional regulations, compliance requirements, and fraud risks. For certain payment methods, including credit and debit cards, we pay interchange and other fees that may increase over time and may increase our operating costs and lower profitability.

We rely on third-party payment processors to process payments, refunds, and reimbursements. Under our commercial agreements with these third parties, they may terminate the relationships with us at any time in their sole discretions. If one of these third parties terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we could incur substantial delays and expenses in locating and integrating an alternative payment service provider to process payments from Hosts and Guests, and the quality and reliability of any such alternative payment service provider may not be comparable. Further, the software and services provided by these third parties may not meet our expectations, may contain errors or vulnerabilities, and could be compromised or experience outages. Additionally, payment processing software is complex and involves automated processes implemented by us and the third parties that we engage. Therefore, the payment processing software can be misinterpreted and may be susceptible to errors. These risks could cause us, to lose our ability to accept and account for online payment or other payment transactions, make timely payments to Hosts, or result in over- or underpayments to Hosts, any of which could disrupt our business for an extended period of time, make our platform less convenient and attractive to users, expose user information to unauthorized disclosures and abuse, and adversely affect our ability to attract and retain Hosts and Guests, or materially adversely affect our business, financial condition, ability to forecast accurately, and results of operations.

If we are unable to maintain our chargeback or refund rates at levels that credit or debit card issuers, or payment processors deem acceptable, these entities may increase fees for chargeback transactions or for many or all categories of transactions; they may also increase the rates of declining transactions or terminate their relationships with us. Any increases in fees could adversely affect our operating results, particularly if we elect not to raise the prices for transactions on our platform to offset the increase. The termination of our ability to process payments on any major credit or debit cards or through certain online payment service providers or payment processors could significantly impair our ability to operate our business.

We may also be subject to, or may voluntarily comply with, a number of other laws and regulations relating to money laundering, money transmission, international money transfers, privacy and information security, and electronic fund transfers. If we are found to be in violation of such applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments processing services or otherwise make changes to our business practices.

Any major disruption or failure of our information technology systems, or our failure to successfully implement new technology effectively, could adversely affect our business and results of operations or the effectiveness of internal controls over financial reporting.

We rely on various information technology systems, owned by us and third parties, to manage our operations. Over the last several years, we have been and continue to implement modifications and upgrades to our systems, including making changes to legacy systems, replacing legacy systems with successor systems with new functionality, and acquiring new systems with new functionality. These activities subject us to inherent costs and risks associated with replacing and upgrading these systems, including impairment of our ability to fulfil trip bookings, maintain books and records, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time, and other risks and costs of delays or difficulties in transitioning to new or upgraded systems or of integrating new or upgraded systems into our current systems. Our system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, the difficulties with implementing new or upgraded technology systems may cause disruptions in our business operations and may have an adverse effect on our business and operations if not anticipated and appropriately mitigated.

The successful operation of our business depends upon the performance and reliability of internet, mobile, and other infrastructures that are not under our control.

Our business depends on the efficient, uninterrupted and reliable operations of internet, mobile, and other infrastructures that are not under our control. We may operate in certain geographic areas with limited internet connectivity. Internet access and access to a mobile device are frequently provided by companies with significant market power, which could result in corporate action that degrades, disrupts, or increases the cost of users’ ability to access our platform. Failure to effectively upgrade our technology or internet infrastructure to support the expected increased utilization of our platform by larger numbers of Hosts and Guests could result in unanticipated system disruptions, slow response times, or poor experiences for Hosts and Guests. In addition, the internet infrastructure that we and users of our platform rely on in any particular geographic area may be unable to support the demands placed upon it. Any such failure in internet or mobile device or computer accessibility, even for a short period of time, could interfere with the speed and availability of our platform. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile internet access fees or other charges to internet users increase, consumer traffic may decrease, which in turn may cause our revenue to significantly decrease. If our platform is unavailable when users attempt to access it, or if our platform does not load as quickly as users expect, Hosts and Guests may not return to our platform as often in the future, or at all, and may use our competitors’ products, services, or offerings more often. Although we have attempted to prepare for contingencies through redundancy measures and disaster recovery plans, such preparation may not be sufficient, and we do not carry business interruption insurance. Despite any precautions we may take, the occurrence of a natural disaster, such as an earthquake, flood or fire, or other unanticipated problems in the jurisdictions where we operate, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our platform, our app and website, and loss of data and business interruption for us and our Hosts and Guests. Any of these events could damage our reputation, significantly disrupt our operations and subject us to liability, which could materially and adversely affect our business, financial condition and results of operations.

Our business operations may result in losses for which we are not insured.

Our current business model consists of a peer-to-peer car-sharing platform which facilitates sharing of vehicles between Hosts and Guests. In this context, we are a facilitator of vehicle bookings but disclaim legal responsibility for cars owned by Hosts and for actions by Hosts and Guests on our platform and during bookings. Our platform terms and conditions, inform the Hosts and Guests that booking, sharing and using cars through the platform is undertaken at their own risk; the lease agreement entered into between Hosts and Guests prior to each booking that occurs in India also disclaims our responsibility for Host and Guest property and for other damages incurred in relation to bookings. We also include in our platform terms and conditions a limit on our overall liability equal to the greater of the booking value of each trip and $120. However, we cannot be certain of the extent to which such disclaimers and limitations would be upheld as legally enforceable in every jurisdiction or circumstance. We regularly receive communication from Hosts (and from time to time, Guests) asserting that we are responsible, and requesting reimbursement for damages to vehicles, lost property and other losses. All of our Guests pay a “value added” trip protection fee as part of a booking, however, the amount available to us from Guest trip protection fees is not sufficient to offset the amounts requested to cover the cost of all damages claims, nor do we attempt to offset all such requests to cover vehicle damage. As a result, we often remain at risk of residual claims that we may have to absorb in the absence of third-party insurance.

Further, we currently do not carry any insurance to protect against third-party damage claims tied to death, personal injury, Host vehicle damages, or Guest or Host theft or other losses, or third-party property damage. Although Hosts may insure their own vehicles to varying extents and are required to do so by law, we do not carry out independent verification of Host insurance coverage, nor does Host vehicle insurance coverage, to the extent it exists, insulate us, in full or in part, from all types of damages claims or claims for third-party indemnification associated with damages. We may therefore be subject to claims of significant liability based on any of the foregoing or based on other events or circumstances which occur during a booking or relate in some other manner to our platform or our business. We do not maintain balance sheet reserves to cover costs of defending, disputing, adjudicating, satisfying or settling any such claims if they are asserted against us and we may not be able to succeed in any such actions, should they materialize and be determined to result in liability to us. While we are currently identifying adequate and feasible insurance coverage for our business, there can be no guarantee that we will be able to obtain or expand the insurance coverage in the future, and even if we are able to obtain additional coverage, we may not carry sufficient insurance coverage to satisfy potential claims. As our business continues to grow, incidences of such claims may also increase and, unless we obtain insurance coverage for such matters, we may choose or be required to absorb larger parts of such uninsured claims to avoid becoming subject to legal proceedings that could be resolved against us, which could lead to business losses and adversely affect our business, financial conditions and results of operations. Should uninsured losses occur, they could adversely affect our business, results of operations and financial condition. Further, our being subject to claims of liability, we may be subject to negative publicity and incur additional expenses, which could harm our business, financial condition, and operating results.

We are in the process of remediating identified material weaknesses in our internal controls and if we fail to remediate these weaknesses, or if we experience additional material weaknesses in the future, or otherwise fail to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in the Company and the market price of our stock.

Zoomcar has identified certain material weaknesses in Zoomcar’s internal controls over financial reporting more described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. These material weaknesses primarily relate to the following matters that are relevant to the preparation of our unaudited condensed consolidated financial statements:

(i)	The Company designed and implemented processes for identification, monitoring and regulatory compliance of transactions involving related parties. The Company’s processes include rolling out related party transaction questionnaires quarterly to the identified related parties. The management intends to continue to take steps and monitor the progress of the internal controls implemented.

(ii)	Significant reduction in the number of complex financial instruments post the reverse recapitalization. The management actively engages with valuation experts to communicate the underlying assumptions and terms of the financial instruments. The management intends to continue to monitor the progress of the internal controls implemented.

(iii)	Developing financial reporting manuals including Standard Operating Procedures for financial statement closure processes to ensure compliance with US GAAP and SEC reporting requirements and monitoring controls over financial statement closure process.

(iv)	Management is working on hiring, training and retention of inhouse resources with requisite US GAAP knowledge. The management has also engaged external accounting professionals and is developing processes for sufficient managements reviews.

(v)	Management is currently working on developing accounting manuals, policies and standard operating procedures in consultation with external consultants.

(vi)	Management is in the process of developing Information Technology General Controls (“ITGC”) policies and procedures to address identified deficiencies, ensuring controls are designed and operating effectively. This will include establishing monitoring mechanisms to regularly evaluate and test the effectiveness of ITGC, including access controls, change management, and data integrity validation.

In light of the aforementioned material weaknesses, our management has performed additional analyses, reconciliations, and other post-closing procedures and has concluded that, notwithstanding the material weaknesses in our internal control over financial reporting, the unaudited condensed consolidated financial statements for the periods covered by and included in this Report fairly present, in all material respects, our financial position, results of operations and cashflows for the periods presented in conformity with GAAP.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although we are required to disclose changes made in its internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of its internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC.

To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert Zoomcar’s management’s attention from other matters that are important to the operation of Zoomcar’s business. Additionally, when evaluating Zoomcar’s internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. Investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected if any of the following occurs: (i) we identify any material weaknesses in its internal control over financial reporting; (ii) we are unable to comply with the requirements of Section 404 in a timely manner; (iii) we assert that our internal control over financial reporting is ineffective; or (iv) our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company. We could also become subject to investigations by the SEC, the stock exchange on which its securities are listed, or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

If we do not adequately protect our intellectual property and our data, our business, results of operations, and financial condition could be materially adversely affected.

We rely on a combination of trademark, copyright, domain names, trade names and trade secret laws, international treaties, our terms of service, other contractual provisions, user policies, restrictions on disclosures, and confidentiality agreements with our employees and consultants to protect our intellectual property rights from infringement and misappropriation. We currently have 21 registered trademarks along with 3 trademarks at variance - refused, abandoned and opposed; 4 pending patent applications and 1 patent application withdrawn in India and 7 domain names.

There is no assurance that our pending or future trademark, patent, and copyright applications will be approved. Furthermore, effective intellectual property protection may not be available in every country in which we intend to operate our business and some of the platform features and other customization of software that is important to our operations is not protected by registered intellectual property rights. There can be no assurance that others will not offer technologies, functions, features, or concepts that are substantially similar to ours and compete with our business, or copy or otherwise obtain, disclose and/or use our brand, platform features, design elements, our search-and-ranking algorithms and machine-learning and artificial intelligence-enhanced tools and capabilities or other information that we consider proprietary without authorization. We may be unable to prevent third parties from seeking to register, acquire, or otherwise obtain trademarks, copyrights or domain names that are similar to, infringe upon or diminish the value of our trademarks, copyrights, and our other proprietary rights. Third parties may obtain or misappropriate certain of our data through website scraping, robots, or other means to launch copycat sites, aggregate our data for their internal use, or to feature or provide our data through their respective websites, and/or launch businesses monetizing this data. While we routinely employ technological and legal measures in an attempt to divert, halt, or mitigate such operations, we may not always be able to detect or halt the underlying activities as technologies used to accomplish these operations continue to rapidly evolve.

If the protection of our proprietary rights and data is inadequate to prevent unauthorized use or misappropriation by third parties, the value of our brand and other intangible assets may be diminished and our competitors may be able to more effectively mimic our technologies, offerings, or features or methods of operations. Even if we do detect violations or misappropriations and decide to enforce our rights, litigation that may be necessary to enforce our rights may not be pursued by us, as it may be time-consuming and expensive, and divert our management’s attention. Additionally, a court of a competent jurisdiction may determine that certain of our intellectual property rights are unenforceable. If we fail to protect our intellectual property and data in a cost-effective and meaningful manner, our competitive standing could be harmed; our Hosts, Guests, other consumers, and corporate and community partners could devalue the content of our platform; and our brand, reputation, business, results of operations, and financial condition could be materially adversely affected.

We have been, and may in the future be, subject to claims that we or others violated certain third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially adversely affect our business, results of operations, and financial condition.

The internet and technology industries are characterized by significant creation and protection of intellectual property rights and by frequent litigation based on allegations of infringement, misappropriation, or other violations of such intellectual property rights. There may be intellectual property rights, including registered or pending patents, trademarks, and copyrights, and applications of the foregoing, held by others that they allege cover significant aspects of our platform, technologies, content, branding, or business methods. Moreover, companies in the Internet and technology industries are frequent targets of practicing and non-practicing entities seeking to profit from royalties in connection with grants of licenses.

We have received communications alleging unauthorized use of third-party trademarks in the past, and may receive in the future, communications from third parties, including practicing and non-practicing entities, claiming that we have infringed, misused, or otherwise misappropriated their intellectual property rights. Additionally, we have been, and may in the future be, involved in claims, suits, regulatory proceedings, and other proceedings involving alleged infringement, misuse, or misappropriation of third-party intellectual property rights, or relating to our intellectual property holdings and rights. Intellectual property claims against us, regardless of merit, could be time consuming and expensive to litigate or settle and could divert our management’s attention and other resources.

Claims involving intellectual property could subject us to significant liability for damages and could result in our having to stop using certain technologies, content, branding, or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, we could be required to pay significant royalties, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding, or business methods, which could require significant efforts and expenses and make us less competitive. Any of these results could materially adversely affect our business, results of operations, and financial condition.

We may introduce new platform offerings or changes to existing platform offerings or make other business changes, including in areas where we currently do not compete, which could increase our exposure to patent, copyright, trademark, and other intellectual property rights claims from competitors, other practicing entities, and non-practicing entities. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Risks related to International, Regulatory and Legal Matters

Our business is subject to certain laws and regulations in the jurisdictions in which it operates, many of which are currently evolving, and the risk of unfavorable interpretations or failure to comply with such laws and regulations could harm Zoomcar’s business, financial condition and results of operations.

Our platform currently operates across 99 cities in India. We are subject to differing, and sometimes conflicting, laws and regulations in the various states in which we operate our business, which are evolving and may change from time to time, which may give rise to inconsistent or ambiguous interpretations among local, regional, or national laws or regulations applicable to our business. Compliance with laws and regulations of different states imposing varying standards and requirements is burdensome for businesses like ours, imposes added cost, increases potential liability to our business, and makes it difficult to realize business efficiencies and economies of scale.

Relative to India, which is the location of our headquarters, we operate as an asset-light peer-to-peer carsharing business based on an interpretation of current legal and regulatory requirements. The operation of our business is informed by a regulatory framework which includes but is not limited to, the India Motor Vehicle Act, 1988 (“MVA”), which informs how we operate and the ways in which we promote our business. However, there can be no assurance that our interpretation of relevant Indian laws and regulations, including the MVA, is complete or correct, or that transportation authorities in India will interpret the MVA or other applicable regulations the same way that we do. In the event that the MVA or other applicable laws and regulations are interpreted in a manner unfavorable to us, we could become the subject of investigations and could potentially face fines, duties, judgments or other negative consequences, which could materially adversely affect our business and results of operations. Additionally, as our business continues to grow and evolve, laws and regulations will be amended to address the evolution of our business, resulting in new and unpredictable legal and regulatory obligations in emerging markets. It may be difficult for us to comply with the new laws and regulations that will be developed to address changes in our industry and business, and we cannot guarantee that we will be able to comply with such new laws and regulations. If our current or future business models are determined to be noncompliant with the national, regional, and local laws and regulations, we may be required to make costly adjustments to our business model, which could result in negative consequences, many of which may be outside of our control and impossible to predict.

In addition to laws and regulations directly applicable to the peer-to-peer car sharing businesses, we are subject to laws and regulations governing other aspects of our business practices, including laws and regulations relating to use of the Internet, e-commerce, and electronic devices, as well as those relating to taxation, online payments, automobile-related liability, payments, consumer privacy and data protection, pricing, content, advertising, discrimination, consumer protection, protection of intellectual property rights, distribution, messaging, mobile communications, environmental matters, labor and employment matters, claims management, electronic contracts, communications, Internet access, securities and public disclosure, corruption and anti-bribery, and unfair commercial practices. In addition, climate change and greater emphasis on sustainability could lead to regulatory efforts to address the carbon impact of transportation and mobility, which could have a negative impact on our business.

In addition, the cities / states in which we have business operations may in the future enact new laws and regulations relating to emissions and other environmental matters associated with peer-to-peer car sharing operations, the peer-to-peer car sharing industry generally, and the operation of our business. The interpretation and enforcement of such laws may involve significant uncertainties. New laws and regulations that affect our existing and proposed future businesses may also be applied retroactively in ways that we cannot predict with certainty.

We cannot predict the effect that the interpretation of existing or new laws or regulations may have on our business. Any of the foregoing or similar occurrences or developments could significantly disrupt our business operations and restrict us from conducting a substantial portion of our business operations in these jurisdictions, which could adversely affect our business, financial condition or operating results.

Any failure or perceived failure to comply with existing or new laws and regulations, including the ones described in these risk factors, or with orders of any governmental authority, including changes to or expansion of their interpretations, may subject us to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets or enforcement actions in one or more jurisdictions. This failure or perceived failure could also result in the imposition of additional compliance and licensure requirements on us, as well as increased regulatory scrutiny of our business. In addition, we may be forced to restrict or change our operations or business practices, make updates or upgrades of our platform, or delay planned launches or improvements of new features, functions and technologies. Any of the foregoing could materially adversely affect our brand, reputation, business, financial condition, and results of operations.

Geographic areas in which Zoomcar operates and plans to operate in the future have been and may continue to be subject to political and economic instability.

We currently conduct all of our business operations in India. Our growth strategy is premised on the rapid expansion of our platform into emerging markets. Several of the countries in which we plan to operate our business in the future may be, subject to instances of political instability, civil unrest, hostilities, terrorist activities and economic volatility. Any such events may lead to, among other things, declines in Host and Guest demand for our platform, whether arising from safety concerns, a drop in consumer confidence, a general deterioration of economic conditions, currency volatility, adverse changes to the political and regulatory environment, or otherwise. Any such developments and any other forms of political or economic instability in our markets may harm our business, financial condition and operating results.

We are subject to risks associated with operating in rapidly evolving emerging markets.

To continue growing our business, we plan, in the future, to strengthen our operations and presence in India and to expand into other emerging markets, which may include, without limitation, markets in Southeast Asia, Middle East/North Africa, and Latin America. We have limited experience operating in jurisdictions outside India and plan to continue our efforts to expand into other jurisdictions. Business operations in multiple jurisdictions and markets is difficult, time consuming and expensive, and any international expansion efforts that we may undertake may not be successful. In addition, conducting international operations subjects us to risks associated with operating in emerging markets, including but not limited to the following:

●	operational and compliance challenges caused by distance, language, and cultural differences, including but not limited to the additional cost and resources required to localize our services, the translation of our mobile app, website and platform into foreign languages, and the adaptation of our operations to local cultures and practices, and any changes in such cultures and practices;

●	unexpected and more restrictive laws and regulations, as amended from time to time, including those laws and regulations governing internet activities, peer-to-peer car sharing platforms, leasing or renting cars, insurance requirements, licensing and usage of vehicles, employment, tax, licensing and permitting, identify verification and screening, email and text messaging, collection and use of personal information, privacy and data protection, payment processing, currency regulation, auto insurance scores, or other third-party data sources for trust and safety screening purposes, and other activities important to our online business practices;

●	differing levels of technological compatibility with our platform and social acceptance of our brand and platform, and competition with companies that understand the local market better than we do or that have preexisting relationships with potential Hosts and Guests in those markets;

●	legal uncertainty regarding our liability for the actions of Hosts and Guests, including uncertainty resulting from unique local laws or a lack of clear precedent of applicable law;

●	dependency on third-party suppliers for the provision of essential business products/services including but not limited to IoT devices and software integrations in different jurisdictions.

●	fluctuations in currency exchange rates;

●	higher levels of credit risk and payment fraud;

●	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

●	increased financial accounting and reporting burdens, in addition to complexities and difficulties relating to the implementation and maintenance of adequate internal controls;

●	difficulties in implementing and maintaining the financial systems and processes needed to enable compliance across multiple offerings and jurisdictions;

●	public health concerns or emergencies, such as pandemic and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate;

●	managing operations in markets in which cash transactions are favored over credit or debit cards;

●	political, social, and economic instability abroad;

●	terrorist attacks, including data breaches and security concerns;

●	breakdowns in infrastructure, utilities, and other services;

●	exposure to a business culture in which improper business practices may be prevalent;

●	compliance with various anti-bribery laws; and

●	reduced or varied protection of intellectual property rights in some countries.

While we believe that the present regulatory environment in our target markets is generally favorable, this could and may change over time. If the regulatory environment in our target markets becomes more unfavorable for car sharing businesses, this could have a negative impact on our operations in these markets and could adversely impact our ability to achieve sustainable profitability in these markets.

Political changes in the Government of India could delay or affect the further liberalization of the Indian economy and materially and adversely affect economic conditions in India, generally, and our business, in particular.

Our business could be significantly influenced by economic policies adopted by the government of India. Since 1991, successive governments have pursued policies of economic liberalization and financial sector reforms. The government has at various times announced its general intention to continue India’s current economic and financial liberalization and deregulation policies. However, protests against such policies, which have occurred in the past, could slow the pace of liberalization and deregulation. The rate of economic liberalization could change, and specific laws and policies affecting foreign investment, currency exchange rates and other matters affecting investment in India could change as well. While we expect any new government to continue the liberalization of India’s economic and financial sectors and deregulation policies, there can be no assurance that such policies will be continued.

The government of India has traditionally exercised and continues to exercise influence over many aspects of the economy. Our business may be affected by interest rates, changes in policy, taxation, social and civil unrest and other political, economic or other developments in or affecting India.

A change in the government’s economic liberalization and deregulation policies could disrupt business and economic conditions in India generally, and specifically our business and operations, as substantially all of our business and operations are located in India. This could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may incur liability for the activities of Hosts or Guests, which could harm our reputation, increase our operating costs, and adversely affect our business, financial condition and operating results.

We may be found to be subject to liability for the activities of Hosts and Guests on our platform. For example, we have in the past received, and expect to continue to receive, complaints from Hosts regarding damage to, or loss, theft, or impounding of, their vehicles and requests for damage reimbursement, and from Guests regarding quality or serviceability of the vehicles, other safety and security issues, and actual or perceived discrimination in connection with Hosts declining trips and requests for reimbursement of their trip fees, as well as actual or threatened legal action against us if no reimbursement or perceived incomplete reimbursement is made. In addition, some of our Hosts may list or have listed vehicles on our platform in violation of their lease or financing agreements or personal automobile insurance policies, or in violation of applicable legal restrictions on subleasing. Except for the examination of vehicle registration certificates at the time of the Host onboarding and listing process, we do not screen vehicles for compliance with safety standards or make efforts to determine whether they are legally registered to be driven on public roads, and it is possible that some vehicle registration certificates may be forged, or some of our Hosts may list or have listed vehicles on our platform that fail to meet basic safety or legal requirements for a vehicle. Our trust and safety checks and qualification procedures may not be capable of identifying all quality and safety issues, including safety recalls, and our systems are not designed to identify legal, quality, and safety issues that may occur after initial sign-up. Consequently, we could be and have been subject to liabilities incurred from local or state regulators and courts regarding the activities of Hosts and Guests on our platform or related legal, safety, and security issues.

If we are found to be subject to liability or claims of liability relating to the acts of Hosts or Guests, or for failure to pay fees, fines, or taxes owed by them, we may be subject to negative publicity or other reputational harm, even if we are not found to be subject to such liability, and this may cause us to incur additional expenses, which could harm our business, results of operations, and financial condition.

Host, Guest, or third-party actions that are criminal, violent, inappropriate, dangerous, or fraudulent may undermine the trust and safety or perception of trust and safety of our marketplace and our ability to attract and retain Hosts and Guests, which could materially and adversely affect our reputation, business, results of operations, and financial condition.

We have no control over or ability to predict the actions of our Hosts, Guests, and other third parties, such as additional passengers in, or drivers of, vehicles booked on our platform, and we cannot guarantee the safety of our Hosts, Guests, and such third parties. From time to time, we may be subject to legal proceedings, including personal injury suits, claims, arbitrations, administrative proceedings, and government investigations or enforcement actions in the ordinary course of business. The actions of Hosts, Guests, and other third parties may result in fatalities, injuries, other bodily harm, assault, fraud, invasion of privacy, property damage, trespass, theft, including cases in which we are unable to recover the vehicle, discrimination, harassment, and libel, among other negative impacts, which could create potential legal or other substantial liabilities for us, Hosts, or Guests. For example, Hosts may incur and have incurred liability due to the unlawful actions of their Guests or other third parties Guests allow in the vehicle, such as traffic violations or other legal violations, and Guests may incur and have incurred liability due to the unlawful actions of their Hosts, such as vehicle or registration violations. In addition, there have been rare instances where Guests were pulled over or detained by police because the vehicles, they were driving had been reported as stolen by the vehicle owner. Depending on the circumstances, Hosts or Guests may also attempt to assert liability on the part of Zoomcar for unlawful actions stemming from the use of vehicles available on our platform. Such liabilities could materially and adversely affect our reputation, business, results of operations, and financial condition.

In addition, we do not, and may not in the future, undertake to independently verify the safety, suitability, quality, and compliance with our policies or standards of our Hosts’ vehicles. We have created policies and standards to respond to certain issues reported with listings, but certain bookings may pose heightened safety risks to individual users because the underlying issues had never been reported to us. We rely, at least in part, on Hosts and Guests to investigate and enforce many of our policies and standards and report any issues with listings to us, and we cannot guarantee that they will do this promptly or accurately.

Moreover, we cannot conclusively verify the identity of all Guests, nor do we verify or screen third parties who may be present during a trip using a vehicle booked through our platform. While we do some limited screening of Hosts, our trust and safety processes focus primarily on Guests to reduce the risk of vehicle theft and motor vehicle accidents. Our identity verification processes rely on, among other things, information provided by users at onboarding and booking, and our ability to validate that information and we do not require users to re-verify their identity following their successful completion of the initial verification process or require Guests to provide documentation or notification of any updates regarding their driving record or license status. We may not identify instances of identity fraud where a Guest books a vehicle under another person’s identity for criminal or other unlawful purposes. Furthermore, we do not conduct criminal background checks or any other screening processes on Guests and their invitees in a vehicle booked through our platform. Given this ambiguity or potential change, it is possible that we are not now, or may not be in the future, compliant with those laws. Further, the use of criminal background checks or credit checks in our marketplace may open us up to allegations of discrimination. Therefore, we may be subject to negative publicity and incur additional expenses, which could harm our business, results of operations, and financial condition.

Our exposure to exchange rate fluctuations and the translation of local currency results into U.S. dollars could negatively impact our results of operations.

All of our business is transacted and/or denominated in foreign currencies, and fluctuations in currency exchange rates could have a significant impact on our results of operations, financial condition and cash flows. Increased currency volatility, particularly in the Indian Rupee, could also positively or negatively impact our foreign-currency-denominated costs, assets and liabilities. In addition, any devaluation of the Rupee relative to other foreign currencies could increase our operating expenses, adversely affecting the results of our operations. Any of these factors could adversely affect our financial condition and the results of our operations in the future.

The effective tax rates governing car rental and car subscription in India could change.

The tax environment continues to evolve in India on a routine basis and remains relatively fluid compared to other more mature markets. The indirect tax rates associated with the Goods and Services Tax (GST) have changed on multiple occasions since the GST’s introduction in 2017. Any further increase in these indirect tax rates could result in a reduction in the Company’s operating cash flow, which could impair our future profitability.

The Indian government could reduce highway infrastructure investments, thereby making car travel significantly less appealing.

The Indian government is currently investing significantly in expanding the country’s underdeveloped network of interstate highways and expressways. Compared to more mature markets, the Indian civil infrastructure is under-invested across its 28 states and 8 Union territories. The development of new highways and expressways makes personal car transportation considerably more desirable, as new highway infrastructure could potentially reduce travel time and overall traffic congestion. These new highways and expressways also have the potential to mitigate low-speed vehicle intrusions on highways, which could potentially improve overall road safety. In the event that the Indian government slows down this investment due to macroeconomic considerations, our business could observe a negative impact on overall customer demand, which could reduce our future profitability.

We may have exposure to materially greater than anticipated tax liabilities.

The tax laws applicable to our business activities are subject to uncertainty and can be varied in the relevant jurisdictions. Like many other multinational companies, we are subject to tax in diverse jurisdictions and have structured our business to reduce our effective tax rate. The taxing authorities of the jurisdictions in which we operate have in the past, and may in the future, examine or challenge our methodologies for valuing developed technology, which could increase our worldwide effective tax rate and harm our financial position and operating results. Furthermore, our future income taxes could be adversely affected by earnings being lower than anticipated in jurisdictions that have lower statutory tax rates and higher than anticipated in jurisdictions that have higher statutory tax rates, changes in the valuation of our deferred tax assets and liabilities, or changes in tax laws, regulations, or accounting principles. We are subject to regular review and audit by the tax authorities in the jurisdictions where we operate, and currently face numerous income and other tax claims pending appeals before higher authorities in India. Any adverse outcome of such appeals could have an adverse effect on our financial position and operating results. In addition, the determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment by our management, and we have engaged in many transactions for which the ultimate tax determination remains uncertain. The ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Our tax positions or tax returns are subject to change, and therefore we cannot accurately predict whether we may incur material additional tax liabilities in the future, which could impact our financial position.

Our business is subject to extensive government regulation and oversight relating to the provision of payment and financial services.

The jurisdictions in which we operate and jurisdictions we may enter may have laws that govern payment and financial services activities. These laws govern, among other things, money transmission, prepaid access instruments, electronic funds transfers, anti-money laundering, counter-terrorist financing, banking, systemic integrity risk assessments, and cyber-security of payment processes. Our business operations, including our payments to Hosts and Guests, may not always comply with these financial laws and regulations. Regulators s may determine that certain aspects of our business are subject to these laws and could require us to obtain licenses to continue to operate in India. We have evaluated and will continue to critically evaluate our options for seeking applicable licenses and approvals in the jurisdictions where we operate to optimize our payment solutions and support the future growth of our business. Laws related to money transmission and online payments are evolving, and changes in such laws could affect our ability to provide payment processing on our platform in the same form and on the same terms as we have historically, or at all.

Historical or future non-compliance with these laws or regulations could result in significant criminal and civil lawsuits, penalties, forfeiture of significant assets, or other enforcement actions. Costs associated with fines and enforcement actions, as well as reputational harm, changes in compliance requirements, or limits on our ability to expand our product offerings, could harm our business.

Further, our payment system may be susceptible to illegal and improper uses, including money laundering, terrorist financing, fraudulent transactions, and payments to sanctioned parties. We have invested and will continue to invest substantial resources to comply with applicable anti-money laundering and sanctions laws and conduct appropriate risk assessments and implement appropriate controls. Government authorities may seek to bring legal action against us if our payment system is used for improper or illegal purposes or if our enterprise risk management or controls are not adequately assessed, updated, or implemented appropriately, and any such action could result in financial or reputational harm to our business.

Our reported financial results may be adversely affected by changes in accounting principles.

The accounting for our business is complicated, particularly in the area of revenue recognition, and is subject to change based on the evolution of our business model, interpretations of relevant accounting principles, enforcement of existing or new regulations, and changes in SEC or other agency policies, rules, regulations, and interpretations, of accounting regulations. Changes to our business model and accounting methods could result in changes to our financial statements, including changes in revenue and expenses in any period, or in certain categories of revenue and expenses moving to different periods, may result in materially different financial results, and may require that we change how we process, analyze, and report financial information and our financial reporting controls.

We are subject to privacy laws and regulations, and compliance with these laws and regulations could impose significant compliance burdens.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet have recently come under increased public scrutiny. The European Union’s privacy and data security regulation, the General Data Protection Regulation (“GDPR”), that went into effect in May 2018, requires companies to implement and remain compliant with regulations regarding the handling of personal data, including its use, protection and the ability of persons whose data is stored to correct or delete such data about themselves. Other countries in Asia, Europe and Latin America have passed or are considering similar privacy regulations, resulting in additional compliance burdens and uncertainty as to how some of these laws will be interpreted.

We receive, collect and store a large volume of personally identifiable data by processing car sharing transactions on our platform. This data is increasingly subject to legislation and regulations in numerous jurisdictions around the world.

For example, the Indian Information Technology Act, 2000, as amended, would subject us to civil liability to compensate for wrongful loss or gain arising from any negligence by us in implementing and maintaining reasonable security practices and procedures with respect to sensitive personal data or information that we possess in our computer systems, networks, databases and software. India has also implemented privacy laws, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, which impose limitations and restrictions on the collection, use and disclosure of personal information. The Digital Personal Data Protection Act, 2023 has been introduced in August of 2023 which has significant impact on the current regulatory environment with respect to the lawful use of digital personal data, cross border data transfers and additional compliances that may be invoked for organizations collecting and/or processing personal data. Since the legislation is fairly new and going through the phases of implementation right now, it may affect us in ways that we are currently unable to predict.

Any liability we may incur for violation of such laws and regulations and related costs of compliance and other burdens may adversely affect our business and profitability. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations or financial condition.

Failure to comply with labor laws and regulations may cause us to incur additional costs, which may affect our business, financial conditions and results of operations.

Our business operations are governed by various labor laws, regulations and government policies in multiple jurisdictions. The requirements for labor law compliance may change from time to time in each jurisdiction. We may be unable to comply with all these requirements in time, or at all, or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

For example, in Egypt, an employer is required to deduct the relevant taxes from the salary of its employees and remit the same to the tax authorities. Our Egypt subsidiary is currently in the process of remitting these taxes as deducted to the local tax authorities. Any delay of remittance may make us susceptible to penalty, notice and administrative action from tax authorities. Our Egypt subsidiary is also required to make social insurance registration with the local authorities and is currently in the process of registration. Any delay or failure to register may subject us to penalties, notice and administrative action from relevant local authorities.

In India, provisions were released between 2019 and 2021 relating to the contribution of provident fund, employee state insurance, and professional taxes by employers for the certain employees. Any delay or failure to make such contribution may result in penalties, interests, notices or other administrative actions by the relevant local authorities in India. As of September 30, 2024, Zoomcar India has incurred a penalty of less than $35,635 (based on the foreign exchange rates as of March 31, 2024) for failure to make timely contribution, which Zoomcar India plans to remit, with associated interest due, as instructed by the relevant local authority. This outstanding penalty and interest will continue to accrue unless paid in full, which could adversely affect our business, financial conditions and results of operations.

Uncertain global macro-economic and political conditions could materially and adversely affect our results of operations and financial condition.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, war, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential business and consumer members may delay or decrease spending on our products and services sold through our platform as their business and/or budgets are impacted by economic conditions. The inability of current and potential business and consumer members to pay us for products and services sold through our platform may adversely affect our earnings and cash flow.

Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.

The occurrence of one or more natural disasters, including and not limited to tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, pandemics and endemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession in the United States or abroad. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer member confidence and spending to decrease, which could adversely impact our operations.

We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers and other key management and technical personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel. Our employees are at-will and not subject to employment contracts. We could potentially lose the services of any of our senior management personnel at any time due to a variety of factors that could include, without limitation, death, incapacity, personal issues, retirement, resignation or competing employers. Our ability to execute current plans could be adversely affected by such a loss. We may fail to attract and retain qualified technical, sales, marketing and managerial personnel required to continue to operate our business successfully. Personnel with the expertise necessary for our business are scarce and competition for personnel with proper skills is intense.

In addition, new hires frequently require extensive training before they achieve desired levels of productivity. Additionally, attrition in personnel can result from, among other things, changes related to acquisitions, retirement and disability. We may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, developing or retaining other highly qualified technical, sales, marketing and managerial personnel, particularly at such times in the future as we may need to fill a key position. If we are unable to continue to develop and retain existing executive officers or other key employees or are unsuccessful in attracting new highly qualified employees, our financial condition, cash flows, and results of operations could be materially and adversely affected.

Risks Related to Our Operations as a New Public Company

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified independent board members.

As a public company, we are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of Nasdaq and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, the management’s attention may be diverted from other business concerns, which could harm our business, financial condition, results of operations and prospects. Although we have already hired additional personnel to help comply with these requirements, we may need to further expand our legal and finance departments in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us, and our business and prospects may be harmed. As a result of disclosure of information in the filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, results of operations and prospects could be materially harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially harm our business, financial condition, results of operations and prospects.

We may have increasing difficulty attracting and retaining qualified outside independent board members.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims that may be made against them in connection with their positions with publicly held companies. Outside directors are becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors’ and officers’ liability insurance is expensive and difficult to obtain. Accordingly, it may become increasingly difficult to attract and retain qualified outside directors to serve on our Board.

Stock trading volatility could impact our ability to recruit and retain employees.

Volatility or lack of appreciation in our stock price may also affect our ability to attract and retain our key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested equity have not significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of our Common Stock. If we are unable to retain our employees, or if we need to increase our compensation expenses to retain our employees, our business, operating results, and financial condition could be adversely affected.

Members of our management team have limited or no prior experience managing a public company.

Except a few, most of the members of our senior management team have no experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company, which will subject us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts, investors and regulators. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

We are an Emerging Growth Company, making comparisons to non-Emerging Growth companies difficult or impossible.

We are an Emerging Growth Company (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have taken and expect to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, registrations statements and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. This exemption may make comparison of our financial statements with other public companies that are neither EGCs nor EGCs that have opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We may be exposed to risk if we cannot enhance, maintain, and adhere to our internal controls and procedures.

As a public company trading on Nasdaq, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business accounting, auditing and regulatory requirements and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still early in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements, and harm our operating results.

Matters impacting our internal controls may cause us to be unable to report our financial information in an accurate manner or on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of Nasdaq rules. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially and adversely affect us and lead to a decline in the market price of our Common Stock.

As a public company, we have incurred and expect to continue to incur increased expenses associated with the costs of being a public company.

We have and expect to continue to face a significant increase in insurance, legal, auditing, accounting, administrative and other costs and expenses as a public company that we did not currently incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 of that Act, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (“PCAOB”), the SEC and Nasdaq, impose additional reporting and other obligations on public companies. Compliance with public company requirements has and will continue to increase our costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities that we have not done previously. For example, we recently created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements have and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our independent registered accounting firm identifies a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs to remediate those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. Being a public company has and may in the future make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance. We may ultimately be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage in the future. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies has and is expected to continue to increase legal and financial compliance costs and the costs of related legal, auditing, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our current indebtedness (which includes vendor payables), and to the extent we incur indebtedness and additional payables in the future, our future indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.

We are in default of a majority of our indebtedness of $38.95 million as of September 30, 2024 as more fully described in the Condensed Consolidated Financial Statements (Unaudited) under the 10 Q filed with the SEC on October 13, 2024, which has had and will continue to have an adverse effect on our financial condition, our ability to raise additional capital to fund our operations, and our ability to operate our business. Further, in the future, we may continue to incur a material amount of indebtedness. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on, or other amounts due with respect to our indebtedness. Our leverage and debt service obligations could adversely impact our business, including by:

●	impairing our ability to generate cash sufficient to pay interest or principal, including periodic principal payments;

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring the dedication of a portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures, dividends to stockholders or to pursue future business opportunities;

●	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

●	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Any of the foregoing factors could have negative consequences on our financial condition and results of operations.

Zoomcar has limited operating history as a publicly traded company, and its historical financial information prior to completion of the Business Combination is not necessarily representative of the results we would have achieved as a publicly traded company and may not be a reliable indicator of its future results.

The historical financial information included in Zoomcar’s public filings relating to its operation as a private company prior to the Business Combination does not necessarily reflect the results of operations and financial position we would have achieved as a publicly traded company during the periods presented, or those that we will achieve in the future. This is primarily because of the following factors:

●	Prior to the Business Combination, we operated as a private company. Our historical financial information reflects allocations of corporate expenses as a private company. These allocations may not reflect the costs we will incur for similar services in the future as a publicly traded company.

●	Our historical financial information does not reflect changes that we expect to experience in the future as a result of becoming a publicly traded company, including changes in the financing, insurance, cash management, operations, cost structure and personnel needs of our business. As a publicly traded entity, we may be unable to purchase goods, services and technologies, such as insurance and health care benefits and computer software licenses, or access capital markets, on terms as favorable to us as those we obtained as a private company prior to the Business Combination, and our results of operations may be adversely affected.

We also face additional costs and demands on management’s time associated with being a publicly traded company, including costs and demands related to corporate governance, investor and public relations and public reporting. Stockholder activism, the current political and social environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which will likely result in additional compliance costs and could impact the manner in which Zoomcar operates its business in ways we cannot currently anticipate. For additional information about our past financial performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Condensed Consolidated Financial Statements (Unaudited) and the Notes thereto included in Zoomcar’s public filings.

The Company may be subject to securities litigation, which is expensive and could divert management’s attention.

Following the Business Combination, the per share price of the Common Stock has been and may continue to be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.

Risks Related to Ownership of Our Common Stock

 Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock, including upon exercise or conversion of any of our outstanding securities, for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock on the public market, or the perception that those sales will occur, including sales pursuant in this offering, could cause the market price of our Common Stock to decline or be depressed.

As described elsewhere herein, we expect to issue additional securities imminently to raise capital to continue our operations. Additionally, we may issue our securities if we need to raise capital in connection with capital expenditure, working capital requirement or acquisition. The number of shares of our Common Stock issued in connection with a capital expenditure, working capital requirement or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

The market price and trading volume of our Common Stock may continue to be highly volatile, which could lead to a loss of all or part of a stockholder’s investment.

The market price of our Common Stock has fluctuated widely since the closing of our Business Combination. During the period from January 1, 2024, to November 15, 2024, the trading price of our Common Stock has fluctuated from an intra-day high of $761.00 on January 12, 2024, to an intra-day low of $3.93 on November 4, 2024.

The market price of our common stock is affected by a variety of factors, including but not limited to:

●	our ability to execute our anticipated business plans and strategy;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	our ability to obtain additional capital which will be necessary to continue our business and operations;

●	changes in financial or operational estimates or projections;

●	changes in the economic performance or market valuations of companies similar to ours;

●	the impact of pandemics, inflation, war, other hostilities and other disruptive events on our business or that of our customers, partners, and supply chain or on the global economy; and

●	our ability to comply with the continued listing requirements of Nasdaq and maintain our listing on Nasdaq.

In addition, the trading price and trading volume of our Common Stock has very recently and at certain other times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. Such volatility could cause purchasers of our Common Stock to incur substantial losses. For example, on May 23, 2024, the trading price of our Common Stock ranged from an intra-day high of $44.00 to an intra-day low of $22.00, on trading volume of approximately 1.15 million shares, and on March 19, 2024, the trading price of our Common Stock ranged from an intra-day high of $183.00 to an intra-day low of $90.10, on trading volume of approximately 290 thousand shares. With respect to certain such instances of trading volatility, we are not aware of any material changes in our financial condition or results of operations that would explain such price volatility or trading volume, which we believe reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. We are thus unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our Common Stock unless you are prepared to incur the risk of incurring substantial losses.

A proportion of our Common Stock may be traded by short sellers which may put pressure on the supply and demand for our Common Stock, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our Common Stock that largely exceeds supply may lead to sudden extreme price volatility in our Common Stock. Investors may purchase our Common Stock to hedge existing exposure in our Common Stock or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Stock for delivery to lenders of our Common Stock. Those repurchases may in turn dramatically increase the price of our Common Stock until investors with short exposure are able to purchase additional Common Stock to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our Common Stock may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common shares to incur substantial losses.

Further, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources, and the attention of management could be diverted from our business.

Our issuance of additional capital stock in connection with financing, acquisitions, investments, the Incentive Plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the immediate future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Incentive Plan. We may also raise capital through equity financing in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Common Stock to decline.

There can be no assurance that we will continue to be able to comply with the continued listing standards of Nasdaq.

Our continued eligibility to maintain the listing of our Common Stock and Public Warrants on Nasdaq depends on a number of factors, including the price of our Common Stock and Public Warrants and the number of persons that hold our Common Stock and Public Warrants. On May 6, 2024, the Company received two letters from the Nasdaq staff indicating that the Company no longer complies with (i) Listing Rule 5450(b)(2)(A) as it relates to the requirement to maintain a minimum market value of listed securities of $50,000,000 (“MVLS”) and (ii) Listing Rule 5450(a)(1) as it relates to the requirement to maintain minimum bid price of $1 per share. On November 8, 2024, the Company received a notice from Nasdaq stating that, since the closing bid price over the 12 consecutive days between October 22, 2024, and November 6, 2024, had been $1.00 per share or greater, the Company is now in compliance with Listing Rule 5550(a)(2) and, hence, has resolved this matter.

However, the market value of listed securities of the Company did not close at $50,000,000 or more for ten consecutive business days prior to November 4, 2024. The Company failed to regain the compliance with the minimum market value requirement within the stipulated timeframe and thus, it received a staff delist determination letter from the Nasdaq Listing Qualifications Department on November 6, 2024, for its failure under the MVLS standard as well as MVPHS Rule (defined below). The Company has timely requested a hearing before a Nasdaq Hearings Panel. This hearing request has automatically stayed Nasdaq’s delisting of the Company’s Common Stock and Public Warrants pending the Panel’s decision and any extension provided by the Panel. The Company has retained Donohoe Advisory Associates LLC to assist the Company in its preparation for the hearing and developing its compliance plan. The Company intends to present its plan of compliance, which may include a transfer to the Nasdaq Capital Market listing tier.

Further, on July 22, 2024, the Company received another notice from the Nasdaq staff notifying the Company that, based on the market value of publicly held shares for the previous 30 consecutive business days, the listing of the Company’s listed securities was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”) to maintain a minimum market value of publicly held shares of $15,000,000. To regain compliance, the minimum market value of publicly held shares must close at $15,000,000 or more for a minimum of 10 consecutive business days during this 180-day compliance period. If the Company does not regain compliance with the MVPHS Rule within the 180-day compliance period, it may transfer the listing of its securities to the Nasdaq Capital Market which has a reduced compliance standard under the MVPHS Rule, provided the Company will only be able to transfer the listing to the Nasdaq Capital Market if the Company then meets the continued listing requirements on the Nasdaq Capital Market. As of the date hereof, the Company does not meet the continued listing requirements of the Nasdaq Capital Market as the Company is not in Compliance of the , the minimum market value of listed securities requirement of $35,000,000 or the minimum stockholders’ equity requirement of $2,500,000.

On October 29, 2024, the Company received a deficiency notice from the Nasdaq Staff indicating that the Company’s publicly held shares are below the 1,100,000 shares minimum requirement for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(1)(B) (the “MPLS Requirement”). The notification states that the Company has 45 calendar days to submit a plan to regain compliance with the MPLS Requirement for continued listing. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the notification to evidence compliance with the MPLS Requirement. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.  However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful. Alternatively, the Company may apply to transfer the Company’s securities to the Nasdaq Capital Market which has a reduced compliance standard under the MPLS Rule, provided the Company will only be able to transfer the listing to the Nasdaq Capital Market if the Company then meets the continued listing requirements on the Nasdaq Capital Market and pays an application fee of $5,000. The Company submitted a request for a hearing on November 13, 2024. This hearing request automatically stayed Nasdaq’s delisting of the Company’s Common Stock and warrants pending the Panel’s decision and any extension provided by the Panel. On November 20, 2024, the Company received letter from Nasdaq accepting Company’s request and has fixed January 9, 2025 as the date of hearing.

However, if Nasdaq delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Common Stock could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Common Stock is a “penny stock,” which will require brokers trading the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Common Stock;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, markets, revenue streams, and competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us adversely change their recommendation regarding our shares of Common Stock or provide relatively more favorable recommendations with respect to competitors, the price of our shares of Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, and future agreements and financing instruments, business prospects and such other factors as our Board deems relevant.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on your investment unless you sell your Common Stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of the Board. The Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as the Board may deem relevant. As a result, you may not receive any return on an investment in the Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

Our warrants issued prior to the date hereof may have an adverse effect on the market price of our Common Stock.

In connection with the Business Combination we assumed from IOAC 11,500,000 Public Warrants to purchase 115,000 shares of our Common Stock, each Public Warrant exercisable into one hundredth of one share of Common Stock at an exercise price of $571.00 per full share. In addition, as a result of the Business Combination we issued warrants to the Legacy Zoomcar warrant holders. As of the date hereof, there are 380,011 of such warrants outstanding, each exercisable to purchase one share of Common Stock at $300 per share. Further, in June 2024, we issued warrants to purchase shares of Common Stock which such warrants are exercisable beginning on December 20, 2024. As of the date hereof, such warrants are exercisable into 1,861,044 shares of Common Stock at a current exercise price of $4.03 per share, subject to an alternative cashless exercise and other adjustments and resets as described therein. We also issued the Placement Agent warrants to purchase 74,442 shares at a current exercise price of $4.03 per share, subject to an alternative cashless exercise and other adjustments and resets as described therein. Additionally, in the November Offering, we issued Series A Warrants to initially purchase 4,275,700 shares of Common Stock at an initial exercise price of $4.03 and Series B Warrants to purchase up to maximum of 9,214,513 shares at an exercise price of $0.0001 per share which assumes the maximum reset to the Floor Price of $0.806 on the November Reset Date (as defined herein). We also issued the Placement Agent warrants to purchase 213,785 shares at an initial exercise price of $4.03 per share, Placement Agent November Series A Warrants to purchase 427,570 shares at an initial exercise price of $4.03 per share and Placement Agent November Series B Warrants to purchase up to maximum of 921,451 shares at an exercise price of $0.0001 per share assuming the maximum reset to the Floor Price of $0.806 on the November Reset Date. Among the adjustments and resets included in the warrants issued in June to the investors and Placement Agent and the warrants issued in the November 7 Placement to the investors and Placement Agent are price based anti-dilution protection and adjustments following a Share Combination Event, in each case based, in part, on the lowest volume weighted average price during the five trading days after such event. All such warrants, other than potentially the June Warrants, he Series A Warrants, the Series B Warrants and the placement agent warrants issued in both offerings, are out of the money as of the date hereof, but such warrants, when and if exercised, will increase the number of issued and outstanding shares of Common Stock and may reduce the value of the Common Stock.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for the Common Stock to decline.

The sale of shares of our Common Stock on the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

As of November 20, 2024, we have a total of 2,208,274 shares of Common Stock outstanding (i) without giving effect to any awards that may be issued under the Incentive Plan and (iii) assuming no exercise of the outstanding warrants. All shares currently held by public stockholders and all of the shares issued in the Business Combination to former Zoomcar Stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including our directors, executive officers and other affiliates.

Simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of Zoomcar, Inc., who collectively owned approximately 35.0% of the outstanding Zoomcar, Inc. preferred stock and common stock at the time of the execution of the Merger Agreement (on an as converted to Common Stock basis), entered into the Lock-Up Agreements with IOAC. Pursuant to the Lock-Up Agreements, such Zoomcar stockholders agreed to subject certain shares of Common Stock held by them to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Each Zoomcar stockholder party to the Lock-Up Agreements agreed not to, without the prior written consent of the Zoomcar Board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by it immediately after the Closing or issued or issuable to it in connection with the Merger (including Common Stock acquired as part of any financing agreements or issued in exchange for, or on conversion or exercise of, any securities issued as part of any financing agreements), any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Common Stock held by it immediately after the Closing (collectively, the “BC Lock-Up Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the BC Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the BC Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending (a) (i) as to 1/3 of the shares, six months after Closing, (ii) as to 1/3 of the shares, nine months after Closing and (iii) as to 1/3 of the shares, one year after the Closing or (b) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

In addition, the shares of Common Stock reserved for future issuance under the Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. A total of 196,954 shares of Common Stock have been reserved for future issuance under the Incentive Plan. We intend to file a registration statement on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to the Incentive Plan. Accordingly, shares to be registered under such a registration statement will be available for sale in the open market upon the effectiveness of the registration statement.

In the future, we may also issue our securities to raise capital or in connection with investments or acquisitions. We may also issue additional securities upon adjustments included in our existing securities. For example, on June 18, 2024, we closed a private placement transaction of notes and warrants for $3 million of gross proceeds and on November 7, 2024, we closed a private placement transaction of shares and warrants for $9.15 million of gross proceeds. The amount of shares of Common Stock issued or issuable upon exercise or conversion of securities issued in connection with a capital raise or an investment or acquisition could constitute a material portion of the then-outstanding shares of the Common Stock. Any issuance of additional securities in connection with capital raising activities, investments or acquisitions may result in additional dilution to our stockholders.

PRIVATE PLACEMENT

On November 5, 2024, the “Company entered into the November Securities Purchase Agreement with certain purchasers, including the November Selling Holders, in connection with the November Offering, pursuant to which the Company agreed to sell to such purchasers an aggregate of 2,137,850 units at a price of $4.28 per unit for an aggregate investment of $9.15 million, $2.5 million of which was provided by one of the Company’s directors. Each unit consisted of one share of Common Stock, two Series A Warrants each to purchase one share of Common Stock and a Series B Warrant to purchase such number of shares of Common Stock, as determined on the Reset Date (as described below). The purchasers were provided with the option to have all or a portion of the shares of Common Stock issued pursuant to Pre-Funded Warrants to the extent that the issuance of shares of Common Stock would cause any of such purchaser to beneficially own more than 4.99% or 9.99% of the shares of Common Stock outstanding, at the option of the purchaser. The Series A Warrants are exercisable for a period of five years from the date that they are initially exercisable, at an initial exercise price of $4.03 per share. The exercise price and the number of shares available for exercise pursuant to the Series A Warrants are subject to adjustment, as provided below. The Series B Warrants are exercisable until they are exercised, at an exercise price of $0.0001. The closing of the November Offering occurred on November 7, 2024 (the “Closing Date”). On the Closing Date, the Company issued to the purchasers 1,302,850 shares of Common Stock and Pre-Funded Warrants to purchase 835,000 shares of Common Stock. Purchasers of Pre-Funded Warrants paid the per unit price of $4.28 less $0.0001 for each Pre-Funded Warrant purchased. The Company raised gross proceeds of $9.15 million and after the deduction of fees and expenses payable to the Placement Agent (defined hereafter) and other offering expenses, including legal fees payable to the Company’s and Placement Agent’s counsel, the net proceeds to the Company was $7.625 million. Proceeds were also used to repay $3.804 million of outstanding indebtedness to debt investors pursuant to an offering in June 2024. Further, $200,000 of the proceeds were held back in a separate escrow account for the payment of any indemnification liabilities suffered by the Placement Agent. After all of such deductions the Company retained net proceeds of $3.621 million.

The November Securities Purchase Agreement contains representations, warranties and covenants of the Company and the purchasers customary for this type of transaction. Additionally, the Company has agreed, subject to the Company’s right to raise additional capital currently contemplated in a private placement offering and certain other exceptions, (a) not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as such term is defined in the November Securities Purchase Agreement) or (b) file any registration statement, without the consent of a majority-in-interest of the purchasers, until 90 days after the later of (x) the earlier of (i) the date that the shares of Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants on the Closing Date, and the maximum number of shares of Common Stock issuable under the Series B Warrants have become registered pursuant to an effective resale registration statement, which includes the registration statement of which this prospectus forms a part (the “Resale Registration Statement” and such date, the Resale Registration Effective Date”) and (ii) the date the securities can be sold pursuant to Rule 144 of the Securities Act, or (y) the date that the Company obtains the Stockholder Approval (described below) (the “Release Date”). The Company has also agreed not to conduct any variable rate transactions, without the consent of a majority-in-interest of the purchasers, for a period of six months after the Closing Date.

Also, pursuant to the terms of the November Securities Purchase Agreement, the Company is required to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the issuance date, but in no event later than 60 days after the Closing Date for the purpose of obtaining stockholder approval (“Stockholder Approval”) for the exercisability of the Series A Warrants and the Series B Warrants and for certain of the provisions included therein, including, adjustments to the exercise price and number of shares issuable upon exercise of the Series A Warrants following a Dilutive Issuance (as defined in “Description of Securities”) or Share Combination Event (as defined in “Description of Securities”) or a reset adjustment under the Series A Warrants (as described in “Description of Securities”) and a reset adjustment under the Series B Warrants (as described in “Description of Securities”). If the Company does not obtain Stockholder Approval at the first meeting, the Company is required to call a meeting every 60 days thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Series A Warrants and Series B Warrants are no longer outstanding. In the event that the Company is unable to obtain Stockholder Approval, the Series A Warrants and Series B Warrants will not be exercisable and therefore will have no value.

In connection with the November Offering, the Company retained Aegis Capital Corp., pursuant to a Placement Agent Agreement (the “PAA”) to act as the placement agent (the “Placement Agent”). For acting as the placement agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to 10% of the aggregate gross proceeds raised by the Placement Agent in the Offering (5% with respect to certain of the November Selling Holders who are deemed “insiders,” (ii) a non-accountable expense allowance of up to 3% of the aggregate gross proceeds raised by the Placement Agent in the Offering (1.5% with respect to “insiders”), (iii) a five-year placement agent warrant to purchase 213,785 shares at an initial exercise price of $4.03 per share, subject to adjustment and (iv) Series A Placement Agent Warrants and Series B Placement Agent Warrants similar to the Series A Warrants and Series B Warrants issued to investors to purchase 10% of the number of shares Common Stock issuable to the Investors pursuant to exercise of the Series A Warrants and the Series B Warrants. The Company also agreed to pay a warrant solicitation fee of 5% of the proceeds received from the cash exercise of any Series A Warrants and agreed to reimburse the expenses of the Placement Agent’s counsel up to $200,000.

Also under the terms of the PAA, the Company has agreed for a period of 18 months after the Closing Date, unless it obtains the consent of the Placement Agent, subject to certain exceptions not to sell any equity securities or securities convertible in equity securities or file any registration statements relating thereto. The Company has also agreed, unless it obtains the consent of the Placement Agent, not to conduct any variable rate transactions until the later of (a) 18 months after the Closing Date and (b) the three month anniversary of the Release Date. The Company has also granted the Placement Agent a right of first refusal for a period of two years after the Closing Date, to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to any future financings. The Company has also agreed for a period of 18 months after the Closing Date to pay the Placement Agent tail fees similar to the fees provided for under the PAA, with respect to any investors that were introduced to the Company by the Placement Agent.

As a condition to providing the financing, the officers, directors and holders of 5% or more of the outstanding shares of the Company’s signed lock-up agreements (the “Lock-Up Agreements”) agreeing not to sell their shares of the Company’s Common Stock until 60 days after the Release Date, provided that the Company’s director who invested in the Offering is permitted to sell shares of Common Stock issued to him in connection with the November Offering.

For information on the terms of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, and certain registration rights, see “Description of Securities.”

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Holders, although we will receive the exercise price of any Warrants not exercised by the Selling Holders on a cashless exercise basis. Any proceeds we receive from exercise of the Warrants will be used for working capital and general corporate purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and our unaudited condensed consolidated financial statements for the three and six months ended September 30, 2024 and 2023, our audited financial statements as of the years ended March 31, 2024 and March 31, 2023, and other information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Zoomcar,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination, the business and operations of Zoomcar Holdings, Inc. and its consolidated subsidiaries, and (ii) prior to the Business Combination, Zoomcar, Inc. (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiaries.

Overview

During our fiscal year ended March 31, 2022, Zoomcar’s business model shifted from a prior business model, in which we owned and leased vehicles to our customers, to our current online peer-to-peer car sharing platform which connects Hosts (car owners) with Guests (persons in temporary need of vehicles). Although our platform technology was already under development for several years prior to this transition and we began on-boarding Hosts to our platform before the transition was complete, until our business model changed, most of our revenue was derived from what we refer to as “short-term car rentals” and “vehicle subscriptions,” whereas, beginning in December 2021, a shift in our business model occurred in connection with which “facilitation revenues” generated from bookings on our marketplace platform began to represent an increasing proportion of our total revenues.

As of November 20, 2024, we had 2,208,274 shares of our Common Stock issued and outstanding. Except as otherwise indicated, all share and per share information in this prospectus, including this Management’s Discussion and Analysis of Financial Condition and Results of Operations gives effect to the Reverse Stock Split effected on October 21, 2024 at a ratio of 1-for-100.

Standard Booking Flow

During the six months ended September 30, 2024, we operated a peer-to-peer car sharing platform in emerging markets across three countries and generated revenues from bookings by our Guests of vehicles listed on our Zoomcar platform by our Hosts. Zoomcar receives a portion of the associated booking fee charged to the Guest (less any credits or discounts applied), as well as platform fees charged to Guests and Hosts and trip protection fees (which we refer to as “value-added fees”) charged to Guests. As further described below, other fees charged to Guests, such as fuel charges, are paid fully to Hosts, who also receive a revenue share equal to approximately 60% of booking fees and between 0% and 40% of certain other charges. We use our customized algorithm to price trips dynamically on the platform, leveraging our data from the millions of miles driven on our platform to intelligently price the risks of trips and the market, incorporating information about Guests informed by data we collect and Zoomcar management’s professional experience. While Hosts can opt to offer bookings at prices that are different from those the platform generates as recommendations, most Hosts tend to select the algorithmically derived pricing for their bookings. The functionality enabled by our customized pricing tools is reflected in both Guest booking fees and in the trip protection or “value-added fees” charged to Guests, who are presented with three algorithmically derived trip protection pricing options from which to choose. The revenue- generating components of a trip booked on our peer-to-peer car sharing platform include:

●	Charges to Guests: For each booking on our platform, the aggregate amount we charge the Guest consists of the upfront booking fee, value-added fees, the Guest platform fees, and certain other charges (e.g., late fees, trip extension fees, etc.). We refer to these fees collectively as the “gross booking value (GBV).” The booking fee and trip protection fees are determined algorithmically by our system at the time of booking inception, while other fees may be charged during or after the trip, depending on events arising during the trip. Neither Zoomcar nor our Host subsidize fuel costs for Guests. Guests cover their own fuel costs, which are in addition to the booking fee.

●	Charges to Hosts: For each booking on our platform, we charge a “revenue share” to the Host based on a percentage of the booking fee plus other fees that are transferable to the Host. The average revenue share that Zoomcar receives from a booking on our platform is approximately 40%, with the Host retaining the remaining 60%. Our platform provides Hosts with a menu of incentives related to specific factors such as bookings served and minimum host ratings. We charge Hosts minimum marketplace fees to offset the costs of our installed devices.

Key Business Metrics

In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way.

	Three months ended		Six months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands)	2024	2023	2024	2023
Booking Days	161	164	330	347
Gross Booking Value	$6,119	$6,746	$12,349	$14,008

	For the Years Ended March 31,
(In thousands)	2024	2023
Booking Days	670	813
Gross Booking Value	$26,721	$33,089

Booking Days

We define “Booking Days” as total days (24 hours measured in minutes) that a vehicle is booked by Guests on our platform in a given period, for trips ended, net of total days relating to cancelled bookings in that period. We believe Booking Days is a key business metric to help investors and others understand and evaluate our results of operations in the same manner as our management team, as it represents a standardized unit of transaction volume on our platform in any given time period.

(1)	Refers to calendar quarters (i.e., Q2-21 = April 01 to June 30, 2021).

For the three months ending September 30, 2024, Booking Days on the platform totaled approximately 161,038, compared to 163,582 during the three ended September 30, 2023.

For the six months ending September 30, 2024, Booking Days on the platform totaled approximately 329,547compared to 346,159 during the six months ended September 30, 2023.

During the three months and six months ended September 30, 2024, we took several measures to shift our strategy from volume to profitability and improve our unit profitability at the expense of booking days growth, which resulted in the lower sequential growth in Gross Booking Value. However, this shift in strategy resulted in positive trends experienced in net revenue per booking and cost of revenue quarter over quarter.

Gross Booking Value

We define the Gross Booking Value, or GBV, as the total dollar value of Booking Days booked on our platform, including upfront booking fee (less discounts and credits), value-added fees (i.e., trip protection fees), Guest and Host platform fees, and other charges. GBV includes applicable pass-through taxes and other fees required to be remitted to local authorities, which are excluded from net revenue. GBV is driven by the number of Booking Days and related trip pricing. Revenue from bookings is recognized ratably over the duration of the trip; accordingly, we consider GBV a “leading indicator” of revenue.

(1)	Refers to calendar quarters (i.e., Q2-21 = April 01 to June 30, 2021).

(2)	Booking Days and GBV for bookings ended, excludes cancelled bookings.

During the three months ended September 30, 2024, Gross Booking Value on the platform totaled approximately $6.12 million, compared to approximately $6.75 million during the three months ended September 30, 2023.

During the six months ended September 30, 2024, Gross Booking Value on the platform totaled approximately $12.35 million, compared to approximately $14.01 million during the six months ended September 30, 2023.

Components of results of operations

Net revenue

During the fiscal year ended March 31, 2022, we began offering a peer-to-peer car sharing platform, which enables Hosts to connect with Guests. We act as an agent under this model and thus, our primary source of revenue is recording revenue from services (on a net basis) for those trips fulfilled by Host vehicles. Prior to August 2021, vehicles available on our platform consisted solely of Company-owned or leased vehicles that we offered for short-term rental or longer-term subscription.

Our revenue for the three and six months ended September 30, 2024, and September 30, 2023, consists of revenue from services and other operating revenue.

Revenue from Services

Support and facilitation services offered by the Company include services like assistance in execution of a lease agreement, payment facilitation, vehicle delivery, on-road assistance, prospective renter diligence and vehicle usage/location tracking (in cases of loss or theft).

Revenue from services consists of our share of GBV. The fees that are components of GBV are charged as a percentage of the value of certain components of the gross booking value, excluding taxes. Our revenue from services consists of our share of the service fees charged to the Hosts, net of incentives and refunds. We collect these fees from the Guest and share a portion of the booking fee and trip extension with the Host post recovery of our share of facilitation revenue. Daily we, or our third-party payment processors, disburse a portion of the GBV to the Hosts, less the fees due from the Host to us. The amounts charged for the booking fee vary based on factors such as the vehicle type, the day of the week, time of the trip, and the duration of the trip. Revenue is recognized ratably over the trip period as we satisfy our performance obligations.

We also require our Guests to choose one of the three trip protection options. A per-trip amount (included in the booking fee) is charged for trip protection, which is collected upon the booking. We recognize revenue from trip protection charges over the trip completion period.

Recorded revenue from services is reduced by the portion of those incentives and credits paid to our Hosts and Guests that cannot be directly attributable to distinct services performed by the Hosts and Guests. These incentives are treated as contra-revenue and reduce our net Revenue recorded in each period. Those incentive costs that can be attributed to a distinct service (e.g., referral bonuses paid to referrer) are included in sale and marketing expenses.

Others

We exclude from revenue the taxes assessed by governmental authorities that are imposed on specific revenue- producing transactions and collected from customers/subscribers.

Cost of Revenue

Cost of revenue primarily consists of, (1) personnel-related compensation costs of local operations teams and teams that provide phone, email and chat support to users, (2) repair and maintenance expenses of vehicles, (3) payment gateway charges, (4) depreciation of devices for keyless entry system and GPS which are installed in the vehicles of Hosts, (5) software support and maintenance, and (6) other direct expenses. We expect that the cost of revenue will continue to increase on an absolute dollar basis for the foreseeable future to the extent that we continue to see growth on the platform. However, cost of revenue may vary as a percentage of revenue from period to period based on activity on the platform.

Technology and Development

Technology and development expenses primarily consist of personnel-related compensation expenses for technology, product, and engineering teams, as well as expenses associated with our information technology and data science platforms. We expect that our technology and development expenses will increase on an absolute dollar basis but vary from period to period as a percentage of net revenue for the foreseeable future as we continue to invest in technology and development activities relating to ongoing improvements to and maintenance of our platform, including the potential hiring of additional personnel to support these efforts.

Sales and Marketing

Sales and marketing expenses primarily consist of online marketing expenses, marketing promotion expense, marketing partnerships with third parties, sales and marketing personnel compensation expenses and certain incentives and referral bonuses paid to Hosts (reflecting the portion of incentive costs not adjusted against net revenue). Sales and marketing expenses also include allocated overhead. We expect that our sales and marketing expenses will increase on an absolute dollar basis but vary from period to period as a percentage of net revenue for the foreseeable future.

General and Administrative

General and administrative expenses primarily consist of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal, and human resources. General and administrative expenses also include certain travel expenses, professional service fees, including legal expenses, rent expenses, office expenses, repairs and maintenance of office equipment and furniture, directors’ and officers’ insurance and other expenses. We further expect to continue incurring general and administrative expenses of operating as a public company, including expenses for insurance, costs to comply with the rules and regulations applicable to companies listed on a Nasdaq, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, investor relations, and professional services expenses. We expect general and administrative expenses will reduce on absolute dollar basis owing to our efforts to manage costs.

Finance Costs

Finance costs consist primarily of interest on vehicle loans, finance leases and redeemable promissory note. Costs recognized on account of change in fair valuation of Senior Subordinated Convertible Promissory Notes, convertible promissory notes and derivative financial instruments are included. In addition, it also includes Note issue expenses, bank charges, other borrowing costs.

Other (Income) and Expense, Net

Other (income) and expense, net consists primarily of change in fair value of the preferred stock warrant and the unsecured convertible note, interest income, (gain)/loss on sale of assets & assets held for sale, Loss on assets written off, loss on foreign currency transactions and balances, and other expenses.

Gain on troubled debt restructuring

Gain on troubled debt restructuring includes the gain consists of gains on account of restructuring of loans from lenders and gains on account of concluded negotiations with vendors for reduction in outstanding liabilities.

Results of Operations

The Three and Six Months Ended September 30, 2024 Compared to 2023

The following table sets forth our results of operations for the periods presented:

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Net revenue	$2,246,897	$2,681,008	$4,487,882	$5,295,626
Costs and expenses	-	-	-	-
Cost of revenue	1,213,422	2,737,486	2,725,711	6,348,468
Technology and development	734,920	919,859	1,636,701	2,246,738
Sales and marketing	214,770	1,154,032	1,017,341	3,859,994
General and administrative	1,656,036	2,168,326	4,054,948	4,642,103
Total costs and expenses	3,819,148	6,979,703	9,434,701	17,097,303
Loss from operations	(1,572,251)	(4,298,695)	(4,946,819)	(11,801,677)
Finance costs	2,160,178	8,363,800	2,320,963	29,884,357
Finance costs to related parties	-	12,915	-	25,777
Gain on troubled debt restructuring	(352,447)	-	(352,447)	-
Other income, net	(28,007)	(271,497)	(1,031,781)	(522,716)
Other income from related parties	-	(1,626)	-	(5,676)
Loss before provision for income taxes	(3,351,975)	(12,402,287)	(5,883,554)	(41,183,419)
Provision for income taxes	-	-	-	-
Net loss	(3,351,975)	(12,402,287)	(5,883,554)	(41,183,419)

The following table sets forth our results of operations as a percentage of net revenue:

	Three months Ended September 30,		Six months Ended September 30,
	2024	2023	2024	2023
Net revenue	100%	100%	100%	100%
Costs and expenses
Cost of revenue	54%	102%	61%	120%
Technology and development	33%	34%	36%	42%
Sales and marketing	10%	43%	23%	73%
General and administrative	74%	81%	90%	88%
Total costs and expenses	170%	260%	210%	323%
Loss from operations	-70%	-160%	-110%	-223%
Finance costs	96%	312%	52%	564%
Finance costs to related parties	0%	0%	0%	0%
Gain on troubled debt restructuring	-16%	0%	-16%	0%
Other income, net	-1%	-10%	-23%	-10%
Other income from related parties	0%	0%	0%	0%
Loss before provision for income taxes	-149%	-463%	-131%	-778%
Provision for income taxes	0%	0%	0%	0%
Net loss	-149%	-463%	-131%	-778%

Net Revenue

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Revenues from services	$2,239,538	$2,681,008	$(441,470)	-16%	$4,445,940	$5,295,626	$(849,686)	-16%
Other revenues	7,359	-	7,359		41,942	-	41,942
Net Revenue	2,246,897	2,681,008	(434,111)	-16%	4,487,882	5,295,626	(807,744)	-15%

Our total net revenue for the three months ended on September 30, 2024, and September 30, 2023, was $2.25 million and $2.68 million, respectively, representing a decline of $0.43 million, or 16%. While the total number of Bookings increased by 7%, Booking Days and GBV declined by 2% and 9% respectively, during the three months ended September 30, 2024, versus the previous comparable period.

Our total net revenue for the six months ended on September 30, 2024, and September 30, 2023, was $4.49 million and $5.30 million, respectively, representing a decline of $0.81 million, or 15%. While the total number of Bookings increased by 8%, Booking Days and GBV declined by 5% and 12% respectively, during the six months ended September 30, 2024, versus the previous comparable period.

In the peer-to-peer car sharing model, we continued to take several measures to improve profitability, such as (i) reduction of cash incentives paid to Hosts and (ii) introduction of cancellation fees for Host and Guest. These and other cost rationalization strategies resulted in improved unit profitability at the expense of reducing booking days growth, resulting in lower Booking Days, GBV and Net revenue for the three and six months ended on September 30, 2024, compared to the same period in 2023.

Costs and Expenses

Cost of Revenue

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Cost of revenue	$1,213,422	$2,737,486	$(1,524,064)	-56%	$2,725,711	$6,348,468	$(3,622,757)	-57%

Cost of revenue was $1.21 million during the three months ended September 30, 2024, as compared to $2.74 million during the three months ended September 30, 2023, a decrease of $1.52 million, or 56%. This decrease was driven by overall Company-wide efforts to drive greater operational efficiency. Key drivers of the cost savings include $0.66 million reduction of repair and maintenance cost by optimizing the network of third-party vehicle garages, entering into new pricing contracts with these garages and reducing the accident rate by strengthening the Guest verification process, $0.32 million reduction in personnel costs (driven by headcount reductions in India, and discontinuation of operations in Vietnam, Egypt and Indonesia during the three months ending September 30, 2024), a decrease of $0.04 million of uncollected customer charges which were paid to the Host by the Company as part of its business customary practice. Due to discontinuation of operations in Egypt, Indonesia and Vietnam there was a savings of $0.06 million during the three months ended in September 2024 as compared to the three months ended September 30, 2023, under other expenses.

We further achieved savings of $0.14 million for software support and maintenance charges due to optimization of cloud cost and google maps services which were comparatively higher during the three months ending September 30, 2023, owing to the higher spending on brand marketing which brought more customers on the platform, increased searches without any material impact on booking. Further, there were cost savings of $0.14 million on account of depreciation on tracking devices during the three months ended September 30, 2024, as compared to three months ended September 30, 2023, since these devices were completely depreciated in the previous Fiscal year ending March 31, 2024.

Cost of revenue was $2.73 million during the six months ended September 30, 2024, as compared to $6.35 million during six months ended September 30, 2023, a decrease of $3.62 million, or 57%. This decrease was driven by overall Company-wide efforts to drive greater operational efficiency. Key drivers of the cost savings include $0.89 million reduction in personnel costs (driven by headcount reductions in India, and the closure operations in Vietnam, Egypt and Indonesia during the six months ending September 30, 2024 as well as a $0.08 million decrease in ESOP related costs during the six months ended September 30, 2024 as compared to six months ended September 30, 2023), a decrease of $0.52 million of uncollected customer charges which were paid to the Host by the Company as part of its business customary practice. Due to discontinuation of operations in Egypt, Indonesia and Vietnam there was a savings of $0.12 million during the six months ended in September 2024 as compared to three months ended September 30, 2023 under other expenses. Repair and maintenance charges were reduced by $1.22 million during the six months ended September 30, 2024, by optimizing network of third-party vehicle garages, entering new pricing contract with these garages, and reducing accident rate by strengthening the Guest verification process. During the six months ended September 30, 2024 there is a savings of $0.36 million due to introducing direct settlement of Toll charges between host and guest.

We further achieved savings of $0.34 million for software support and maintenance charges due to optimization of cloud cost and google maps services which were comparatively higher during the six months ending September 30, 2023, owing to the higher spending on brand marketing which brought more customers on the platform, increased searches without any material impact on booking. Further, there were cost savings of $0.27 million on account of depreciation on tracking devices during the six months ended September 30, 2024, as compared to six months ended September 30, 2023, since these devices were completely depreciated in the previous Fiscal year ending March 31, 2024.

Technology and Development

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Technology and development	$734,920	$919,859	$(184,939)	-20%	$1,636,701	$2,246,738	$(610,037)	-27%

Technology and development expenses totaled $0.73 million during the three months ended September 30, 2024, as compared to $0.92 million during the three months ended September 30, 2023, a decrease of $0.18 million, or 20%. This decrease was driven by employee benefit costs reductions of $0.08 million (including $0.02 million of additional ESOP charges during the three months ended September 30, 2023), and a further reduction of $0.10 million in IT platforms support costs as the Company continues to optimize usage of cloud-based IT services while enabling more in-app features for Guests and Hosts.

Technology and development expenses totaled $1.64 million during the six months ended September 30, 2024, as compared to $2.25 million during the six months ended September 30, 2023, a decrease of $0.61 million, or 27%. This decrease was driven by employee benefit costs reductions of $0.37 million (including $0.06 million of additional ESOP charges during the six months ended September 30, 2023), and a further reduction of $0.24 million in IT platforms support costs as the Company continues to optimize usage of cloud-based IT services while enabling more in-app features for Guests and Hosts.

Sales and Marketing

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Sales and marketing	$214,770	$1,154,032	$(939,262)	-81%	$1,017,341	$3,859,994	$(2,842,653)	-74%

Sales and marketing expense totaled $0.21 million during the three months ended September 30, 2024, as compared to $1.15 million during the three months ended September 30, 2023, a decrease of $0.94 million, or 81%, primarily driven by a $0.30 million reduction in brand marketing expenses incurred on brand visibility, and $0.44 million reduction in performance marketing expenses. Further there was a reduction of $0.11 million in Host incentives (this reflects the portion of the host incentives accounted for as sales and marketing expense during the three months ended September 30, 2024, as compared to the three months ended September 30, 2023. Personnel-related costs decreased by $0.08 million due to reductions in headcount.

Sales and marketing expense totaled $1.02 million during the six months ended September 30, 2024, as compared to $3.86 million during the six months ended September 30, 2023, a decrease of $2.84 million, or 74%, primarily driven by a $1.79 million reduction in brand marketing expenses incurred on brand visibility, and $0.69 million reduction in performance marketing expenses. Further there was a reduction of $ 0.19 million in Host incentives (this reflects the portion of the host incentives accounted for as sales and marketing expense) during the six months ended September 30, 2024, as compared to the six months ended September 30, 2023. Personnel-related costs decreased by $0.17 million due to reductions in headcount.

General and Administrative

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
General and administrative	$1,656,036	$2,168,326	$(512,290)	-24%	$4,054,948	$4,642,103	$(587,155)	-13%

General and administrative expenses were $1.66 million during the three months ended September 30, 2024, as compared to $2.17 million during the three months ended September 30, 2023, a reduction of $0.51 million, or 24%. Professional fees reduced by $0.30 million driven by elimination of SPAC related expenses during the three months ending September 30, 2024 as compared to the previous comparable period. Operating expenses reduced by $0.08 million during the three months ending September 30, 2024, due to surrender of operating lease premises and due to closure of operations in Egypt, Vietnam and Indonesia.

General and administrative expenses were $4.05 million during the six months ended September 30, 2024, as compared to $4.64 million during the six months ended September 30, 2023, a reduction of $0.59 million, or 13%. Professional fees reduced by $0.33 million driven by elimination of SPAC related expenses during the six months ending September 30, 2024, as compared to the previous comparable period. Employee Benefit expenses, Travel expenses and other expenses reduced by $0.07, $0.07 and $0.03 million respectively during the six months ending September 30, 2024 as compared to the six months ending September 30, 2023 as a result of company-wide cost optimization efforts. Operating lease cost reduced by $0.07 million during the six months ending September 30, 2024 as compared to the six months ending September 30, 2023 due to termination of Golden enclave office in Bangalore.

Finance Costs

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Finance costs	$2,160,178	$8,363,800	$(6,203,622)	-74%	$2,320,963	$29,884,357	$(27,563,394)	-92%
Finance costs to related parties	$-	$12,915	$(12,915)	-100%	$-	$25,777	$(25,777)	-100%

Finance costs were $2.16 million during the three months ended September 30, 2024, as compared to $8.36 million during the three months ended September 30, 2023, a reduction of $6.20 million, or 74%. Non-cash expenses related to change in fair valuation of SSCPN, derivative financial instrument and convertible promissory notes were $6.14 million, $0.81 million and $0.58 million respectively during three months ended September 30, 2023, all of which was converted into equity at the close of deSPAC in the fiscal year ending March 31, 2024. These reductions were partially offset by $1.32 million in accrued interest on a redeemable promissory note during the three months ended September 30, 2024, compared to the three months ended September 30, 2023.

Finance costs were $2.32 million during the six months ended September 30, 2024, as compared to $29.88 million during the six months ended September 30, 2023, a reduction of $27.56 million, or 92%. Non-cash expenses related to change in fair valuation of SSCPN, derivative financial instrument and convertible promissory notes were $16.66 million, $10.04 million and $1.00 million respectively during six months ended September 30, 2023, all of which was converted into equity at the close of deSPAC during the fiscal year ended on March 31,2024. Additionally, note issue expenses reduced to Nil during the six months ending September 30, 2024 as compared to $1.56 million incurred during the six months ended September 30, 2023. These reductions were partially offset by $1.47 million in accrued interest on a redeemable promissory note and an increase of $0.32 million in other borrowing costs during the six months ending September 30, 2024.

Gain on troubled debt restructuring

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Gain on troubled debt restructuring	$(352,447)	$-	$(352,447)	100%	$(352,447)	$-	$(352,447)	100%

Gain on troubled debt restructuring during the three months ended September 30, 2024 was $0.35 million vs Nil during the three months ended September 30, 2023.

Other (income) and expense, net

	Three months ended September 30,			%	Six months ended September 30,			%
	2024	2023	Change	Change	2024	2023	Change	Change
Other (income), net	$(28,007)	$(271,497)	$243,490	-90%	$(1,031,781)	$(522,716)	$(509,065)	97%
Other (income) from related parties	$-	$(1,626)	$1,626	-100%	$-	$(5,676)	$5,676	-100%

Other income was $0.03 million during the three months ended September 30, 2024, versus $0.27 million during the three months ended September 30, 2023, a reduction of $0.24 million or 90%. During the three months ended September 30, 2024 change in fair valuation of preferred stock warrant liability was nil, compared to a gain of $0.18 million recorded during the three months ended September 30, 2023. In addition, during the three months ended September 30, 2024, writeback of provision was nil as compared to $0.11 million recorded during the comparable period in 2023 and loss on assets written off is nil during the three months ended September 30, 2024 as compared to $0.04 million during the three months ended September 30, 2023.

Other income was $1.03 million during the six months ended September 30, 2024, versus other income of $0.52 million during the six months ended September 30, 2023, an increase of $0.51 million or 97%. The change in the fair valuation of unsecured convertible notes resulted in a net gain of $0.97 million during the six months ended September 30, 2024 as compared to Nil during the six months ended September 30, 2023 offset by reduction of gain on account of change in fair valuation of preferred stock warrant liability to nil during the six months ended September 30, 2024 as compared to $0.42 million recorded during the six months ended September 30, 2023. In addition, during the six months ended September 30, 2024, cumulative loss recorded due to assets written off was $0.09 million as compared to a loss of 0.04 million recorded during the six months ended September 30, 2023.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP financial measures help us to evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. We use the following non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes.

We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered as a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. Because of these limitations, we consider, and you should consider, our non-GAAP financial measures alongside other financial performance measures presented in accordance with GAAP. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

This trend in GBV reflects the trend in Booking Days observed above owing to the several measures we took to shift our strategy from volume to profitability and improve our unit profitability at the expense of booking days growth, which resulted in the lower sequential growth in GBV.

The following table summarizes our non-GAAP financial measures, along with the most directly comparable GAAP measure, for each period presented below.

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Gross profit /(loss)	$1,033,475	$(56,478)	$1,762,171	$(1,052,842)
Gross margin	46%	-2%	39%	-20%
Contribution profit/(loss)	1,207,766	(122,692)	1,666,927	(1,289,235)
Contribution margin	54%	-5%	37%	-24%
Net loss	(3,351,975)	(12,402,287)	(5,883,554)	(41,183,419)
Adjusted EBITDA	(1,470,442)	(3,869,876)	(4,731,683)	(10,673,165)

Contribution Profit (Loss) and Contribution Margin

We define contribution profit (loss) as our gross profit (loss) plus (a) depreciation expense included in cost of revenue, (b) stock-based compensation expense included in cost of revenue, (c) other general costs included in cost of revenue (rent, software support, insurance, travel); less (i) Host incentive payments and (ii) marketing and promotional expenses (excluding brand marketing).

We use contribution profit (loss) and contribution margin as indicators of the economic impact of a new booking on our platform, as they capture the direct expenses attributable to a new booking on our platform and the cost required to generate revenue. While certain contribution profit (loss) adjustments may not be non-recurring, non-cash, non-operating, or unusual, contribution profit (loss) is a metric our management and board of directors find useful, and we believe investors may find useful in understanding the costs most directly associated with our revenue-generating activities.

We recorded a contribution profit of $1.21 million during the three months ended September 30, 2024, versus a contribution loss of $0.12 million during the three months ended September 30, 2023. Our gross profit improved to $1.03 million during the three months ended September 30, 2024, versus a gross loss of $0.06 million during the three months ended September 30, 2023, which was driven by significant reductions in cost of revenue due to the overall improvements in Companywide operational efficiencies accomplished over the past few quarters. In addition, host incentives and marketing costs (excl. brand marketing) were reduced significantly to $0.05 million during the three months ended September 30, 2024, versus $0.60 million during the same period in 2023, which further contributed to the Company achieving contribution profit as compared to contribution loss in the previous comparable period.

We recorded a contribution profit of $1.67 million during the six months ended September 30, 2024, versus a contribution loss of $1.29 million during the six months ended September 30, 2023. Our gross profit improved to $1.76 million during the six months ended September 30, 2024, versus a gross loss of $1.05 million during the six months ended September 30, 2023, which was driven by significant reductions in cost of revenue due to the overall improvements in Companywide operational efficiencies accomplished over the past few quarters. In addition, host incentives and marketing costs (excl. brand marketing) were reduced significantly to $0.59 million during the six months ended September 30, 2024, versus $1.48 million during the same period in 2023, which further contributed to the Company achieving contribution profit as compared to contribution loss in the previous comparable period.

Contribution profit (loss) and contribution margin are non-GAAP financial measures with certain limitations regarding their usefulness; they should be considered as supplemental in nature and are not meant as substitutes for gross profit /(loss) and gross margin, which are measures prepared in accordance with GAAP. For purposes of calculating the non-GAAP financial measures, we utilize the GAAP financial measure of gross profit (loss), which is defined as revenue minus cost of revenue, each of which is presented in our unaudited condensed consolidated statements of operations. Our definitions of contribution profit (loss) and contribution margin may differ from the definitions used by other companies in our industry and, therefore, comparability may be limited. In addition, other companies may not publish these or other similar metrics. Further, our definition of contribution profit (loss) does not include the impact of certain expenses that are reflected in our unaudited condensed consolidated statements of operations. Thus, our contribution profit (loss) should be considered in addition to, not as a substitute for or in isolation from, gross profit (loss) prepared in accordance with GAAP.

The following tables present reconciliations of gross profit/(loss) to contribution profit/(loss) and gross margin to contribution margin for each of the periods indicated:

Contribution Profit/(Loss)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$2,246,897	$2,681,008	$4,487,882	$5,295,626
Cost of revenue	1,213,422	2,737,486	2,725,711	6,348,468
Gross Profit/(loss)	1,033,475	(56,478)	1,762,171	(1,052,842)
Gross margin	46%	-2%	39%	-20%
Add: Depreciation and amortization in COR	74,306	210,435	149,179	419,370
Add: Stock-based compensation in COR	-	15,526	-	83,035
Add: Overhead costs in COR (rent, software support, insurance, travel)	145,346	306,403	350,321	739,295
Less: Host Incentives and Marketing costs (excl. brand marketing)	45,361	598,578	594,744	1,478,093
Less: Host incentives	30,242	145,210	77,864	275,045
Less: Marketing costs (excl. brand marketing)	15,119	453,368	516,880	1,203,048
Contribution Profit / (Loss)	1,207,766	(122,692)	1,666,927	(1,289,235)
Contribution margin	54%	-5%	37%	-24%

Adjusted EBITDA is a non-GAAP financial measure that represents our net income or loss adjusted for (i) provision for income taxes; (ii) other income and (expense), net; (iii) depreciation and amortization; (iv) stock-based compensation expense; and (v) finance costs.

We use adjusted EBITDA in conjunction with net income or loss, its corresponding GAAP measure, as a performance measure that we use to assess our operating performance and operating leverage in our business. The above items are excluded from our adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, or they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful.

We believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating the results of our operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Moreover, we have included adjusted EBITDA because it is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

Our adjusted EBITDA loss has reduced to $1.47 million during the three months ended September 30, 2024, as compared to an adjusted EBITDA loss of $3.87 million during the three months ended September 30, 2023.

Our adjusted EBITDA loss has reduced to $4.73 million during the six months ended September 30, 2024, as compared to an adjusted EBITDA loss of $10.67 million during the six months ended September 30, 2023.

This improvement is a result of broad-based cost reduction and optimization initiatives that reduced our cost of revenue, technology and development costs, sales and marketing costs, and general and administrative costs (as described above) during the three and six months ended September 30, 2024, as compared to the same period in 2023.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	Adjusted EBITDA does not reflect other (income)/expense, net, which includes interest income on cash, cash equivalents, restricted cash and investments, net of interest expense, and gains and losses on foreign currency transactions and balances;

●	Adjusted EBITDA excludes certain recurring non-cash charges, such as depreciation of property and equipment and amortization of intangible assets; although these are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;

●	Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy: and

●	Adjusted EBITDA excludes all finance charges.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

The following is a reconciliation of adjusted EBITDA to the most comparable GAAP measure, Net (Loss) / Income:

	Three Months ended September 30,		Six Months ended September 30,
	2024	2023	2024	2023
Net (Loss)	$(3,351,975)	$(12,402,287)	$(5,883,554)	$(41,183,419)
Add/ (deduct)
Stock-based compensation	-	173,693	-	617,905
Depreciation and amortization	101,809	255,126	215,136	510,607
Finance costs	2,160,178	8,363,800	2,320,963	29,884,357
Finance costs to related parties	-	12,915	-	25,777
Other income, net	(28,007)	(271,497)	(1,031,78 1)	(522,716)
Other income from related parties	-	(1,626)	-	(5,676)
Gain on troubled debt restructuring	(352,447)	-	(352,447)	-
Adjusted EBITDA	$(1,470,442)	$(3,869,876)	$(4,731,683)	$(10,673,165)

Year Ended March 31, 2024 Compared to 2023

	For the Years Ended March 31,
	2024	2023
Net revenue	9,897,233	8,826,206
Costs and expenses	-	-
Cost of revenue	10,331,595	20,675,611
Technology and development	4,345,748	5,176,391
Sales and marketing	5,767,036	6,734,205
General and administrative	17,245,096	12,695,839
Impairment of balances with government authorities	3,875,767	-
Total costs and expenses	41,565,242	45,282,046
Loss from operations	(31,668,009)	(36,455,840)
Finance costs	13,898,735	27,570,752
Finance costs to related parties	38,203	64,844
Other Income, net	(11,316,472)	(2,043,556)
Other income from related parties	(11,224)	(15,804)
Loss before income taxes	(34,277,251)	(62,032,076)
Provision for income taxes	-	-
Net loss	(34,277,251)	(62,032,076)

The following table sets forth our results of operations as a percentage of net revenue:

	For the Years Ended March 31,
	2024	2023
Net revenue	100%	100%
Costs and expenses
Cost of revenue	104%	234%
Technology and development	44%	59%
Sales and marketing	58%	76%
General and administrative	174%	144%
Impairment of balances with government authorities	39%	0%
Total costs and expenses	420%	513%
Loss from operations	-320%	-413%
Finance costs	140%	312%
Finance costs to related parties	0%	1%
Other income, net	-114%	-23%
Other income from related parties	0%	0%
Loss before income taxes	-346%	-703%
Provision for income taxes	0%	0%
Net loss	-346%	-703%

Net Revenue

	For the Years Ended March 31,
	2024	2023	Change	% Change
Income from rentals	$-	$165,834	$(165,834)	-100%
Revenues from services	9,836,434	8,586,785	1,249,649	15%
Other revenues	60,799	73,587	(12,788)	-17%
Net Revenue	9,897,233	8,826,206	1,071,027	12%

Our total net revenue for the years ended on March 31, 2024, and March 31, 2023 was $9.90 million and $8.83 million, respectively, representing an increase of $1.07 million, or 12%. Total number of Bookings, Booking Days and GBV declined by 23%, 18% and 19%, respectively, in the year ended March 31, 2024 versus the previous comparable period, however, our GAAP net revenue increased 12% in the same year as the total incentive payments treated as contra-revenue during the year ended March 31, 2023 was $3.85 million versus $0.88 million during the year ended March 31, 2024. During the year ended March 31, 2023, we provided higher cash incentives for our Hosts and Guests to increase our available supply of cars and attract Guests to use our platform which reduced revenue. These various strategies were targeted towards making a successful transition to the peer-to-peer sharing model.

After the transition to the peer-to-peer sharing model, we took several measures to improve profitability, such as (i) reduction of cash incentives paid to Hosts and (ii) introduction of penalties for Host and Guest on cancellation of booking. These and other cost rationalization strategies resulted in improved unit profitability at the expense of reducing booking days growth, resulting in lower Booking Days and GBV for the year ended on March 31, 2024 versus the year ended March 31, 2023.

Costs and Expenses

	For the Years Ended March 31,
	2024	2023	Change	% Change
Cost of revenue	$10,331,595	$20,675,611	$(10,344,016)	-50%
Technology and development	4,345,748	5,176,391	(830,643)	-16%
Sales and marketing	5,767,036	6,734,205	(967,169)	-14%
General and administrative	17,245,096	12,695,839	4,549,257	36%
Impairment of balances with government authorities	3,875,767	-	3,875,767	100%
Total costs and expenses	41,565,242	45,282,046	(3,716,804)	-8%

Cost of Revenue

	For the Years Ended March 31,
	2024	2023	Change	% Change
Cost of revenue	$10,331,595	$20,675,611	$(10,344,016)	-50%

Cost of revenue was $10.33 million during the year ended March 31, 2024, as compared to $20.68 million during year ended March 31, 2023, a decrease of $10.34 million, or 50%. This decrease was driven by overall Company-wide efforts to drive greater operational efficiency beginning in January 2023. Key drivers of the cost savings include $3.78 million reduction in personnel costs    (driven by headcount reductions in India, Egypt and the closure of Vietnam as well as a $0.44 million decrease in ESOP related costs in the year ended March 31, 2024), a decrease of $1.52 million of uncollected customer charges which charges were paid to the Host by the Company as part of its business customary practice, $0.91 million of cost rationalization in our call centers for India primarily via enhanced chat bot options creating a better experience for our Host and Guest directly and we also adjusted our toll and fuel policies, such that Guests are directly responsible for these costs, thereby reducing the need of call center agents . Repair and maintenance charges were reduced by $0.54 million during the year ended March 31, 2024 by optimizing network of third party vehicle garages, entering new pricing contract with these garages, and reducing accident rate by strengthening the Guest verification process.

We further achieved savings of $0.38 million for rent charges due to the termination of leases associated with parking lots that are no longer needed since we developed an in-app feature enabling Hosts and Guests to communicate directly on vehicle location and delivery and another $0.34 million by changing the operating model of home delivery services such that delivery fees are collected by Zoomcar directly and paid to Hosts. Further, there was cost savings across our international markets other than India on account of reduced travel cost, ground staff cost and call center costs amounting to $0.15 million, $0.29 million and $0.58 million respectively, during the year ended March 31, 2024 versus the year ended March 31, 2023 as a result of reduced operations in these locations. The above decrease was offset by an increase in device depreciation charges of $0.49 million due to a reduction in revised estimate of depreciable lives of certain older devices.

Technology and Development

	For the Years Ended March 31,
	2024	2023	Change	% Change
Technology and development	$4,345,748	$5,176,391	$(830,643)	-16%

Technology and development expenses totaled $4.35 million during the year ended March 31, 2024, as compared to $5.18 million during the year ended March 31, 2023, a decrease of $0.83 million, or 16%. This decrease was driven by employee benefit costs reductions of $0.55 million (including $0.18 million of additional ESOP charges during the year ended March 31, 2023), and a further reduction of $0.28 million in IT platforms support costs as the Company continues to optimize usage of cloud based IT services while enabling more in-app features for Guests and Hosts.

Sales and Marketing

	For the Years Ended March 31,
	2024	2023	Change	% Change
Sales and marketing	$5,767,036	$6,734,205	$(967,169)	-14%

Sales and marketing expense totaled $5.77 million during the year ended March 31, 2024, as compared to $6.73 million during the year ended March 31, 2023, a decrease of $0.97 million, or 14%, primarily driven by a $1.27 million reduction in Host incentives (this reflects the portion of the host incentives are accounted for as sales and marketing expense), $0.66 million reduction in performance marketing expenses, and $0.47 million optimization in referral bonuses paid to existing Hosts for referring new Hosts during the year ended March 31, 2024 as compared to the year ended March 31, 2023. Personnel related costs decreased by $0.38 million due to reductions in headcount. These cost reductions above were partially offset by an increase of brand marketing expenditures by $1.81 million (centered on the Indian Premier League season during the April to June 2023 time period), which impacted the year ended March 31, 2024, versus the year ended March 31, 2023.

General and Administrative

	For the Years Ended March 31,
	2024	2023	Change	% Change
General and administrative	17,245,096	12,695,839	4,549,257	36%

General and administrative expenses were $17.25 million during the year ended March 31, 2024, as compared to $12.70 million during the year ended March 31, 2023, an increase of $4.55 million, or 36%. The increase during the year ended March 31, 2024, was driven by an increase in legal and professional expenses of $ 5.85 million which includes legal and advisory fees related to the deSPAC transaction. Excluding professional fees paid in both periods, overall G&A expense decreased by $1.30 million during the year ended March 31, 2024 versus the year ended March 31, 2023 primarily due to the reduction of employee benefit expenses for support and executive functions to $5.50 million for the year ended March 31, 2024 versus costs of $6.72 million during the year ended March 31, 2023, a reduction of $1.22 million year over year (Primarily the Employee benefit expense reduced due to lower charge of $1.07 million on account of ESOP issuance during the year ended March 31, 2023). Amortization and depreciation charges decreased by $0.23 million for the year ended March 31, 2024 due to the end of the depreciable lives of certain furniture and fixtures. These reductions were partially offset by an increase in rental costs of $0.24 million during the year ended March 31, 2024 as compared to the year ended March 31, 2023 due to one-time non-operating parking charges for owned cars which were being run under the erstwhile inventory heavy self-drive rental business and now being disposed of gradually, once disposed these charges will not be incurred.

Impairment of balances with government authorities

	For the Years Ended March 31,
	2024	2023	Change	% Change
Impairment of balances with government authorities	3,875,767	-	3,875,767	100%

The impairment of balances with government authorities were $3.88 million during the year ended March 31, 2024, as compared to Nil during the year ended March 32, 2023. This impairment is a one-time charge due to non-utilization of Goods and Service Tax (GST) input accumulated over the past few years.

Finance Costs

	For the Years Ended March 31,
	2024	2023	Change	% Change
Finance costs	$13,898,735	$27,570,752	$(13,672,017)	-50%
Finance costs to related parties	38,203	64,844	(26,641)	-41%

Finance costs were $13.90 million during the year ended March 31, 2024, as compared to $27.57 million during the year ended March 31, 2023, a reduction of $13.67 million, or 50% primarily on account of reduced non-cash charges due to a change in fair value of derivative financial instrument of $10.91 million. This reduction was offset by increases in non-cash charges due to change in fair value of the Preferred stock warrant liability of $5.28 million, discount on issuance and change in fair value of Atalaya Note of $2.27 million and SSCPN issue expenses of $0.60 million. These costs were further offset by a reduction in interest on vehicle loans, interest on finance leases, other borrowing cost and bank charges by an amount of $0.23 million, $0.22 million, $0.16 million, and $ 0.05 million respectively.

Finance Costs to related parties reduced due to decline in outstanding loan balances.

Other (income) and expense, net

	For the Years Ended March 31,
	2024	2023	Change	% Change
Other income, net	$(11,316,472)	$(2,043,556)	$9,272,916	454%
Other income from related parties	(11,224)	(15,804)	(4,580)	-29%

Other income was $11.32 million during the year ended March 31, 2024, versus other income of $2.04 million during the year ended March 31, 2023, an increase of $9.27 million or 454%. This increase is primarily due to non-cash gains related to the fair valuation of our convertible promissory notes and senior subordinated convertible promissory notes that converted to equity concurrently with the deSPAC in December 2023, resulting in a net gain of $10.44 million recorded during the year ended March 31, 2024 offset by a reduction of non-cash income related to fair valuation of preferred stock warrant liability to nil during the year ended March 31, 2024 compared to $0.42 million recorded during the year ended March 31, 2023. Other Income for the year ended March 31, 2024, includes $0.95 million of income generated from waiver of lock up restrictions on shares held by certain transaction vendors which was partially offset by an amount of $0.24 million of other income generated on account of writeback of customer payables outstanding for more than three years and one time writeback of trade payables as of March 31, 2023. In addition, during the year ended March 31, 2024, we recorded a loss of $0.21 million related to sale of assets held for sale versus a gain on sale of $1.64 million recorded in the previous year. There was a reduction in foreign currency remeasurement expense of $0.29 million in the current year ending March 31, 2024, versus the year ended March 31, 2023, as well as income of $0.11 million related to write back of prior provisions recorded during the year ending March 31, 2024.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP financial measures help us to evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. We use the following non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes.

We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered as a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. Because of these limitations, we consider, and you should consider, our non-GAAP financial measures alongside other financial performance measures presented in accordance with GAAP. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The following table summarizes our non-GAAP financial measures, along with the most directly comparable GAAP measure, for each period presented below.

	For the Years Ended March 31,
	2024	2023
Gross loss	$(434,362)	$(11,849,405)
Gross margin	-4%	-134%
Contribution loss	(979,154)	(14,227,150)
Contribution margin	-10%	-161%
Net loss	(34,277,251)	(62,032,076)
Adjusted EBITDA	(17,845,538)	(32,105,321)

Contribution Profit (Loss) and Contribution Margin

We define contribution profit (loss) as our gross profit (loss) plus (a) depreciation expense included in cost of revenue, (b) stock-based compensation expense included in cost of revenue, (c) other general costs included in cost of revenue (rent, software support, insurance, travel); less (i) Host incentive payments and (ii) marketing and promotional expenses (excluding brand marketing).

We use contribution profit (loss) and contribution margin as indicators of the economic impact of a new booking on our platform, as they capture the direct expenses attributable to a new booking on our platform and the cost required to generate revenue. While certain contribution profit (loss) adjustments may not be non-recurring, non-cash, non-operating, or unusual, contribution profit (loss) is a metric our management and board of directors find useful, and we believe investors may find useful, in understanding the costs most directly associated with our revenue-generating activities.

We recorded a contribution loss of $0.98 million during the year ended March 31, 2024, versus a contribution loss of $14.23 million during the year ended March 31, 2023. Our gross loss improved to $0.43 million during the year ended March 31, 2024, versus a gross loss of $11.85 million during the year ended March 31, 2023, which was driven by significant reductions in cost of revenue due to the overall improvements in Companywide operational efficiencies accomplished over the past few quarters. In addition, host incentives and marketing costs (excl. brand marketing) were reduced significantly to $2.73 million during the year ended March 31, 2024, versus $5.13 million during the year ended March 31, 2023, which further contributed to the reduction in contribution loss.

Contribution profit (loss) and contribution margin are non-GAAP financial measures with certain limitations regarding their usefulness; they should be considered as supplemental in nature and are not meant as substitutes for gross profit /(loss) and gross margin, which are measures prepared in accordance with GAAP. For purposes of calculating the non-GAAP financial measures, we utilize the GAAP financial measure of gross profit (loss), which is defined as revenue minus cost of revenue, each of which is presented in our consolidated statements of operations. Our definitions of contribution profit (loss) and contribution margin may differ from the definitions used by other companies in our industry and, therefore, comparability may be limited. In addition, other companies may not publish these or other similar metrics. Further, our definition of contribution profit (loss) does not include the impact of certain expenses that are reflected in our audited consolidated statements of operations. Thus, our contribution profit (loss) should be considered in addition to, not as a substitute for or in isolation from, gross profit (loss) prepared in accordance with GAAP.

The following tables present reconciliations of gross loss to contribution loss and gross margin to contribution margin for each of the periods indicated:

Contribution Loss

	For the Years Ended March 31,
	2024	2023
Net revenue	$9,897,233	$8,826,206
Cost of revenue	$10,331,595	$20,675,611
Gross loss	$(434,362)	$(11,849,405)
Gross margin %	(4.39)%	(134.3)%
Add: Depreciation and amortization in cost of revenue	$828,111	$337,010
Add: Stock-based compensation in cost of revenue	$134,883	$575,662
Add: Overhead costs in cost of revenue (rent, software support, insurance, travel)	$1,218,583	$1,840,149
Less: Host incentives and Marketing costs (excl. brand marketing)	$2,726,369	$5,130,566
Less: Host incentives	$403,069	$2,143,199
Less: Marketing costs (excl. brand marketing)	$2,323,300	$2,987,367
Contribution loss	$(979,154)	$(14,227,150)
Contribution margin %	(9.9)%	(161.2)%

Adjusted EBITDA is a non-GAAP financial measure that represents our net income or loss adjusted for (i) provision for income taxes; (ii) other income and (expense), net; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) finance costs; (vi) deSPAC transaction closing costs and (vii) Impairment of balances with government authorities.

We use adjusted EBITDA in conjunction with net income or loss, its corresponding GAAP measure, as a performance measure that we use to assess our operating performance and operating leverage in our business. The above items are excluded from our adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, or they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful.

We believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Moreover, we have included adjusted EBITDA because it is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

Our adjusted EBITDA loss has improved to $17.85 million during the year ended March 31, 2024, as compared to an adjusted EBITDA loss of $32.11 million during the year ended March 31, 2023. This improvement is a result of broad-based cost reduction and optimization initiatives that reduced our cost of revenue, technology and development costs, sales and marketing costs, and general and administrative costs (as described above) during the year ended March 31, 2024, as compared to the year ended March 31, 2023.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	Adjusted EBITDA does not reflect other (income)/expense, net, which includes interest income on cash, cash equivalents, restricted cash and investments, net of interest expense, and gains and losses on foreign currency transactions and balances;

●	Adjusted EBITDA excludes certain recurring non-cash charges, such as depreciation of property and equipment and amortization of intangible assets; although these are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, impairment on balances with government authorities and adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;

●	Adjusted EBITDA excludes gains on restructuring transactions, as these are non-recurring in nature;

●	Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy: and

●	Adjusted EBITDA excludes all finance charges. For the year ended March 31, 2024, Adjusted EBITDA also excludes deSPAC related transaction expenses which are non-recurring in nature.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

The following is a reconciliation of adjusted EBITDA to the most comparable GAAP measure, Net (Loss) / Income:

	For the Year Ended March 31,
	2024	2023
Net Loss	$(34,277,251)	$(62,032,076)
Add/ (deduct)
SPAC transaction closing costs	7,061,350	-
Stock-based compensation	1,883,733	3,610,097
Depreciation and amortization	1,001,621	740,422
Finance costs	13,898,735	27,570,752
Finance costs to related parties	38,203	64,844
Other income, net	(11,316,472)	(2,043,556)
Other income from related parties	(11,224)	(15,804)
Impairment on balances with government authorities	3,875,767	-
Adjusted EBITDA	$(17,845,538)	$(32,105,321)

Liquidity and Capital Resources

During the six months ended September 30, 2024, and 2023 respectively, we generated negative cash flows from operations of $2.50 million and $10.21 million, respectively, reflecting greater operating cost efficiencies and reduced overhead expenditures in 2024. The Company incurred a net loss of $3.35 million and $12.40 million during the six months ended September 30, 2024, and 2023, respectively, and the accumulated deficit amounts to $313.44 million and $311.19 million as of September 30, 2024, and 2023, respectively.

As of September 30, 2024, our cash and cash equivalents totaled $0.61 million, consisting of cash on hand, fixed deposits and other bank balances.

Our primary use of cash is to fund our existing operations. If we have sufficient working capital, we will continue to invest in product development and in our technology platform. We expect that our general and administrative expenses will be reduced on an absolute dollar basis due to our efforts to manage cost, use of our cash effectively and improve profitability while managing our research and development programs. As on September 30, 2024, the Company’s cash position was critically deficient and critical payments to the operational and financial creditors of the Company are not being made in the ordinary course of business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.

In October 2022, we entered into a Business Combination Agreement (BCA) for merger with Innovative International Acquisition Corp. (“IOAC”) In October 2022, we entered into a note purchase agreement with Ananda small business trust, an affiliate of the SPAC sponsor. Ananda small business trust has purchased notes worth $10.00 million. Additionally, pursuant to signing the BCA, the Company has entered into a warrant and convertible note agreement in February 2023 with new investors and has raised a total of $21.28 million (before fees) as of August 16, 2023 (which has converted at a discount in the deSPAC). On December 28, 2023, we completed our deSPAC transaction with IOAC and received cash of $5.77 million, assumed liabilities amounting to $21.5 million and unsecured promissory notes of $3.26 million were also assumed.

On June 18, 2024, the Company entered into a securities purchase agreement with certain institutional accredited investors (the “June Aegis Securities Purchase Agreement”) pursuant to which the Company issued and sold an aggregate of $3.60 million in principal amount of notes (the “June Notes”) and warrants to purchase up to an aggregate of 1,267,728 shares (52,966,102   shares prior to Reverse Stock Split) shares of Company Common stock (the “June Warrants”) for gross proceeds to the Company of $3.00 million. The June Notes are due nine (9) months from the date of issuance,  provided that the Company is required to use the proceeds at the closing date of one or more subsequent equity, debt or other capital raise(s) or any sale of tangible or intangible assets with net proceeds sufficient to repay all or any portion of the amounts due under the June Notes, and bear interest at a rate of 15% per annum (up to 20% per annum during the occurrence of an Event of Default). The June Notes are also subject to optional redemption at the option of the Note Holder in the event of a change of control or upon occurrence of an Event of Default (in which case the June Notes are redeemable at a premium of 125% of the amount due thereunder). The June Notes contain certain negative covenants including, but not limited to, a prohibition on incurring indebtedness (other than certain permitted indebtedness) or allowing or suffering to exist any liens or encumbrances (other than permitted liens), repaying or redeeming any outstanding indebtedness other than the June Notes, redeeming or repurchasing any equity interests of the Company, declaring any dividends or distributions, changing the Company’s business, entering into any related party transactions or issuing any securities that would cause a breach or default of the June Notes. The June Notes also contain certain affirmative covenants, including, but not limited to, maintaining good standing, maintaining the Company’s property and intellectual property, maintaining current insurance policies and providing prompt notice in the event of an Event of Default or the commencement of voluntary bankruptcy or liquidation proceedings.

Our future capital requirements will depend on many factors, including, but not limited to, our growth, our ability to attract and retain Hosts and Guests, and the scope of future sales and marketing activities.

The Company expects to continue to incur net losses and have significant cash outflows from operating activities for at least the next 12 months. Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company will not have sufficient funds to meet its obligations within one year from the date of the Unaudited Condensed Consolidated Financial Statements were issued. On November 5, 2024, the Company had entered into a private placement transaction for gross proceeds of $9.15 million (before deduction of fees to the placement agent and other offering expenses). On November 7, 2024, the Company closed on private placement financing pursuant to which it raised gross proceeds of approximately $9.15 million. After the deduction of commissions and expenses, the Company received net proceeds of approximately $7.625 million and used $3.804 million of such net proceeds to repay the outstanding principal balance and accrued interest on outstanding indebtedness relating to financing from institutional investors in June 2024. There was also a holdback of $0.2 million for indemnification of the placement agent in the financing, leaving proceeds of approximately $3.621 million to the Company. While this financing resulted in the payment of certain outstanding indebtedness, the Company will still need to raise additional capital imminently in order to have sufficient capital. The Company believes that current cash and cash equivalents will allow the Company to continue operations through December 31, 2024, assuming that the Company makes part payments on its currently outstanding indebtedness and future accruals. The Company was advised by its largest investor and director that he would no longer commit to continuing his support to the Company in the event that any liquidity requirements arise in the future.

There can be no assurance that the Company will be able to achieve its business plan, raise any additional capital or secure the additional financing necessary to implement its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to increase its revenues and eventually achieve profitable operations. No adjustments have been made to the financial statements based on this uncertainty.

Financing Arrangements

We have financed our operations through revenue generated from sales, borrowings, and issuance of Common Stock, preferred stock, senior subordinated convertible promissory notes, convertible promissory note and unsecured convertible notes and redeemable promissory notes.

Debentures and Other Borrowings from Financial Institutions

We have obtained loan facilities from various financial institutions during earlier time periods, which remained outstanding as of September 30, 2024.

Issue of Common Stock

The Company’s shareholders authorized, and the Board of Directors approved for a 1-for-100 Reverse Stock Split, which became effective on October 21, 2024. The Reverse Stock Split took place after September 30, 2024 but before the date the financial statements were issued, hence the number of shares have been retroactively adjusted in the financial statements.

In December 2023, we raised $5,000,000 against issuance of 16,667 shares (1,666,666 prior to Reverse Stock Split)   to Mohan Ananda, Chairman of Board of Directors and our largest shareholder.

In May 2024, we issued 125,120 shares (12,512,080 prior to Reverse Stock Split)   to Atalaya Note holders to settle a part of the unsecured promissory note liability.

Issue of Unsecured Convertible Note

In December 2023, we issued an Unsecured Convertible Note bearing a principal amount of $8,434,605.

Issue of Redeemable Promissory Note

On June 18, 2024 , the Company entered into a Securities Purchase Agreement with certain institutional accredited investors pursuant to which the Company issued and sold an aggregate of $3,600,000 in principal amount of notes and warrants to purchase up to an aggregate of 1,267,728 shares (52,966,102 shares prior to Reverse Stock Split)   of Company Common Stock for gross proceeds of $3,000,000. The closing occurred on June 20, 2024.

Private Placement of Equity

On November 5, 2024, the Company had entered into a private placement transaction for gross proceeds of $9,149,971 (before deduction of fees to the placement agent and other offering expenses payable by the Company). Aegis Capital Corp. is acting as the Exclusive Placement Agent for the private placement. The Company intends to use the net proceeds from the private placement to repay approximately $3,804,000 of outstanding indebtedness (including accrued interest).

The following table summarizes our cash flows for the periods presented:

	Six Months ended September 30,
Statements of Cash Flows Data:	2024	2023
Net cash used in provided by operating activities	$(2,496,568)	$(10,214,140)
Net cash flows generated from investing activities	384,825	(73,180)
Net cash (used)/ generated from financing activities	1,258,995	10,602,899
Effect of foreign exchange on cash and cash equivalents.	(29,190)	(155,777)
Net (decrease)/increase in cash and cash equivalents	(852,748)	315,579

Operating Activities

Net cash used in operating activities was $2.50 million and $10.21 million for the six months ended September 30, 2024, and September 30, 2023, respectively. The major drivers contributing to the decrease of $7.72 million during the current six months compared to previous six months period included the following:

1.	Decrease in net loss of $35.30 million and including adjustments for non-cash items contributed lower cash outflow of $29.41 million during the six months ended September 30, 2024, compared to six months ended September 30, 2023. These adjustments include fair value changes in financial instruments, SSCPN issue expense, stock-based employee compensation, note issue expenses, gain on trouble restructuring, Interest expenses on redeemable promissory note and finance leases, depreciation and amortization of long-lived assets and intangibles assets, among others.

2.	Net increase in working capital of $1.83 million was a result of improved working capital management during the six months ended September 30, 2024, as compared to the six months ended September 30, 2023.

Investing Activities

Net cash generated from investing activities totaled $0.38 million for the six months ended September 30, 2024, as compared to Net cash used for investing activities totaled $0.07 million during the same period in 2023. The increase in cash generated during the six months ended September 30, 2024, is largely attributable to receipt of proceeds from maturity of investment in fixed deposits during the current six months as compared use of proceeds towards purchase of vehicle tracking devises and investment in fixed deposits during the six months ended September 30,2023.

Financing Activities

Net cash generated from financing activities totaled $1.26 million and $10.60 million during the six months ended September 30, 2024, and September 30, 2023, respectively. The Company received proceeds from the issuance of redeemable promissory note amounting to $3.00 million, $0.49 million paid in relation to note issuance expenses of redeemable promissory note and debt repayment of  $1.25 million during the six months ended September 30, 2024 as compared to higher  proceeds from the issuance of Senior Subordinated convertible promissory note of $13.18 million which was partly offset by note issuance cost, debt repayments and principal payment of finance lease obligations totaled to $2.57 million, during the six months ended September 30, 2023. As the Company’s cash position decreased, critical payments and debt repayments were not being made in the ordinary course of business.

Contractual Obligations and Commitments

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business.

Below is a table that shows our contractual lease obligations as of September 30, 2024:

	September 30, 2024
Maturities of lease liabilities are as follows:	Operating Leases	Finance Leases
2025	$163,972	$6,443,466
2026	343,866	-
2027	360,583	-
2028	378,135	-
2029	396,566	-
Total Lease Payments	$1,643,122	$6,443,466
Less : Imputed Interest	415,175	454,426
Total Lease Liabilities	$1,227,947	$5,989,040

Borrowings

The contractual commitment amounts in the table below are associated with agreements that are enforceable and legally binding. Obligations under contracts that we can cancel without a material penalty are not included in the table above.

As at	September 30, 2024
Current
Non-convertible debentures
- 7.7% Debentures	$259,969
Term loans
- from non-banking financial companies (NBFCs)
- Mahindra & Mahindra Financial Services Limited	600,822
- TATA Motors Finance Limited	1,956,403
- Kotak Mahindra Financial Services Limited	348,846
- Jain and Sons Services Limited	47,754
- Mercury Car Rentals Private Limited	155,200
- Orix Leasing and Financial Services India LTD	167,110
- Clix Finance India Private Limited	127,726
Total	$3,663,830

Total maturity for the six months ending on September 30, 2024
2025 (until March 31, 2025)	$3,663,830

Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change.

(A)	Claims filed by customers and third-parties not acknowledged as liability amounted to $4,259,794 and $4,565,949 as at September 30, 2024 and March 31, 2024, respectively. The claims made by the customers against the Company includes claims that have been made for amounts charged to customers by the Company as damages for improper use of vehicles and/or physical damages made to vehicles during an active trip ; or claims made by customers for unavailability of the booked vehicle or for any mechanical default in the booked vehicle ; or claims against any similar issue faced by either the host or the customer. Under the erstwhile business model of the Company , the Company had procured third-party insurance policies for fleet under its management which indemnifies against personal death and/or injuries suffered either by the customer or third-parties during the use of its vehicles. Based on the insurance coverage, the Company is confident that liability, if any, arising from the claims under the previous business model will be covered by the insurance. Further, under the current business model of the Company, wherein the Company acts only as a facilitator, any issues arising from breach of any terms including improper use of vehicles and/or physical damages made to the vehicles or any mechanical issues in the vehicle will be the responsibility of either the host or the customer. While uncertainties are inherent in the final outcome of these matters, the Company believes that the disposition of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(B)	The Company has received various orders from time to time from Indian indirect tax authorities relating to disputes on input tax credits, service tax liabilities, GST dues, and taxability of car rental revenue for periods between 2014 and 2023, totaling $8,013,164 (March 31, 2024: $7,984,418). These disputes include disallowance of input credits, service tax liabilities on booking fees and penalty charges, disputes on goods and service tax input availed, and GST demands on gross booking value. The Company has taken necessary steps, including filing appeals, submissions, and deposits, and is awaiting further communication from the authorities. In relation to the GST demands on gross booking value, the Company has filed a writ petition with various authorities challenging the order. Based on the submissions provided and documents available, management believes that no significant outflow is expected, and therefore, no provision has been recorded as of September 30, 2024, and March 31, 2024.

(C)	In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar, Inc. and Zoomcar Holdings, Inc. (formerly IOAC) challenging his termination, claiming damages amounting to $405,059 and claiming that 100,000 options to purchase shares of Zoomcar, Inc. have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar, Inc. and Zoomcar Holdings, Inc. from “alienating or dealing” the 100,000 shares of Zoomcar, Inc. claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that Zoomcar Holdings, Inc. be deleted from the array of parties in the suit.

(D)	On January 30, 2024, the Company received a statement of arbitration claims involving warrant holders seeking damages of at least $10,000,000 purportedly arising from the alleged breaches of certain agreements between the Company and warrant holders. Additionally, the Claim requests additional amounts for attorneys’ fees and costs, as well as an order of rescission regarding the issuance of certain allegedly wrongfully dilutive shares of the Company’s stock issued in connection with the business combination or, alternatively, an order mandating a purportedly anti-dilutive issuance of additional shares of Zoomcar Common Stock to the warrant holders. The Court denied the temporary injunctive relief and passed an order to prevent issuance of securities to insiders and allowing Claimants to attach Company’s assets up to $3,500,000 if, and only if, located in New York. No further action has been taken as JAMS arbitration panel is yet to be appointed. The claimants have filed a case in New York County Supreme Court for seeking relief in aid of the arbitration claim to secure potential recovery. On June 18, 2024, the parties agreed to defer all further action with respect to the arbitration and associated litigation until June 18, 2025. Zoomcar is examining its legal options with respect to the Claim and the Court action. The Company believes that the claims are baseless and there was no breach of agreements as alleged.

(E)	In August 2022, the Company received a complaint and a demand for trial by jury from Randall Yanker (complainant) towards non-payment of performance bonus consideration seeking damages amounting to $15.9 million towards breach of contract claims, as well as costs, attorneys’ fees, and interest on the $15.9 million amount. The Company believes the claims in the complaint are baseless and violative of the applicable law. The Company had filed a motion to dismiss the case and out of the four course of actions sought by the complainant, the court has dismissed the two course of actions and the other two are still pending the Court’s consideration of the same. However, the Company believes the likelihood of payment of above damages is possible.

The outcome of the above legal proceedings cannot be determined at this time, and there can be no assurance as to the ultimate resolution of these matters or the potential impact on the Company’s financial position, results of operations, or cash flows. The Company will continue to monitor these proceedings closely and provide updates as necessary in future disclosures.

(F)	The Company has received the notice from Nasdaq on November 6, 2024 stating that the Company has still not regained compliance with the Rule. Accordingly, its securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of the Company’s Common Stock and warrants will be suspended at the opening of business on November 15, 2024 and the Company’s securities will be removed from listing and registration on The Nasdaq Stock Market. Furthermore, on October 29, 2024, Staff notified the Company that it did not comply with Listing Rule 5450(b)(1)(B), which requires that the Company’s ordinary shares maintain a minimum of 1,100,000 publicly held shares for continued listing. This matter serves as a separate and additional basis for delisting. The Company intends to timely request a hearing before a Nasdaq Hearings Panel. This hearing request will automatically stay Nasdaq’s delisting of the Company’s Common Stock and warrants pending the Panel’s decision and any extension provided by the Panel. The Company intends to present its plan of compliance, which may include a transfer to the Nasdaq Capital Market listing tier.

(G)	Zoomcar Holdings, Inc. files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns.

As at September 30, 2024, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our financial statements.

The Company received an order for fiscal year 2015-16 in relation to non-deduction of tax deducted at source withholding taxes on certain payments to resident payees/service providers amounting to $128,386 (March 31, 2024: $129,027). Penalty of $128,386 has been claimed but the proceedings are kept under abeyance until the above order is disposed off.

The Company has filed appeals against the above orders before higher authority.

The Company has not recognized any uncertain tax position as at September 30, 2024 and as at March 31, 2024, respectively. The Company believes these orders are unlikely to be sustained at the higher appellate authorities.

Critical Accounting Policies and Estimates

The Company prepared its financial statements in accordance with GAAP. Our preparation of these financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, and related disclosures at the date of the financial statements, as well as revenue and expense recorded during the reporting periods. The Company evaluates our estimates and judgments on an ongoing basis.

The Company bases its estimates on historical experience and/or other relevant assumptions that the Company believes to be reasonable under the circumstances. Actual results may differ materially from management’s estimates.

See Note 2, Summary of Significant Accounting Policies, to our unaudited condensed consolidated financial statements for further information related to our critical accounting policies and estimates, which are as follows:

Debt

The debt instruments of the Company consist of debentures and term loans from financial institutions. The Company based on available proceeds makes periodic prepayments of scheduled instalments and the same has been accounted for under ASC 470-50.

Redeemable Promissory Notes

During the period ended September 30, 2024, the Company has issued Redeemable Promissory Notes which are repayable at the principal value on maturity date and has been accounted for under ASC 470-10. The Company issued these Redeemable Promissory notes on discount and incurred expenses on issue of the Redeemable Promissory Notes. As per ASC 835, the discount and the expenses incurred on issue of the Redeemable Promissory Notes have been amortized over the period of the Redeemable Promissory note on a straight-line basis. The Redeemable Promissory Notes liabilities have been presented net off the discount and issue expenses.

Debt Issuance costs

Debt issuance costs consist primarily of arrangement fees paid to Placement agent, professional fees and legal fees. These costs are netted off with the related debt and are being amortized to interest expense over the term of the related.

The debt has been classified into current or non-current based on the payment terms of the debt instruments. Non-current obligations are those scheduled to mature beyond twelve months from the date of the Company’s Condensed Consolidated Balance Sheets.

Warrants

When the Company issues warrants, it evaluates the balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the Condensed Consolidated Balance Sheets. In accordance with ASC 815- 40, Derivatives and Hedging- Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the Condensed Consolidated Balance Sheets at fair value with any changes in its fair value recognized currently in the Condensed Consolidated Statement of Operations.

Warrants issued along with Redeemable Promissory Note:

During the period ended September 30, 2024, the Company issued warrants along with Redeemable Promissory Note and as consideration to placement agents for the issuance of the Redeemable Promissory Note.

These warrants were classified as equity in accordance with ASC 815-40 since all the conditions required for equity classification are met. Upon issuance of the warrant, the Company had allocated a portion of the proceeds from the issuance of its Redeemable Promissory Note to the warrant based on the relative fair values of warrants and Redeemable Promissory Note in accordance with ASC 820.

Warrants issued along with SSCPN and to placement agent (‘Derivative financial instrument’):

During the year ended March 31, 2024, the Company issued warrants along with Senior Subordinated Convertible Promissory Note (“SSCPN)” and as consideration to placement agents for the issuance of SSCPN.

These warrants were deemed derivative instruments in accordance with ASC 815-10-15-83 since they contained an underlying, had cash less payment provisions, that could have been net settled in shares and had a very minimal initial net investment. Accordingly, the derivatives were measured at fair value and subsequently revalued at each reporting date until the close of Reverse Recapitalization consummated during year ended March 31, 2024.

Warrants issued to preferred stockholders:

Before the date of reverse recapitalization, the Company had warrants issued to preferred stockholders convertible into Preferred stocks and Common stocks which were issued during the year ended March 31, 2022, and were classified as liabilities and equity respectively.

Each unit of Series E preferred stock issued by the Company consisted of one Series E preferred stock and a warrant which entitled the holder to purchase one share of Common stock of the Company on the satisfaction of certain conditions. Warrants were also issued to placement agencies of the Series E and Series E1 which included the following two categories: a) warrants to purchase Common stock of the company; and b) warrants to purchase Series E and Series E1 shares.

Warrants to be converted into Common stock:

The Company’s warrants to purchase common stock were classified as equity. Upon issuance of the warrant, the Company had allocated a portion of the proceeds from the issuance of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock (“Preferred stock warrant liability”):

The Company’s warrants to purchase convertible preferred stock were classified as a liability and were held at fair value as the warrants were exercisable for contingently redeemable preferred stock, which was classified outside of stockholders’ deficit.

The warrant instruments classified as liabilities were subject to re-measurement at each balance sheet date, and any change in fair value was recognized as a component of finance costs.

The Company continued to adjust the liability classified warrant for changes in the fair value until the Reverse Recapitalization transaction at which time the warrants were reclassified to additional paid-in-capital.

Financial liabilities measured at fair value

Convertible Promissory notes (“Notes”), Senior Subordinated Convertible Promissory Note (“SSCPN”) and Unsecured Convertible Note (“Atalaya Note”)

During the year ended March 31, 2024 the Company issued Notes and SSCPN. The Company evaluated the balance sheet classification for these instruments either as liabilities or equity, and accounting for conversion feature. As per ASC 480-10-25-14, the Notes and SSCPN were classified as liabilities because the Company intended to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. However, the Company had elected fair value option for these Notes and SSCPN, as discussed below and thus did not bifurcate the embedded conversion feature.

Fair Value Option (“FVO”) Election

The Company accounted for Notes and SSCPN under the fair value option election of ASC 825, Financial Instruments (“ASC-825”) as discussed below.

The Notes and SSCPN accounted under the FVO election which were debt host financial instruments containing conversion features which otherwise would be required to be assessed for bifurcation from the debt-host and recognized as separate derivative liabilities subject to measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15- 5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, was recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized under Finance costs shown as “Change in fair value of Notes” and “Change in fair value of SSCPN” in the accompanying Condensed Consolidated Statement of Operations. With respect to the above Notes and SSCPN, as provided for by ASC 825-10-50- 30(b), the estimated fair value adjustments were presented as a separate line item in the accompanying Condensed Consolidated Statement of Operations, since the change in fair value of the Notes and SSCPN payable were not attributable to instrument specific credit risk.

During the year ended March 31, 2024, as a result of consummation of the Business Combination by way of Reverse Recapitalization, the Notes and SSCPN outstanding were converted into 59,757 shares (5,975,686 shares prior to the Reverse Stock Split) of the Company’s Common Stock.

The SSCPN and Notes were adjusted for their carrying value through Condensed Consolidated Statement of Operations as on date of Reverse Recapitalization and credited at carrying value to the capital accounts upon conversion to reflect the stock issued.

During the year ended March 31, 2024, the Company issued an unsecured convertible note (“Atalaya Note) which had features similar to that of SSCPN and were accounted accordingly as enumerated above.

Troubled debt restructuring

As per ASC 470-60 Troubled Debt Restructuring (TDR) refers to a situation where the creditor, grants concessions to a borrower experiencing financial difficulties. These concessions may include modifications to the terms of the payable, such as reducing the interest rate, extending the repayment period, or forgiving a portion of the payable. Such restructuring is done with the intent to provide relief to the borrower and to maximize the potential for payable recovery by the Company.

In accordance with ASC 470-60, when the total future cash payments under the new terms are less than the carrying amount of the payable at the date of restructuring, the difference between the carrying amount and the total future cash payments is recognized as a ‘Gain on Troubled Debt Restructuring’ in the Condensed Consolidated Financial Statements. This gain is recorded immediately in the period the restructuring occurs.

If the total future cash payments under the new terms exceed the carrying amount of the payable at the date of restructuring, no adjustment to the carrying amount of the payable is made. Instead, the company calculates a New Effective Interest Rate (EIR) based on the revised terms of the restructured payable. The debt is then amortized over the remaining life of the payable using the new EIR, with interest expense recognized based on this rate in future periods.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business, which primarily relate to fluctuations in inflation and foreign currencies. Such fluctuations to date have not been significant.

Foreign Currency Exchange Risk

We transact business globally in multiple currencies, primarily Indian Rupees, U.S. Dollars, Singapore Dollars, Euros, Egyptian Pound, Vietnamese Dong, and Indonesian Rupiah. Revenue as well as costs and expenses denominated in foreign currencies expose us to the risk of fluctuations in foreign currency exchange rates against the U.S. Dollar. We are exposed to foreign currency risks related to our revenue and operating expenses, along with certain intercompany transactions, denominated in currencies other than the U.S. Dollar, primarily Indian Rupees. Accordingly, changes in exchange rates may negatively affect our future revenue and other operating results as expressed in U.S. Dollars. Our foreign currency risk is partially mitigated as our entities that primarily recognize revenue in currencies other than the U.S. Dollar incur expenses in the same underlying currencies and, as such, we do not believe that foreign currency exchange risk has had a material effect on our business, results of operations or financial condition. A hypothetical 5% adverse change in the value of Indian Rupee in relation to U.S. dollar, which is our single most significant foreign currency exposure, would have decreased total revenue and net loss for the year ended March 31, 2024, by approximately $0.46 million and $1.04 million, respectively. We have experienced, and will continue to experience, fluctuations in our net loss or income as a result of transaction gains or losses related to remeasurement of our asset and liability balances that are denominated in currencies other than the functional currency of the entities in which they are recorded. These items are presented within other income (expense), net, in our unaudited condensed consolidated statements of operations.

We are also exposed to foreign exchange rate fluctuations as we translate the financial statements of our foreign subsidiaries into U.S. Dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the financial statements of our foreign subsidiaries into U.S. Dollars would result in a gain or loss recorded as a component of accumulated other comprehensive income (loss), which is part of stockholders’ deficit.

BUSINESS

Mission

Zoomcar’s mission is to transform the urban mobility landscape across emerging market countries by connecting individuals with short and medium-term transportation needs with vehicle owners through the convenience of our scalable digital platform designed to provide persons seeking short-term vehicle use with personalized travel solutions while also providing entrepreneurial opportunities for vehicle owners to financially benefit from sharing their car within their community.

Overview

Zoomcar, headquartered in Bangalore, India, is a leading emerging market-focused online car sharing marketplace, based on the number of current vehicles and active users on our platform. Our platform enables car owners (“Hosts”) and persons in temporary need of vehicles (“Guests”) to connect and share the use of a Host’s car, made available to Guests at mutually convenient locations.

Founded in 2012, our growing online platform facilitates mobility in emerging markets, where convenient, cost-efficient transportation options are limited. Guests on our platform browse and choose from a range of available car models, makes, sizes and price points to book vehicles listed on our platform by Hosts. Hosts, in turn, can turn underutilized vehicles into revenue-generating opportunities by sharing their cars with individuals who require a car to satisfy leisure, work or other short to medium-term transportation needs. Further, in October 2022, we entered into the Merger Agreement with IOAC, a special purpose acquisition company with securities traded on the Nasdaq Stock Market pursuant to which we agreed, subject to satisfaction of certain conditions and the terms of the Merger Agreement, to engage in and consummate the Business Combination transaction. The Business Combination was consummated on December 28, 2023. Pursuant to the Business Combination, Merger Sub, a Delaware corporation and a wholly owned subsidiary of IAOC, merged with Zoomcar, Inc. with the Company continuing as the surviving entity. Zoomcar, Inc. thus became a wholly owned subsidiary of IAOC and IAOC was renamed as Zoomcar Holdings, Inc. with its securities traded on the Nasdaq Stock Market. As a result of this Business Combination, the stockholders (including common and preferred stock) of Zoomcar, Inc. were issued common stock of the Company.

We believe our business model is particularly well-suited to emerging markets because of the transportation challenges faced by urban residents in these areas. In India, the market that Zoomcar serves, the costs of car ownership can be prohibitively high relative to average personal income levels, with less than ten percent of persons in these markets owning a car. At the same time, these individuals typically lack access to alternative transportation modalities that are sufficiently convenient or affordable. The market also has growing middle classes, rapidly urbanizing metropolitan areas, and vast numbers of young, tech-fluent citizens. In total, these overarching demographic trends all contribute to management’s estimated total addressable market in emerging markets of $90 billion by 2026 of which India accounts for $36 billion, making India the most important market for us. The opportunity around the growing total addressable market is further described under the heading “Market Opportunity” below.

Already present in over 99 cities across India, we plan to continue evolving our platform offerings to meet Guests’ mobility needs in ways that are convenient, modern and cost-efficient, providing both transportation solutions and entrepreneurship opportunities within the communities where we operate. Our business model has evolved since our inception, as our platform originally offered short-term rental of vehicles owned or leased directly by Zoomcar. Between 2018 and 2020, we began shifting the focus of our technology and product development efforts towards capabilities relevant to our current “asset-light” business model focused on our digital platform for peer-to-peer car sharing. We completed our business model shift during the second half of 2021. Over time, we have expanded our platform’s functionality, and we continue to evolve our offerings as consumer preferences change.

Our technology is the backbone of our peer-to-peer car sharing platform. As of September 30, 2024, nearly half of our full-time employees are employed as technical staff that develop and refine the artificial intelligence and machine-learning algorithms that, among other things, help to optimize pricing models, determine appropriate damage coverage options for Guests, present Hosts and Guests with opportunities for ratings-based rewards and to monitor appropriate use of our platform. Our platform provides powerful tools for vehicle searching and discovery, Host and Guest chat and vehicle and driver tracking and ratings features. Highly-ranked Hosts with multiple vehicle offerings and highly rated prior hosting experiences can earn favorable placements for their vehicles on our platform. Guests can use the Host ratings and reviews shared on our platform to choose vehicles that best suit their needs and preferences. Our customized GPS-enabled vehicle tracking systems allow us to integrate Guest driving data into our computation of “driver scores” which comprise an important part of the feedback and review systems that collectively foster a trust-based community of Zoomcar platform users. We supplement our core platform technology through a software-enabled keyless entry application that is deployed across the vast majority of Host vehicles, thereby enabling Guests to access booked vehicles in a contactless fashion through their personal smartphones.

As of September 30, 2024, we had approximately 47,000 registered Host vehicles and 3.7 million active Guests (defined as Guests who have searched our platform for vehicles or bookings within the preceding twelve (12)-month period) participating in our marketplace.

We expanded our business outside of India in 2021 to Indonesia, Egypt and Vietnam. After carefully managing return on investment in these markets, we confirmed that our business model fits the needs of customers in Indonesia, Vietnam and Egypt, however, scaling in these countries requires investments in marketing which we do not currently have capital to achieve. Accordingly, we decided to cease operations in Vietnam in 2023, and in Indonesia and Egypt in 2024, so that we can concentrate our engineering and financial resources in India. Over time, Zoomcar plans to further increase penetration within India and, in the future, to expand into additional countries, subject to our financial condition.

How our Platform Works

Accessing Our Platform

●	Hosts: Our platform is designed to make it quick and easy for vehicle owners to create a “Host” account, complete our onboarding and registration process (i.e., add basic profile and vehicle information, which is then validated by Zoomcar), create attractive vehicle listings and connect with Guests seeking to book trips. Our platform includes AI and machine-learning- developed functionality that enable Hosts to manage their vehicle listings and rewards, pre-set booking parameters, optimize discretionary booking price elements and exchange messages with Guests as needed. Prior to listing a vehicle on the Zoomcar platform, the Host is encouraged to install a customized IoT device pre-programmed by Zoomcar to enable GPS tracking and data collection by Zoomcar and keyless, digital vehicle access by Guests.

●	Guests: Guests seeking vehicles establish an account on our platform by providing basic identification, driver’s license and payment information. Guests browse our vehicle catalogue to find cars sorted by a variety of criteria to meet their transportation needs. Our platform is intended to be both efficient and highly personalized, incorporating search-and ranking-based algorithms powered by back-end data science models that use historical bookings and recent search data, to offer the most personalized vehicle catalogue results to the Guest. Our platform functionality is constantly evolving and improving, often in response to feedback from Guests, whose ratings and reviews are at the core of the community-driven ethos of our platform.

Browsing and Selecting Vehicles

Our platform allows Guests to search listed vehicles in our catalogue across multiple criteria, including price, location, car type, rating, and other relevant parameters. Although listings on our platform change over time, there are generally a wide variety of vehicles available to Guests, including numerous options for compact cars, sedans, SUVs and oftentimes luxury, electric, or other premium vehicles; many listed vehicles have specific features, such as luggage racks, extra trunk storage, children’s car seats and other criteria that Guests find desirable for specific use cases (such as, for example, a weekend get-away trip, moving homes or a family vacation). The density of vehicles available to Guests across cities within our current markets, particularly in the largest urban areas, enables most Guests to identify and book vehicles at locations close to their homes or workplaces. The platform also allows certain highly-ranked Hosts to provide Guests an option of doorstep delivery, therein providing incremental last-mile convenience to the Guest. Guests can observe reviews by other Guests when choosing vehicles, which helps to further build out a community of trust and transparency between Guests and Hosts.

Bookings

Guests book and pay for the use of vehicles directly through our platform through our mobile applications (Android and iOS) or website. We refer to a scheduled trip or other vehicle use case (e.g., booking a car for a three-day leisure outing) as a “trip,” and a trip arranged through our platform as a “booking.” We consider a booking to be complete when a Guest selects a listed vehicle for a trip and pays Zoomcar the upfront portions of the total trip fees, as further described under the heading “Payments/Revenues” below. Guests can view upcoming and past bookings within our app and can also extend or modify bookings through the platform (with associated fees, as applicable). Guests can also start and end bookings remotely from their mobile app and have opportunities to accumulate or redeem rewards and incentives associated with trips they complete with booked vehicles, as further described below.

Trips

Once a Guest has booked a vehicle, the Guest receives information from our platform to access the vehicle and start their trip. To access the booked vehicle, the Guest most commonly unlocks the booked car through a keyless entry process connected to the in-vehicle hardware installed on the Host vehicle. Our mobile apps enable Guests and Hosts to communicate via messenger and email as necessary to coordinate any logistical details or answer any other related question. Once a trip is complete, the Guest must return the booked car in the same condition as when the trip commenced and pay any additional associated fees that were not due upon booking, such as fuel charges or vehicle damage penalties.

Payments/Revenues

Guests pay Zoomcar certain fees upon booking a vehicle. These fees typically include an “upfront booking fee” (less any applicable discounts and credits), a trip protection fee and a platform convenience fee. Other charges, such as fuel refilling or vehicle damage related charges, if incurred, are paid by Guests upon trip completion. We currently accept online payments via credit card debit card, online banking, and digital payment alternatives such as UPI (in India) and other digital wallet platforms. We plan to accept additional forms of payment as new digital payment modes become available in our market.

We refer to the total payment from a Guest in respect of a completed trip as the “Gross Booking Value” or “GBV”; we use “Average Transaction Value,” or “ATV,” to refer to the average GBV per booking during a particular time period and “booking days” to refer to the total days (24 hours, measured in minutes) during a given measurement period that one or more vehicles on our platform is booked and used for a trip. Certain portions of the GBV associated with each trip are paid 100% to the Host (e.g., fuel costs) and other portions are retained 100% by Zoomcar (e.g., value added trip protection fees); the balance of fees paid by Guests are apportioned 60% to the Host and 40% to Zoomcar. For more information on allocation of revenue between Hosts and Zoomcar, please see the section titled “Management’s Discussion and Analysis - Standard Booking Flow.”

Rewards and Incentives

We utilize certain rewards and incentives to encourage repeat and incremental transactions on our platform. For example, Guests that refer new customers to Zoomcar receive redeemable credits when new users complete bookings; we also make similar referral benefits available to Hosts who refer new Hosts to the platform. We also have a “Z points” loyalty program, which involves discounts or credits offered to Guests that they can redeem when booking subsequent trips on our platform.

Industry and Consumer Preferences

Our platform is designed around consumer preferences and aims to provide smart transportation solutions within urban communities across emerging market countries. Mobility options are currently limited in the markets we serve and the transportation options that are currently available are often outdated, expensive and, in many cases, inflexible and inconvenient for short-term needs. Our business model and platform offerings continue to evolve with changing consumer expectations and the observable shift in emerging market populations toward personalized, digitized goods and services offered on-demand. We believe that our positioning in most major cities in India, together with our scalable technology and platform features, make Zoomcar well-positioned to continue attracting customers from addressable markets with few parallels in terms of scale and size.

Limitations of Current Mobility Offerings in Emerging Markets

With the rapid transition to digitally enabled consumer services, the limitations of the present mobility options in emerging markets have become more apparent:

●	Personal car ownership is expensive, inefficient and not scalable for most of the urban population. Publicly available predictive demographic data suggest that, by 2026, there will be an estimated population of 1.8 billion across “our target urban centers within these emerging market countries,” defined to include 25 countries located within Southeast Asia, countries situated in and around the Middle East and North Africa, Latin America and Central Asia (“MENA”), with corresponding vehicle ownership which we estimate (assuming a 5% compound annual growth rate) to exceed 200 million cars across our target emerging markets during the same time period. Even with this seemingly large number of cars, personal vehicle ownership rates currently remain below 10% across a majority of our target emerging markets economies. Further, in contrast to Western markets, owning a car in emerging markets can be prohibitively expensive relative to average incomes. High import duties and excise taxes in many emerging markets contribute to expensive upfront vehicle prices. At the same time, the used car market in emerging markets remains largely decentralized, unorganized and offline, thereby making it more challenging for consumers to obtain transparent, affordable pricing for quality vehicles. Additionally, the vehicle financing market remains largely undeveloped in our target emerging markets, as interest rates may be between 10% and 15%, with many financiers requiring down payments of 20% to 30% or higher. Additionally, even traditional car leasing options are in short supply in many emerging markets given the relatively high interest rate environment and lack of robust, reliable credit data, combined with other barriers to entry that may be presented by local regulatory considerations.

●	Ride sharing solutions (similar to Uber or other local market equivalent) cover very different consumer use cases and do not meet longer-distance travel requirements. Ride sharing solutions generally serve limited use cases that are focused on intra-city point-to-point travel. We believe the majority of ride sharing use cases are for trips under 15 miles, above which the pricing becomes unattractive to most consumers, as pricing models need to take into account the costs associated with the driver’s return trip, which we believe may add between 20-30% to the overall trip price. In addition to being a more cost-effective alternative to ride sharing, we believe that car sharing offers advantages relating to autonomy, privacy, convenience and comfort. Moreover, the range of vehicle options available through a car sharing platform greatly outweigh those options available under a ride-hailing option.

●	Traditional car rental and chauffer services in our target emerging markets are generally unorganized, largely offline, and oftentimes still come with a driver included. A collection of smaller, largely offline operators provides car rental services to the end consumers needing cars for personal use in our target emerging markets. In the absence of traditional car rental companies, these local “mom and pop” providers offer less standardized services that do not provide the driver with significant choice or price transparency (e.g., many still require an upfront cash deposit). Additionally, the offline providers typically do not have broad local presences and are thus unable to offer value added services like home delivery or flexible vehicle extensions. The unorganized rental providers also focus on offline fulfilment which is not digitally enabled and therefore require significant manual intervention to start the trip. A final key distinction with traditional car rental service providers in our target emerging markets is that many remain focused on providing the vehicle alongside a chauffeured driver, thereby adding to the expense of the car use.

Evolving Consumer Expectations

In parallel with the limitations of present mobility options in our target emerging markets, consumer expectations are also evolving, with discernible and dynamic shifts among tech-enabled emerging market populations. The following are some key developments that Zoomcar management views as shaping current evolutions in personal mobility:

●	Mobile-app-based, on-demand solutions offer improved levels of customer convenience and flexibility. Over the past decade, mobile technology usage has proliferated across our target emerging markets, and we believe consumers now expect digital access to a wide range of goods and services including dining, personal shopping, travel and tourism, hospitality and entertainment services. Industries that were once largely offline have become more digitally connected to their end consumers, thus creating expectation among consumers of on-demand access to transactions and services. Successful businesses have effectively leveraged technology to provide personalized, dynamic experiences that adjust to meet the ever-evolving needs of the consumer.

●	Consumers have come to expect seamless, frictionless mobility options as the default across our target emerging markets. We believe on-demand, hyper-local mobility options are becoming readily available, standard experiences for consumers. Micro-mobility options, such as scooters and point-to-point cab trips (ride-hailing) are examples of transportation services that have become or are becoming digitized across emerging market cities. As these trends continue, we believe consumers expect agile, convenient modes of transportation, in contrast to legacy chauffeur driven or traditional rent-a-car services. We believe that consumers are increasingly expecting a digitally enabled, frictionless travel experience representing a fundamental paradigm shift from just a decade ago when consumer travel experiences such as ride-hailing and car rental tended to occur primarily offline. The new mobility services of recent years help offer the consumer exceptional convenience with greater flexibility and affordability. We believe the fundamental insight behind these newer platforms is that today’s consumers value access over ownership and prefer to save time while also enjoying more personalized experiences.

●	Solutions combining micro-entrepreneurship and efficient use of assets at scale are gaining momentum. In recent years, we believe global technology platforms have consistently offered individuals more opportunities to participate in their “scale-up” journeys. Mobile apps focusing on consumer services offer individuals an opportunity to rent out or sell products as part of their broader marketplace participation. These platforms allow individuals to essentially grow and scale a business on the applicable platform. Combined with trends toward more flexible working arrangements following the COVID-19 pandemic and less commuting, individuals are able to leverage additional available time by collaborating with a technology platform on bespoke entrepreneurial arrangements.

●	As urban incomes across our target emerging markets rise, domestic tourism is also flourishing. Among the more pronounced macro trends across our target emerging markets during the past decade is what we believe to be the increasingly high urbanization rates in the largest emerging-market cities. During this time, populations in these cities have generally trended younger, with a strong emphasis on upward mobility. Zoomcar believes that the trend towards domestic, short-term travel will continue, given the increased emphasis on domestic travel destinations for consumers across our target emerging markets.

Market Opportunity

Transportation ranks among the top household expenses across emerging markets, representing, in many cases, as much as 20% of average annual income per household. As a peer-to-peer car sharing platform that emphasizes convenience and affordability for Guests and income-generating potential for Hosts, we believe that our scalable platform is well-positioned to provide mobility solutions to Guests and Hosts across the markets in which we currently operate and those in which we may operate in the future. Zoomcar management evaluates potential revenue opportunity for our platform in terms of serviceable addressable market, representing an estimate of total potential platform revenue opportunities, assuming, among other inputs, that a portion of the aggregate population meeting certain core demographic criteria described below engages in transaction on our platform, and total addressable market, representing an estimate of total potential platform revenue opportunities, assuming, among other inputs, that the entire population meeting the core demographic criteria engage in transactions on our platform. Our estimates of serviceable addressable market and total addressable market are based on a number of assumptions, discussed in greater detail below, many of which are forward-looking and are premised on facts and circumstances that may or may not reflect actual results. In addition to incorporating Zoomcar management assumptions based on industry knowledge and professional experience, our addressable market estimates reflect publicly-available demographic, economic and transportation-related information published by the United Nations, Fitch and other sources.

Serviceable Addressable Market

We regard serviceable addressable market as an indicator of our potential near-term or medium-term revenue potential based on our current platform offerings, subject to various contingencies and assumptions. Zoomcar management currently estimates our annual global serviceable addressable market opportunity to be approximately $20 billion, taking into account publicly-available demographic and other predictive population data through 2026 and assuming that, within the same time period, our customer base expands to a total of 75 million Guests from among the total estimated population expected, by 2026, to have the following attributes (collectively, our “core demographic criteria”): residing in an urban center within one of Zoomcar’s 25 potential emerging market countries; having annual reported income within the top 65th percentile within the country of residence; between 18 and 50 years of age; and holding active drivers licenses. Based on publicly-available demographic and economic data and Zoomcar management analysis, 310 million people across our target emerging markets are expected to meet these demographic criteria by 2026; we estimate, for purposes of serviceable addressable market, that approximately 24% of this total population cohort, or 75 million persons, could book vehicles on our platform by 2026. We have also assumed, for purposes of estimating serviceable addressable market, that, , by 2026, our ATV will be $50 (representing a reduction in our ATV of $59.81 for the month of September 2024, as we expect that, over time, a larger proportion of our total use cases will consist of shorter trips) and that Zoomcar’s revenue share of total GBV will be ~45%. Our estimate of serviceable addressable market is not a forecast or prediction of Zoomcar’s expected operating results and is merely an estimate of Zoomcar management’s view of our addressable market, assuming, among other things, availability of quality vehicles, participation in our platform by Guests and Hosts, consistency of economic, global health and other conditions that affect our business, our customers and the markets in which we operate.

Total Addressable Market

We view total addressable market as an estimate of our platform’s total revenue potential by 2026, reflecting publicly-available demographic and economic data, as well as management estimates informed by industry knowledge and professional experience. We estimate that, by 2026, our annual global total addressable market opportunity may expand to approximately $90 billion, using the same broad-based criteria and methodology as our estimate of serviceable addressable market, and assuming, for purposes of estimating total addressable market, that all of the persons expected to meet our core demographic criteria in 2026 are Guests engaging in transactions on our platform. For Zoomcar to achieve results approaching this total addressable market would require, among other things, expansion of our current platform functions and capabilities to meet a broader range of mobility needs and use cases and significant increases in listed vehicles and density of listings, resulting in more bookings and increased booking days by customers within our target emerging markets. As with our estimate of serviceable addressable market, Zoomcar management’s estimate of total addressable market is not a forecast or prediction of Zoomcar’s expected operating results but is intended solely as an estimate of the total market and revenues potentially available to us based on demographic data and management’s assumptions, informed by professional experience and industry knowledge, without attempting to take into consideration the numerous additional factors impacting our business, our customers and our target emerging markets.

Comparison to Western Markets

Compared to Western markets, we believe our addressable market, and by extension, our total potential for revenue generation, to be larger than if we operated in Western markets. Among the reasons for this belief, the infrastructure, traffic challenges and low vehicle ownership rates among emerging market cities and populations create a broader need for shorter-distance transportation solutions in emerging markets, where current offerings tend to be more expensive, less flexible and less personalized than booking a vehicle through our platform to meet specific travel needs.

Zoomcar’s Platform Solutions

We believe Zoomcar is positioned to lead a shift in emerging market mobility solutions to a digitally enabled, hyper-local, personalized service offering for end consumers. Through our car sharing marketplace, we are pioneering a form of mobility offering that connects Guests with a network of privately owned vehicles from which they can select cars and Hosts that align with specific, short and medium-term travel needs. Zoomcar’s hyper-local, peer-to-peer car sharing marketplace provides Guests with an affordable and flexible way to access the convenience of having a private car of their choosing without the expense of having to purchase or finance and maintain a vehicle. Our platform also provides Hosts with the ability monetize otherwise underutilized assets, thus facilitating micro-entrepreneurship through a socially-conscious, community-based asset-sharing model.

●	Economics: Affordable for Guests and Income-Generating for Hosts. For many Guests, we believe that owning a car is not economical, given prohibitive vehicle pricing in our target emerging markets, coupled with lack of financing opportunities and limited pre-owned vehicle markets. Instead of buying a car that, for most consumers is likely to sit idle during large portions of a day (e.g., in a parking lot during working hours), and even more likely to be underutilized among emerging market customers in view of constraints arising from prohibitive traffic patterns and poor infrastructure, our platform offers Guests the opportunity to temporarily use a car on an as-needed basis, paying only for use of a car as required. For Hosts, Zoomcar’s platform provides the chance to offset some of the cost of vehicle ownership through income generation opportunities. Our platform, through its flexible, multi-purpose technology, is also able to identify times when a Host is most likely to profit from car sharing and highlights these entrepreneurial opportunities to allow Hosts to optimize pricing for bookings, thereby assisting Hosts in maximizing income generation by listing vehicles on our platform.

●	Flexible Use Cases. Our platform allows Guests and Hosts to tailor and customize the way cars are used. Longer car trips (above 15 miles), which are not economical through ride sharing services, represent the vast majority of bookings on our platform. However, given the numerous listed vehicles distributed across nearly all parts of our most populous urban markets, our platform also enables users to book cars for shorter, intracity errands or short-duration leisure trips. Our platform also enables Guests to transition seamlessly from short duration usage to long duration usage depending on the Guests plans, thus removing the rigidity that comes with a rental car or chauffeured transaction.

●	Accessibility and Ease of Use. Our online, app-based platform allows Guests to set up accounts and transact in just minutes. Through a higher personalized search function, which can filter results by price, location, type of car, rating and other salient features, Guests are afforded the ability to bypass tedious phone calls with agents and waiting times that are associated with traditional car rental. Hosts are able to install our keyless entry devices within their vehicles at one of our authorized installers in under an hour and can effortlessly optimize their vehicle pricing and specific listing terms, thus becoming the Hosts’ “back office” for their car sharing.

Competitive Advantages

Zoomcar’s primary value proposition as a platform stem from the incredible depth and breadth of vehicles offered to Guests combined with an innate ability to provide consistent hyper-local convenience and flexibility across each transaction:

●	Unique Inventory. As on October 31, 2024, we had approximately 520 vehicle models that were listed on our platform by Hosts at thousands of pick-up locations mainly in India (which was our main market and is currently our only market), with a fraction of vehicle models in Indonesia and Egypt (as of the date of this Form 10-K, we have closed our operations in Indonesia and Egypt). The number, size, model and makes of the vehicles listed by Hosts change from time to time but generally include a wide range of different vehicles, including SUVs, compact cars, sedans and electric vehicles. As of October 31, 2024, 50% of our GBV was generated by trips booked with SUVs or other premium-segment vehicles and 57.4% of GBV was generated from trips involving newer-model cars (manufactured in 2022, 2023 and 2024). We believe that the volume and diversity of vehicles offered by Hosts through our platform is one of our greatest assets in attracting Guests, particularly when contrasted with the cars that tend to be available through many traditional car leasing businesses in our core markets, many of which offer a more limited selection of vehicles. By offering Guests greater choice, convenience, flexibility, and comfort, we are able to reinforce positive associations with our brand and are more likely to receive positive feedback from Guests, who, consequently, are more likely to remain loyal to our platform once they have had a positive experience with a first booking or initial trip.

●	Convenience. The number of Host vehicles available on our platform, as well as the high geographic concentration of such vehicles, particularly in the largest urban areas in which we operate, maximizes Guest convenience by reducing travel time to vehicle pick-up locations. Even if part of an individual’s travel plan involves other modes of transportation such as plane travel, Zoomcar’s substantial presence in the urban areas where we operate make our platform a good option for seamless last-mile connectivity. Further, our strong hyper-local proximity helps unlock a litany of shorter-duration, in-city use cases that encourage more frequent platform usage and complements robust organic demand for longer-duration, out-of-city travel. Strong vehicle density also helps enhance overall demand (particularly related to augmenting demand for shorter duration weekday use cases) for car sharing in our core markets, as it dramatically helps improve the convenience of the platform. As our platform increasingly benefits from network effects, we expect to further improve listed vehicle density in our largest cities.

●	Affordability. Compared to more traditional transportation offerings in our target emerging markets, such as chauffeured car services, we believe our platform offers an economically better value proposition to our Guests. For example, depending on the distance and use case, we estimate, based on our experience and customer feedback, that the cost of booking a mid-range priced car on our platform would cost significantly less than it would cost to rent a chauffeured car for the same trip. As our marketplace continues to grow, we believe that our platform’s affordability advantages over alternative mobility solutions will continue to improve, due to increasing numbers and varieties of vehicles being offered to Guests at a broader range of prices.

●	Customer Loyalty. We have a highly engaged community of Hosts and Guests, many of whom regularly share their feedback on our platform. We monitor platform feedback on an ongoing basis, and the input we receive from Hosts and Guests informs the ways in which we continue to evolve platform tools and functionality. We track Host and Guest bookings over time and use the data to determine incentives and rewards and to develop customized offerings upon subsequent bookings. Highly-ranked Hosts have access to particular benefits that are intended to reinforce their continued participation in our marketplace, including by opening to them additional price optimizing and revenue-earning features. Guests, in turn, also receive rewards and benefits based on repeat bookings. Our referral program, which is currently offered to Guests and Hosts, rewards existing customers for bringing new customers to our platform.

●	Culture and Team. Our team’s commitment to building a marketplace to facilitate better use of personal vehicles through car sharing is critical to our success. Our management team has deep domain experience across marketplaces in our core geographies and the largest addressable markets, including India and Southeast Asia. Over the years, we have been recognized by several publications for our employee-centric work culture, and we view our retention levels, particularly in technical roles, as an indicator of the strength and longevity of our team.

Our Technology

The backbone of Zoomcar’s peer-to-peer car sharing platform is our technology - a mobile-focused platform that connects Hosts and Guests and enables them to transact in a customer feedback-informed marketplace designed to make better use of community resources. Our applications leverage data science, machine learning and advanced computer vision capabilities to offer Hosts real-time dynamic pricing capabilities, algorithmically designed ratings-based listing positioning and enhanced protection through image recognition technology, among other features. With Zoomcar, Hosts enjoy significant flexibility in listing their vehicles and dynamically adjusting availability and price. The platform also provides Hosts with powerful tools that help them to understand Guest demand at a granular, near-real-time level so they can better optimize their offering to prospective Guests. Guests, in turn, are able to search listings by vehicle type, location, price, trip types and other categories to identify cars to fit specific needs. Our platform does not restrict use cases and, instead, allows for a wide array of trip lengths ranging from a few hours up to several months.

Core Platform Technologies

Our platform technologies are comprised of several key elements that underpin the essence of the customer experience that our platform provides for Hosts and Guests:

Catalogue and Filtering. We structure our listed vehicle “catalogue” in a manner designed to allow Hosts to easily add new vehicle listings and which places listed vehicles in the categories designed to enables Guests to search for cars that meet their needs quickly and efficiently. The vehicle catalogue is highly personalized for each Guest based on previous booking and search history on the platform, thereby augmenting the likelihood of an ultimate booking conversion.

Search and Sort Relevance. Our search-and-ranking-based algorithms are powered by back-end data science models that take into consideration Guest preferences based on historical bookings, combined with most-recent search data. The overarching system goal is to improve Guests’ search experience to aid the platform to convert searches into bookings. Among the key variables that our search-and-ranking-based algorithms take into consideration are a Guest’s desired booking timeframe, location, vehicle category, duration, and price point.

Pricing. Our pricing engine is highly dynamic and is layered over our Host-selected pricing and discounting capabilities to create a more optimized overall Host earning experience. This dynamic pricing engine complements a core platform pricing structure that allows, and recommends, Hosts to set minimum and maximum prices for their platform listings. This pricing engine helps the host to maximize earnings on the platform and provides them with a powerful tool to best position their listing(s) relative to other Hosts on the platform.

Ratings and Review. Our rating and review system is connected back to our search-and-ranking-based algorithms in order to provide a more holistic, more relevant overall search experience for the Guest. By combining Host ratings and reviews into our overall search-and-ranking-based algorithms, the platform is able to highlight particular Hosts who are more likely to deliver a better overall booking experience to the Guest. Prominently featuring highly rated Hosts helps to ensure a high-quality assortment of options for Guests and helps inculcate more platform trust and transparency. In turn, this helps to improve the Guest’s booking conversion on the platform. By indexing strongly toward highly rated Host listings with positive reviews at the top of our search algorithm, Hosts are strongly incentivized to keep delivering a stellar booking experience for the Guest. We believe that incorporating ratings and reviews prominently into our search-and-ranking-based algorithms also creates an opportunity to build a stronger long term brand loyalty with the platform.

Payments. We accept payments from Guests through various third-party payment platforms, including debit cards, credit cards, online banking, and digital wallet-based payment methods, to book vehicles. Further, to account for occasional hold-ups in processing payments that occur from time to time in our target emerging markets, our back-end payment processing tools incorporate an automatic retry framework combined with a dynamic switching engine when payment success rates are low on a particular payment gateway. Regarding our Hosts, we have designed our payment system with a view towards prompt disbursement of funds, which Hosts usually opt to receive via direct deposit into the Host’s bank account. Hosts are generally paid promptly following the completion of a trip by a Guest.

Risk and Oversight. Our driver score combined with our machine-learning-based risk models help to customize and personalize the trip protection fee for each booking. Drivers scores for Guests also form the basis for our determination, from time to time, though infrequent, whether a Guest must be permanently expelled from our platform because of behavior that does not comport with our policies, terms and conditions or that may be detrimental to our trust-based community. Our customized computer vision capabilities also allow us to match images of a Guest based on multiple forms of government identification at the time of Guest onboarding, upon a Completed Booking and upon commencement of a trip or use case, which provides another safety and accountability “check” for the benefit of platform participants.

Communication. Our communication platform allows for a dynamic customer engagement through SMS, WhatsApp, push notification and email to connect with Guests and Hosts based on specific parameters developed based on customer segment data. Our platform also provides capabilities for direct communication between a Guest and a Host, which we believe increases overall trust on the platform and which can help maximize convenience if bookings require adjustment or, for example, if Guests have trouble locating or returning vehicles or in the event a repair or safety question arises.

Photos. Our platform encourages Hosts to take high-quality images of their vehicles in order to create compelling listings intended to attract bookings. Guidance and instruction on taking and uploading high-quality images and creating vehicle listing descriptions likely to attract Guests are provided to Hosts through our platform as part of the onboarding and listing process. The platform also shares Guest-sourced image-quality feedback directly to Hosts to help improve the overall quality of the images associated with particular vehicle listings.

Data and Tracking

At the core of our custom-built tools and machine-learning-driven insights is our proprietary data collected from millions of trips completed since inception. We use the data that we collect from Hosts and Guests to inform our evolving platform functionality to meet customer needs and preferences. For example, our platform provides Guests with personalized pricing and specific catalogue-based recommendations depending on the Guest’s prior search and booking history. For Hosts, Zoomcar offers specific pricing and discounting recommendations to help them maximize earnings on the platform.

Most of our driver data is collected via the customized software-enabled devices that we recommend to Hosts as part of the onboarding process. Zoomcar recommends the Host visits a Zoomcar pre-approved service location to affix the device prior to their vehicle listing.

The devices also facilitate 24/7 GPS monitoring by Zoomcar of in-trip vehicles. GPS tracking is critical to our ability to offer Guests roadside connectivity assistance services (as further described below) and to help identify and resolve problems in the event of an emergency or damage to a Host vehicle. Through this GPS monitoring, our propriety technology collects the driving data we use to customize, and continually improve, our platform tools and capabilities.

Platform Participants: Hosts and Guests

Zoomcar has built a leading sharing marketplace currently in India. Our peer-to-peer platform connects Hosts and Guests through our marketplace and enables Guests to book from a wide variety of vehicles that are conveniently located in their community. As of September 30, 2024 we had approximately 47,000 registered Host vehicles and 3.7 million active Guests (defined as unique Guests who have searched our platform for vehicles or bookings within the preceding twelve (12)-month period at least one time) participating in our marketplace.

Hosts

Our platform provides Hosts, whether they own a single car or several, to realize their entrepreneurial potential and obtain a new form of financial independence. We provide a way for Hosts to generate income from their underutilized vehicles. The following are some of the most typical categories of Hosts using our platform:

●	Retail Hosts. Many Hosts list a single car on the Zoomcar platform with the objective of using car-sharing income as a way to reduce their monthly costs associated with car ownership. We refer to such Hosts as “Retail” Hosts. For these Hosts, their monthly vehicle usage is generally low and, therefore, they look to monetize the vehicle’s downtime through listing on the Zoomcar platform. This provides them with an incremental monthly income to supplement their full-time employment. The majority of Zoomcar’s active hosts fall under the category of Retail Hosts.

●	Entrepreneurial Hosts. We refer to Hosts with two to 10 listed vehicles on the Zoomcar platform as “Entrepreneurial” Hosts. Many of these Hosts started out listing just one vehicle part-time and, over time, have come to regard our marketplace as a place where they can fulfil their entrepreneurial ambition and earn a consistent income. In many instances, these Hosts use the Zoomcar platform as an opportunity to build their own small business within their own neighborhoods and broader communities. Over time, Entrepreneurial Hosts may establish long-term “fleets” of vehicles and many Entrepreneurial Hosts may become experts in leveraging Zoomcar’s platform tools and recommendations to further maximize the income they can generate from the platform. While a minority of Zoomcar’s active hosts fall under the category of Entrepreneurial Hosts, these Hosts do contribute to a majority of Zoomcar’s bookings and overall business volume.

●	Professional Hosts. Professional Hosts list more than 10 cars at a time on our platform. Their participation in our marketplace often supplements a small offline rental car operation or a group of vehicles part of a prior rental business, most commonly in more tourist-centric locations. For these Hosts, Zoomcar’s marketplace allows them an opportunity to increase fleet utilization and earn incremental income on their broader vehicle portfolio. Professional Hosts do not typically start as retail or entrepreneurial Hosts and are typically onboarded through offline business development channels and use our platform as incremental lead generation. Less than 1% of all Zoomcar Hosts currently fall under the category of professional Hosts.

Benefits to Hosts

Our goal relative to Hosts is to make our platform as easy and efficient to use as possible, so that Hosts can quickly create new accounts, add vehicle listings and generate income from bookings. Following are key elements of the benefits our platform provides to Hosts:

●	Income Generation. Our platform represents a marketplace of engaged Guests to which Hosts gain access when they complete our on-boarding process. Instead of leaving vehicles idle, car-owners in the emerging markets in which we operate can monetize underutilized assets in a process designed to be seamless and frictionless for Hosts. As illustrated by the example set forth above, revenues to Hosts generated through our platform can accumulate quickly and, in many cases, may not only significantly offset the costs associated with owning a personal vehicle but also represent a major potential source of income when compared to average annual income per capita in certain of the emerging markets where we operate currently, such as India. In many instances, the Host’s earnings through the Zoomcar platform are able to supplement other earnings they might enjoy from participating in other shared economy platforms.

●	Scalability and Flexibility. Our platform is designed to allow Hosts flexibility, with increasing numbers of customizable tools and functionality to accommodate Host preferences and maximize opportunities for income generation and mutual benefit. Zoomcar allows Hosts to customize their pricing and vehicle listing preferences along with the vehicle specifications that Hosts include for listing in our catalogue. Hosts can list multiple vehicles simultaneously and manage listings and bookings by mobile app or on our website.

●	Ease of Use. As our business model depends on Hosts listing vehicles on our platform, making onboarding, listing and payment processes seamless and frictionless is a major focus of our development efforts. Our platform allows Hosts to begin monetizing their vehicles from the date they register on our platform. We also provide Hosts with information, updated as our technology continues to evolve, on how to build a successful business utilizing our platform.

●	Community Ecosystem. Our ratings and feedback processes, together with continuous monitoring of the usage of our platform, contribute to the sense of community and mutual trust that our platform participants value. We aim for continuous improvement and to be of service to the communities in which we operate by providing entrepreneurial pathways for Hosts and shared personal vehicles for Guests that did not previously exist.

Platform Features for Hosts

Our platform currently provides an Android mobile application, an iOS mobile application, a website, and other associated digital tools designed to facilitate our Hosts’ ability to earn income through our marketplace. Zoomcar continues to invest in efforts to enhance our capabilities and intends to keep building incremental tools and developing functionality that will provide value to our Hosts and improve their experience using our platform.

●	Seamless Onboarding. We aim to make the onboarding and listing process efficient and easy for Hosts to register on our site, have their profiles verified and then onboard, and ultimately listed, on the platform. Standardized IoT devices are provided by Zoomcar to Hosts to affix to vehicles to allow for a keyless, digital guest entry to more seamlessly fulfill bookings.

●	Listing Management. Our platform technology includes tools designed to help Hosts create and manage their listings in a seamless, frictionless manner. Currently available tools include timing selection, preferential bookings, optional messaging and other settings, discretionary pricing and reward selection programs. Listing management tools are a major focus of our continued development efforts and we offer regular updates to Hosts as new functionalities become available on a routine basis.

●	Pricing Optimization. Our core technology incorporates elements of dynamic pricing at an individual Guest search level, taking into account the duration, lead time and general locational-based supply and demand on the platform. More recently, our platform began offering Hosts the ability to set a minimum and maximum hourly booking price that adjusts based on the core parameters mentioned above as well as other variables. The platform’s technology provides a recommended booking pricing range based on historical data factoring in the car type, vehicle location, and Host rating. Along with this recommended pricing range, the platform also provides the Host with comprehensive pricing analytics and broader demand-based visualizations by location so that Hosts can better customize their pricing to maximize their earnings. In addition to this baseline pricing range, the platform also allows the Host to create flexible pricing offerings such as specific duration-based discounts and last-minute booking convenience charges. Hosts can manage pricing offerings for bookings on our mobile apps and website through their performance dashboard. This serves as a one-stop location for all host related analytics and performance metrics (for each respective vehicle).

Pricing Control
Suzuki Swift ZXI
More car information here
₹120/hr
₹90/hr
Auto Pricing
Zoomcar will set the price
Factors impacting your pricing
Rating
Supply
Demand
4.0
Pricing Control
Suzuki Swift ZXI
More car information here
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Suzuki Swift ZXI
More car information here
Suzuki Swift ZXI
More car information here
Pricing Control
Suzuki Swift ZXI
Your car price will vary as below
Auto Pricing
Factors impacting your pricing
Rating
Supply
Demand
4.0
Pricing Control
Suzuki Swift ZXI
Your car price will vary as below
Auto Pricing
Factors impacting your pricing
Rating
Supply
Demand

●	Customizable Tools. We offer certain highly-ranked Hosts the ability to offer doorstep delivery to Guests, allowing an associated higher booking fee, when selected and, over time, we plan to introduce additional personalized services that Hosts can offer to Guests through our platform. We are also building tools to allow entrepreneurial Hosts the ability to offer features such as a flexible one-way drop-off to another city. We believe these additional personalized service offerings will be beneficial to Hosts and Guests alike and may help Zoomcar increase penetration and market share by offering further transportation options to a more diverse set of customers.

●	Entrepreneurial Host Support. Our platform provides Hosts with a suite of tools to build supportive ecosystems around their vehicle businesses with Zoomcar. These tools currently include performance analytics, Guest demand heat maps, sophisticated earnings calculators and vehicle recommendations based on the Host’s personalized earnings history. This support in turn helps further grow the platform of Hosts.

●	Damage Protection. Each of our Guests is required to select a trip protection coverage package to be applied to the costs of repairs in the event a Host vehicle is damaged during a trip.

●	Host Support Services. Zoomcar offers 24-hour support to Hosts through customer support centers and chatbots. The customer support particularly focuses on any potential dispute resolution between Guest and Host (usually focused on trip level charges or fees applied post booking) or any support in the event of an in-trip accident or breakdown.

●	Preferential Placements. Top-rated Hosts qualify for special placement within the Zoomcar vehicle catalogue, ensuring that their vehicles are more prominently and favorably displayed to Guests. In certain instances, highly-rated Hosts also qualify for certain platform badges and tags which raise further awareness of those Hosts and their listed vehicles among Guests searching our platform.

Guests

During the year ended September 30, 2024, over 196,665 Guests booked approximately 300,000 booking days on our platform, during which completed trips totaling approximately 34 million miles The low average vehicle ownership rates across Zoomcar’s core addressable markets, present us with opportunities to solve a variety of Guests’ transportation needs through our platform. Guest “use cases” can be grouped as “in-city” and “outside-the-city” trips. Examples of typical in-city use cases include short errands, airport pickup, work-related tasks, travel to events and social gatherings, extended test drives and temporary vehicle repair replacement. Typical outside-the city use cases include vacation travel, religious pilgrimages, visits to other cities and work-related site visits.

Benefits to Guests

Our platform mission relative to Guests is to create a seamless, frictionless platform experience that makes account set-up and onboarding, browsing, booking and payment processes as convenient as possible for Guests, building upon our customers’ expectations of personalized travel solutions accessible through our digital platform. City dwellers in emerging markets currently face limited travel options, and we aim to provide community-based solutions built upon a system enhanced by peer reviews and 24/7 support functionality.

●	Convenient Access. Zoomcar currently has approximately 41,166 registered Host vehicles on our platform, with many of the densest urban areas in the locations where we operate providing Guests with cars to book at multiple convenient locations of their choosing. Given the infrastructure and traffic challenges in most of our core markets, our platform therefore offers travel solutions not currently available when contrasted with unorganized, offline traditional car leasing businesses that tend to require Guests to travel to a fixed destination that may be miles from where they live or work to even pick up the car that they want to use. Recently, some of our highly-ranked Hosts have begun offering doorstep delivery options; in the future we expect to offer one-way bookings where vehicles can be dropped off at a location other than the original pick-up location. The cars listed by Hosts on our platform also tend to include a variety of vehicle makes and models, with many including specific add-ons useful to Guests for particular trips needs; participation by our Entrepreneurial Hosts bolsters our ability to offer Guests an assortment of vehicles at consistent times. Instead of being restricted to pricing models, advanced reservation processes and limited selection more typical of old-fashioned leasing businesses, Zoomcar’s platform is more agile, personalized and suitable to the needs of emerging markets’ younger, tech-enabled urban populations who demand more choice, convenience and flexibility.

●	Choice. Our platform listings tend to include a wide variety of vehicle makes and models and participation by our Hosts bolsters our ability to offer Guests an assortment of vehicles at consistent times. While exact vehicle selection varies over time, our Hosts regularly list compact cars, sedans, SUVs, luxury, and electric vehicles, often with specific add-ons such as luggage or bicycle racks, extra storage, children’s car seats, USB cables or other features that meet Guests’ specific travel needs. This diverse range of vehicle options allows Guests to find the right vehicle for the right trip.

●	Community Input. Our platform is oriented around customer feedback and Guests are encouraged to provide reviews of their booking experiences, which we monitor and make public for the benefit of Hosts and other platform users. Transparency and trust are critical values to the Zoomcar community, and we strive to monitor use of the platform in keeping with these principles, cancelling platform access in cases of abuse of the platform or commission of bad acts during bookings. Consistently negative Guest inputs result in Hosts not receiving prominent placement within Zoomcar’s vehicle search catalogue. Over time, this will result in materially fewer bookings for that respective Host. We believe this is a strong inducement for the Host to perform their duties in accordance with the expectation of the broader Guest community.

●	Frictionless Experience. Our marketplace is set up to foster efficiencies of resource-sharing and maximize positive, frictionless experiences between Hosts and Guest. We promote these values, and protect the privacy of Guests and Hosts alike, through our keyless entry system and various communications features and settings. Hosts and Guests can exchange messages through our apps, to coordinate on certain details, but there is no need for prolonged exchanges or negotiations, as pricing and booking details are confirmed before a trip begins.

●	Flexibility. Our platform seeks to accommodate Guests’ changing travel needs through the design of our booking modification system, as well as an in-trip extension offering. These features help ensure that the Guest has access to the vehicle for the exact amount of time required, subject to vehicle availability. We also support a number of Guest payment options, including payment by credit card, debit card, online banking, digital wallet and various other payment platforms, subject to availability in relevant markets.

Platform Features for Guests

Our platform provides a number of capabilities and specific features to support Guests:

●	Accounts. We aim to make it easy for individuals in search of vehicles to join our platform, but we also require community members who want to use Host vehicles to provide basic identification and driver’s license information, which Zoomcar checks against publicly available information for verification purposes.

●	Vehicle Catalogue. Our platform is designed to provide vehicle-seekers with an exciting, engaging car browsing experience. Guests can search listed vehicles by a variety of criteria, including booking price, location, car type, prior ratings and other parameters. Hosts are provided with instructions and tips on taking and uploading high-quality images and preparing listing information so that Guests have information and choice at their fingertips when searching our catalogue of available vehicles.

●	Bookings. Guests select vehicles and pay for bookings directly through our platform on our mobile applications (Android and iOS) or website. We intend for our booking process to be easy to navigate, and convenient to complete and we aim to provide Guests with visibility and transparency into pricing, damage protection costs and the platform’s policies. We currently accept online payments via credit, debit card, online banking or digital payment alternatives like UPI (in India) or other country specific digital wallet providers. As part of our booking experience, Guests select from several trip protection options, at different price levels based on algorithmically-determined formulae. Hosts and Guests in India (but not in the other countries in which we operate currently) enter into a contractual lessor-lessee arrangement using “click-through” acceptance technology via our platform at the time of a booking.

●	Trips. Guests can view their upcoming and past trips within our app and can extend a trip or modify a booking based on their specific preferences. Guests can also start and end their booking remotely from their mobile app via a seamless keyless entry process through in-vehicle hardware equipped in the majority of Host vehicles. For airport bookings, Guests can request the vehicle at the terminal location. Select high-rated hosts can also offer the Guests a doorstep delivery option for an additional fee set by the Host.

●	Messaging. Guests can message Hosts through our app if additional information is required to complete a booking or if a mid-booking issue arises, which can help reduce overall process friction. In-app messaging also allows Guests to communicate special requests to the Host prior to the trip. Direct messaging between the Host and Guest help to dramatically smooth out any last mile challenges such as precise directions to the vehicle, starting the vehicle, specific vehicle control usage, among others.

●	Support. Our app provides Guests with instructions on our onboarding, booking (including booking modifications and extensions) and payment processes, along with frequently asked questions; we also offer real-time customer support 24 hours per day, seven days per week by telephone, email, social media, and, in some cases, direct chat. Connection to roadside assistance through most major providers in our core markets is available for Guests through our app and we track Guest locations during trips using our GPS-connected hardware devices.

Environmental, Social and Governance (“ESG”) Attributes

Among the benefits associated with our peer-to-peer car sharing model is our ability to make positive contributions to the communities in which we operate. At the core of our mission is helping emerging market populations make better use of underutilized and scare resources. We also provide our Hosts with micro-entrepreneurship opportunities and have established an international community built on shared benefits and feedback. Our business model is also inherently sustainability-focused, as we are demonstrating to our customers and other observers how smart car sharing is a viable and scalable solution to reduce the total number of vehicles necessary to meet transportation needs.

●	Community Impact. Our platform affords Hosts opportunities to independently generate income and establish small businesses . Further, becoming a Host requires relatively little time and effort and affords participants a certain level of autonomy and flexibility that resonates with individuals compared to more traditional ways to supplement household income. Additionally, given that most completed trips are relatively local and rarely international, the entrepreneurial opportunities we create generally result in income generated and spent largely locally, within Guests’ and Hosts’ own community or adjacent neighborhoods, thereby potentially further benefiting other local businesses.

●	Mobility Access. A significant portion of our Guests do not own a personal car, which we believe reflects, among other factors, the space and financial constraints affecting urban residents of many urban markets. Our car sharing approach provides a more economical solution than vehicle ownership for people who only need, or can only afford to obtain, access to a car on a short-term or intermittent basis.

●	Environmental Benefits. Traffic and air pollution are commonplace in many emerging markets and environmental conditions are expected to deteriorate further as population growth continues. Our fundamental proposition is to offer vehicle access to Guests who require it for a fixed, finite interval, which is inherently more efficient than a personal ownership model. A sharing model such as our platform, in which costs are directly correlated with utilization, discourages over-utilization of cars, thus reducing miles driven on a per capita basis. A 2017 study by Transport & Environment, a leading European clean transport campaign group, suggests that car sharing platforms may reduce the number of personal vehicles purchased by 5 to 15 cars per shared car in markets where car sharing becomes prevalent. Based on our approximately 26,262 Host vehicles currently registered, we believe our platform could have the estimated effect of reducing aggregate CO2 output by as much as 115,500 to 266,700 metric tons per annum. Additionally, should the proportion of electric vehicles on our platform increase, we expect such increased proportions, if any, would further impact the CO2 output that our platform can reduce. Furthermore, these positive effects would be amplified if we are able to add more and more dense cities globally (such as Dhaka, Lagos, São Paulo and others), as the usage per car per month on our platform would likely continue to increase.

The Zoomcar Network Effect

Our platform affords Hosts opportunities to independently generate income and establish small businesses in high growth economies where jobs and resources remain scarce relative to need. Further, becoming a Host requires relatively little time and effort and affords participants a certain level of autonomy and flexibility that resonates with individuals compared to more traditional ways to supplement household income. Additionally, given that most completed trips are relatively local and rarely international, the entrepreneurial opportunities we create generally result in income generated and spent largely locally, within Guests’ and Hosts’ own community or adjacent neighborhoods, thereby potentially further benefiting other local businesses.

Effects of COVID-19 on Our Business

While the onset of the global COVID-19 pandemic created considerable uncertainty in our business, as many countries begin to emerge from the COVID-19 pandemic or are experiencing gradual reductions in associated restrictions in personal activities, we are also benefiting from some of the associated changes we have observed in behavior and transportation preferences among residents of the emerging markets in which we currently operate. India, for example, after having imposed periodic lockdowns between early 2020 and mid-2021, witnessed considerable growth in domestic tourism since mid-2021, with domestic air travel, for example, eclipsing pre-pandemic levels by mid-2022. Zoomcar’s ATV for trips completed within India, in turn, increased from $43 per trip during the three-month period from January 1, 2022 to March 31, 2022, to $71 per trip during the three-month period from June 30, 2022 to September 30, 2022, without material changes to our pricing models during the same period. During 2022, when some of the effects of COVID-19 and attendant travel restrictions have begun to ease, Zoomcar has experienced a platform-wide increase in longer-duration trips, as Zoomcar has observed increasing prevalence of use cases that did not play a meaningful role in bookings prior to the pandemic. For example, during 2022, more Guests reported booking having booked vehicles on our platform than during prior periods because they were unable to find vehicles to purchase or because vehicles, they owned were taking substantially longer than usual to repair due to supply chain shortages in the automotive industry. We believe that the year to date has been marked by an uptick in “try before you buy” use cases and in Guests generally reporting the flexibility of our platform as a major motivation for bookings. Moreover, during and in the aftermath of the COVID-19 pandemic, we observed an increase in demand for cars booked through car sharing platforms which we believe is partly due to the perceived health and hygiene benefits associated with driving a Host vehicle compared with transportation options such as taxis and public transit, where a rider is sharing space with strangers.

While these changes in consumer preferences may have occurred in response to the effects of COVID-19, we believe that these trends reflect foundational behavior-based transformations that we expect will outlast the direct impact of COVID-19 global pandemic.

Trip-based Vehicle Protection

One of the concepts fundamental to our platform is that a Host should not be responsible for vehicle repair costs if the vehicle was damaged during a Guest booking. At the time of a booking, our Guests select from several possible trip protection options at different pricing levels. In these packages, Guest liability for vehicle damage costs is typically capped at a set amount depending on the coverage fee selected by the Guest. If damage to a listed vehicle occurs during a booking, the Host completes any necessary repairs at pre-approved service centers and Zoomcar, on a case to case basis, bears the repair costs which falls within a standardized pre-approved range. To date we have opted not to obtain third-party insurance for Host vehicle damage or for Guest or Host theft or other losses, as we believe it is more cost-effective to manage the associated costs in-house through the collection of the Guest’s trip protection fees. We will continue to assess this determination as our business grows and evolves over time.

Our Growth Strategy

Going forward, we plan to continue improving platform functionality and offerings to better serve the mobility needs of additional Hosts and Guests within our current core markets. Improvement of the core product combined with the development of additional features will likely provide the greatest sustainable growth lever to the platform. We believe that additional spending on sales and marketing efforts may be useful in these efforts, as most of our platform expansion to date has resulted from word-of-mouth and brand reputational effects, as opposed to dedicated marketing spend. While we are not currently looking to expand our operations, we expect to continue to assess expansion opportunities as they become available to us over time and, in the near term, plan to continue focusing on our efforts to provide high-quality experiences for Hosts and Guests, with expanding functionalities that we believe will, over time, further expand the variety of use cases for which Guests rely on our platform. Some of the key elements of our near-term growth strategy include:

●	Evolving Platform Functionalities to Capture Additional Bookings. We plan to continue improving our core product offering for both Guests and Hosts, incorporating enhancements to our core technology and data science platforms to improve functionality and convenience for Guests, while also further strengthening listing, monitoring, and customization experiences available to Hosts. We believe that such improvements will support increasing levels of organic traffic to the platform and, in turn, increased volumes of transactions on the marketplace.

●	Increasing High-Quality Listings. While the density of listed vehicles available in the largest urban areas where we currently operate has improved significantly during the past year, we believe there is considerable opportunity to further enhance our offerings in such areas. Robust future growth depends on our ability to continue attracting Hosts offering high-quality vehicles onto the platform. We plan to continue our efforts to reward and encourage highly-ranked Hosts and expect to continue growing our Host referral program.

●	Encouraging Post-Booking Engagement by Guests. At present, most Guests use our platform during discrete time periods, such as when planning a specific trip. In the future, we aim to achieve greater post-trip and between-booking engagement with our Guests. Through awareness building for a wider array of vehicle use cases, we believe that we can meaningfully deepen our Guest engagement following trips. Additionally, as our “supply” of high-quality Host vehicles improves over time, we believe it will become apparent to Guests that they can conveniently access cars in their neighborhood for a broader variety of purposes than just specific longer trips, hence stimulating further engagement and more frequent bookings. Going forward, we expect to rely more heavily on rewards and loyalty programs intended to further encourage post-booking engagement with our platform by Guests.

●	Expanding Use Cases by Partnering with Adjacent Businesses. Considering the wide array of Guest use cases that our platform is able to facilitate, it is essential that we continue to focus on bolstering our brand’s awareness to the wider consumer community. As part of our strategy, we intend to explore an increasing number of strategic partnerships to improve our broader distribution with various potential customer segments. To enhance our prospective Guest acquisition efforts, we consider it important to associate with partners who have consistent access to key consumer segments. This will allow us to widen our reach and communicate more consistently with different audiences of prospective Guests. This will also help the platform to better serve the increasingly mixed-use cases that are likely to emerge as we continue to grow. Select prospective partners include, but are not limited to airlines, travel platforms, and accommodation providers.

Marketing and Sales

While our current principal sales and marketing activities are largely focused on encouraging incremental bookings and platform transactions among our existing Hosts and Guests, we also selectively invest in certain brand awareness and advocacy efforts, such as partnerships with adjacent brands and businesses, to help improve brand and platform awareness among new customers. For example, through our partnerships with dealerships and service centers, Hosts are offered preferential financing and service packages, among other benefits. We also view our efforts to encourage existing Hosts to share feedback with other platform users as part of our marketing efforts, together the with Host referral incentives. Additionally, we encourage supplemental and repeat vehicle listing by Hosts through the tools we offer to maximize pricing and revenue generation and by continually offering Hosts supplemental tips and instructions on creating successful vehicle listings so that they are likely to enjoy more frequent bookings and, consequently, earn more from the vehicles they list on our platform. We have a dedicated sales team that provides support to Hosts during the onboarding and vehicle registration process with a goal of ensuring a positive, seamless process for Hosts, thereby encouraging Hosts to maintain existing listings for longer periods and also to list new vehicles on our platform over time. In general, we view our efforts, including the creation of Guest ratings system and tags and badges (e.g., “Five Star” reviews) and other functionality to encourage highest-quality offerings and behavior by our Hosts as ultimately creating a self-perpetuating flywheel effect, as Hosts and Guests benefit mutually from increased platform transactions and high degrees of satisfaction by all participants in bookings through our platform. With respect to Guest-oriented sales and marketing efforts, we utilize certain paid media efforts, together with our Guest referral program, and new app installs and retargeting efforts, to attract and retain Guests to our platform. The overarching goals of our marketing and communications programs are growing brand awareness and creating Zoomcar advocates through the development and distribution of proprietary customer engagement content (e.g., destination/vehicle photography and social media posts) that helps communicate the platform’s value proposition for both Guests and Hosts. We also maintain a dedicated media and external communications team to help manage the brand’s reputation across the various public relations mediums in our operating markets.

As a platform, we remain intensely focused on our brand and our relative positioning across the ecosystem. As such, we rely extensively on user generated content from both Guests and Hosts to help tell the story of the platform and communicate our core value propositions for both customers respectively. From time to time, we partner with other third-party content creators to help further articulate our story to a wider audience of prospective customers. We expect to continue this practice in perpetuity since we believe this helps spread the most positive word of mouth for our brand.

Competition

While we maintain a leading market share within digital car rental in India, potential competitors and competitive businesses can be assessed in multiple ways and overall competition for our offerings increases dramatically if offline car rental and other non-car rental-based transportation alternatives are considered as among our competitors. As we look to grow our business, we believe that our primary “competition” lies in attracting and retaining Guests, while our prime challenge with Host acquisition and retention lies in building awareness around the entrepreneurial opportunities tied to vehicle Hosting on a digital car sharing marketplace.

Competition for Hosts

As an early mover and among the first to scale in India, we do not currently see any competition with other digital platforms or marketplaces as it relates to attracting and retaining Hosts to share vehicles on our platform. Instead, our core challenge lies in building the initial brand awareness for the category so that relevant, qualified individuals take notice of the economic opportunity tied to sharing their vehicle on a digital platform such as Zoomcar. We believe that once individuals are made aware of the broader value proposition, our inherent platform strengths, including core technology and product offering along with our associated guest booking scale should help provide the necessary incentive for Hosts to join the platform and become part of our trusted community.

In certain cities in India, prospective hosts commercially share their vehicle in an offline format without benefit of an organized platform. Through targeted communication and outreach, we should be able to reach these potential users and communicate the platform’s core value proposition.

Competition for Guests

We compete to attract and retain Guests that might otherwise utilize a variety of different competitive sources, primarily from offline, unorganized car rental companies and from other transportation alternatives such as taxis and bus services. Compared to our offline, unorganized car rental competitors, our primary differentiating factors tie back to our stronger depth and breadth of vehicle choice that is situated in denser, more conveniently located urban environments. Combined with a wider range of pricing options and more personalized search and sorting, we believe that we are better positioned to match the right vehicle to the right guest for the right use case. Our ratings and review engine combined with 24/7 support provide an additional layer of support and reliability for our Guests compared to the offline, unorganized alternatives.

While global car rental operators like Hertz, Avis, Enterprise, Zipcar and Sixt do not currently operate in India, it is possible that they might enter or expand in our markets, or that we may enter into their markets, at some time in the future.

Additionally, global car sharing marketplaces such as Turo and Getaround do not operate in our current market. While their entry in our current market is possible, at present, these companies’ core offerings tend to be less oriented towards emerging market customers, as compared to Western guests, and to our knowledge, they do not yet have specific product customizations that are focused on the emerging market consumer.

If any of the global operators mentioned above were to enter our core market, we believe we would compare favorably to their customer offerings based on multiple factors, including that our platform permits localization and an easy-to-use customer experience, locally trained data models with personalized recommendation engines, and local team members who have spent their entire professional careers building similar businesses in our core geographies.

While we believe that we compare very favorably against the potential competitors described above, we believe that our strongest Guest-based competition comes in the form of other transportation alternatives such as mass transit, scooter/motorcycle, three-wheeler, or a chauffeur-driven car. We believe that our ability to offer a wide array of prices that can accommodate different prospective Guest segments is a major potential asset that we believe Favors our platform over these alternatives. Moreover, the convenience that comes from our geographical density can also help attract prospective Guests who might otherwise consider other transport modes. Consequently, we believe that we can attract a meaningful number of new Guests from these various other transport modes in the future.

Government Regulation

We are subject to a variety of laws and regulations in India, which include, without limitation, motor vehicle related laws, regulations relating to e-commerce, as well as those relating to intellectual property, consumer protection, taxation, consumer privacy and data protection, pricing, content, advertising, discrimination, consumer protection, payments, distribution, messaging, mobile communications, environmental matters, labor and employment matters, claims management, and anti-corruption and anti-bribery. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies. However, uncertainties regarding legal and regulatory frameworks and their application to our business are compounded by the fact that our current peer-to-peer car sharing business model, which is facilitated through the use of our platform, is uncommon, if not unprecedented, in India . See the section titled “Risk Factors - Legal and Regulatory Risks Related to Our Business,” as our business is subject to certain legal and regulatory risks that could have a material impact on our business.

Intellectual Property

Our business is dependent on a combination of trademarks, patents, copyrights, domain names, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights.

We currently have 21 registered trademarks along with 3 trademarks at variance – refused, abandoned and opposed;, 4 pending patent applications and 1 patent application withdrawn in India; and 7 domain names.

Employee and Human Capital

Zoomcar focuses on building and maintaining an open, diverse, and inclusive workplace that emphasizes a collaborative, cross-functional ethos that also reflects the inherent interconnectedness tied to our core customer offering.

As of October 31, 2024, we had approximately 146 full-time employees in India , including 69 employees in engineering and product, 71 employees in operations and support, and 6 employees in sales and marketing. We also from time to time engage contractors and consultants for various durations to collaborate with our more permanent staff on specific projects or matters.

As of October 31, 2024, approximately 21% of our overall global employees are identified as women, although none of the members of our senior management team are identified as women. Going forward, we are committed to introducing additional diversity into our broader team, particularly at the most senior levels of the company.

Our Culture and Values

At Zoomcar, the consistent focus on culture has resulted in the receipt of numerous awards over our history.

We focus our workplace culture on adhering to “Five Commandments” that serve as our guiding principles:

-	Empathize always

-	Cross-train continuously

-	Experiment daily and measure holistically

-	Forget the fear of failure

-	Improve incessantly

We believe that by adhering to these core tenets, we help ensure a stronger employee bond as we consistently work toward achieving our broader mission. These guiding principles are also utilized to set employee performance ratings and compensation to further solidify the principles’ importance within the broader Zoomcar cultural hierarchy of importance. We also expect our employees to embrace these core Company principles when thinking about our customers (e.g., particularly regarding empathy).

Along with a strong adherence to these core tenets, we also routinely solicit employee feedback through various engagement activities and through an annually employer net promoter score (“eNPS”) survey administered by an outside third-party service, in order to ensure impartiality. These outside eNPS surveys also contain qualitative inputs from employees which are reviewed by top management in conjunction with our head of human resources on the same quarterly basis.

Facilities

Our principal executive office is located in Bangalore, India. We believe our facilities are adequate and suitable for our current needs, and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Corporate Information

Zoomcar Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at Zoomcar’s principal executive office is located at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008, and our telephone number is +91 8048821871. Our principal website address is www.zoomcar.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Our investor relations website address is https://investor-relations.zoomcar.com/. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and any and all amendments thereto are available free of charge through our investor relations website as soon as reasonably practicable after they are filed or furnished to the Securities and Exchange Commission (the “SEC”). These materials are also accessible on the SEC’s website at www.sec.gov.

Legal Proceedings

Except as described below, we are not currently subject to any material claims, lawsuits, arbitration proceedings, administrative actions, government investigations and other legal and regulatory disputes and proceedings (collectively, “Legal Proceedings”) . We have received communications relating to certain legal proceedings, as described in the risk factors included herein under the title “Risk Factors — A former consultant to Zoomcar has commenced a lawsuit against Zoomcar asserting that he is entitled to compensation in connection with prior Zoomcar transactions and the Business Combination” and “Risk Factors — A former employee of Zoomcar India has instituted a wrongful termination suit and claims that certain Zoomcar options have vested.” We may become subject to other Legal Proceedings over time or from time to time, in the ordinary course of our business and as our business continues to grow and expand over time. Becoming involved with Legal Proceedings, regardless of the outcome, may result in substantial cost and diversion of our resources, including our management’s time and attention.

As a result of our business operations in India, we are regularly subject to legal proceedings, many of which are de minimis in nature and amount and the majority of which relate to local tax matters. Many of these tax and vehicle accident-related Legal Proceedings are pending before various forums in India and involve localized practices and interpretations of regulatory matters that make the ultimate outcomes or resolution of these Legal Proceedings inherently uncertain and difficult to predict. Management’s views and estimates related to these matters may change in the future, as new events and circumstances arise and the matters continue to develop.

On August 4, 2023, a former consultant to Zoomcar filed a complaint against Zoomcar in the United States District Court for the Southern District of New York. The complaint contains breach and anticipatory breach of contract claims arising from a letter agreement, effective as of May 2020, between Zoomcar and the former consultant, which engagement letter was terminated by Zoomcar in January 2022. The plaintiff alleges that the terms of the engagement letter entitle him to cash and warrants to purchase Zoomcar shares in relation to prior Zoomcar transactions and upon consummation of the proposed Business Combination. The complaint seeks declaratory relief affirming the plaintiff’s alleged continuing right to receive compensation from Zoomcar under the engagement letter, together with attorneys’ fees, costs, and interests, as well as punitive damages. A motion to dismiss filed by the Company has been denied vide the orders passed on October 9 and October 16, 2024. Zoomcar disputes the allegations, is exploring its legal options, and intends vigorously to defend itself; the case remains pending.

On January 30, 2024, Zoomcar received a statement of arbitration claim (the “Claim”) before Judicial Arbitration and Mediation Services, Inc. (“JAMS”), with Aegis Capital Corp. (“Aegis”), Adam Stern, and the Robert J. Eide Pension Plan being the claimants therein. The Claim alleges breaches of certain agreements between (a) Aegis and Zoomcar, and (b) Adam Stern and the Robert J. Eide Pension Plan as warrant holders, on the one hand, and Zoomcar on the other; it seeks damages “preliminarily believed to be” at least $10,000,000 purportedly arising from the alleged breaches, though the Claim does not set forth any basis for that preliminary belief, additional amounts for attorneys’ fees and costs, as well as an order of rescission with respect to the issuance of certain allegedly wrongfully dilutive shares of Zoomcar stock issued in connection with the business combination between Zoomcar and Innovative International Acquisition Corp. or, alternatively, an order mandating a purportedly anti-dilutive issuance of additional shares of Zoomcar Common Stock to the claimants. Zoomcar is examining its legal options with respect to the Claim. On January 31, 2024, the Zoomcar claimants filed an action in the New York State Supreme Court, including an order to show cause seeking substantially the same relief as the Claim on a declaratory basis along with temporary injunctive relief. The Court denied the temporary injunctive relief and has scheduled a hearing on the order to show cause for February 21, 2024. Zoomcar is examining its legal options with respect to the Claim and the Court action. The Company believes that the claims are baseless and there was no breach of agreements as alleged. Claimants filed a separate order to show cause seeking attachment of the Company’s assets arguing the Company did not have sufficient working capital to satisfy a potential award based on its public filings. The Court found that while Claimants had not shown a likelihood of success on their theory of the case, it was likely something would be owed. An order granting claimants the right to attach up to $3,399,878 of Zoomcar’s assets in New York along with other relief, was issued and later modified by the New York Appellate Division, First Department. A motion seeking to stay or modify that order is currently pending in the First Department and the parties are awaiting the start of arbitration. On June 18, 2024, in connection with the Company’s agreement to engage Aegis as placement agent for the bridge financing that closed in June 2024, the parties agreed to defer all further action with respect to the arbitration and associated litigation until June 18, 2025.

In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar and IOAC challenging his termination, claiming approximately $400,000 in damages and claiming that 100,000 options to purchase shares of Zoomcar have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar and IOAC from “alienating or dealing” the 100,000 shares of Zoomcar claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that IOAC be deleted from the array of parties in the suit, inter alia since (i) IOAC is neither a necessary nor a proper party to the suit; (ii) no reliefs have been sought by the former employee from IOAC; and (iii) there is no cause of action against IOAC.

On September 26, 2024, we received a copy of a complaint filed with the United States District Court for the District of Delaware wherein our founder and former CEO Greg Moran has challenged the Company’s termination of his employment for cause, effective as of June 18, 2024. Mr. Moran has contested the facts leading up to the grounds on which his termination was based and has also claimed that this alleged wrongful termination has deprived him of his vested right to 8% of the Company’s outstanding equity that he claims was owed to him under his Employment Agreement. He has also claimed that in connection with his termination he is entitled to the payment of certain amounts for unused paid leave during his employment with Zoomcar, along with certain bonuses he claims to be owed under the terms of his Employment Agreement, as well as severance equal to one year’s base salary. Zoomcar believes that the termination of Mr. Moran’s employment for cause was proper in accordance with the terms of his Employment Agreement. As of October 31, 2024, the suit has been dismissed on account of Mr. Moran’s intention to refile the case in Delaware Superior Court. Zoomcar is currently assessing and verifying the monetary and statutory claims made by Mr. Moran and intends to defend this action vigorously.

The Company received two default notices from ACM. The first notice was issued on May 22, 2024 which stated that the Company is in default of the terms of the Unsecured Convertible Note issued to ACM on December 28, 2023, since the Company had entered into an equity line arrangement with White Lion Capital LLC, a variable rate transaction, without the prior consent of ACM. Further, on June 25, 2024, the Company received the second notice of default from ACM stating that the Company has incurred indebtedness in the form of $3,600,000 in principal amount of notes in a transaction involving Aegis Capital Corp. (“Aegis”) acting as the placement agent prior to which, the consent of ACM was not obtained. As per the terms of the Note issued, in the event of any default, all accrued but unpaid interest plus liquidated damages and other amounts thereof, shall become immediately due and payable in cash. On 7 November 2024, ACM filed a notice of motion for summary judgement in in lieu of complaint against Zoomcar in New York courts for payment of $5,997,832.72 due under the Note and related legal expenses, pursuant to breach of the terms of the Note. The Company is currently assessing its options and verifying the claims for resolution of this matter.

MANAGEMENT

Executive Officers and Board of Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Hiroshi Nishijima (1)	47	Chief Operating Officer and Acting Chief Executive Officer
Sachin Gupta (2)	37	Interim Chief Financial Officer
Non-Employee Directors
Mohan Ananda	77	Director and Chairman
Madan Menon	43	Director
Evelyn D’An	61	Director
Swatick Majumdar	59	Director
John Clarke (3)	61	Director
Mark Bailey (3)	62	Director

(1)	Following the termination of Mr. Greg Moran as Chief Executive Officer, effective June 20, 2024, the Board of Directors of the Company appointed Hiroshi Nishijima, the Company’s Chief Operating Officer, as Acting Chief Executive Officer.

(2)	On April 4, 2024, the Company and Geiv Dubash, the then Chief Financial Officer of the Company, agreed to a mutual separation of employment, effective April 12, 2024. Mr. Dubash’s departure was not in connection with any disagreements with the Company. Mr. Sachin Gupta is currently serving as the interim Chief Financial Officer of the Company.

(3)	On June 18, 2024, in connection with the June offering, Graham Gullans resigned from the Board, effective as of the closing of the offering. Mr. Gullans resignation was not due to a disagreement with a Company. Effective as of the closing of the offering, the Board appointed John Clarke and Mark Bailey to the Board as directors to fill vacancies left by the resignations of Mr. Gullans and David Ishag.

Executive Officers

Mr. Hiroshi Nishijima has been Zoomcar’s Chief Operating Officer since May 2022 and the Acting Chief Executive Officer since June 20, 2024. Mr. Nishijima has more than half a decade of experience in the app-based marketplace business, especially in the mobility sector. Prior to his current role at Zoomcar, from April 2020 to April 2022, Mr. Nishijima served as the Chief Executive Officer of Via Mobility Japan, K.K., a private on-demand ride sharing service providing cost-effective mobility solutions for public transportation. From January 2016 to April 2020, he served in multiple leadership positions at Grab Holdings Ltd (Nasdaq: GRAB), an app-based transportation, grocery, food, and Fintech services platform. Mr. Nishijima’s roles at Grab included being the Head of Transport Business of Grab Indonesia and the Deputy Chief of Staff to the Chief Executive Officer of Grab. Prior to working at Grab, Mr. Nishijima worked at Boston Consulting Group, Inc., first serving as Project Leader of its Japan office from December 2010 to December 2012, then transferred to its New Delhi office in 2013, and Singapore office in 2014 as a Principal. From April 2006 to November 2010, Mr. Nishijima was a Project Manager at Roland Berger’s Tokyo, Japan and Dusseldorf, Germany offices. At Boston Consulting Group and Roland Berger, Mr. Nishijima was a core member of teams which supported clients in automotive sector globally. From April 1999 to March 2005, he also served as a Project Leader at Honda Motor Ltd. Mr. Nishijima received a Bachelor’s of Law (LLB) from Keio University in 1999.

Mr. Sachin Gupta has been Zoomcar’s Interim Chief Financial Officer since April 12, 2024. Prior to becoming Interim Chief Financial Officer, Mr. Gupta served as the Company’s Financial Controller since May 2019 and is responsible for all aspect of Accounting, Finance, Treasury, Taxation, Statutory Audits, and Internal Audits of all the entities of Zoomcar globally. Mr. Gupta has more than 12 years of accounting and business experience. Prior to Zoomcar, Mr. Gupta spent two years as a Financial Planning and Analysts (“FP&A”) Manager at Amazon, where he managed the FP&A for the FinOps team for all the verticals and all the entities of Amazon globally. Prior to Amazon, he had experience working on Accounting, Business Finance, Due Diligence and SAP (systems, applications & products) implementation for AGS Transact Technologies Limited, where he worked for 5 years. Mr. Gupta graduated from Calcutta University and is a professionally Qualified Chartered Accountant from the Institute of Chartered Accountants of India (equivalent to CPA in the United States) and Qualified Company Secretary from the Institute of Company Secretaries of India.

Directors

Mr. Mohan Ananda has been a director of the Company since December 2023, and serves as our Chairman. Dr. Ananda was the founding Chairman, CEO, and President of Stamps.com (NASDAQ:STMP) and served on its board of directors. Stamps.com, established in 1996, is the leading provider of Internet-based mailing and shipping solutions and utilizes technology developed by Dr. Ananda and protected by a number of US patents. Dr. Ananda was instrumental in raising in excess of $400 million of capital for Stamps.com, which included multiple rounds of private raises, followed by its $55 million initial public offering on NASDAQ in 1999 and a $309.1 million follow-on public offering. In June 2021, Stamps.com agreed to settle claims in connection with a derivative suit brought by shareholders of Stamps.com in exchange for (i) payment of $30 million of insurance proceeds to Stamps.com on behalf of certain of the shareholders from D&O insurance policies purchased by Stamps.com for the benefit of its directors and officers and Stamps.com; and (ii) implementation of certain corporate governance changes by Stamps.com. n August 2021, Stamps.com agreed to pay $100 million to settle claims in connection with a class action lawsuit brought by investors alleging Stamps.com misled investors about Stamps.com’s relationship with the United States Postal Service to artificially inflate its stock price. Dr. Ananda also has been instrumental in entering into a definitive agreement for Stamps.com (STMP) to be acquired by Thoma Bravo, LP, a leading software investment firm, in an all-cash transaction that values Stamps.com at approximately $6.6 billion. Under the terms of the agreement, Stamps.com stockholders will receive $330.00 per share. Dr. Ananda was also the founder and director of a European-based investment firm, JAB Holdings Limited (“JAB”). JAB’s capital was raised through a public offering in the Alternative Investment Market of the London Stock Exchange in the United Kingdom. Dr. Ananda was also a founder of Envestnet, Inc. (NYSE:ENV) (“Envestnet”), which is a leading provider of solutions to financial advisors and institutions. Dr. Ananda served as a director on Envestnet’s board for a number of years. He is also the Chairman and CEO of Ananda Enterprises, Inc. a California company that provides technology and management consulting services. Dr. Ananda has been a managing partner in the law firm of Ananda & Krause, since 1986 and is the founding Chairman and CEO of Ananda Foundation (ananda-foundation.org). Ananda Foundation is a non-profit organization committed to bringing innovation in healthcare management to the lives of people by providing medical services online (telemedicine) for Neurology/Neurosurgery, Internal Medicine & Pediatric/Adolescent Medicine patients from all over the world. This includes clinical knowledge exchange, health technology implementation, and patient treatment in collaboration with the areas of telemedicine, tele-radiology services, and remote medical opinions/second opinions.

Dr. Ananda is also the Chairman of Paanini Foundation. The Paanini Foundation is focused on how technology can help employees do their jobs more innovatively and how human-machine collaboration can lead to a new paradigm of productivity. The Paanini Foundation’s mission is to prepare employees who may be impacted by AI and automation for the new opportunities that they will encounter. Dr. Ananda is also working with the Stanford Seed Transformation program organized by Stanford University though the Stanford Institute for Innovation in Developing Economies as a Seed Consultant assisting companies in India in the areas of improving management, growth, marketing and finances.

Dr. Ananda was the former Director of space systems at Jet Propulsion Laboratory, a NASA center from April 1970 to March 1980, and was the former Director of Research & Development for the Aerospace Corporation, a think tank for the US Air Force from March 1980 to December 1989 where Dr. Ananda was the primary architect for the development of the Global Positioning System (GPS) for the U.S. Department of Defense. Our board has determined that Dr. Ananda’s extensive experience qualifies him to serve as our Chairman, Chief Executive Officer, and a member of our board of directors.

Dr. Ananda received his B.S. degree with Honors in Mechanical Engineering from Coimbatore Institute of Technology, Coimbatore, India. He received his MS degree in Aeronautics from California Institute of Technology, Pasadena, California. He also obtained a Ph.D. from the University of California at Los Angeles in Astro-dynamics and Control. He also obtained his law degree, J.D. from the University of West Los Angeles and has been a member of the California Bar since 1986.

Mr. Madan Menon has been a director of the Company since December 2023, Mr. Menon was the COO of Innovative International Acquisition Corp. (NASDAQ: IOAC) and the former CEO of Frientap Inc, a California headquartered Social Marketplace startup, navigating them through strategy and growth. Mr. Menon brings more than 17 years of startup and technology experience having worked with enterprises and startups in multiple capacities. Mr. Menon joined Xcinex Corporation as chief operating officer in 2017 and was responsible for Xcinex’s product development and fund raising. In 2016, Mr. Menon, as director of Orion Diagnostix Pvt Ltd, setup www.testmyblood.in, to bring professional home collection of blood tests that are carried out by the lab of the patient’s choice. He designed a scalable and resilient architecture that ensured minimal downtime and maximum uptime. Mr. Menon served as chief operating officer of Flowedge Financial Solutions (“Flowedge”), a fintech firm focused on the proprietary trading market, from February 2012 to July 2018. He also founded Virtu Technologies India, a private partnership managed service provider focused on the SMB market, servicing industries such as healthcare, finance, education and manufacturing, and he grew the company substantially year on year, ultimately leading the company to its exit. During his leadership, Mr. Menon grew the team, implemented cutting edge projects that saved customers a considerable amount of their annual IT budgets and improved operational efficiencies. In the non-profit sector, Mr. Menon serves on the board of directors of The International Wolf Centre since December 2021. We believe Mr. Menon’s experience and expertise qualify him as our Chief Operating Officer and a member of our board of directors.

Mr. Menon earned his MBA in 2005 in marketing & operations from Great Lakes Institute of Management, a premier business School in India. He holds a B.S. in Physics and holds certificates in Marketing & Finance from The Wharton School, University of Pennsylvania and in Cybersecurity from New York University’s Tandon School of Engineering. He has investments in companies in India, the U.S., and Singapore and is passionate about startups.

Ms. Evelyn D’An has been a director of the Company since December 2023. Ms. D’An is an experienced Independent Board Director and experienced Chair of Audit, Compensation and Nominating/Governance committees. She is a Hispanic business leader, having served in various financial and operational leadership roles throughout her career. Ms. D’An was also a former audit partner with Ernst & Young, spending over 18 years serving clients across a variety of sectors including technology, retail and consumer products. Ms. D’An has served on numerous corporate boards since 2006.

Since August 2021, Ms. D’An has served on the board of Backblaze, Inc. (“Backblaze”) (NASDAQ:BLZE), a cloud storage and data backup company, where she chairs the Audit Committee and is a member of the Compensation Committee. Since March 2020, Ms. D’An has served on the board of directors of GHD Group Pty Ltd (“GHD”), an employee-owned global Australian based professional services firm specializing in engineering, advisory and digital services, with more than 12,000 employees across five continents. Ms. D’An is the chair of GHD’s Audit Committee and is also a member of GHD’s Global Inclusion & Diversity Council and Risk Committee.

From March 2018 until April 2021, Ms. D’An served on the board of directors of Enochian Biosciences Inc., (NASDAQ: ENOB), a pre-clinical stage biosciences technology start-up focused on clinical trials for HIV/AIDS and cancer and was a member of the audit committee, nominating and governance committee and compensation committee.

From November 2016 through June 2022, Ms. D’An served on the board of directors of Summer Infant, Inc., a formerly listed Nasdaq listed manufacturer of infant and juvenile products, with distribution into major retailers such as Target, Walmart and Amazon where she chaired the Compensation Committee and was a member of the Audit Committee. Summer Infant was sold in June 2022 to a private company.

Ms. D’An has extensive experience in corporate governance and brings a wealth of corporate governance, financial and accounting experience to the Zoomcar Board. Having graduated with a Bachelor of Science in Accounting from the State University of Albany, Ms. D’An was previously a licensed Certified Public Accountant in New York from July 9, 1990. She frequently speaks about governance topics and is currently chair of the Board of Florida National Association of Corporate Directors. We believe that Ms. D’An is qualified to serve as a member of our Board because of her extensive experience advising technology companies, including other public companies as both a director and executive.

Mr. Swatick Majumdar has been a director of the Company since December 2023. Mr. Majumdar is a seasoned investment banker and venture capitalist. He possesses several decades of advising Indian companies on their US-India activities such as Pipavav Shipyard India, IDFC, Satyam Computer Services, Indian Infrastructure Opportunity Fund and Lava International Ltd. Most recently, Mr. Majumdar assisted in the capital raise for Zoomcar. His core expertise is in growth stage companies for capital raise, growth, product, and market fit. Mr. Majumdar is currently serving as a Managing Director at Chatsworth Securities, LLC (“Chatsworth”). At Chatsworth, he directs all his attention to investment banking activities in the US-India corridor, assisting and advising in sectors such as Mobility, Technology, Media and Telecommunication, as well as Renewable Energy. He has been serving as a board advisor at Easy Energy Systems, a renewable energy company that is working to utilize waste to create energy in India, since January 2020. Mr. Majumdar is also a co-founder of Survive and Thrive Today, a three-day startup bootcamp and media company. Mr. Majumdar is also the President of Global Path Capital, a role in which he has served since August 2009. From January 2017 to March 2019, Mr. Majumdar was a board advisor at Rental Uncle, India (P) Ltd.

Previously, Mr. Majumdar served as a Venture Partner at Digital Entertainment Venture, a New York-based VC fund, from July 2013 to December 2021. From November 2002 to December 2005, Mr. Majumdar was the owner-operator of Riverhead Sports Management. He is a mentor at the CUNY Startup Accelerator and at the German Accelerator. He brings a wealth of global relationships, expertise, and operating history to companies. Mr. Majumdar has participated as a speaker, panelist, and a moderator at several industry related events in the US, India and the United Arab Emirates.

Mr. Majumdar has a double master’s degree in applied economics from University of Lucknow, India and in Computer and Management Information Systems from University of Central Texas.

Mr. Mark Bailey has been a director of the Company since June 2024. Mr. Bailey is a graduate of Vanderbilt University and has worked in the insurance industry for over 35 years. As President of The Bailey Group, established in 1996, Mark built upon the foundation of a trusted local insurance agency and has developed the company into a nationally competitive firm, formally joining NFP – An AON Company in 2016. Mark has been voted “Best of St. Augustine” Local Insurance Agent in the St. Augustine Record multiple years, and has also achieved Lifetime membership with MDRT, placing him among the top 1% of life insurance agents nationwide.

Mr. Bailey is heavily involved in leadership roles and service projects with various organizations including Community Hospice & Palliative Care Foundation, Flagler Healthcare Foundation, St. Augustine Foundation, Flagler College, Ameris Bank Advisory Board, YMCA of Florida’s First Coast, Lightner Museum, and St. Augustine Rotary Club. Mark is also a past recipient of the prestigious Gus Craig Award for his philanthropic work in the community. In 2016, the Association of Fundraising Professionals (AFP) Florida First Coast Chapter awarded Mark and his wife, Alecia, as the Outstanding Small Business. Their honored efforts included leadership to raise $5 million to build a hospice and palliative-inpatient center in St. Johns County, and a half percent sales tax increase that directly supports the infrastructure of St. Johns County schools. In 2017 Mark and Alecia sponsored the inaugural St. Augustine Walk to Defeat ALS to support ALS Association – Florida Chapter, an effort that hits close to home and continues to grow in fundraising and success each year. After the devastation of Hurricane Dorian in 2019, Mark helped found Hope Town Rising, a nonprofit arm that directed efforts to rebuild in the Bahamas, with a focus on equipping first responders and supporting local medical care. Mark has also been an integral part of the development of West Augustine Health and Wellness Centre since 2021, a monumental project of West Augustine Historical CDC that is scheduled to be complete in October 2025. Mr. Bailey was designated to the Board by Aegis Capital Corp. pursuant to an arrangement between the Company and Aegis which provided that Aegis has the one-time right to designate two (2) independent directors to the Board.

Mr. John Clarke has been a director of the Company since June 2024. Mr. Clarke has 40 years of experience providing specialty financing and capital advice regarding emerging private and public companies. In 2021, John joined Aegis Capital Corp and SternAegis Ventures as a Senior Managing Director. Previously, he has been President of H.C. Wainwright & Co and worked with Spencer Trask Ventures, as well as several Investment boutiques and NYSE brokerage firms. During his career, he has raised several hundred million dollars for over 100 private and public Offerings in a variety of emerging industries.

Mr. Clarke developed his career as a Branch Manager for Josephthal, Lyon & Ross and is currently registered with Representative, General Securities and Financial and Operations Principal Securities and Research Analyst Supervisory licenses. He is a graduate of the E. Claiborne Robbins School of Business and holds a B.S. in Finance, and lives in New Jersey. Mr. Clarke was designated to the Board by Aegis Capital Corp. pursuant to an arrangement between the Company and Aegis which provided that Aegis has the one-time right to designate two (2) independent directors to the Board.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Certain Legal Proceedings

None of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Corporate Governance

Composition of the Board of Directors

Our business and affairs are organized under the direction of the Board, which consists of six (6) members. Mohan Ananda serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counselling and direction to our management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of the Charter, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that the Class I directors are appointed to an initial one-year term (and three-year terms subsequently), the Class II directors are appointed to an initial two-year term (and three-year terms subsequently) and the Class III directors are appointed to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Board is divided into the following classes:

●	Class I, which consists of Swatick Majumdar and John Clarke, whose term will expire at our 2027 annual meeting of stockholders;

●	Class II, which consists of Mohan Ananda and Madan Menon, whose terms will expire at our 2025 annual meeting of stockholders; and

●	Class III, which consists of Mark Bailey and Evelyn D’An, whose term will expire at our 2026 annual meeting of stockholders.

At our annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in our control or management.

Board Leadership Structure

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board has determined that each of Evelyn D’An, Madan Menon, Swatick Majumdar, John Clarke and Mark Bailey are independent directors under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director had with Zoomcar and has with the Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

The standing committees of Company’s Board consists of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Evelyn D’An, John Clarke  and Madan Menon, each of whom is an independent director and is “financially literate” as defined under the Nasdaq listing standards. Ms. D’An will initially serve as chair of the Audit Committee. The Company’s Board has determined that Ms. D’An qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee Zoomcar’s independent registered public accounting firm. Specific responsibilities of the audit committee include:

●	helping the Board oversee corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related person transactions; obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board.

Code of Ethics

We have adopted a have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.zoomcar.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to the Zoomcar website address does not constitute incorporation by reference of the information contained at or available through Zoomcar’s website, and you should not consider it to be a part of this prospectus.

Trading Policies

On December 29, 2023, we adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards (the “Insider Trading Policy”).

The foregoing description of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Insider Trading Policy, a copy of which is attached hereto as Exhibit 19 and is incorporated herein by reference.

Compensation Recovery and Clawback Policy

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On December 29, 2023 our Board of Directors approved the adoption of the Executive Compensation Clawback Policy (the “Clawback Policy”), with an effective date of December 29, 2023, in order to comply with the final clawback rules adopted by the SEC under Rule 10D-1 under the Exchange Act (the “Rule”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from our current and former executive officers as defined in the Rule (“Covered Officers”) in the event that we are required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement.

Role of our Board in Risk Oversight/Risk Committee

One of the key functions of our Board is the informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. Our Internal Security Team is responsible for overseeing the steps management has taken with respect to cybersecurity risk exposure. As part of this oversight, our audit committee will receive regular reports from our management on cybersecurity risk exposure and the actions management has taken to limit, monitor or control such exposures at its regularly scheduled meetings. Management will work with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that the Company will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.

Zoomcar believes these provisions in the Charter and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

We qualify as an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers,” who are the individuals who served as Zoomcar’s principal executive officer and Zoomcar’s next two other most highly compensated officers at the fiscal year ended March 31, 2024 and March 31, 2023,. Our named executive officers as of March 31, 2024 were:

Name	Principal Position
Greg Moran	Chief Executive Officer
Geiv Dubash	Chief Financial Officer
Hiroshi Nishijima	Chief Operating Officer

On June 20, 2024, Greg Moran, the Company’s Chief Executive Officer, was terminated from his role. Pursuant to Mr. Moran’s employment agreement, Mr. Moran also resigned as a member of the Board of Directors, as required pursuant to his employment agreement, as a result of such termination. Following such termination, effective June 20, 2024, the Board of Directors of the Company appointed Hiroshi Nishijima, the Company’s Chief Operating Officer, as Acting Chief Executive Officer. Mr. Dubash resigned as Chief Financial Officer effective April 12, 2024. Mr. Sachin Gupta is currently serving as our interim Chief Financial Officer.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to Zoomcar’s named executive officers for the fiscal years ended March 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Award ($)(3)	All Other Compensation ($)(4)		Total ($)
Greg Moran	2024	308,177	100,000		97,685	15,795	74,207	(5)	595,864
Chief Executive Officer	2023	292,600	-			15,400	43,729	(5)	351,729
Geiv Dubash	2024	255,968	30,202			14,496	42,623	(7)	343,289
Chief Financial Officer (6)	2023	253,333	-			13,333	20,357	(7)	287,023
Hiroshi Nishijima(8)	2024	302,724	78,399	(9)		17,189	52,903	(10)	451,215
Chief Operating Officer	2023	265,643	40,000	(9)		7,935	20,768	(10)	334,346

(1)	The amounts in this column reflect the base salary actually paid to each named executive officer for the fiscal year ended March 31, 2024 and 2023, which is paid in Indian Rupees and reported above based on a rate of 82.78 Indian Rupees to $1 and 82.11 Indian Rupees to $1 respectively.

(2)	The number in this column represent the grant date fair value of 17,048 stock option awards granted under the 2012 Equity Plan to each named executive officer which the Company has assumed under the 2023 Incentive Plan and is currently outstanding at the end of fiscal year ended March 31, 2024, computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. See Note 30 of the audited consolidated financial statements included in this prospectus for a discussion of the relevant assumptions used in calculating this amount. These amounts do not reflect the actual economic value that may be realized by our named executive officers.

(3)	The amounts in this column represent the amount of variable pay earned by each named executive officer in respect of the fiscal year ended March 31, 2024, which is paid in Indian Rupees and reported above based on a rate of 82.78 Indian Rupees to $1.

(4)	All Other Compensation amounts reported for each named executive officer were paid in Indian Rupees and are reported above based on a rate of 82.78 Indian Rupees to $1.

(5)	On behalf of Mr. Moran, Zoomcar made $53,856 and $23,512 in contributions to India’s Provident Fund, a defined contribution plan, for the fiscal year ended March 31, 2024 and 2023 respectively. Zoomcar paid $20,351 and $20,216 for a corporate apartment utilized by Mr. Moran during the fiscal year ended March 31, 2024 and 2023 respectively.

(6)	On April 4, 2024, the Company and Mr. Dubash agreed to a mutual separation of employment, effective April 12, 2024. Mr. Dubash’s departure was not in connection with any disagreements with the Company.

(7)	On behalf of Mr. Dubash, Zoomcar made $42,623 and $20,357 in contributions to India’s Provident Fund, a defined contribution plan, for the fiscal year ended March 31, 2024 and 2023 respectively.

(8)	Mr. Hiroshi Nishijima assumed responsibilities as Zoomcar’s Chief Operating Officer in May 2022. Pursuant to the COO employment agreement, Mr. Nishijima’s annual salary is $302,724 with an annual performance bonus opportunity of $17,189.

(9)	Mr. Nishijima received two short-term retention incentives totaling $78,399 in respect of the fiscal year ended March 31, 2024 and two short-term retention incentives totaling $40,000 in respect of the fiscal year ended March 31, 2023.

(10)	On behalf of Mr. Nishijima, Zoomcar made $52,903 and $20,768 in contributions to India’s Provident Fund, a defined contribution plan, for the fiscal year ended March 31, 2024 and 2023 respectively.

Narrative to Summary Compensation Table

Employment Agreements

For the fiscal year ended March 31, 2024, Zoomcar maintained employment agreements with its Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.

Effective upon the Closing of the Business Combination, Zoomcar amended and restated the existing employment agreements with each of the Company’s CEO, CFO and COO. The amended and restated employment agreements govern the terms of continuing employment with Zoomcar India and also provide that each executive agrees to serve as an executive officer of the Company following the completion of the Business Combination without additional compensation. Below is a summary of the material updates to each of the amended and restated employment agreements.

Amended and Restated Agreement with Chief Executive Officer

The annual base salary for Mr. Moran was $332,500, plus an annual variable pay opportunity of up to $17,500. Mr. Moran was eligible for a one-time supplemental bonus of $100,000, payable six months following the amended and restated employment agreement becoming effective. Subject to the approval of the compensation committee of the Company’s Board and the terms of the amended and restated employment agreement, Mr. Moran’s amended and restated employment agreement provides for the grant of restricted stock units equal to 8% of the aggregate number of Common Stock issued and outstanding immediately after the Business Combination. The RSUs will vest over three years, with three-fourths of the RSUs vesting on the first anniversary of the Closing Date and the remaining one-fourth of the RSUs vesting monthly thereafter, subject to Mr. Moran’s continued service with the Company through each vesting date. As of the date hereof, no RSU’s have been granted under the 2023 Equity Incentive Plan.

On June 20, 2024, Greg Moran, the Company’s Chief Executive Officer, was terminated from his role. Pursuant to Mr. Moran’s employment agreement, Mr. Moran is required to resign from the Board as a result of such termination. Following such termination, effective June 20, 2024, the Board of Directors of the Company appointed Hiroshi Nishijima, the Company’s Chief Operating Officer, as Acting Chief Executive Officer.

Amended and Restated Agreement with Chief Financial Officer

The annual base salary for Mr. Dubash was $313,500, plus an annual variable pay opportunity of up to $16,500. Mr. Dubash was eligible for a one-time supplemental bonus of $30,000, payable shortly following the amended and restated employment agreement becoming effective. Subject to the approval of the compensation committee of the Company’s Board and the terms of the amended and restated employment agreement, Mr. Dubash’s amended and restated employment agreement provides for the grant of restricted stock units equal to 0.25% of the aggregate number of Common Stock issued and outstanding immediately after the Business Combination. The RSUs will vest over three years, with one-half of the RSUs vesting on the first anniversary of the Closing Date and the remaining one-half of the RSUs vesting monthly thereafter, subject to Mr. Dubash’s continued service with the Company through each vesting date. As of the date hereof, no RSU’s have been granted under the 2023 Equity Incentive Plan.

The amended and restated employment agreement specifies certain compensation following termination of employment, including severance payments of three months of Mr. Dubash’s last drawn salary if Mr. Dubash’s employment is terminated by the Company without “Cause” (as defined in the amended and restated employment agreement). In the event of an acquisition of the Company, if Mr. Dubash’s employment is terminated by the acquiring company within one year of the acquisition, Mr. Dubash would be eligible for severance payments of six months of his last drawn salary.

This agreement was terminated by mutual agreement effective April 12, 2024.

Amended and Restated Agreement with Chief Operating Officer

The annual base salary, annual variable pay opportunity, and supplemental bonus remains the same for Mr. Nishijima, as contracted in his May 2, 2022, employment agreement. Subject to the approval of the compensation committee of the Board, Mr. Nishijima will be granted restricted stock units equal to 0.25% of the aggregate number of Common Stock issued and outstanding immediately after the Business Combination. The RSUs will vest over three years, with one-half of the RSUs vesting on the first anniversary of the Closing Date and the remaining one-half of the RSUs vesting monthly thereafter, subject to Mr. Nishijima’s continued service with the Company’s through each vesting date. As of the date hereof, no RSU’s have been granted under the 2023 Equity Incentive Plan.

The employment agreement specifies certain compensation following termination of employment, including severance payments of four months of Mr. Nishijima’s last drawn salary if Mr. Nishijima’s employment is terminated by the Company without “Cause” (as defined in the employment agreement) or if his employment is terminated by the acquiring company within one year of an acquisition of the Company.

Following the termination of Mr. Greg Moran as the Company’s Chief Executive Officer, effective June 20, 2024, the Board of Directors of the Company appointed Hiroshi Nishijima, the Company’s Chief Operating Officer, as Acting Chief Executive Officer.

Equity-Based Compensation

2012 Equity Plan

In 2012, the Zoomcar Inc. Board adopted, and Zoomcar Inc.’s stockholders approved, the Zoomcar, Inc. 2012 Equity Incentive Plan (the “2012 Equity Plan”). Each of the named executive officers hold stock options under the 2012 Equity Plan, as described below.

As the Zoomcar Holdings, Inc. 2023 Equity Incentive Plan was approved by the Company’s stockholders and adopted by the Board, the 2012 Equity Plan was terminated and no further awards will be granted under it.

2023 Incentive Plan

The following is a summary of the material features of the Incentive Plan, which was adopted by the Company’s stockholders in January 2024.

Purpose

The purpose of the Incentive Plan is to enhance the ability of Zoomcar to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees, and consultants with those of stockholders by giving directors, employees and providing a means of recognizing their contributions to Zoomcar’s success. The Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Eligibility

Persons eligible to participate in the Incentive Plan will be officers, employees, non-employee directors, and consultants of Zoomcar and its subsidiaries as selected from time to time by the plan administrator in its discretion, including prospective officers, employees, non-employee directors and consultants. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with Zoomcar.

Administration

The Incentive Plan will be administered by the compensation committee of the Zoomcar Board, the Zoomcar Board, or such other similar committee pursuant to the terms of the Incentive Plan. The plan administrator, which initially will be the compensation committee of the Zoomcar Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more officers of Zoomcar, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

The number of shares of Common Stock that may be issued under the Incentive Plan is equal to 15% of the aggregate number of shares of Common Stock issued and outstanding immediately after the Business Combination (after giving effect to the Redemption). All of the shares initially available under the Incentive Plan may be issued upon the exercise of incentive stock options.

The number of shares available for issuance under the Incentive Plan also will include an automatic annual increase, or the evergreen feature, on the first day of each calendar year, beginning January 1, 2024 and ceasing as described below, equal to the lesser of:

●	a number of shares of Common Stock equal to 3% of the aggregate number of shares of Common Stock issued and outstanding as of December 31 of the immediately preceding calendar year; or

●	such number of shares of Common Stock as the plan administrator may determine.

Shares issuable under the Incentive Plan may be authorized, but unissued, or reacquired shares of Common Stock.

Shares underlying any awards under the Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

Annual Limitation on Awards to Non-Employee Directors

The Incentive Plan contains a limitation whereby the value of all awards under the Incentive Plan and all other cash compensation paid by Zoomcar to any non-employee director may not exceed $750,000 for the first calendar year a non-employee director is initially appointed to the Zoomcar Board, and $500,000 in any other calendar year.

Types of Awards

The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other-stock based awards (collectively, “awards”). Unless otherwise set forth in an individual award agreement, each award shall vest over a four (4) year period, with one-quarter (1/4) of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options. The Incentive Plan permits the granting of both options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Zoomcar and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the Incentive Plan.

The exercise price of each option will be determined by the plan administrator. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the Common Stock of Zoomcar on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten (10) years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of any option, the exercise price must be paid in full either in cash, check or, with approval of the plan administrator, by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Common Stock, or cash, equal to the value of the appreciation in Zoomcar’s stock price over the exercise price, as set by the plan administrator. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of shares of Common Stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with Zoomcar or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of Common Stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Common Stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, shares of Common Stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the restricted stock units to which they are payable.

Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Incentive Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which other stock-based awards will be made, the amount of such other stock-based awards, and all other conditions, including any dividend and/or voting rights.

Prohibition on Repricing

Except for an adjustment pursuant to the terms of the Incentive Plan or a repricing approved by shareholders, in no case may the plan administrator (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Tax Withholding

Participants in the Incentive Plan are responsible for the payment of any federal, state, or local taxes that Zoomcar or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of Zoomcar or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of Zoomcar or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Zoomcar or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of Common Stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares of Common Stock covered by outstanding awards made under the Incentive Plan.

Change in Control

In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if Zoomcar is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). Unless determined otherwise by the plan administrator, in the event that the successor corporation refuses to assume or substitute for the award, a participant shall fully vest in and have the right to exercise the award as to all of the shares of Common Stock, including those as to which it would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Transferability of Awards

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.

Term

The Incentive Plan became effective upon adoption by the Board and, unless terminated earlier, the Incentive Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

The Zoomcar Board may amend or terminate the Incentive Plan at any time. Any such termination will not affect outstanding awards. No amendment, alteration, suspension, or termination of the Incentive Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and Zoomcar. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the Incentive Plan and (ii) to change the persons or class of persons eligible to receive awards under the Incentive Plan.

Form S-8

Zoomcar intends to file with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End Table

Only Greg Moran holds 17,048 options. Each equity award was granted subject to the terms of the 2012 Equity Plan which was assumed by the company under the 2023 Equity Incentive Plan.

DIRECTOR COMPENSATION

The following table presents the total compensation earned and paid to non-employee members (“Directors”) of the Zoomcar Board for the fiscal year beginning April 1, 2023, and ended March 31, 2024. Mr. Greg Moran, our former Chief Executive Officer, did not receive any compensation for his service as a member of the Zoomcar Board during any period presented. Mr. Moran’s compensation for service as an employee is presented above under the heading “Summary Compensation Table.” In addition to the compensation outlined below, we reimburse Directors for reasonable travel expenses and out-of-pocket costs incurred in attending meetings of the Zoomcar Board or events attended on behalf of Zoomcar.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Uri Levine, Chairman (1)	29.500	-	29.500
David Ishag (2)	45,000	-	45,000
Graham Gullans (3)	100,000	-	100,000
Mohan Ananda	22,500	-	22,500
Madan Menon	24,750	-	24,750
Evelyn D’An	97,752	-	97,752
Swatick Majumdar	64,634	-	64,634
Lisbeth McNabb (4)	-	-	-

(1)	Mr. Levine was a director of Zoomcar, Inc., the Company’s predecessor, until his resignation in July 2023.

(2)	Mr. Ishag resigned from the Board effective January 30, 2024.

(3)	Mr. Gullans resigned from the Board effective June 18, 2024

(4)	Ms. McNabb was a director of Zoomcar, Inc. until her resignation effective April 18, 2023

Director Compensation Policy

The Board approved a non-employee director compensation policy that became effective as of the Closing of the Business Combination. Under this policy, Zoomcar will pay non-employee directors a cash retainer for service on the Board and for service on each committee of which the director is a member. The chair of each committee will receive higher retainers for such service. These fees are expected to be payable in arrears in four equal quarterly instalments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board and no fee will be payable in respect of any period prior to the completion of the Business Combination.

In addition, under the new director compensation policy, following the effective date of a Registration Statement on Form S-8, each non-employee director will receive an initial equity award under the Incentive Plan in the form of RSUs with a value of $300,000 or, in the case of the Chairman of the Board, $400,000. Further, following the effective date of a Registration Statement on Form S-8, it is expected that on the date of the annual meeting of stockholders, each non-employee director then serving on the Board who has not received an initial equity award in the 12-month period preceding the date of the annual meeting, will receive an annual equity award under the Incentive Plan in the form of RSUs with a value of $100,000.

Each initial equity award and annual equity award is expected to vest over a three-year period, with one-third to vest on the first anniversary of the grant date and then quarterly thereafter (provided that any initial equity award granted to a non-employee director of Zoomcar as of immediately following the Closing is expected to vest on the first anniversary of the Closing). In each case, vesting is subject to the non-employee director’s service as a director through the vesting date. Each initial equity award and annual equity award is also expected to accelerate in full upon a change in control of Zoomcar.

Non- Employee Director Fees
Annual Board Cash Retainer	$75,000
Additional Retainer for Chairman of the Board	$15,000
Retainers for Committee Members
● Audit	$10,000
● Compensation	$6,000
● Nominating and Corporate Governance	$4,000
Additional Retainers for Committee Chairs
● Audit	$10,000
● Compensation	$6,000
● Nominating and Corporate Governance	$4,000
Initial Equity Award	$300,000
Additional Initial Equity Award for Chairman of the Board	$100,000
Annual Equity Award	$100,000

Zoomcar will also reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which they serve.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

IOAC

Founder Shares

On April 17, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. On September 20, 2021, IOAC effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 founder shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The underwriter fully exercised its over-allotment option on October 29, 2021, so no founder shares were forfeited.

The Sponsor, IOAC’s officers and directors agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) the date on which IOAC completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial business combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor, IOAC’s officers and directors with respect to any founder shares.

On August 18, 2022, the Sponsor granted an aggregate of 15,000 founder shares to three of IOAC’s directors and advisors (the “Special Committee Shares”) in recognition of and as compensation for services to the Company as members of the newly formed Special Committee of the IOAC Board.

IOAC Private Placement

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor has purchased 960,000 Private Placement Shares, CCM has purchased 30,000 Private Placement Shares, and Cantor purchased 70,000 Private Placement Shares. The Sponsor, Cantor and CCM are permitted to transfer the Private Placement Shares they hold to certain permitted transferees, including their respective directors, officers, and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities. In addition, the Private Placement Shares will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The Private Placement Shares will not be redeemable by us so long as they are held by the initial purchasers or their respective permitted transferees. If the Private Placement Shares are held by holders other than the initial purchasers or their respective permitted transferees, the Private Placement Shares will be redeemable by us and exercisable by the holders on the same basis as the shares and warrants included in the units sold in the IPO. Other than as described above, the Private Placement Shares have terms and provisions that are identical to those of the public shares sold in the IPO.

In connection with the Closing of the Business Combination, the Private Placement Shares held by the Sponsor, Cantor and CCM and the founder shares held by the Sponsor were converted on a 1-for-1 basis into an equal number of shares of Common Stock and were registered on the Registration Statement on Form S-4 (Registration No. 333-269627), filed with the SEC in connection with the Business Combination.

Related Party Loans

On April 17, 2021, IOAC issued an unsecured promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which IOAC could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. The IPO Promissory Note, in the outstanding amount of $122,292, was repaid on November 5, 2021 following the consummation of the IPO. As of December 31, 2022, there was no amount outstanding under the IPO Promissory Note.

On September 7, 2022, IOAC issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor and of Mohan Ananda and Elaine Price, Chief Executive Officer and Chief Financial Officer of IOAC, respectively. The September 2022 Note bears no interest, and the principal balance is payable on the date of the consummation of IOAC’s initial business combination. On or before the maturity date, Ananda Trust has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of IOAC at a conversion price of $10.00 per share. The terms of such shares, if any, would be identical to the terms of the Private Placement Shares.

On January 3, 2023, IOAC issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust. The January 2023 Note has the same terms as the September 2022 Note, except that the January 2023 Note is non-convertible.

On January 19, 2023, IOAC issued an unsecured promissory note (the “First Extension Note”) in the aggregate principal amount of up to $990,000 to the Sponsor, pursuant to which the Sponsor agreed to provide IOAC with equal installments of $165,000, to be deposited into the Trust Account for each month in which the date by which IOAC must consummate its initial business combination is extended, from January 29, 2023 until July 29, 2023.

On May 10, 2023, IOAC issued an unsecured promissory note (the “May 2023 Note”) in the amount of up to $500,000 to the Sponsor. The May 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The May 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.

On July 20, 2023, IOAC issued an unsecured promissory note (the “Second Extension Note”) in the aggregate principal amount of up to $180,000 to the Sponsor pursuant to which the Sponsor agreed to provide IOAC with equal installments of the Second Extension Funds, or $90,000, to be deposited into the Trust Account for the first two months in which the date by which IOAC must consummate its initial business combination is extended past July 29, 2023.

On August 18, 2023, IOAC issued a promissory note (the “August 2023 Note”), in the amount of up to $500,000 to the Sponsor. The August 2023 Note bears no interest, and it is non-convertible. The principal balance is payable on the date of the consummation of IOAC’s initial business combination.

On October 3, 2023, IOAC issued a promissory note in favor of the Sponsor (the “October 2023 Note”) in the principal amount of up to $90,000 for expenses accrued in connection with the extension of the date by which IOAC must consummate its initial business combination from September 29, 2023 to October 29, 2023. The October 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 1, 2023, IOAC issued an unsecured promissory note (the “December 2023 Note”), in the amount of up to $200,000 to the Sponsor. The December 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 18, 2023, IOAC issued (i) an unsecured convertible promissory note (the “New Ananda Trust Note”), the principal amount of $2,027,840, which is equal to the total amount owed to Ananda Trust under the September 2022 Note, January 2023 Note, First Extension Note, May 2023 Note, Second Extension Note, August 2023 Note, October 2023 Note and December 2023 Note (collectively, the “Existing Notes”), and which bears no interest and the principal balance of the New Ananda Trust Note will be payable by the Company 90 days after the consummation of the Business Combination, or April 24, 2024 (the “Maturity Date”), and, on the Maturity Date, the holder of the New Ananda Trust Note may convert any amounts outstanding into shares of Common Stock, at a conversion price lower than the redemption price per public share in connection with the Business Combination; and (ii) unsecured promissory notes to certain passive investors of the Sponsor, the principal amounts of which are equal to the total amounts owed to such passive investors under the Existing Notes, with substantially the same terms of the Existing Notes issued to such passive investors (together with the New Ananda Trust Note, the “Replacement Notes”). The Replacement Notes replace the Existing Notes, which are considered satisfied and discharged in full, forever, and terminated and of no further effect. As of the date of this prospectus, an aggregate of $3,257,518.26 was outstanding under the Replacement Notes.

In connection with the IPO, IOAC entered into a registration and shareholder rights agreement pursuant to which our initial shareholders are entitled to certain registration rights with respect to the founder shares, the Private Placement Shares, the shares issuable upon conversion of working capital loans (if any) and the ordinary shares issuable upon exercise of the foregoing, as long as the initial shareholders hold any securities covered by the registration and shareholder rights agreement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Office Space, Administrative and Support Services

IOAC agreed to reimburse the Sponsor for office space, administrative and support services provided to members of IOAC’s management team, in the amount of $10,000 per month. Upon completion of an initial business combination or IOAC’s liquidation, IOAC ceased paying these monthly fees.

Ananda Trust Subscription Agreements

Simultaneously with the execution of the Merger Agreement, on October 13, 2022, Ananda Trust entered into a subscription agreement with IOAC (the “Ananda Trust Signing Subscription Agreement”) to subscribe for 1,000,000 newly issued shares of Common Stock at a purchase price of $10.00 per share, contingent upon the Closing. Furthermore, simultaneously with the signing of the Merger Agreement, Ananda Trust invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Signing Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust (the “Ananda Trust Zoomcar Note”). At the Closing, Zoomcar’s repayment obligations under the Ananda Trust Zoomcar Note was offset against Ananda Trust’s payment obligations under the Ananda Trust Signing Subscription Agreement and Ananda Trust received newly issued shares of Common Stock in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

The Ananda Trust Signing Subscription Agreement includes registration rights obligations on the part of IOAC and is conditioned on the concurrent Closing and other customary closing conditions. Among other things, Ananda Trust will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In the event that the Business Combination is not consummated, the Ananda Trust Note issued by Zoomcar in consideration of the Ananda Trust Investment will be exchanged for a new convertible promissory note issued by Zoomcar, and such note will be convertible upon the consummation of a subsequent financing of Zoomcar in which Zoomcar raises an aggregate of at least $5 million, and the Ananda Trust Subscription Agreement will terminate automatically.

On December 19, 2023, IOAC and Ananda Trust, an affiliate of the Sponsor, entered into a subscription agreement (the “Ananda Trust Closing Subscription Agreement”), pursuant to which, upon the Closing, Ananda Trust purchased 1,666,666 IOAC Class A ordinary shares at a price of $3.00 per share (the “Ananda Trust Closing Investment”). Other than with respect to the per share purchase price, the terms of the Ananda Trust Closing Subscription Agreement were substantially similar to the terms of the Ananda Trust Signing Subscription Agreement.

Ananda Trust is an affiliate of the Sponsor. Further, the Trustee and control person with regard to the Ananda Trust, Mohan Ananda, was, prior to the Closing, the Chief Executive Officer and Chairman of the board of directors of IOAC; additionally, Mr. Ananda was a director of IOAC and has been appointed to serve as the initial chairman of the Company Board from and after the Closing. Additionally, based on the Company’s capitalization immediately after the Closing, Ananda Trust is the Company’s largest stockholder, though Ananda Trust’s proportionate interest and voting power with regard to the Company may change over time and from time to time.

The terms of the Ananda Trust Closing Investment are not necessarily reflective of the terms and conditions of a transaction negotiated at arm’s length, and it is possible that, if such terms were negotiated at arm’s length, they would have been different from, and more favorable to, the Company and its stockholders; however, the disinterested members of the IOAC Board approved the terms of the Ananda Trust Closing Investment, which they believed to be the best terms available, under the circumstances, to facilitate the consummation of the proposed Business Combination and deliver capital required by the Company to pursue its business plans.

Sponsor Support Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, the Sponsor, IOAC and Zoomcar entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, in order to induce Zoomcar to enter into the Merger Agreement and for no additional consideration, the Sponsor agreed to (i) vote all ordinary shares of IOAC held by Sponsor at any meeting of the shareholders of IOAC in favor of the approval and adoption of the Merger Agreement and the Business Combination; and (ii) not to redeem or transfer any of the shares held by the Sponsor, or deposit into a voting trust or enter into a voting agreement in a manner inconsistent with the Sponsor Support Agreement. In addition, the Sponsor agreed to take all actions necessary to fulfill the conditions required in order to extend the expiration of the IOAC charter by six months or such shorter period as shall be mutually agreed by IOAC, the Sponsor and Zoomcar. The Sponsor also agreed to waive the anti-dilution rights associated with the shares held by Sponsor and Sponsor agreed that it shall use its best efforts to cooperate with IOAC and Zoomcar in connection with obtaining the financing transactions.

Stockholder Support Agreement

On October 13, 2022, Zoomcar delivered to IOAC the Stockholder Support Agreements with certain stockholders of Zoomcar, pursuant to which, among other things, such stockholders have agreed, respectively, to support the approval and adoption of the Business Combination. The Stockholder Support Agreements will terminate upon the earliest to occur of (a) the Closing, (b) the date of the termination of the Merger Agreement, and (c) the Expiration Time. Such Zoomcar stockholders also agreed, until the expiration time, to certain transfer restrictions.

Lock-Up Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, IOAC and certain Zoomcar stockholders entered into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis, will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any BC Lock-Up Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the BC Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Zoomcar completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Zoomcar’s stockholders having the right to exchange their shares for cash, securities or other property.

On December 18, 2023, OIAC and Ananda Trust entered into a First Amendment to Lock-Up Agreement, pursuant to which the lock-up period for the shares held by Ananda Trust were amended to terminate upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

Engagement Letters

Amendments to Engagement Letter

On December 13, 2023 and December 21, 2023, Zoomcar and J.V.B. Financial Group, LLC (“J.V.B.”), acting through its Cohen & Company Capital Markets division, entered into amendments (together, the “CCM Amendments”) to that certain Engagement Letter dated as of July 18, 2022, by and among Zoomcar and CCM. Pursuant to the CCM Amendments, Zoomcar agreed to pay CCM a revised transaction fee in connection with the Business Combination in an amount equal to $4,500,000, plus reimbursable expenses incurred as of the Closing Date in the amount of $677,961, of which $56,319 was paid from the IOAC Trust Account at the Closing of the Business Combination.

Modified Deferred Underwriting Fee Payment Obligations

Pursuant to the Underwriting Agreement, dated as of October 16, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with IOAC’s initial public offering, IOAC previously agreed to pay to Cantor, in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $12,100,000, payable in cash upon consummation of IOAC’s initial business combination. Additionally, as also previously disclosed, pursuant to a letter agreement between IOAC and J.V.B. dated as of March 12, 2021 (as amended or modified, the “JVB Engagement Letter”), IOAC agreed that a fee equal to 30% of the aggregate amount of the deferred underwriting commissions would be payable in cash to JVB at the Closing, in accordance with the terms of the JVB Engagement Letter and the Underwriting Agreement.

On December 28, 2023, IOAC, Cantor and J.V.B. (referred to as the “Holders”), in consideration of redemption levels by IOAC public shareholders, among other factors, the foregoing parties entered into the Fee Modification Agreement, pursuant to which, among other things, the Holders agreed to accept, in lieu of payment of the deferred underwriting commission in cash at the Closing, an aggregate of 1,200,000 Modified Fee Shares, payable and delivered, at Closing, 1,000,000 Modified Fee Shares to Cantor (the “Cantor Modified Fee Shares”) and 200,000 Modified Fee Shares to J.V.B., in lieu of the cash payments otherwise deliverable at the Closing pursuant to the Underwriting Agreement and the JVB Engagement Letter, respectively.

In addition to the Company’s obligation to deliver the Modified Fee Shares to the Holders, free and clear of specified restrictions, the terms of the Fee Modification Agreement also include registration rights obligations on the part of the Company, which include obligations to use commercially reasonable efforts to file a resale registration statement on Form S-1 covering the Modified Fee Shares and to maintain the effectiveness thereof while the Holders continue to hold the Modified Fee Shares, in each case in accordance with the terms of the Fee Modification Agreement. The Fee Modification Agreement also includes a penalty provision that will require the Company to deliver to Cantor $3,000,000 in cash in the event that Cantor is unable to timely sell or transfer Cantor Modified Fee Shares due to continuing restrictions thereunder resulting from a failure by the Company to register the Modified Fee Shares and remove any restrictive legends thereon upon expiration of the applicable lock-up period, in accordance with the terms of the Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of the Company.

Zoomcar, Inc.

Series D Financing

In multiple closings during December 2020, January 2021 and February 2021, Zoomcar sold an aggregate of 19,016,963 shares of Series D Preferred Stock (“Series D Shares”) to investors including Ford Next LLC (“Ford”), entities affiliated with OurCrowd (Investment In Zoomcar), L.P. (“OurCrowd”) and Sequoia Capital India Investments IV (“Sequoia”), each of which is a beneficial owner of more than 5% of Zoomcar’s outstanding stock or was at such ownership level at the time of these transactions. The Series D Shares consisted of 2,284,811 shares sold for cash at a purchase price of $2.2267, for an aggregate purchase price of $5.1 million, and 16,732,152 shares issued upon conversion of $29.8 million principal and accrued interest of Convertible Promissory Notes (“Series D Notes”) at a conversion price of $1.7814 per share. In conjunction with these transactions, in December 2020, investors domiciled in India, including Mahindra & Mahindra Ltd. (“Mahindra”), a beneficial owner of more than 5% of Zoomcar’s outstanding stock and an affiliate of a person who was then serving on Zoomcar’s Board of Directors, purchased an aggregate of 149,986 shares of Series P2 Preferred Stock of Zoomcar India (“Series P2 Shares”) upon conversion of $3.9 million principal and accrued interest of Optional Convertible Debentures (“OCDs”); such Series P2 Shares are exchangeable for an aggregate of 2,769,758 Series D Shares upon the approval of the Reserve Bank of India (the “RBI”). The following table summarizes purchases of these securities by related persons:

Purchaser	Series D Shares(1)	Aggregate Purchase Price(2)
Ford	1,899,978	$3,384,622
Mahindra	1,903,234	$3,390,422
Sequoia	922,105	$1,742,629
OurCrowd	1,777,985	$3,247,001

(1)	Shares issued to Mahindra & Mahindra Ltd. Consist of shares issuable in exchange for Series P2 Shares

(2)	Includes aggregate conversion price of the Series D Notes or OCDs.

Series E Financing

In multiple closings during March 2021, April 2021 and May 2021, Zoomcar sold an aggregate of 29,999,516 units, each consisting of one share Series E Preferred Stock and a warrant to purchase one share of Common Stock, at a purchase price of $2.50 per unit, for an aggregate purchase price of $75.0 million. Entities affiliated with OurCrowd purchased a total of 463,336 units for an aggregate purchase price of approximately $1.2 million.

Series E-1 Financing

In multiple closings during August 2021, September 2021 and October 2021, Zoomcar sold an aggregate of 5,020,879 shares of Series E-1 Preferred Stock at a purchase price of $3.50 per share, for an aggregate purchase price of $17.6 million. Entities affiliated with OurCrowd purchased a total of 80,662 shares for an aggregate purchase price of $282,317.

Convertible Note Financing

In multiple closings between June 2019 and February 2020, Zoomcar sold convertible debt securities having an aggregate principal amount of $28.4 million, consisting of $24.5 million of Convertible Promissory Notes issued to investors domiciled outside India and $3.9 million of OCDs issued to investors domiciled in India, including Mahindra. The notes were convertible into equity securities of Zoomcar, and the OCDs were convertible into equity securities of Zoomcar India, which, in turn, would be exchangeable for equity securities of Zoomcar subject to the approval of the RBI. The Convertible Promissory Notes and the OCDs bore interest at the rate of 18% per annum. In December 2020, the outstanding principal and accrued interest under the Convertible Promissory Notes and the OCDs were converted to 16,732,152 Series D Shares and 149,986 Series P2 Shares, respectively, in connection with the financing described above under “-Series D Financing.” The following table summarizes purchases of these securities by related persons:

Purchaser	Purchase Date	Purchase Amount
Ford Next LLC	6/26/19	$1,680,022
Ford Next LLC	8/29/19	$1,000,000
Sequoia Capital India Investments IV	8/30/19	$1,000,000
Entities affiliated with OurCrowd	10/17/19	$2,327,398
Mahindra & Mahindra Ltd.	6/19/19	$1,680,022
Mahindra & Mahindra Ltd.	8/29/19	$1,000,000

Investors’ Rights Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Investor’s Rights Agreement with the holders of its Preferred Stock, including CEO Gregory Moran, director Graham Gullans, entities affiliated with Mr. Gullans, Ford, Sequoia and OurCrowd, and with and the holders of Series P1 Preferred Stock and Series P2 Preferred Stock of Zoomcar India (“Zoomcar India Shares”), including Mahindra. The agreement provides these holders with registration rights and certain of these holders with information rights and preemptive rights with regard to certain issuances of Zoomcar capital stock, none of which rights applied to the Business Combination. All of the rights set forth in this agreement terminated upon the Closing, except that certain of the registration rights remain in effect following the Closing with respect to securities not covered by this registration statement.

Right of First Refusal and Co-Sale Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The agreement provides for customary rights of first refusal and co-sale in respect of certain sales of Zoomcar capital stock, which did not apply to the Business Combination. This agreement terminated upon Closing.

Voting Agreement

On August 17, 2021, Zoomcar entered into an Amended and Restated Voting Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The parties to this agreement have agreed to vote in a certain way on certain matters, including with respect to the election of Zoomcar directors. The agreement also provides for certain drag-along rights in connection with a sale of Zoomcar. In addition, in order to afford the holders of Zoomcar India Shares voting power comparable to what they would have if they exchanged their Zoomcar India Shares for Zoomcar Preferred Stock, under this agreement, the holders of Zoomcar Preferred Stock have granted the holders of Zoomcar India Shares an irrevocable proxy with respect to a pro rata portion of their Zoomcar Preferred Stock. This agreement terminated upon the Closing.

Amendment to Zoomcar’s Investors’ Rights Agreement

Prior to the Closing, Zoomcar solicited and received consents from requisite outstanding Zoomcar shares to a proposed amendment to an investor rights agreement (the “IRA”) between Zoomcar and holders of Zoomcar preferred shares (the “IRA Amendment”), which was adopted on December 28, 2023. Pursuant to the IRA Amendment, subject to certain exceptions, the securities issuable in the Business Combination to each investor party thereto would be restricted from disposing of or hedging any of Company securities beneficially owned by them, including shares of Company Common Stock issuable upon exercise or conversion of any convertible securities issuable to such investors in connection with the Merger, including, without limitation, any shares of Common Stock (“Company Shares”) issuable upon the exercise of options or warrants held by them immediately after the Effective Time, or any other securities convertible into or exercisable or exchangeable for Company Shares held by them immediately after the Effective Time during the period from the date of the Closing and ending (i) as to one-third of such shares, six (6) months after the Closing, (ii) as to one-third of such shares, nine (9) months after the Closing, and (iii) as to the remainder of such shares, twelve (12) months after the Closing, provided that all of such lock-up restrictions will terminate upon completion of a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Company’s stockholders having the right to exchange their shares for cash, securities or other property. The IRA Amendment provides the foregoing lock-up restrictions supersede the transfer restrictions provided for in the IRA prior to the adoption of the IRA Amendment, assuming the consummation of the Business Combination. Prior to Closing, the board of directors of Zoomcar approved an exclusion from the lock-up terms under the IRA applicable to five (5%) of the Company Shares that would have otherwise been subject to lock-up pursuant to the trading restrictions described above resulting from the adoption of the IRA Amendment.

Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company entered into an Amended and Restated Registration Rights Agreement with the Sponsor, certain persons and entities holding securities of IOAC prior to the Closing, and certain other persons and entities holding securities of Zoomcar prior to the Closing or that were issued shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agrees that, within 30 calendar days after the consummation of the Business Combination, it will use its commercially reasonable efforts to file with the SEC (at its sole cost and expense) the Resale Registration Statement, and the Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand up to two block trades within any 12-month period and will be entitled to customary piggyback registration rights. The Amended and Restated Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement shall supersede the registration rights set forth in the Ananda Trust Subscription Agreement and the registration rights previously provided to investors in Zoomcar’s private financings.

Release From Lock-Up

On February 1, 2024, the Company entered into an agreement (the “Lock-Up Release Agreement”) with two of the former members of the Sponsor, ASJC Global LLC - Series 24 (“ASJC”) and Cohen Sponsor LLC - A24 RS (“Sponsor Investor,” and together with ASJC, the “Lock-Up Release Parties”), pursuant to which the Company agreed to waive the lock-up restrictions provided for in the letter agreement (as amended, the “Letter Agreement”), dated October 26, 2021, by and among the Company, the then-officers and directors of the Company, and the Sponsor, with respect to the Lock-Up Release Parties for a period of 120 days (the “Lock-Up Release Period”) for a cash fee to be paid by the Lock-Up Release Parties to the Company within 3 business days of each 14 day payment period during the Lock-Up Release Period, in an amount between $0.50 and $1.50 per share of the Common Stock that is sold by the Lock-Up Release Parties during the Lock-Up Release Period, less any legal fees in the amount of up to $50,000 incurred by the Lock-Up Release Parties in connection with the Lock-Up Release Agreement (the transactions contemplated in the Lock-Up Release Agreement, the “Lock-Up Release”). The cash fee payable to the Company by the Lock-Up Parties will be based upon the volume weighted average price per share of the Common Stock during each 14 day payment period during the Lock-Up Release Period. At the end of the Lock-Up Release Period, the lock-up restrictions provided for in the Letter Agreement will be reaffixed to any shares of the Common Stock held by the Lock-Up Release Parties at that time and no consideration will be due from the Lock-Up Release Parties to the Company for any such shares. On March 18, 2024, the Lock-Up Release Agreement was amended pursuant to which (i) the Lock-Up Release Period was extended from 120 days through the end of the original six-month lock-up period, (ii) the volume and stock price restrictions for sales made by the Lock-Up Release Parties during the Lock-Up Release Period were removed and (iii) the payment terms between the Company and Lock-Up Release Parties was modified such that, in lieu of the prior payment schedule, the Lock-Up Release Parties will pay the Company $500,000 in an upfront cash payment and thereafter, and only after the Lock-Up Release Parties have sold 1,428,572 shares, the Lock-Up Release Parties will pay the Company $0.35 per additional share sold during the Lock-Up Release Period. There can be no assurance that the Company will receive any additional cash payments from the Lock-Up Release Parties other than the $500,000 upfront cash payment.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (“Indemnification Agreements”) with each of the Company’s newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our Bylaws.

The Charter contains provisions limiting the liability of directors, and the Bylaws provide that Zoomcar will indemnify each of its directors and officers to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law and subject to very limited exceptions, Zoomcar will advance all expenses incurred by its directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Zoomcar. See the section titled “Description of Securities - Limitation on Liability and Indemnification of Directors and Officers” for information on the indemnification provisions of the Charter and Bylaws.

Participation of Zoomcar Director in the Offering

Mark Bailey, one of the Company’s directors, was one of the investors in the November Offering, and invested $2.5 million of the aggregate investment amount of $9.15 million in the November Offering. Mr. Bailey is one of the November Selling Holders named in this prospectus and the shares of Common Stock issued and issuable in connection with the securities issued in the November Offering are being registered for resale in the registration statement of which this prospectus forms a part.

Policies for Approval of Related Person Transactions

Zoomcar has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which Zoomcar or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Zoomcar’s officers or one of Zoomcar’s directors;

●	any person who is known by Zoomcar to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Zoomcar has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

All of the transactions described in this section were entered into prior to the adoption of this policy. Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part and are available electronically on the website of the SEC at www.sec.report.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our voting shares as of November 21, 2024 by:

●	each person who is known to be the beneficial owner of more than 5% of our voting shares;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of Company Common Stock is based on an aggregate of 2,208,274 shares of Common Stock issued and outstanding; provided, that, the information below excludes the shares of Common Stock reserved for future awards under the Incentive Plan and gives effect to the Reverse Stock Split.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock**	Percentage Ownership After the Offering
Directors and Executive Officers
Hiroshi Nishijima	--	--
Sachin Gupta	--	--
Mohan Ananda(2)	70,082	3.17%
Madan Menon	1,625	*
Evelyn D’An	--	--
Swatick Majumdar(3)	908	*
Mark Bailey(4)	221,048	9.9%
John Clarke(5)	657	*
All directors and executive officers as a group (8 individuals)	294,320	13.1%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India.

(2)	Includes 27,382 shares of Common Stock held by Ananda Small Business Trust. Mohan Ananda is the Trustee of Ananda Small Business Trust and as such, may be deemed to have beneficial ownership of the securities held directly by Ananda Trust.

(3)	Includes 908 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock.

(4)	Includes 13,324 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock. Also includes 184,112 shares of Common Stock and 23,612 shares of Common Stock issuable to Mr. Bailey upon his exercise of Pre-Funded Warrants which contain a beneficial ownership blocker of 9.99%. Does not include up to 376,388 shares of Common Stock issuable upon exercise of Pre-Funded Warrants as a result of the beneficial ownership blocker and 1,168,224 shares of Common Stock exercisable pursuant to Series A Warrants and a currently undeterminable number of shares of Common Stock exercisable pursuant to Series B Warrants issued to Mr. Bailey as neither of those warrants is exercisable within 60 days after November 21, 2024 and both such series of warrants contain beneficial ownership blockers of 9.99%.

(5)	Represents 657 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock.

SELLING HOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to 13,206,386 shares of Common Stock including shares of Common Stock issuable upon exercise of certain outstanding pre-funded warrants and warrants of the Company. The Selling Holders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Common Stock owned prior to the offering (including shares of Common Stock issuable upon exercise of outstanding pre-funded warrants and warrants of the Company), the aggregate number of shares of Common Stock that the Selling Holders may offer pursuant to this prospectus (including shares of Common Stock issuable upon exercise of outstanding pre-funded warrants and warrants of the Company), and the number of shares of Common Stock owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby (including shares of Common Stock issuable upon exercise of outstanding pre-funded warrants and warrants of the Company). We have based percentage ownership following the offering on 2,208,274 shares of Common Stock outstanding as of November 20, 2024, and have assumed that each Selling Holder will sell all shares of Common Stock offered pursuant to this prospectus.

We have determined ownership in accordance with the rules of the SEC and the information is not necessarily indicative of ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Name of Selling Holders	Securities Owned Prior to This Offering	Securities to be Sold in This Offering	Securities Owned After This Offering	%(1)
S.H.N Financial Investments Ltd (2) (3)	1,707,986	1,240,696	467,290	9.99
L1 Capital Global Opportunities Master Fund (2) (4)	1,707,986	1,240,696	467,290	4.99
Empery Asset Master, LTD (2) (5)	2,009,070	1,459,406	549,664	4.99
Empery Tax Efficient, LP (2) (6)	324,675	235,847	88,828	3.8
Empery Tax Efficient III, LP (2) (7)	1,082,228	786,140	296,088	4.99
Mark Bailey (2) (8)	4,480,721	3,101,737	1,378,984	9.99
Alpha Capital Anstalt (2) (9)	1,027,964	744,418	283,546	4.99
Bigger Capital Fund, LP (2) (10)	1,686,868	1,406,494	280,374	4.99
District 2 Capital Fund LP (2) (11)	1,516,066	1,282,422	233,644	4.99
Lucinda Lefkowitz (2) (12)	512,393	372,207	140,186	4.99
Sabby Volatility Warrant Master Fund, LTD (13)	1,324,153	1,324,153	0	-
White Lion Capital LLC	12,170	12,170	0	-

*	Represents less than 1%.

1.	Percentages take into account beneficial ownership blockers in effect for each of the Selling Stockholders.

2.	Included among the “Securities to be Sold in This Offering” are shares of Common Stock issuable upon exercise of Series B Warrants issued in the Offering. Such Series B Warrants are not exercisable unless and until receipt of stockholder approval. For purposes herein, the Company is registering for resale a number of shares of Common Stock issuable upon exercise of the Series B Warrants assuming that on the Reset Date (as defined herein), the Series A Warrants are reset down to the Post-Stockholder Approval Floor Price (as defined herein).

3.	Shares to be sold in this offering consist of 203,645 shares of Common Stock, 30,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 1,007,051 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 467,290 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

4.	Shares to be sold in this offering consist of 203,645 shares of Common Stock, 30,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 1,007,051 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 467,290 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

5.	Shares to be sold in this offering consist of 118,975 shares of Common Stock, 155,857 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 1,184,574 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 549,664 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

6.	Shares to be sold in this offering consist of 19,227 shares of Common Stock, 25,187 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 191,433 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 88,828 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

7.	Shares to be sold in this offering consist of 64,088 shares of Common Stock, 83,956 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 638,096 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 296,088 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP ("ETE III"), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

8.	The selling stockholder is a member of the Company’s Board of Directors. Shares to be sold in this offering consist of 184,112 shares of Common Stock, 400,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 2,517,625 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 26,648 shares of Common Stock issuable upon exercise of warrants, 184,112 shares of Common Stock and 1,168,224 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

9.	Shares to be sold in this offering consist of 90,187 shares of Common Stock, 50,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants and 604,231 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 3,172 shares of Common Stock and 280,374 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

10.	Shares to be sold in this offering consist of 100,187 shares of Common Stock, 40,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants, 604,231 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2) and 662,076 shares of Common Stock issuable upon exercise of June Warrants. The selling holder also owns 280,374 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

11.	Shares to be sold in this offering consist of 96,822 shares of Common Stock, 20,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants, 503,524 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2) and 662,076 shares of Common Stock issuable upon exercise of June Warrants assuming such warrants are adjusted to the Floor Price. The selling holder also owns 233,644 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

12.	Shares to be sold in this offering consist of 70,093 shares of Common Stock and 302,114 shares of Common Stock issuable upon exercise of Series B Warrants (see Footnote 2). The selling holder also owns 140,186 shares of Common Stock issuable upon exercise of Series A Warrants. The Series A Warrants and Series B Warrants are not exercisable until stockholder approval is obtained.

13.	Shares to be sold in this offering consist of shares of Common Stock issuable upon exercise of June Warrants assuming such warrants are adjusted to the Floor Price. The securities are held directly by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”). Sabby Management, LLC is the investment manager of Sabby and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities and is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

General

Our authorized capital stock consists of (a) 260,000,000 shares of capital stock, $0.0001 par value per share, consisting of (i) 250,000,000 shares of Common Stock and (ii) 50,000,000 shares of preferred stock.

As of November 20, 2024, we have 2,208,274 shares of Common Stock and no shares of preferred stock outstanding.

Common Stock

Voting rights. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Common Stock will be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board may determine in its sole discretion.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Zoomcar’s affairs, the holders of Common Stock will be entitled to share ratably in all assets remaining after payment of Zoomcar’s debts and other liabilities, subject to pari passu and prior distribution rights of preferred stock or any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Other rights. The holders of Common Stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of any shares of the preferred stock Zoomcar may issue in the future.

Preferred Stock

The Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Zoomcar or the removal of existing management. At present, we have no plans to issue any preferred stock.

Warrants

Pre-Funded Warrants

Pre-Funded Warrants have an initial exercise price equal to $0.0001 per share of Common Stock. The Pre-Funded Warrants were exercisable immediately, and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of our Common Stock and the exercise price.

The Pre-Funded Warrants may also be exercised, in whole or in part, at any time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of shares of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of our Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Series A Warrants

The Series A Warrants are initially exercisable at an exercise price of $4.03 per share and contain a reset adjustment occurring on the date that is the later of (a) ten trading days after Stockholder Approval or (b) the earliest of (i) the date which is ten consecutive trading days Resale Registration Effective Date or (ii) 12 months and ten trading days following the issuance date of the Series A Warrants (the “Reset Date”). The reset occurring on the Reset Date would occur if the price of the Common Stock, at such time, determined by a volume weighted average formula (the “VWAP Formula”) is less than the per unit purchase price on the Closing Date, and, if so, the exercise price would be reduced to such lower price and the number of shares exercisable would be increased so that the aggregate exercise price of the Series A Warrants would remain the same. For the purposes of determining the reset price, the VWAP Formula is subject to a floor price of $0.806 (the “Post-Stockholder Approval Floor Price”).

In addition, the Series A Warrants include a provision that resets the exercise price with a proportionate adjustment to the number of shares underlying the Series A Warrants in the event of a reverse split of the Company’s Common Stock at any time after the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five trading days immediately after the date the Company effects a reverse stock split (the “Event Market Price”), provided that the adjustment to the exercise price shall not reduce the exercise price below the Post-Stockholder Approval Floor Price; and provided further that notwithstanding the foregoing, if one or more Share Combination Events occur prior to the Stockholder Approval being obtained and the reduction of the exercise price is limited to $4.03, which is the floor price prior to the Stockholder Approval, then once the Stockholder Approval is obtained, the exercise price will automatically be reduced to equal the greater of (a) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Stockholder Approval being obtained and (b) the Post-Stockholder Approval Floor Price.

The Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Series A Warrants, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Series A Warrants following the issuance date (a “Dilutive Issuance”). In the event of a Dilutive Issuance, the exercise price of the Series A Warrants will be reduced to the lower of the Dilutive Issuance Price and the lowest VWAP during the five consecutive trading days commencing after the date of the Dilutive Issuance, in each case, subject to the Floor Price. Upon any adjustment pursuant to a Dilutive Issuance, the number of shares of Common Stock exercisable under the Series A Warrants would be increased so that the aggregate exercise price of the Series A Warrants would remain the same.

The Series A Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a Fundamental Transaction (as defined in the Series A Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Series A Warrants and Series B Warrants with the same effect as if such successor entity had been named in such warrants itself. If holders of Company’s Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of such warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder of Series A Warrants will have the right to require the Company or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Series A Warrants, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction.

A holder of Series A Warrants does not have the right to exercise any portion of the Series A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to the Company.

The Series A Warrants contain a standard cashless exercise provision permitting the holder to exercise the Series A Warrants on a cashless basis if the market price of the Company’s Common Stock at the time of exercise is in excess of the exercise price of the Series A Warrants and there is not an effective resale registration statement available for the resale of the shares of Common Stock underlying the Series A Warrants.

Series B Warrants

The Series B Warrants have an exercise price of $0.0001 per share and are not initially exercisable for any shares of Common Stock, but also contain a reset adjustment on the Reset Date, depending on the price determined by the VWAP Formula, if it is less than the per unit purchase price on the Closing Date, then the maximum eligibility number of shares of Common Stock will be determined so that the sum of (a) the number of shares of Common Stock and/or shares of Common Stock underlying Pre-Funded Warrants issued on the Closing Date and (b) the number of Shares issued pursuant to the Series B Warrants on the Reset Date would equal the number of shares of Common Stock and/or Pre-Funded Warrants that would have been issued to certain of the Selling Holders on the Closing Date if the per unit purchase price had been the price determined pursuant to the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to the Post-Stockholder Approval Floor Price.

The Series B Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a Fundamental Transaction (as defined in the Series A Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Series B Warrants with the same effect as if such successor entity had been named in such warrants itself. If holders of Company’s Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of such warrants following such Fundamental Transaction.

A holder of Series B Warrants does not have the right to exercise any portion of the Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to the Company.

The Series B Warrants contain a standard cashless exercise provision permitting the holder to exercise the Series B Warrants on a cashless basis if the market price of the Company’s Common Stock at the time of exercise is in excess of the exercise price of the Series B Warrants and there is not an effective resale registration statement available for the resale of the shares of Common Stock underlying the Series B Warrants.

Placement Agent Warrants

See “Private Placement” for information on the warrants issued to the Placement Agent.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which will apply so long as the shares of Common Stock remain listed on Nasdaq, require stockholder approval of certain issuances of Common Stock (including any securities convertible into Common Stock) equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders. Our governance documents provide that the Special Meetings of stockholders may be called only by (i) the Chairman of the Board, the Chief Executive Officer, President or other executive officer of Zoomcar, (ii) an action of the Board of Directors or (iii) the request in writing of the stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (662∕3%) of the entire capital stock of Zoomcar issued and outstanding and entitled to vote.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be considered timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of Zoomcar not less than one hundred twenty (120) days prior to the anniversary of the date on which Zoomcar first mailed its proxy materials for the previous year’s annual meeting of stockholders. The exclusive means by which a stockholder may nominate a director will be by delivery of a notice to the Secretary, not less than sixty (60) days prior to the date of the applicable meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Zoomcar’s annual proxy statement must comply with the notice periods contained therein. The Bylaws will specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares. Zoomcar’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of Zoomcar by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum. The Charter provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following claims or causes of action brought under Delaware state law: (i) any derivative action or proceeding brought on behalf of Zoomcar (other than derivative actions brought to enforce any duty or liability created by the Exchange Act), (ii) any action asserting a claim of breach of, or based on, a fiduciary duty owed by any current or former director, officer or other employee of Zoomcar to Zoomcar or Zoomcar’s stockholders, (iii) any action asserting a claim against Zoomcar or any current or former director, officer, or other employee or stockholder of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Charter or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. The aforementioned provision will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts, as the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint with a cause of action under such laws. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, and an investor cannot waive compliance with the federal securities laws and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such a provision.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, Zoomcar would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Charter. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Zoomcar or its directors, officers, or other employees, which may discourage lawsuits against Zoomcar or its directors, officers and other employees. If a court were to find either exclusive-forum provision in the Charter to be inapplicable or unenforceable in an action, Zoomcar may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm Zoomcar’s business.

Section 203 of the Delaware General Corporation Law. Zoomcar is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or Extraordinary General Meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL fines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire Zoomcar even though such a transaction may offer its stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Zoomcar will not opt out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of it.

Action by Written Consent. The Charter and Bylaws provide that, subject to the rights of any series of Zoomcar’s preferred stock, no action will be taken by any holders of shares of Common Stock, except at an annual or Extraordinary General Meeting of stockholders called in accordance with the Bylaws, and no action will be taken by the stockholders by written consent. Permitting stockholder action by written consent would circumvent the usual process of allowing deliberation at a meeting of stockholders, could be contrary to principles of openness and good governance, and have the potential to inappropriately disenfranchise stockholders, potentially permitting a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, to take important actions without the involvement of, and with little or no advance notice to stockholders. Allowing stockholder action by written consent would also deny all stockholders the right to receive accurate and complete information on a proposal in advance and to present their opinions and consider presentation of the opinions of the Board and other stockholders on a proposal before voting on a proposed action. The Board believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action. Notwithstanding the foregoing, elimination of such stockholder written consents may lengthen the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirement of a stockholders’ meeting.

Limitations on Liability and Indemnification of Officers and Directors

The Charter contains provisions that limit the liability of Zoomcar’s current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Registration Rights

Pursuant to a registration rights agreement between the Company and the November Selling Holders (the “Registration Rights Agreement”), the Company is also obligated to file the Resale Registration Statement (which does not include the shares of Common Stock issuable upon exercise of the Series A Warrants) within 15 days after the Closing Date. Subject to certain exceptions, the Company is required to ensure that the Resale Registration Statement is declared effective within 45 days after the Closing Date (or, in the event of a full review by the SEC, 60 days after the Closing Date) and with respect to any additional registration statements which may be required to be filed pursuant to Registration Rights Agreement, 30 days following the date on which an additional registration statement is required to be filed (or, in the event of a full review by the SEC, 45 days following the date such additional registration statement is required to be filed. Additionally, the Registration Rights Agreement provides the Selling Holders with certain “piggyback” registration rights to include shares of Common Stock not registered under an effective registration statement, including the shares of Common Stock issuable upon exercise of the Series A Warrants, in other registration statements filed by the Company, subject to certain exceptions.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for the Common Stock and the warrant agent for the Warrants is Equiniti Trust Company, LLC.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock or Warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock or Warrants, as applicable, then outstanding; or

●	the average weekly reported trading volume of the Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

●	Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of November 20, 2024, we had 2,208,274 shares of Common Stock. Of these, 1,150,981 shares of Common Stock are held by the November Selling Holders and are being registered for resale in the registration statement of which this prospectus forms a part. The shares of Common Stock held outright can be sold by the Selling Holders after the applicable six-month lock-ups have expired (except for the director who is a November Selling Holder and is not subject to a lock-up with respect to such shares of Common Stock) and the shares underlying Pre-Funded Warrants can also be sold, after exercise of the Pre-Funded Warrants, also subject to the same lock-ups. An additional 8,559,930 shares of Common Stock issuable upon exercise of the Series B Warrants are also being registered for resale in the registration statement of which this prospectus forms a part and such number of shares of Common Stock that become exercisable, when they are exercisable, and subject to the same lock-ups, can also be sold by the Selling Holders. Furthermore, the remaining shares of Common Stock are held by public stockholders and (subject in certain circumstances to lock-up arrangements which will expire in December 2024) are freely tradable without restriction or further registration under the Securities Act, except for any shares held any of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares of Common Stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of November 21, 2024, we had public warrants to purchase an aggregate of 115,000 shares of Common Stock outstanding. Each whole warrant is exercisable for one share of our Common Stock at an exercise price of $571 per share, in accordance with the terms of the applicable warrant agreement governing such public warrants. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. There are also additional series of warrants and options outstanding (see “The Offering - Outstanding Warrants and Options” for more details).

Registration Rights

See “Description of Securities” for information on the registration rights granted to the Selling :Holders.

Lock-up Agreements

The Common Stock that was issued upon conversion of the Class B Ordinary Shares and the Private Placement Shares in connection with the Business Combination is subject to a lock-up whereby, subject to certain limited exceptions, such shares are not transferable or saleable until the earlier of (A) (i) one year after the Closing Date or (ii) six months after the Closing Date (subject to earlier termination as described in the Lock-Up Release Agreement, as amended) or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In connection with entering into the Merger Agreement, on October 13, 2022, IOAC and certain Zoomcar stockholders entered into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis, will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any BC Lock-Up Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the BC Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Zoomcar completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Zoomcar’s stockholders having the right to exchange their shares for cash, securities or other property.

On December 18, 2023, OIAC and Ananda Trust entered into a First Amendment to Lock-Up Agreement, pursuant to which the Ananda Trust Shares are subject to a lock-up period terminating upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

Subject to certain customary exceptions, the Modified Fee Shares are subject to certain restrictions on transfer as follows: i) as to the first one-third of each holder’s Modified Fee Shares, six (6) months after the Closing, (ii) as to the second one-third of such holder’s Modified Fee Shares, nine (9) months after the Closing, and (iii) as to all remaining Modified Fee Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all Modified Fee Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

Subject to certain customary exceptions, the MWE Shares are subject to certain restrictions on transfer as follows: (i) as to the first one-third of the MWE Shares, six (6) months after the Closing, (ii) as to the second one-third of the MWE Shares, nine (9) months after the Closing, and (iii) as to all remaining MWE Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all MWE Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

The OTBC Shares issued to OTBC under the OTB Agreement are subject to a lock-up period ending six months from the Closing Date.

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under our Incentive Plan, as applicable, which will become effective automatically upon filing. Upon registration, these shares will be able to be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Common Stock, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold Common Stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the additional tax on net investment income or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquired the securities pursuant to this offering. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that is:

●	an individual who is a U.S. citizen or resident of the United States as determined for U.S. federal income tax purposes;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who has the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

As discussed above, it is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. If we pay cash distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. If we become or have been a “United States real property holding corporation,” you are urged to consult your own tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and gross proceeds from the sale or other disposition of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury.

While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our securities, under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of dividends and proceeds from the sale of our securities to non-U.S. Holders that are not exempt recipients. We must report annually to the IRS and to each such holder the amount of dividends or other distributions we pay to such non-U.S. Holder on our shares of Common Stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. Holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our Common Stock paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding are generally not required with respect to the amount of any proceeds from the sale by a non-U.S. Holder of Common Stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells Common Stock through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable) to the broker of its status as a non-U.S. Holder or such non-U.S. Holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain relationships with the United States will be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Holders of 13,206,386 shares of Common Stock, consisting of:

●	1,150,981 shares of Common Stock that were issued to the November Selling Holders pursuant to the November Securities Purchase Agreement in connection with the “November Offering;

●	835,000 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, issued to certain of the November Selling Holders pursuant to the November Securities Purchase Agreement in connection with the November Offering;

●	a maximum of 8,559,930 shares of Common Stock issuable upon exercise of the Series B Warrants issued to the November Selling Holders pursuant to the November Securities Purchase Agreement in connection with the Offering;

●	a maximum of 2,648,305 shares of Common Stock issuable upon exercise of the June Warrants issued to the June Selling Holders pursuant to the June Securities Purchase Agreement, and included for registration in the registration statement of which this prospectus forms a part pursuant to “piggyback” registration rights granted to the June Selling Holders in the June Offering; and

●	12,170 shares of Common Stock issued to White Lion as a commitment fee pursuant to the White Lioan Agreement, and included for registration in the registration statement of which this prospectus forms a part pursuant to “piggyback” registration rights granted to White Lion.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Holders, although we will receive the exercise price of any Warrants not exercised by the Selling Holders on a cashless exercise basis.

The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or, except as otherwise provided in the Amended and Restated Registration Rights Agreement, legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in the Amended and Restated Registration Rights Agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time, or for any other reason.

Subject to the terms of the Amended and Restated Registration Rights Agreement applicable to the Selling Holder’s shares of Common Stock, such Selling Holder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Holders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Common Stock trades on the Nasdaq Global Market under the symbol “ZCAR,” and our warrants trade on the Nasdaq Capital Market under the symbol “ZCARW.”

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon notification by a Selling Holder to us that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M promulgated under the Exchange Act. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify selling securityholders thereunder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP has passed upon the validity of the securities of Zoomcar Holdings, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The audited consolidated financial statements of Zoomcar Holdings, Inc. included in this prospectus have been so included in reliance upon the report of Grant Thornton Bharat LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.zoomcar.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

Interim Unaudited Financial Statements of Zoomcar Holdings, Inc. as of September 30, 2024

Page
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2024 and March 31, 2024	F-2
Unaudited Condensed Consolidated Statements of Operations for the three and six months ended September 30, 2024 and 2023	F-3
Unaudited Condensed Consolidated Statements of Comprehensive Income / (Loss) for the three and six months ended September 30, 2024 and March 31, 2024	F-4
Unaudited Condensed Consolidated Statements of Redeemable Non-Controlling Interests, Mezzanine Equity and Stockholders’ Equity for the three and six months ended September 30, 2024 and March 31, 2024	F-5
Unaudited Condensed Statement of Cash Flows for the six months ended September 30, 2024 and 2023	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

Page
Audited Financial Statements of Zoomcar Holdings, Inc.
Report of Independent Registered Public Accounting Firm	F-57
Consolidated Balance Sheets as of March 31, 2024 and March 31, 2023	F-58
Consolidated Statements of Operations for the years ended March 31, 2024 and March 31, 2023	F-59
Consolidated Statements of Comprehensive Loss for the years ended March 31, 2024 and March 31, 2023.	F-60
Consolidated Statements of Redeemable Non-Controlling Interests, Mezzanine Equity and Stockholders’ Equity as of April 1, 2021, March 31, 2022 and March 31, 2023	F-61
Consolidated Statements of Cash Flows for the years ended March 31, 2024 and March 31, 2023	F-62
Notes to Consolidated Financial Statements	F-63

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

ZOOMCAR HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in USD, except number of shares) As at	September 30, 2024	March 31, 2024

Assets
Current assets:
Cash and cash equivalents (Refer Note 33- VIE)	$614,206	$1,496,144
Accounts receivable, net of allowance for doubtful accounts (Refer Note 33- VIE)	102,658	194,197
Balances with government authorities	350,971	427,702
Short term investments	-	298,495
Prepaid expenses (Refer Note 33- VIE)	564,626	1,445,336
Other current assets (Refer Note 33- VIE)	384,280	523,746
Other current assets with related parties	-	44,168
Assets held for sale	623,046	629,908
Total current assets	$2,639,787	$5,059,696
Property and equipment, net	1,262,713	1,558,980
Operating lease right-of-use assets	1,137,906	1,290,608
Intangible assets, net	8,605	18,393
Long term investments (Refer Note 33- VIE)	25,553	91,947
Balances with government authorities, (Refer Note 33- VIE)	4,083	18,126
Prepaid expenses (Refer Note 33- VIE)	291,786	326,109
Other non-current assets	819,003	808,739
Total assets	$6,189,436	$9,172,598

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable (Refer Note 33- VIE)	$15,750,725	$14,279,152
Accounts payable towards related parties	152,435	152,435
Current portion of long-term debt	3,663,830	5,049,483
Current portion of operating lease liabilities	315,495	365,542
Current portion of finance lease liabilities	5,989,040	5,738,239
Contract Liabilities (Refer Note 33- VIE)	589,681	716,091
Current portion of pension and other employee obligations (Refer Note 33- VIE)	146,304	183,655
Redeemable Promissory Note	1,510,041	-
Unsecured Convertible Note	6,772,885	-
Unsecured promissory note to related parties	-	2,027,840
Other current liabilities (Refer Note 33- VIE)	2,765,301	2,783,618
Total current liabilities	$37,655,737	$31,296,055
Operating lease liabilities, less current portion	912,452	1,009,681
Pension and other employee obligations, less current portion (Refer Note 33- VIE)	380,065	491,449
Unsecured Convertible Note	-	10,067,601
Total liabilities	$38,948,254	$42,864,786
Commitments and contingencies (Note 35)
Stockholders’ deficit:
Common Stock, $0.0001 par value per share, 250,000,000 shares authorized as of September 30, 2024 and March 31, 2024; 757,494 shares and 631,859 shares issued and outstanding as of September 30, 2024 and March 31, 2024 respectively *	76	63
Shares pending issuance	2,027,840	-
Additional paid-in capital	276,854,023	272,063,258
Accumulated deficit	(313,435,055)	(307,551,501)
Accumulated other comprehensive income	1,794,298	1,795,992

Total stockholders’ deficit	$(32,758,818)	$(33,692,188)

Total liabilities and stockholders’ deficit	$6,189,436	$9,172,598

*	Prior period numbers have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-100 that became effective October 21, 2024. (Refer Note 4)

The accompanying notes are an integral part of these Condensed Consolidated Balance Sheets.

ZOOMCAR HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
(In USD, except number of shares)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue:
Revenues from services	$2,239,538	$2,681,008	$4,445,940	$5,295,626
Other revenues	7,359	-	41,942	-
Total revenue	$2,246,897	$2,681,008	$4,487,882	$5,295,626
Cost and Expenses
Cost of revenue	1,213,422	2,737,486	2,725,711	6,348,468
Technology and development	734,920	919,859	1,636,701	2,246,738
Sales and marketing	214,770	1,154,032	1,017,341	3,859,994
General and administrative	1,656,036	2,168,326	4,054,948	4,642,103
Total costs and expenses	$3,819,148	$6,979,703	$9,434,701	$17,097,303
Loss from operations before income tax	(1,572,251)	(4,298,695)	(4,946,819)	(11,801,677)
Finance costs	2,160,178	8,363,800	2,320,963	29,884,357
Finance costs to related parties	-	12,915	-	25,777
Gain on troubled debt restructuring	(352,447)	-	(352,447)	-
Other income, net	(28,007)	(271,497)	(1,031,781)	(522,716)
Other income from related parties	-	(1,626)	-	(5,676)
Loss before income taxes	$(3,351,975)	$(12,402,287)	$(5,883,554)	$(41,183,419)
Provision for income taxes	-	-	-	-

Net loss attributable to Common Stockholders	$(3,351,975)	$(12,402,287)	$(5,883,554)	$(41,183,419)

Net loss per share *
Basic	$(4.43)	$(2,568.82)	$(8.16)	$(8,530.12)
Diluted	$(4.43)	$(2,568.82)	$(8.16)	$(8,530.12)
Weighted average shares used in computing loss per share: *
Basic	756,980	4,828	721,249	4,828
Diluted	756,980	4,828	721,249	4,828

*	Prior period numbers have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-100 that became effective October 21, 2024. (Refer Note 4)

The accompanying notes are an integral part of these Condensed Consolidated Statements of Operations.

(This space has been left intentionally blank)

ZOOMCAR HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS) (UNAUDITED)

	Three months ended		Six months ended
(In USD, except number of shares)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net loss	$(3,351,975)	$(12,402,287)	$(5,883,554)	$(41,183,419)

Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustment	15,537	30,697	43,892	(14,080)
Gain/(Loss) for defined benefit plan	21,276	30,473	(42,235)	(43,605)

Reclassification adjustments:
Amortization of gains on defined benefit plan	(1,672)	(5,287)	(3,351)	(10,609)

Other comprehensive income/(loss) attributable to Common Stockholders	$35,141	$55,883	$(1,694)	$(68,294)
Comprehensive loss	$(3,316,834)	$(12,346,404)	$(5,885,248)	$(41,251,713)

The accompanying notes are an integral part of these Condensed Consolidated Statements of Comprehensive Income/(Loss)

(This space has been left intentionally blank)

ZOOMCAR HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT (UNAUDITED)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Redeemable Non- controlling Interest	Mezzanine equity Preferred stock		Shares pending issuance	Zoomcar Holdings, Inc.
									Accumulated
							Additional		other
							paid-in	Accumulated	comprehensive	Total equity
(In USD, except number of shares)	Amounts	Shares	Amounts	Amounts	Shares	Amounts	capital	Deficit	income/(loss)	(deficit)

Balance as at April 01, 2023	25,114,751	99,309,415	168,974,437	-	16,987,064	1,699	22,140,866	(270,002,280)	1,827,999	(246,031,716)
Retroactive application of Reverse Recapitalization (Note 3) *	-	(77,466,242)	-	-	(16,504,250)	(1,651)	1,651	-	-	-
Retroactive application of Reverse Stock Split (Note 4) **	-	-	-	-	(477,986)	(48)	48	-	-	-
Balance as at April 01, 2023	25,114,751	21,843,173	168,974,437	-	4,828	0	22,142,565	(270,002,280)	1,827,999	(246,031,716)
Stock based compensation	-	-	-	-	-	-	444,212	-	-	444,212
Gain on employee benefit, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	(79,400)	(79,400)
Net loss	-	-	-	-	-	-	-	(28,781,134)	-	(28,781,134)
Foreign currency translation adjustment, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	(44,777)	(44,777)
Balance as at June 30, 2023	25,114,751	21,843,173	168,974,437	-	4,828	0	22,586,777	(298,783,414)	1,703,822	(274,492,815)
Stock based compensation	-	-	-	-	-	-	173,693	-	-	173,693
Gain on employee benefit, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	25,186	25,186
Net loss	-	-	-	-	-	-	-	(12,402,287)		(12,402,287)
Foreign currency translation adjustment, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	30,697	30,697
Balance as at September 30, 2023	25,114,751	21,843,173	168,974,437	-	4,828	0	22,760,470	(311,185,701)	1,759,705	(286,665,526)

Balance as at April 01, 2024	-	-	-	-	63,185,881	6,319	272,057,002	(307,551,501)	1,795,992	(33,692,188)
Retroactive application of Reverse Stock Split (Note 4) **	-	-	-	-	(62,553,508)	(6,256)	6,256	-	-	-
Balance as at April 01, 2024	-	-	-	-	632,373	63	272,063,258	(307,551,501)	1,795,992	(33,692,188)
Issue of Common Stock against Atalaya note ***	-	-	-	-	125,121	13	2,324,683	-	-	2,324,696
Issue of Common Stock warrants along with redeemable promissory notes	-	-	-	-	-	-	2,047,925	-	-	2,047,925
Issue of Common Stock warrants to placement agents	-	-	-	-	-	-	418,157	-	-	418,157
Gain on employee benefit, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	(65,190)	(65,190)
Net loss	-	-	-	-	-	-	-	(2,531,579)	-	(2,531,579)
Foreign currency translation adjustment, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	28,355	28,355
Balance as at June 30, 2024	-	-	-	-	757,494	76	276,854,023	(310,083,080)	1,759,157	(31,469,824)
Shares pending issuance on conversion of Unsecured promissory note	-	-	-	2,027,840	-	-	-	-	-	2,027,840
Gain on employee benefit, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	19,604	19,604
Net loss	-	-	-	-	-	-	-	(3,351,975)	-	(3,351,975)
Foreign currency translation adjustment, (net of taxes amounts to $NIL)	-	-	-	-	-	-	-	-	15,537	15,537
Balance as at September 30, 2024	-	-	-	2,027,840	757,494	76	276,854,023	(313,435,055)	1,794,298	(32,758,818)

*	Both the number of stock outstanding and their par value have been retroactively recast for all prior periods presented to reflect the par value of the outstanding stock of Zoomcar Holdings, Inc. as a result of the successful Reverse Recapitalization.
**	Prior period numbers have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-100 that became effective October 21, 2024. (Refer Note 4)
***	125,121 (12,512,080 prior to Reverse Stock Split) shares were issued against Atalaya Note.

The accompanying notes are an integral part of these Condensed Consolidated Statements of Stockholders’ Deficit

ZOOMCAR HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Six months ended	September 30, 2024	September 30, 2023
A. Cash flows from operating activities
Net loss	(5,883,554)	(41,183,419)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	215,136	510,608
Stock-based compensation	-	617,905
Interest income	-	(546)
Change in fair value of preferred stock warrant	-	(420,245)
Change in fair value of convertible promissory note	-	995,456
Change in fair value of Senior Subordinated Convertible Promissory Notes	-	16,661,212
Change in fair value of derivative financial instrument	-	10,036,375
Note issue expenses	-	1,564,210
Interest on redeemable promissory note	1,467,623	-
Interest on finance leases	267,209	-
Other borrowing cost	12,719	-
Change in fair value of Unsecured Convertible Note	(970,020)	-
(Gain)/Loss on sale and disposal of assets, net	(2,242)	84,093
(Gain)/Loss on sale and disposal of assets held for sale, net	(1,802)	1,385
Assets written off	93,740	40,014
Payable to customers written back	(13,153)	-
Provisions written off	(22,977)	-
Gain on liabilities written off	-	(388)
Amortization of operating lease right-of-use assets	5,859	16,802
Gain on troubled debt restructuring	(352,447)	-
Unrealized foreign currency exchange loss, net	539	2,556
	(5,183,370)	(11,073,982)

Changes in operating assets and liabilities:
Decrease in Accounts receivable	90,105	32,327
Decrease in Balances with government authorities	72,603	9,520
Decrease in Prepaid expenses	905,930	627,694
Decrease in Other current assets	167,751	71,572
Increase in Accounts payables	1,758,382	81,883
Increase/(Decrease) in Other current liabilities	5,697	(150,104)
(Decrease)/Increase in Pension and other employee obligations	(190,635)	83,303
(Decrease)/Increase in Contract liabilities	(123,031)	103,647
Net cash used in operating activities (A)	(2,496,568)	(10,214,140)

B. Cash flows from investing activities
Purchase of property, plant and equipment, including intangible assets and capital advances	-	(85,794)
Payment towards investments in fixed deposits	-	(127,088)
Proceeds from sale of property, plant and equipment	14,314	-
Proceeds from sale of asset held for sale	6,589	68,925
Proceeds from maturity of investments in fixed deposits	363,922	70,231
Interest received on fixed deposits	-	546
Net cash generated/(used) in investing activities (B)	384,825	(73,180)

C. Cash flows from financing activities
Proceeds from issue of Senior Subordinated Convertible Promissory Notes	-	13,175,026
Payment of notes issuance cost	-	(1,564,210)
Proceeds from issue of redeemable promissory notes	3,000,000	-
Payment of redeemable promissory note issue expenses	(491,500)	-
Repayment of debt	(1,249,505)	(773,650)
Principal payment of finance lease obligation	-	(234,267)
Net cash generated from financing activities (C)	1,258,995	10,602,899

Net increase in cash and cash equivalents (A+B+C)	(852,748)	315,579
Effect of foreign exchange on cash and cash equivalents.	(29,190)	(155,777)
Cash and cash equivalents
Beginning of period	1,496,144	3,686,741
End of period	614,206	3,846,543

Reconciliation of cash and cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	614,206	3,846,543
Total cash and cash equivalents	614,206	3,846,543

Supplemental disclosures of cash flow information
Cash refund/(paid) for income taxes	392	(28,223)
Interest paid on debt	(145,989)	(216,715)

Supplemental disclosures of non-cash investing and financing activities:
Issue of Common Stock upon conversion of Unsecured Convertible Note	2,324,683	-
Issue of Warrants to redeemable promissory note holders	2,047,925	-
Conversion of unsecured promissory note into equity (shares pending issuance)	2,027,840	-
Issue of Warrants to placement agents	418,157	-
Gain on troubled debt restructuring with the lenders	115,999	-

The accompanying notes are an integral part of these Condensed Consolidated Statements of Cash Flows

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Organization, Business operation and Going concern

Zoomcar Holdings, Inc. (formerly “Innovative International Acquisition Corp”) a Delaware corporation provides mobility solutions to consumers and businesses. The accompanying Condensed Consolidated Financial Statements include the accounts and transactions of Zoomcar Holdings, Inc. and its subsidiaries (collectively, the “Company” or “the combined entity” or “Zoomcar”). The Company operates its facilitation services under the Zoomcar brand with its operations in India.

On December 28, 2023 (the “Closing Date”), pursuant to a Merger Agreement dated October 13, 2022 by and among Innovative International Acquisition Corp (“IOAC” or “SPAC”), Innovative International Merger Sub, Inc. and Zoomcar, Inc., the parties consummated the merger of Innovative International Merger Sub, Inc. with and into Zoomcar, Inc., with Zoomcar, Inc., continuing as the surviving corporation (the “Merger”), as well as the other transactions contemplated by the Merger Agreement (the Merger and such other transactions, the “Reverse Recapitalization”). In connection with the closing (the “Closing”) of the Reverse Recapitalization, Zoomcar, Inc. became a wholly owned subsidiary of IOAC and IOAC changed its name to Zoomcar Holdings, Inc., and all of Zoomcar, Inc. Common Stock, convertible preferred stock and convertible notes automatically converted into shares of the Company’s Common Stock having a par value of $0.0001 per share. The Company’s Common Stock and Warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “ZCAR” and “ZCARW,” respectively, on December 28, 2023. Refer to Note 3 to these Condensed Consolidated Financial Statements for more information on the Reverse Recapitalization.

Zoomcar, Inc., determined that it was the accounting acquirer in the Reverse Recapitalization based on an analysis of the criteria outlined in ASC 805, Business Combinations.

Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Zoomcar, Inc., issuing stock for the net assets of IOAC. The primary asset acquired from IOAC was cash that was assumed. Separately, the Company also assumed warrants that were reclassified to equity upon close of the Reverse Recapitalization. No goodwill or other intangible assets were recorded as a result of the Reverse Recapitalization.

While IOAC was the legal acquirer in the Reverse Recapitalization, because Zoomcar, Inc., was deemed to be the accounting acquirer, the historical financial statements of Zoomcar, Inc., became the historical financial statements of the combined entity upon the consummation of the Reverse Recapitalization. As a result, the financial statements included in this report reflect (i) the historical operating results of Zoomcar, Inc., prior to the Reverse Recapitalization; (ii) the results of the combined entity following the Closing of the Reverse Recapitalization; (iii) sum of the assets and liabilities of both Zoomcar, Inc., and the SPAC at their historical cost; and (iv) the combined entity’s equity structure for all periods presented.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Organization, Business operation and Going concern (Continued)

The equity structure has been recast in all comparative periods up to the Closing date to reflect the number of shares of the Company’s Common Stock, $0.0001 par value per share, issued to Zoomcar, Inc. shareholders in connection with the Reverse Recapitalization. As such, the shares and corresponding capital amounts and income per share related to Zoomcar, Inc. Common Stock prior to the Reverse Recapitalization have been retroactively recast as shares reflecting the exchange ratio of 0.0284 established in the Reverse Recapitalization.

Going concern

The accompanying Condensed Consolidated Financial Statements have been prepared in accordance with U.S. GAAP and the rules and regulations of the SEC. The Condensed Consolidated Financial Statements have been prepared using U.S. GAAP applicable to a going concern that contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company incurred a net loss of $3,351,975 and $5,883,554 during the three months and six months ended September 30, 2024, and cash used in operations was $2,496,568 for the six months ended September 30, 2024. The Company’s accumulated deficit amounts to $313,435,055 (March 2024: $307,551,501). The Company has negative working capital of $35,015,950 as on September 30, 2024. In addition, the Company’s cash position is critically deficient and critical payments to the operational and financial creditors of the Company are not being made in the ordinary course of business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to continue to incur net losses and have significant cash outflows from operating activities for at least the next 12 months. Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company will not have sufficient funds to meet its obligations within one year from the date the Condensed Consolidated Financial Statements are issued. Management’s plans with respect to these adverse financial conditions that caused management to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

a)	In June 2024, Company entered into a letter agreement with Aegis Capital Corp. (“Aegis”) pursuant to which Aegis will act as a placement agent to the Company in connection with a proposed private placement of up to $30 million of securities of the Company which consists of Company’s Series A Preferred Stock and Series A warrants. Pursuant to the above agreement, on November 7, 2024, the Company has received net proceeds of $7.63 million (after deduction of fees to the placement agent and other offering expenses amounting to $1.12 million). The Company paid $3.80 million from these net proceeds towards the outstanding Redeemable Promissory Notes. Further, there is a holdback of $0.2 million from the remaining proceeds for indemnification of the placement agent in the financing. While this financing resulted in the payment of certain outstanding indebtedness, the Company will still need to raise additional capital imminently in order to have sufficient capital.

There can be no assurance that the Company will be able to achieve its business plan, raise any additional capital or secure the additional financing necessary to implement its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to increase its revenues and eventually achieve profitable operations. The accompanying Condensed Consolidated Financial Statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies

(a)	Basis of presentation

The accompanying Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by US GAAP have been condensed or omitted. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The results of operations for the three and six months ended September 30, 2024, are not necessarily indicative of the results for the fiscal year ending March 31, 2025, or any future interim period.

These Condensed Consolidated Financial Statements follow the same significant accounting policies as those included in the audited Consolidated Financial Statements of the Company for the year ended March 31, 2024. In the opinion of management, these Condensed Consolidated Financial Statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Condensed Consolidated Financial position, results of operations, and cash flows for these interim periods.

The Condensed Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries and variable interest entities in which the Company is the primary beneficiary, including an entity in India and in other geographical locations. All intercompany accounts and transactions have been eliminated in the Condensed Consolidated Financial Statements herein.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

(b)	Principles of consolidation

The Condensed Consolidated Financial Statements include the accounts of Zoomcar Holdings, Inc. and of its wholly owned subsidiaries and Variable Interest Entities (“VIE”) in which the Company is the primary beneficiary, including an entity in India and in other geographical locations (collectively, the “Company”).

The Company determines, at the inception of each arrangement, whether an entity in which it has made an investment or in which it has other variable interest is considered a VIE. The Company consolidates a VIE when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria:

i.	has the power to direct the activities that most significantly affect the economic performance of the VIE; and

ii.	has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

Periodically, the Company determines whether any changes in its interest or relationship with the entity impact the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary.

As at September 30, 2024, following are the list of subsidiaries and step-down subsidiaries:

Name of Entity	Place of Incorporation	Investor Entity	Method of consolidation
Zoomcar, Inc.	USA	Zoomcar Holdings, Inc.	Voting Interest
Zoomcar India Private Limited	India	Zoomcar, Inc.	Voting Interest
Zoomcar Netherlands Holding B. V	Netherlands	Zoomcar, Inc.	Voting Interest
Fleet Holding Pte ltd	Singapore	Zoomcar, Inc.	Voting Interest
PT Zoomcar Indonesia Mobility Service	Indonesia	Fleet Holding Pte ltd	Voting Interest
Fleet Mobility Philippines Corporation	Philippines	Zoomcar, Inc.	VIE
Zoomcar Egypt Car Rental LLC	Egypt	Zoomcar Netherlands Holding	VIE
Zoomcar Vietnam Mobility LLC	Vietnam	Fleet Holding Pte ltd	VIE

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

In determining whether the VIE model was applicable to the subsidiaries the criteria prescribed under ASC 810 were examined as below:

-	The subsidiaries were incorporated as legal entities under the laws and regulations of the country in which they are incorporated.

-	The scope exemptions under ASC 810 were not applicable to the entities.

-	Zoomcar Holdings, Inc holds variable interest in all the subsidiaries by way of contribution towards equity and in the form of debt.

-	The entities are variable interest entities for Zoomcar Holdings, Inc since the legal entities do not have sufficient equity investment at risk and equity investors at risk.

For the purpose of equity interests, the interests held by employees are also considered under ASC 810 since employees are considered as de-facto agents. Thus, Zoomcar Egypt Car Rental LLC, Fleet Mobility Philippines Corporation, and Zoomcar Vietnam Mobility LLC are considered as wholly owned subsidiaries of Zoomcar, Inc and step-down subsidiaries of Zoomcar Holdings, Inc.

Through the direct and indirect interest that Zoomcar Holdings, Inc. holds in the subsidiaries, Zoomcar Holdings, Inc. has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and has the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Accordingly, Zoomcar Holdings, Inc. is the primary beneficiary to Zoomcar Egypt Car Rental LLC, Zoomcar Vietnam Mobility LLC and Fleet Mobility Philippines Corporation under the VIE model. Zoomcar, Inc., Zoomcar India Private Limited, Zoomcar Netherlands Holding B.V, Fleet Holding Pte Ltd and PT Zoomcar Indonesia Mobility Service are consolidated as per the voting interest model.

On August 14, 2023, Zoomcar Vietnam Mobility LLC has voluntarily filed application for bankruptcy with the local authorities of Vietnam. In accordance with ASC 205-30, the liquidation of the VIE is imminent and thus, the financial statements of VIE are prepared on a liquidation basis, which entails valuing assets at their estimated net realizable values and recording liabilities at their expected settlement amounts. Further, in accordance with ASC 810-10-15-10, the Company consolidate the VIE as the bankruptcy application is pending with the authorities in Vietnam and unless the application is admitted, the Company holds a variable interest and still is the primary beneficiary.

On May 30, 2024, PT Zoomcar Indonesia Mobility Services has closed down its operations due to decrease in bookings and increased difficulties in carrying out the day-to-day operations. Further, on June 3, 2024, Zoomcar Egypt Car Rental LLC has closed down its operations due to decrease in operations and rising economic difficulties.

The assets/liabilities consolidated for the VIE are not material.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

(c)	Use of estimates and assumptions

The use of estimates and assumptions as determined by management is required in the preparation of the Condensed Consolidated Financial Statements in conformity with US GAAP. These estimates are based on management’s evaluation of historical trends and other information available when the Condensed Consolidated Financial Statements are prepared and may affect the amounts reported and related disclosures. Actual results could differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis.

The significant estimates, judgments and assumptions that affect the Condensed Consolidated Financial Statements include, but are not limited to; are:

a.	Estimation of defined benefit obligation

b.	Fair value measurement of financial instruments

c.	Fair value measurement of share-based payments

d.	Leases – assumption to determine the incremental borrowing rate

e.	Valuation allowance on deferred tax assets

f.	Estimation of utilization of balances with government authorities

(d)	Revenue recognition

During the six months ended September 30, 2024 and September 30, 2023, the Company derives its revenue principally from the following:

Facilitation revenue (“Host services”)

The Company launched its platform “Zoomcar Host Services” during the year ended March 2022. Zoomcar Host Services is a marketplace feature of the platform that helps owners of vehicles (“Hosts/ Customer/Lessors”) connect with users (“Renters/Lessee”) in temporary need of a vehicle on leasehold basis for their personal use.

Facilitation Services revenue consists of facilitation fees charged to Hosts, net of incentives and refunds and trip protection charged to the Renters. The Company charges facilitation fees to its customers as a percentage of the value of the total booking, excluding taxes. The Company collects both the booking value on behalf of the Host and the trip protection charges from the renter. On a daily basis the Company, or its third-party payment processors, disburse the booking value to the host, less the fees due from the host to the Company. The amounts charged for trip fees for the Marketplace service vary based on factors such as the vehicle type, the day of the week, time of the trip, and the duration of the trip. Hence, the Company’s primary performance obligation in the transaction towards the Host is to facilitate the successful completion of the rental transaction and towards the renter is to offer trip protection.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Customer support is rendered to both the Host (customer/lessor) and the renter (lessee). Company being the intermediary between the two provides its platform through which all communication takes place related to any services e.g., extension of trip period. Such services also include the normal customer support related to any vehicle breakdowns, tracking of vehicles, renter background checks, vehicle ownership checks and various other activities which are part of an ongoing set of series required for successful listing, renting and completion of trip. These activities are not distinct from each other and are not separate performance obligations. As a result, these series of services integrate together to form a single performance obligation.

In case of booking value collected from the renter on behalf of the Host, the Company evaluates the presentation of revenue on a gross versus net basis based on whether or not it is the principal(gross) or the agent (net) in the transaction. The Company considers whether it controls the right to use the vehicle before control is transferred to the renter. Indicators of control that the Company considers include whether the Company is primarily responsible for fulfilling the promise associated with the booking of the vehicle, whether it has inventory risk associated with the vehicle, and whether it has discretion in establishing the prices for the vehicles booked. The Company determined that it does not establish pricing for vehicles listed on its platform and does not control the right to use the host’s vehicle at any time before, during, or after completion of a trip booked on the Company’s platform. Accordingly, the Company has concluded that it is acting in an agent capacity, and revenue is presented net reflecting the facilitation fees received from the Marketplace service. The customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs. Revenue is recognized ratably over the trip period. The Company recognizes facilitation revenue from these performance obligations on a straight-line basis over the duration of the rental trip using the output method as its performance obligation is satisfied over time. The Company uses the output method based on rental hours or days, where revenue is calculated based on the percentage of total time elapsed in relation to total estimated rental period. In the event a user books a trip extension, at the time the extension is booked, the service revenue is recognized on a straight-line basis over the duration of the extension period.

The Company offers vehicle listing incentive programs to hosts. The incentives are recorded in accordance with ASC 606- 10-32-25 and ASC 606-10-32-27 as a reduction to revenue and in cases where the amount of incentive paid to the Host are above the facilitation fees earned from that Host on cumulative basis, the excess of the revenue amount is recorded as a marketing expense in the Condensed Consolidated Statements of Operations. These incentives are offered as part of overall marketing strategy of the Company and incentivize the hosts to refer the platform. No incentives were paid during the three and six months ended September 30, 2024.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Loyalty program

The Company offers loyalty program, Z-Points, wherein customers are eligible to earn loyalty points that are redeemable for payment towards facilitation fees. Under ASC 606, each transaction that generates loyalty points results in the deferral of revenue equivalent to the retail value at the date the points are earned. The associated revenue is recognized when the customer redeems the loyalty points at some time in future. The retail value of points is estimated based on the current retail value measured as of the date the loyalty points are earned, less an estimated amount representing loyalty points that are not expected to be redeemed (“breakage”). Breakage is reviewed on an annual basis and includes significant assumptions such as historical breakage trends, internal Company forecasts and extended redemption period, if any. As at September 30, 2024 and March 31, 2024, the Company’s deferred revenue balance amounted to $20,467 and $96,710 respectively and is included in Contract Liabilities in the Condensed Consolidated Balance Sheets.

Contract Liabilities

Contract Liabilities primarily consists of obligations to customers for advance received against bookings, revenue-share payable to customers for vehicles listed by them on Company’s portal for short-term rentals and related to Company’s points-based loyalty program. As per ASC 606- 10-50-14 the Company does not aggregate the amount of transaction price allocated to remaining performance obligations as required under ASC 606-10-50-13, since the company’s performance obligation is a part of a contract that has an original expected duration of one year or less.

(e)	Accounts receivable, net of allowance

Accounts receivables are stated net of allowances and primarily represent corporate debtors and dues from payment gateways for amounts paid by customers. In case of corporate debtors, the payment terms generally include a credit of 30-60 days. The amounts receivable from payment gateways are settled within 2 days.

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. The Company estimates its exposure to balances deemed to be uncollectible based on factors including known facts and circumstances, historical experience, and the age of the uncollected balances. Accounts receivable balances are written off against the allowance of credit losses after all means of collection has been exhausted and potential recovery is considered remote.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

(f)	Other receivables

Other receivables include amounts recoverable from host. The receivable from host is adjusted for an allowance on account of host who have not been active on the platform for more than 90 days.

(g)	Balances with government authorities – Input Tax Credit

Balances with government authorities represent the tax credit with government agencies which are recognized when the Company has performed the required services and when they meet the eligibility criteria outlined in the applicable government regulations.

The input tax credits are related to Indian Goods and Service Tax (“GST”). These balances are classified based on their expected period of utilization of future GST credit and GST debit that comes from domestic purchases and sales of services, respectively. If the tax credits are expected to be utilized within twelve months from the reporting date, they are classified as current assets. If the tax credits are not expected to be utilized within twelve months from the reporting date, they are classified as non-current assets.

(h)	Assets held for sale

The Company classifies vehicles to be disposed of as held for sale in the period in which they are available for immediate sale in their present condition and the sale is probable and expected to be completed within one year. The Company initially measures assets held for sale at the lower of their carrying value or fair value less costs to sell and assesses their fair value annually until disposed. The fair value of Assets held for sale not traded in an active market is determined using valuation techniques which maximize the use of observable market data and rely as little as possible on entity-specific estimates. If all significant inputs required to fair value an asset are observable, the Valuation is included in Level 2.

In case of certain vehicles which are not sold within one year from date of classification, the Company reassess the carrying value of the assets to adjust it for the realizable value.

(i)	Stock-based compensation

The Company accounts for stock-based compensation expense in accordance with the fair value recognition and measurement provisions of US GAAP, which requires compensation cost for grant-date fair value of stock-based awards to be recognized over the requisite service period. The Company includes a forfeiture estimate in the amount of compensation expense being recognized based on the Company’s estimate of equity instruments that will eventually vest. The fair value of stock-based awards, granted or modified, is determined on the grant date at fair value, using appropriate valuation techniques.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

For stock options with service-based vesting conditions only, the valuation model, typically the Black-Scholes option-pricing model, incorporates various assumptions including expected stock price volatility, expected term, and risk-free rates. Stock options with graded vesting the fair- value-based measure is estimated of the entire award by using a single weighted-average expected term. The Company estimated the volatility of Common Stock on the date of the grant based on weighted-average historical stock price volatility of comparable publicly traded companies in its industry group. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term equal to the expected term. The Company estimates the term based on the simplified method for employee stock options considered to be “plain vanilla” options as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The expected dividend yield is 0.0% as the Company has not paid and does not anticipate paying dividend on its Common Stock.

The Company estimates a forfeiture rate on an annual basis for the purpose of computation of stock-based compensation expense.

In case of cancellation of stock-based awards with no concurrent grant of a replacement award or other valuable consideration, any unrecognized compensation cost is recognized immediately on the cancellation date.

(j)	Debt

The debt instruments of the Company consist of debentures and term loans from financial institutions. The Company based on available proceeds makes periodic prepayments of scheduled instalments and the same has been accounted for under ASC 470-50.

Redeemable Promissory Notes

During the six months ended September 30, 2024,  the Company has issued Redeemable Promissory Notes which are repayable at the principal value on maturity date and has been accounted for under ASC 470-10. The Company issued these Redeemable Promissory notes on discount and incurred expenses on issue of the Redeemable Promissory Notes. As per ASC 835, the discount and the expenses incurred on issue of the Redeemable Promissory Notes have been amortized over the period of the Redeemable Promissory note on a straight-line basis. The Redeemable Promissory Notes liabilities have been presented net off the discount and issue expenses.

Debt Issuance costs

Debt issuance costs consist primarily of arrangement fees paid to Placement agent, professional fees and legal fees. These costs are netted off with the related debt and are being amortized to interest expense over the term of the related.

The debt has been classified into current or non-current based on the payment terms of the debt instruments. Non-current obligations are those scheduled to mature beyond twelve months from the date of the Company’s Condensed Consolidated Balance Sheets.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

(k)	Warrants

When the Company issues warrants, it evaluates the balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the Condensed Consolidated Balance Sheets. In accordance with ASC 815- 40, Derivatives and Hedging- Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the Condensed Consolidated Balance Sheets at fair value with any changes in its fair value recognized currently in the Condensed Consolidated Statement of Operations.

(a)	Warrants issued along with Redeemable Promissory Note:

During the six months ended September 30, 2024, the Company issued warrants along with Redeemable Promissory Note and as consideration to placement agents for the issuance of the Redeemable Promissory Note.

These warrants were classified as equity in accordance with ASC 815-40 since all the conditions required for equity classification are met. Upon issuance of the warrant, the Company had allocated a portion of the proceeds from the issuance of its Redeemable Promissory Note to the warrant based on the relative fair values of warrants and Redeemable Promissory Note in accordance with ASC 820.

(b)	Warrants issued along with SSCPN and to placement agent (‘Derivative financial instrument’):

During the year ended March 31, 2024, the Company issued warrants along with Senior Subordinated Convertible Promissory Note (“SSCPN)” and as consideration to placement agents for the issuance of SSCPN.

These warrants were deemed derivative instruments in accordance with ASC 815-10-15-83 since they contained an underlying, had cash less payment provisions, that could have been net settled in shares and had a very minimal initial net investment. Accordingly, the derivatives were measured at fair value and subsequently revalued at each reporting date until the close of Reverse Recapitalization consummated during year ended March 31, 2024.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

(c)	Warrants issued to preferred stockholders:

Before the date of reverse recapitalization, the Company had warrants issued to preferred stockholders convertible into preferred stocks and Common Stocks which were issued during the year ended March 31, 2022, and were classified as liabilities and equity respectively.

Each unit of Series E preferred stock issued by the Company consisted of one Series E preferred stock and a warrant which entitled the holder to purchase one share of Common Stock of the Company on the satisfaction of certain conditions. Warrants were also issued to placement agencies of the Series E and Series E1 which included the following two categories: a) warrants to purchase Common Stock of the company; and b) warrants to purchase Series E and Series E1 shares.

Warrants to be converted into Common Stock:

The Company’s warrants to purchase Common Stock were classified as equity. Upon issuance of the warrant, the Company had allocated a portion of the proceeds from the issuance of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock (“Preferred stock warrant liability”):

The Company’s warrants to purchase convertible preferred stock were classified as a liability and were held at fair value as the warrants were exercisable for contingently redeemable preferred stock, which was classified outside of stockholders’ deficit.

The warrant instruments classified as liabilities were subject to re-measurement at each balance sheet date, and any change in fair value was recognized as a component of finance costs.

The Company continued to adjust the liability classified warrant for changes in the fair value until the Reverse Recapitalization transaction at which time the warrants were reclassified to additional paid-in-capital.

(l)	Financial liabilities measured at fair value

Convertible Promissory notes (“Notes”), Senior Subordinated Convertible Promissory Note (“SSCPN”) and Unsecured Convertible Note (“Atalaya Note”)

During the year ended March 31, 2024 the Company issued Notes and SSCPN. The Company evaluated the balance sheet classification for these instruments either as liabilities or equity, and accounting for conversion feature. As per ASC 480-10-25-14, the Notes and SSCPN were classified as liabilities because the Company intended to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. However, the Company had elected fair value option for these Notes and SSCPN, as discussed below and thus did not bifurcate the embedded conversion feature.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Fair Value Option (“FVO”) Election

The Company accounted for Notes and SSCPN under the fair value option election of ASC 825, Financial Instruments (“ASC-825”) as discussed below.

The Notes and SSCPN accounted under the FVO election which were debt host financial instruments containing conversion features which otherwise would be required to be assessed for bifurcation from the debt-host and recognized as separate derivative liabilities subject to measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15- 5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, was recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized under Finance costs shown as “Change in fair value of Notes” and “Change in fair value of SSCPN” in the accompanying Condensed Consolidated Statement of Operations. With respect to the above Notes and SSCPN, as provided for by ASC 825-10-50- 30(b), the estimated fair value adjustments were presented as a separate line item in the accompanying Condensed Consolidated Statement of Operations, since the change in fair value of the Notes and SSCPN payable were not attributable to instrument specific credit risk.

During the year ended March 31, 2024, as a result of consummation of the Business Combination by way of Reverse Recapitalization, the Notes and SSCPN outstanding were converted into 59,757 shares (5,975,686 shares prior to the Reverse Stock Split) of the Company’s Common Stock.

The SSCPN and Notes were adjusted for their carrying value through Condensed Consolidated Statement of Operations as on date of Reverse Recapitalization and credited at carrying value to the capital accounts upon conversion to reflect the stock issued.

During the year ended March 31, 2024, the Company issued an unsecured convertible note (“Atalaya Note) which had features similar to that of SSCPN and were accounted accordingly as enumerated above.

(m)	Net profit/(loss) per share attributable to Common Stockholders

The Company computes net profit/(loss) per share using the two-class method required for participating securities. The two-class method requires income available to Common Stockholders for the period to be allocated between Common Stock and participating securities based upon their respective rights to receive dividends as if all the income for the period had been distributed. The Company’s convertible preferred stock is participating security. The holders of the convertible preferred stock would be entitled in preference to common shareholders, at specified rate, if declared.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Then any remaining earnings would be distributed to the holders of Common Stock and convertible preferred stock on a pro-rata basis assuming conversion of all convertible preferred stock into Common Stock. This participating security do not contractually require the holders of such shares to participate in the Company’s losses. As such, net losses for the periods presented were not allocated to the Company’s participating securities.

The Company’s basic profit/(loss) per share is computed using the weighted-average number of ordinary shares outstanding during the period. The diluted profit/(loss) per share is computed by considering the impact of potential issuance of Common Stock on the weighted average number of shares outstanding during the period, except where the results would be anti-dilutive.

(n)	Provisions and accrued expenses

A provision is recognized in the Condensed Consolidated Balance Sheets when the Company has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are recognized at present value by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money.

Provisions for onerous contracts are recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable costs of meeting the future obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Company recognizes any impairment loss on the assets associated with that contract. The Company does not have any onerous contracts.

(o)	Fair value measurements and financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, Fair Value Measurement (“ASC 820”), the Company uses the fair value hierarchy, which prioritizes the inputs used to measure fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy are set forth below:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Level 2	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly for the full term of assets or liabilities.

Level 3	Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities.

During the six months ended September 30, 2024, the Company’s primary financial instruments included cash and cash equivalents, investments, accounts receivables, other financial assets, accounts payable, debt, unsecured convertible note, redeemable promissory note and other financial liabilities. The estimated fair value of cash equivalents, accounts receivable, accounts payable, redeemable promissory note and accrued liabilities approximate their carrying value due to short-term maturities of these instruments.

(p)	Troubled debt restructuring

As per ASC 470-60 Troubled Debt Restructuring (TDR) refers to a situation where the creditor, grants concessions to a borrower experiencing financial difficulties. These concessions may include modifications to the terms of the payable, such as reducing the interest rate, extending the repayment period, or forgiving a portion of the payable. Such restructuring is done with the intent to provide relief to the borrower and to maximize the potential for payable recovery by the Company.

In accordance with ASC 470-60, when the total future cash payments under the new terms are less than the carrying amount of the payable at the date of restructuring, the difference between the carrying amount and the total future cash payments is recognized as a ‘Gain on Troubled Debt Restructuring’ in the Condensed Consolidated Financial Statements. This gain is recorded immediately in the period the restructuring occurs.

If the total future cash payments under the new terms exceed the carrying amount of the payable at the date of restructuring, no adjustment to the carrying amount of the payable is made. Instead, the company calculates a New Effective Interest Rate (EIR) based on the revised terms of the restructured payable. The debt is then amortized over the remaining life of the payable using the new EIR, with interest expense recognized based on this rate in future periods.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

(q)	Segment information

Operating segments are defined as components of an entity for which discrete financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in making decisions regarding resource allocation and performance assessment. The Company’s CODM is its Board of Directors. The Company has determined it has one operating and reportable segment as the CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance.

(r)	Common Stock Reverse Split

In October 2024, the Company effectuated a one-for-hundred reverse stock split. All share, stock option and warrant information has been retroactively adjusted to reflect these stock splits. See Note 4 for additional disclosure.

(s)	Recent Accounting Pronouncements

Accounting Pronouncement Pending Adoption

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (ASC 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. This update does not have any impact on the Company’s Condensed Consolidated Financial Statements.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for our annual periods beginning January 1, 2025, with early adoption permitted. We are currently evaluating the potential effect that the updated standard will have on our Condensed Consolidated Financial Statements disclosures.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concept Statements to provide amendments to the Codification that remove references to various FASB Concepts Statements. ASU 2024-02 is effective for our annual periods beginning December 15, 2024, with early adoption permitted. This update does not have any impact on the Company’s Condensed Consolidated Financial Statements.

There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its Condensed Consolidated Financial Statements or disclosures.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3	Reverse Recapitalization

As discussed in Note 1, “Organization and Business Operation”, on the Closing Date, Zoomcar, Inc. completed the acquisition of IOAC and Zoomcar, Inc. received cash of $5,770,630 and assumed liabilities amounting to $21,499,578 (including $17,100,000 settled by issuance of Common Stock of the Company) which were recorded in the Condensed Consolidated Balance Sheets for the year ended March 31, 2024. Further, unsecured promissory notes of $3,259,208 were assumed. As of March 31, 2024, the Company recorded $10,947,805 of transaction costs, which consisted of legal, accounting, and other professional services related to the Reverse Recapitalization, of which $4,804,482 was related to Common Stock issued during the Reverse Recapitalization and was recorded as a reduction to additional paid-in capital. The cash outflows related to these costs were presented as financing activities in the Company’s Condensed Consolidated Statements of Cash Flows. In addition, upon closing of the Reverse Recapitalization, certain employees received a one-time transaction bonus for an aggregate amount of $392,725, which was to be paid in cash. This bonus is included in compensation and benefits in the Consolidated Statements of Operations and Comprehensive (Loss) for the year ended March 31, 2024.

On the Closing Date, each then-outstanding IOAC ordinary share was cancelled and converted into one share of Common Stock of the registrant, par value $0.0001 per share (“Common Stock”), and each then-outstanding IOAC warrant was assumed and converted automatically into a warrant of the Company, exercisable for shares of Common Stock. Additionally, outstanding units of the IOAC were separated into their component parts, and outstanding IOAC Class B shares were converted into Class A shares on a 1-for-1 basis. As of the Closing Date, upon consummation of the Reverse Recapitalization, the only outstanding shares of capital stock of the IOAC are shares of Common Stock. See Note 23, “Common Stock Capital” , for additional details of the Company’s stockholders’ equity prior to and subsequent to the Reverse Recapitalization.

All equity awards of Zoomcar, Inc. were assumed by the Company and converted into comparable equity awards that are settled or exercisable for shares of the Company’s Common Stock. As a result, each outstanding stock option of Zoomcar, Inc. was converted into an option to purchase shares of the Company’s Common Stock based on the Exchange Ratio and each outstanding warrant of Zoomcar, Inc. was converted into a warrant to purchase shares of the Company’s Common Stock based on the Exchange Ratio.

As additional consideration for the acquisition of Zoomcar, Inc. securities, at the Closing, IOAC issued and deposited into an escrow account established for this purpose (the “Earnout Escrow Account”) 200,000 shares (20,000,000 prior to Reverse Stock Split) of Common Stock (the “Earnout Shares”) to be held in the Earnout Escrow Account in accordance with the terms of an earnout escrow agreement. The Original Earnout Terms were modified pursuant to the terms and provisions set forth in the Post-Closing Amendment, effective immediately upon the adoption of the Post-Closing Amendment on December 29, 2023 resulting in the Earnout Shares becoming distributable to stockholders in accordance with the terms of the Reverse Recapitalization Agreement.

The equity structure has been recast in all comparative periods up to the Closing date to reflect the number of shares of the Company’s Common Stock, $0.0001 par value per share, issued to Zoomcar, Inc. shareholders in connection with the Reverse Recapitalization. As such, the shares and corresponding capital amounts and loss per share related to Zoomcar, Inc. Common Stock prior to the Reverse Recapitalization have been retroactively recast as shares reflecting the exchange ratio of 0.0284 established in the Reverse Recapitalization.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3	Reverse Recapitalization (Continued)

In connection with Reverse Recapitalization, then-outstanding 11,500,000 public warrants of IOAC were assumed and converted automatically into a warrant of the Company on the closing. 100 (1 prior to Reverse Stock Split) public warrants entitled each holder, the right to purchase 1 (1 prior to Reverse Stock Split) share of Common Stock at an exercise price of $571 ($5.71 prior to Reverse Stock Split) per share and classified as equity instruments.

Ananda Trust Closing Subscription Agreement

On December 19, 2023, IOAC and Ananda Trust, an affiliate of the Sponsor, entered into a subscription agreement (the “Ananda Trust Closing Subscription Agreement”), pursuant to which, upon the Closing, Ananda Trust purchased 16,667 (1,666,666 prior to Reverse Stock Split) (IOAC Class A ordinary shares at) a price of $300 ($3.00 prior to Reverse Stock Split) per share for aggregate gross proceeds of $5,000,000. This investment was consummated concurrently with the closing of the Reverse Recapitalization.

The number of Common Stock outstanding following the consummation of the Reverse Recapitalization are as follows:

Particulars	March 31, 2024 (After Reverse Stock Split)	March 31, 2024 (Prior to Reverse Stock Split)
Conversion of Zoomcar, Inc. Common Stock and Preferred Stock outstanding prior to Reverse Recapitalization	273,791	27,327,481
Common Stock – issuance to IOAC shareholders	91,924	9,192,377
Shares issued to Mohan Ananda	27,382	2,738,172
Other vendors	36,173	3,617,333
Total	429,270	42,875,363

The number of Zoomcar, Inc. shares was determined as follows:

Particulars	Zoomcar, Inc. Shares	Common shares issued to shareholders of Zoomcar, Inc. (After Reverse Stock Split)	Common shares issued to shareholders of Zoomcar, Inc. (Prior to Reverse Stock Split)
Common shares	16,987,064	5,342	482,681
Preferred stock	99,309,415	218,425	21,842,458
Redeemable NCI - Shares of Zoomcar India Private Limited	10,848,308	7,542	754,169
Issue of common shares on conversion of SSCPN	-	42,482	4,248,173
Total		273,791	27,327,481

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4	Reverse Stock Split

The Company’s shareholders authorized, and the Board of Directors approved for a 1-for-100 Reverse Stock Split, which became effective on October 21, 2024. Any fractional shares that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest whole share.

The Reverse Stock Split took place after September 30, 2024 but before the date the financial statements were issued, hence the number of shares have been retroactively adjusted in the financial statements.

Every 100 shares of issued and outstanding Common Stock has been consolidated into one share, without affecting the par value. In addition, (i) a proportionate adjustment has been made to the number of outstanding warrants, per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of Common Stock as per the terms and conditions of the respective warrant agreements, and (ii) the number of shares reserved for issuance pursuant to the Company’s equity incentive plans will also be reduced proportionately.

5	Troubled Debt Restructuring

7.7% Debenture

On September 25, 2024, the Company entered into a settlement agreement with Blacksoil Capital Private Limited (lender). As per the agreement, the lender has agreed to waive off 25% of the outstanding amount and the Company agrees to make full settlement of its outstanding amount (net of 25% waiver) by November 15, 2024 (original date was October 31, 2024) and in case of default, the Company is liable to pay fixed coupon interest @10% p.a. on the revised outstanding amount for the period starting October 31, 2024 till December 15, 2024 (“Long stop date”). Further, in case the payment is not made till the Long stop date, the lender has the right to revoke all, or any part of the settlement agreed pursuant to the above agreement.

Furthermore, with respect to the payment due on October 31, 2024, the lender has agreed for a grace period until November 15, 2024, without any interest.

The Company has accounted for this transaction as troubled debt restructuring under ASC 470-60. The gain on troubled debt restructuring recorded during the three months ended September 30, 2024 is $83,937.

Mercury car Rentals limited

During the three months ended September 30, 2024, the Company has entered into a new arrangement with Mercury Car Rentals Limited whereby the lender has waived off entire penal interest amounting to $31,996 charged due to non-payment of bullet payment which was due in January, 2024. As per the agreed terms, the company was to make payment in 3 installments (1st installment - $59,692 to be paid in September 2024, 2nd installment - $35,815 to be paid by October 31, 2024 and 3rd installment - $119,384 to be paid by November 30, 2024). As of date, the company has paid the 1st installment amounting to $59,692 and 2nd installment amounting to $35,815. Further, if the Company is unable to pay the 3rd instalment due on November 30, 2024, the penalty interest waiver will become null, and void and default interest @ 24% will be applicable starting from February 2024 till the final settlement date.

The Company has accounted for this transaction as troubled debt restructuring under ASC 470-60. Gain on troubled debt restructuring recorded during the three months ended September 30,2024 is $32,063.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5	Troubled Debt Restructuring (Continued)

Accounts Payable

During the three months ended September 30, 2024, the Company carried out negotiations with its vendors and as per the revised agreements with the vendors, they have granted a short-term deferral in payments or/and reduction in outstanding liability. As a part of the agreement, they cannot initiate any new proceedings and/or are required to withdraw (if previously initiated) any legal notices or proceedings against the Company until the payments are due in accordance with the revised agreed terms.

The Company has accounted for this transaction as troubled debt restructuring under ASC 470-60. The Company has recorded a net gain on troubled debt restructuring in the Condensed Consolidated Statements of Operations during the three months ended September 30, 2024 amounting to $236,447.

Accounting considerations

The Company assessed the transactions under the guidance of ASC 470-60 Troubled Debt Restructuring to determine if the transactions qualified as troubled debt restructuring. For a payable restructuring to be considered troubled, the debtor must be experiencing financial difficulty, and the creditor must have granted a concession. The Company is experiencing financial difficulties such as continuous default in debt repayments, significant doubt about the ability of the Company to continue as a going concern, threat of being delisted from an exchange and vendors/lenders have granted concessions during the three months ended September 30, 2024, hence the Company has accounted the concessions in accordance with ASC 470-60. The outstanding liability of the restructured payables is significantly less than the carrying value of old payables and in accordance with the guidance in ASC 470-60, gain on restructuring is recorded as the difference between future undiscounted cash flows and the carrying value.

The total gain on troubled debt restructuring recorded during the three months ended September 30, 2024 is $352,447. Basic EPS was increased by $0.49 ($0.0049 prior to Reverse Stock Split) as a result of these gains.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6	Cash and cash equivalents

The components of cash and cash equivalents were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Balances in bank accounts	$612,951	$1,495,097
Cash	1,255	1,047
Cash and cash equivalents	$614,206	$1,496,144

7	Accounts receivable, net of allowance for doubtful accounts

The components of accounts receivable were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Accounts receivable	$116,363	$207,971
Allowance for credit losses	(13,705)	(13,774)
Net accounts receivable	$102,658	$194,197

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. For the three months and six months ended September 30, 2024, allowance amounting to $NIL and $NIL was created for expected credit losses respectively (March 31, 2024 : $13,774).

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8	Balances with government authorities

The components of balances with government authorities were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024
Current
Goods and service tax receivable	$4,181,146	$4,277,019
Less: Impairment*	(3,830,175)	(3,849,317)
	$350,971	$427,702

Non-current
Other tax receivables	$4,083	$18,126
	$4,083	$18,126

*	During the year ended March 31, 2024, the Company recorded an allowance for impairment of tax credits for an amount of $3,849,317 for estimated losses resulting from substantial doubt about the utilization of the tax credits. This allowance for impairment of tax credits was determined by estimating future uses of tax credits against output Goods and Service Tax (“GST”). No impairment allowance has been recorded for the three months and six months ended September 30, 2024. As of September 30, 2024 the impairment amounts to $3,830,175 (March 31, 2024 : $3,849,317).

9	Short term investments

The components of short term investments were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Certificate of deposits*	$-	$298,495
Short term investments	$-	$298,495

*	In April 2024, Lease Plan India Private Limited invoked the bank guarantee provided as collateral, resulting in the adjustment of a fixed deposit amounting to $127,609. As on September 30, 2024 and March 31, 2024, this has been adjusted against the outstanding liability of Leaseplan India Private Limited (Refer Note 13).

During the six months ended September 30, 2024, the Company has adjusted the certificate of deposits with Mahindra & Mahindra Financial Services Limited amounting to$261,031 against the corresponding debt.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

10 (a)	Other current assets

The components of other current assets were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Security deposits	$38,436	$98,813
Franchise tax refund receivable	84,490	84,490
Advance to employees	23,500	15,159
Receivables from car sale	89,795	90,244
Advance income taxes, net	9,431	9,094
Advance to suppliers	46,852	9,370
Other receivables	91,776	216,576
Other current assets	$384,280	$523,746

10 (b)	Other current assets with related parties

The components of other current assets with related parties were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Advance to director	$-	$44,168
Other current assets with related parties	$-	$44,168

11	Assets held for sale

The components of assets held for sale were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Vehicles	$623,046	$629,908
Total assets held for sale	$623,046	$629,908

Vehicles represent the vehicles held for sale in the Indian subsidiary, Zoomcar India Private Limited. The gain or loss on sale of these assets is included in Loss/(Gain) on sale of assets held for sale under Other (income)/expense of Condensed Consolidated Statements of Operations. During the three months and six months ended September 30, 2024, total loss of $73 and profit of $2,850 was recorded on sale of vehicles held for sale (total profit of $3,633 and loss of $1,385 for the three months and six months ended September 30, 2023). During the three months and six months ended September 30, 2024 and 2023, the Company has not recorded any impairment charge.

The Company is actively taking steps to liquidate these “Assets held for sale”, pending the capacity to foreclose loans and issue NOCs to buyers. The Company anticipates full asset sale completion by the year ending March 31, 2025.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

12	Property and equipment, net

The components of property and equipment were as follows:

(In USD)

As at	Estimated useful life	September 30, 2024	March 31, 2024

Devices	3 - 5 years	$3,174,735	$3,274,998
Computer equipments	2 - 7 years	562,892	603,864
Office equipments	3 - 10 years	233,994	245,545
Furniture and fixtures	10 years	1,755	7,398
Total, at cost		3,973,376	4,131,805
Less: Accumulated depreciation		(2,710,663)	(2,572,825)
		$1,262,713	$1,558,980
Right-of-use assets under finance leases:

Vehicles, at cost		$4,096,932	$4,117,406
Accumulated depreciation		(4,096,932)	(4,117,406)
		$-	$-
Total property and equipment, net		$1,262,713	$1,558,980

Depreciation expense for the three months and six months ended September 30, 2024 was $100,815 and $213,163 respectively and for the three and six months ended September 30, 2023 was $255,126 and $510,607 respectively. Depreciation expense has been shown under cost of revenue amounting to $74,306 and $149,179 for the three months and six months ended September 30, 2024 respectively ($210,435 and $419,370 respectively for three months and six month ended September 30, 2023) and under General and administrative expenses amounting to $26,509 and $63,984 for the three months and six months ended September 30, 2024 respectively ($44,691 and $91,237 respectively for three months and six month ended September 30, 2023). Vehicles are pledged against debt from financial institutions. There is no change in useful life of the assets during the year.

As of September 30, 2024 and March 31, 2024 , the Company believes no impairment exists because the long-lived asset’s future undiscounted net cash flows expected to be generated exceeds its carrying value; however, there can be no assurances that long-lived assets will not be impaired in future periods.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

13	Leases

The Company’s lease primarily includes vehicles and corporate offices which has been classified as finance leases and operating leases, respectively. The lease term of operating and finance leases varies between 3 to 7 years. The lease agreements do not contain any covenants to impose any restrictions except for market-standard practice for similar lease arrangements. In assessment of the lease term, the Company considers the extension option as part of its lease term for those lease arrangements where the Company is reasonably certain of availing the extension option.

The components of lease expense were as follows:

(In USD)

	Three months ended September 30,		Six months ended September 30,
Period ended	2024	2023	2024	2023
Finance lease cost:
Amortization of right-of-use assets	$-	$-	$-	$-
Interest on lease liabilities	131,166	155,362	267,209	316,481
Operating lease cost	86,325	128,076	194,570	260,282
Short term lease cost	93,551	24,598	172,923	79,673
Total lease cost	$311,042	$308,036	$634,702	$656,436

Supplemental cash flow information related to leases was as follows:

(In USD)

For the Six months ended	September 30, 2024	September 30, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows for operating leases	$178,249	$243,479
Financing cash outflows for finance leases	$-	$608,274
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$-	$-
Finance leases	$-	$-

Supplemental balance sheet information related to leases was as follows:

(In USD)

As at	September 30, 2024	March 31, 2024
Operating Leases
Operating lease right-of-use assets	$1,137,906	$1,290,608

Current operating lease liabilities	$315,495	$365,542
Non-current operating lease liabilities	912,452	1,009,681
Total operating lease liabilities	$1,227,947	$1,375,223

Finance Leases

Property and equipment, at cost	$5,894,099	$5,923,555
Accumulated depreciation	(4,096,932)	(4,117,406)
Accumulated impairment	(1,797,167)	(1,806,149)
Property and equipment, net	$-	$-

Current finance lease liabilities	$5,989,040	$5,738,239
Non-current finance lease liabilities	-	-
Total finance lease liabilities	$5,989,040	$5,738,239

Weighted Average Remaining Lease Term
Operating leases	54 months	58 months
Finance leases	24 months	30 months
Weighted Average Discount Rate
Operating leases	13.00%	13.00%
Finance leases	8.00%	9.00%

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

13	Leases (Continued)

The Company determines the incremental borrowing rate by adjusting the benchmark reference rates, with appropriate financing spreads applicable to the respective geographies where the leases were entered and lease specific adjustments for the effects of collateral.

	September 30, 2024		March 31, 2024
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
Maturities of lease liabilities are as follows:
2025	$163,972	$6,443,466	$392,443	$6,475,668
2026	343,866	-	345,584	-
2027	360,583	-	362,385	-
2028	378,135	-	380,025	-
2029	396,566	-	398,548	-
Total Lease Payments	$1,643,122	$6,443,466	$1,878,985	$6,475,668
Less : Imputed Interest	415,175	454,426	503,762	737,429
Total Lease Liabilities	$1,227,947	$5,989,040	$1,375,223	$5,738,239

An amount of $361,737 and $363,545 which is receivable from Leaseplan India Private Limited has been netted off with lease liability balance as on September 30, 2024 and March 31, 2024 respectively.

As of September 30, 2024, the Company continues to default on equated monthly installments (EMI) payments for November 2023 to September 2024 owed to Leaseplan India Private Limited (Lender). The total lease commitment balance as of September 30, 2024 is $5,804,548 (including $1,781,841 of defaulted lease rentals). In adherence to the agreement, the Company has accumulated penal interest at a simple interest rate of 1% per month on the overdue EMIs, amounting to $131,879 for the six months ended September 30, 2024.

As per the terms of the agreement, an additional simple interest of 1.5% per month is levied on the overdue amount as it is still unpaid after 60 days from date of default.

In April 2024, Lease Plan India Private Limited has invoked the bank guarantee created against fixed deposit amounting to $127,296 which has been adjusted against their outstanding liability as on September 30, 2024 and March 31, 2024. Lease Plan India Private Limited has not yet withdrawn the conditional waiver of $1.2 million given during the restructuring done during the year ended March 31, 2022.

The Company has defaulted on EMI from December 2023 to September 2024 owed to Orix Leasing and Financial Services India Limited (Orix). As per the restructuring agreement, in case of default on payment, interest charge of 15% p.a. on the outstanding amount shall be levied by Orix Leasing and Financial Services India Limited.

On August 13, 2024 Orix Leasing and Financial services has filed a suit in the mediation center claiming the outstanding amount from the Company. During the period ended March 31, 2024 the Company was in process of negotiations for restructuring the outstanding liability with the lender with potential deferment of the payment terms and dismissal of the suit. Subsequently, on November 7, 2024, Orix has agreed to restructure the outstanding lease liability based on the new agreed payment terms (Refer Note 36).

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

14	Investments

The components of investments were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024
Long term investments
Investments in certificate of deposits*	$25,553	$91,947
	$25,553	$91,947

*	Investments includes certificate of deposits and interest accrued on the same.

15	Other non-current assets

The components of other non-current assets were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024

Security deposits*	$362,694	$350,149
Receivables from car sale **	456,309	458,590
Other non-current assets	$819,003	$808,739

*	includes deposit amounting to $129,590 made as a pre deposit in court for Indian indirect tax appeal filed in FY 2021-22, 2022-23 and 2024-25 in different states of India.;

**	pertains to receivable amount from Dbest Cars India Private Limited (“Dbest”), pending arbitration after an initial court judgment in favor of the Company. The Company has handed over the No Objection Certificates for the sold vehicles to Dbest as per the court orders. The time frame for actual receipt of fund is dependent on the completion of realization process with arbitration panel.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

16	Accounts Payable

The components of accounts payable were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024
Accounts payable towards related parties	$152,435	$152,435
Accounts Payable towards others*	15,750,725	14,279,152
Total Accounts Payable	$15,903,160	$14,431,587

*	The Company carried out negotiations with its vendors which resulted in a short-term deferral in payments or/and reduction in outstanding liability. The Company has accounted for this transaction as troubled debt restructuring under ASC 470-60 (Refer Note 5), resulting in net gain amounting to $236,447 during the three months ended September 30, 2024.

17	Debt

The components of long term and short term debt were as follows:

(In USD)

As at	Effective interest rates	Original Maturities*	September 30, 2024	March 31, 2024
Current
Non-convertible debentures
- 7.7% Debentures	11.61%	November 15, 2024	$259,969	$335,549
Term loans
- from non-banking financial companies (NBFCs)
- Mahindra & Mahindra Financial Services Limited	-	December 31, 2024	600,822	873,924
- TATA Motors Finance Limited	12.89%	May 31, 2027	1,956,403	2,187,128
- Kotak Mahindra Financial Services Limited	1.00%	February 28, 2025	348,846	348,599
- Jain and Sons Services Limited	-	December 31, 2024	47,754	47,992
- Mercury Car Rentals Private Limited	-	November 30, 2024	155,200	249,560
- Orix Leasing and Financial Services India LTD	-	December 31, 2025	167,110	156,370
- Clix Finance India Private Limited	4.71%	July 2, 2025	127,726	124,931
Financing arrangement with-
- AON Premium Finance LLC	7.74%	September 28, 2024	-	725,430
			$3,663,830	$5,049,483

Total maturity as of September 30, 2024
Year ending March 31,
2025 (October 1, 2024 till March 31, 2025)	$3,663,830
2026	-
2027	-
2028	-
2029	-
Thereafter	-
$3,663,830

*	Maturities have been stated as per the respective agreements with the financiers. For Tata Motors Finance Limited, Orix Leasing and Financial Services India LTD and Clix Finance India Private Limited, due to non-payment of scheduled EMIs, the loan is immediately payable and is classified as current. The debts are not associated with any restrictive covenants.

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

17	Debt (Continued)

(1) Non-convertible debentures

(i) 7.7% Debenture

On September 25, 2024, the Company entered into a settlement agreement with Blacksoil Capital Private Limited (lender). As per the agreement, the lender has agreed to waive off 25% of the outstanding amount and the Company agrees to make full settlement of its outstanding amount (net off 25% waiver) by November 15, 2024 (original date was October 31, 2024) and in case of default, the Company is liable to pay fixed coupon interest @10% p.a. on the revised outstanding amount for the period starting October 31, 2024 till December 15, 2024 (“Long stop date”). Further, in case the payment is not made till the Long stop date, the lender has the right to revoke all, or any part of the settlement agreed pursuant to the above agreement.

The Company has accounted for this transaction as troubled debt restructuring under ASC 470-60 (Refer Note 5), resulting in net gain amounting to $83,937 during the three months ended September 30, 2024.

The Company has recorded an interest expense amounting to $9,869 and $9,869 for the three and six months ended September 30, 2024 ($10,023 and $22,086 for the three and six months ended September 30, 2023).

(2) Term loans from NBFCs

Includes loans outstanding as at September 30, 2024 and March 31, 2024 amounting to $3,403,861 and $3,976,093.

The Company has recorded an interest expense amounting to $76,049 and $152,215 for the three and six months ended September 30, 2024 ($94,064 and $194,629 for the three and six months ended September 30, 2023).

As of September 30, 2024, the Company has defaulted on all debt obligations, totaling $1,577,289, owed to various lenders, including Kotak Mahindra Finance, Tata Motors Finance Limited, Mahindra & Mahindra Financial Services Limited, Clix Finance India Private Limited, Orix Leasing and Financial Services India Limited, Jain and Sons Services Limited and Mercury Car Rentals Private Limited. The Company has also recorded a penal interest expense amounting to $46,505 and $87,584 for the three and six months ended September 30, 2024 ($NIL and $NIL for the three and six months ended September 30, 2023). The Company is in negotiations or has entered into settlement agreements with these lenders to restructure payment terms and resolve outstanding claims.

During the period ended September 30, 2024, the Company has entered into a new arrangement with Mercury Car Rentals Limited whereby the lender has waived off entire penal interest amounting to $31,996 charged due to non-payment of bullet payment which was due in January, 2024. The Company has accounted this transaction as troubled debt restructuring under ASC 470-60 (Refer Note 5).

The outstanding amounts for the above loans are classified under current liabilities in the Condensed Consolidated Balance Sheets.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

17A	Redeemable Promissory Note

The following is a summary of the Company’s redeemable promissory note payable as of September 30, 2024 and March 31, 2024:

(In USD)	Outstanding
As at	September 30, 2024	March 31, 2024
Redeemable promissory note	$3,750,000	$-
Less: Discount ($2,647,925) and debt issuance cost ($909,657) on issuance, net of amortization	(2,239,959)	-
Total	$1,510,041	$-

On June 18, 2024 , the Company entered into a Securities Purchase Agreement with certain institutional accredited investors pursuant to which the Company issued and sold an aggregate of $3,600,000 in principal amount of notes and warrants to purchase up to an aggregate of 1,267,728 shares (52,966,102 prior to Reverse Stock Split) of Company Common Stock for gross proceeds of $3,000,000. The closing occurred on June 20, 2024.

Out of the total proceeds of $3,000,000 received for the redeemable promissory notes and warrants. The Company has allocated $952,075 and $2,047,925 to redeemable promissory notes and warrants respectively, on the basis of their relative fair values. The warrants has been recorded under additional paid in capital in the Condensed Consolidated Statements of Stockholders’ Deficit. The discount on issue and issuance cost amounts to $2,647,925 and $909,657 (including consideration incurred towards placement agents of $788,157) respectively. These discount and issuance cost on redeemable promissory notes have been amortized over the contractual period on a straight-line basis. The unamortized discount and issuance cost have been presented as net of the redeemable promissory note liability. Pursuant to the funding received on November 7, 2024, the Company subsequently has repaid the outstanding amount of the redeemable promissory notes (including interest accrued) (Refer Note 36).

Terms of Redeemable Promissory Note

The redeemable promissory note is due nine months from the date of issuance, provided that the Company is required to use the proceeds at the Closing Date of one or more subsequent equity, debt or other capital raises or any sale of tangible or intangible assets with net proceeds sufficient to repay all or any portion of the amounts due under the redeemable promissory note (the “Maturity Date”). The redeemable promissory note bears interest at a rate of 15% per annum computed on the basis of a 360-day year and twelve 30-day months and payable in arrears on the Maturity Date.

The interest on the redeemable promissory note (including amortization of discount on issue and issuance cost) was $1,320,861 and $1,467,623 for the three months and six months ended September 30, 2024 ($NIL and $NIL for the three months and six months ended September 30, 2023) which was recognized in the Condensed Consolidated Statements of Operations for their respective period.

As of September 30, 2024 and March 31, 2024, the balance outstanding of the redeemable promissory note was $3,750,000 (including $150,000 interest accrued) and $NIL respectively.

Terms of Warrants issued along with Redeemable Promissory Note

The Warrants are each exercisable for one share of Common Stock at an initial exercise price of $5.9161 per share ($0.1416 per share prior to Reverse Stock Split) and may be exercised at any time after six months and up to 5 years the date of issue.

These Warrants are classified as equity on the Condensed Consolidated Balance Sheets.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

18	Convertible promissory note (‘Notes’)

The Convertible Promissory Note were converted into the Company’s Common Stock on the consummation of the Business Combination by way of a Reverse Recapitalization.

The (gain)/loss on fair value change of the Notes recorded was $575,434 and $995,456 for three months and six months ended September 30, 2023 which was recognized in the Condensed Consolidated Statements of Operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

18A	Unsecured promissory note to related parties

The following is a summary of the Company’s unsecured promissory note payable as of September 30, 2024 and March 31, 2024:

(In USD)	Outstanding
As at	September 30, 2024	March 31, 2024
Unsecured promissory note	$-	$2,027,840
Total	-	2,027,840

Prior to Merger in August 2022, the SPAC had issued an interest free Convertible Promissory Note to Ananda Small Business Trust with a principal amount for $2,027,840. The principal amount was repayable in 90 days (the ‘Maturity Date’) from the consummation date of the Business Combination by way of a Reverse Recapitalization. The principal balance could have been repaid at any time before the Maturity Date. The Note was also convertible at the option of the holder on the Maturity Date at a Conversion Price of $300 ($3.00 prior to Reverse Stock Split) per share.

During the three months ended September 2024, Ananda Small Business Trust has opted for conversion of the Unsecured promissory note into the Common Stock of the Company at the agreed conversion price of $300 ($3.00 prior to Reverse Stock Split) per share. As of September 30, 2024, the shares are yet to be issued and hence are classified under the stockholder’s equity as Shares pending issuance. Approximately 6,760 (675,946 prior to Reverse Stock Split) shares will be issued on conversion of the unsecured promissory note.

19	Senior Subordinated Convertible Promissory Note (‘SSCPN’)

The Company has raised $8,109,954 during the year ended March 31, 2023 and $13,175,027 during the year ended March 31, 2024 against SSCPN, Warrants and placement agents warrants.

During the year ended March 31, 2024, as a result of consummation of the Business Combination by way of a Reverse Recapitalization, the SSCPN outstanding were converted into 42,482 (4,248,178 prior to Reverse Stock Split) shares of the Company’s Common Stock.

The Company had measured the SSCPN under the fair value option election of ASC 825 and were adjusted for their carrying value through Consolidated Statements of Operations up to the date of conversion on Reverse Recapitalization. On the date of Reverse Recapitalization, the carrying amounts of the SSCPN and Notes were credited to the capital accounts upon conversion.

In accordance with terms of the agreement , the Company’s warrants issued to SSCPN holder to purchase Common Stock were initially classified as a derivative liability which was then reclassified to equity on the Consolidated Balance Sheets as at March 31, 2024.

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

20	Unsecured Convertible Note (‘Atalaya Note’)

The following is a summary of the Company’s Atalaya Note payable for which it elected fair value option as on September 30, 2024 and March 31, 2024:

(In USD)	Fair Value Outstanding
As at	September 30, 2024	March 31, 2024
Non-current liability
Atalaya Note	$-	$10,067,601
Total	$-	$10,067,601

(In USD)	Fair Value Outstanding
As at	September 30, 2024	March 31, 2024
Current liability
Atalaya Note	$6,772,885	$-
Total	$6,772,885	$-

The Atalaya Note was initially recorded at the fair value of $10,167,194 on issuance. The Atalaya Note was issued at 7.5% discount on principal amounting to $632,596.

During the six months ended September 30, 2024, partial liability was settled by issue of 125,120 (12,512,080 prior to Reverse Stock Split) shares to the Atalaya Note holders for a settlement of $2,324,696.

The principal balance of the Atalaya Note was $8,434,605 (amount received $7,802,009). As of September 30, 2024 and March 31, 2024, the fair value of the Atalaya Note of $6,772,885 and $10,067,601, were recorded in the Condensed Consolidated Balance Sheets for their respective periods. The change in fair value resulted in loss of $390,218 and gain of $970,020 that is recorded for the three months and six months ended September 30, 2024 ($NIL and $NIL for three months and six months ended September 30, 2023) in the Condensed Consolidated Statements of Operations (as no portion of such fair value adjustment resulted from instrument-specific credit risk). Also, Refer Note 34.

The Company is liable to pay liquidated damages to the note holders, owing to breach of certain conditions as prescribed by the agreement. However, there is no visibility on the amount of such damages, henceforth, no provision has been booked for the same.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

20	Unsecured Convertible Note (‘Atalaya Note’) (Continued)

Terms of notes

In December 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with ACM Zoomcar Convert LLC (the “Purchaser” or “Atalaya”) relating to an unsecured convertible note (the ‘Atalaya Note’), obligations under which after the Closing, a Convertible Note for $8,434,605 (the “Original Note Principal Amount”), in connection with certain transaction expenses associated with the Reverse Recapitalization that were incurred but paid at the Closing was issued.

The Atalaya Note is subject to an original issue discount equal to 7.5% of the principal amount of the Note. The Atalaya Note bears an interest of 8%.

During the period ended September 30, 2024, the Company received notices from Atalaya for entering into equity line transaction and incurring indebtedness without obtaining consent of the Purchaser. As per the terms of the Atalaya Note, in the event of any default, all accrued but unpaid interest plus liquidated damages and other amounts thereof, shall become immediately due and payable in cash. The Company is in discussions with Atalaya on this matter to settle the same and therefore has classified all payments due to Atalaya as a current liability.

Additionally, during the year ended March 31, 2024, 1,640 (164,000 prior to Reverse Stock Split) registered and unrestricted shares of Common Stock were issued and delivered to Midtown Madison Management LLC, the service provider of the Atalaya Note Purchaser. This was accounted for at the fair value of the shares issued amounting to $492,000 in the Consolidated Statements of Operations.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

21	Other current liabilities

The components of other current liabilities were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024
Payable to renters	$558,424	$576,052
Statutory dues payable	1,494,235	1,550,688
Capital creditors	5,907	5,936
Employee benefit expenses payable	340,138	320,360
Other liabilities*	366,597	330,582
Other current liabilities	$2,765,301	$2,783,618

*	Pertains to payables in relation to operating leases. During the year ended March 31, 2024, security deposit amounting to $35,994 has been adjusted against outstanding balance with Siddharth Assets (lessor) in relation to the Golden Enclave property lease. During the six months ended September 30, 2024, security deposit amounting to $47,754 has been adjusted against outstanding balance with Economic Transport Organisation Private Limited (lessor) in relation to the Golden Enclave property lease.

22	Accumulated other comprehensive income/ (loss)

The components of accumulated other comprehensive income/(loss) were as follows:

(In USD)

As at	September 30, 2024	March 31, 2024
(Loss)/ Gain on employee benefit
Balance, beginning of period	$46,101	$115,818
Recognized during the period, net of taxes amounts to $NIL	(42,235)	(48,593)
Reclassification to net income: Amortization losses/(gains)	(3,351)	(21,124)
Balance, end of period	$515	$46,101

Foreign currency translation adjustment
Balance, beginning of period	$1,749,891	$1,712,181
Translation adjustments gain recognized during the period, net of taxes amounts to $NIL	43,892	37,710
Balance, end of period	$1,793,783	$1,749,891
Accumulated other comprehensive income	$1,794,298	$1,795,992

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

23	Capital Stock

Common Stock capital

On December 28, 2023, the Company consummated a Business Combination which was accounted for as a Reverse Recapitalization (Refer Note 3). The Company had 220,000,000 shares of Zoomcar, Inc. Common Stock authorized for issuance prior to the closing of the Reverse Recapitalization. Pursuant to the Company’s restated certificate of incorporation, the Company is authorized to issue 260,000,000 shares of capital stock, consisting of (a) 250,000,000 shares of Common Stock with a par value of $0.0001 per share, and (b) 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

As a result of the Reverse Recapitalization, 16,987,064 shares of Zoomcar, Inc. Common Stock, were converted into shares of the Company’s Common Stock at an Exchange Ratio of 0.0284 (prior to Reverse Stock Split). The holders of Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. On all matters to be voted upon, holders of Common Stock and holders of Preferred Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval.

As on the transaction Closing date, a) 273,791 (27,327,481 prior to Reverse Stock Split) shares were issued at an exchange ratio of 0.0284 (prior to Reverse Stock Split) in exchange for 16,987,064 shares of Common Stock and 112,660,583 shares of Preferred Stock of Zoomcar, Inc. Also, 91,924 (9,192,377 prior to Reverse Stock Split) shares of the Company were issued at a conversion ratio of 1:1 (prior to Reverse Stock Split) in exchange for 9,192,377 shares of the SPAC, b) 10,715 (1,071,506 prior to Reverse Stock Split) common shares were issued to Mohan Ananda against Ananda Note having outstanding principal and interest amount of $10,715,068 c) 16,667 (1,666,666 prior to Reverse Stock Split) common shares were issued to Mohan Ananda in exchange for cash consideration of $5,000,000 and d) 36,173 (3,617,333 prior to Reverse Stock Split) shares of Common Stock were issued to vendors as compensation for services received by the Company which includes 2,866,666 shares issued against liabilities assumed under Reverse Recapitalization amounting to $17,100,000.

The holders of the Common Stock are entitled to receive dividends out of funds legally available therefore at such times and in such amounts as the Board of Directors may determine in its sole discretion. In the event of liquidation, dissolution, distribution of assets or winding up of the Company, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Company and any and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of the net assets of the Company in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining net assets of the Company available for distribution.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

24	Preferred Stock

Upon the consummation of the Business Combination by way of a Reverse Recapitalization, the Company is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.0001 per share. The Company has no Preferred Stock outstanding as of September 30, 2024 and March 31, 2024.

25	Revenue

The components of revenue, net were as follows:

(In USD)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023

Revenues from services
Facilitation revenue (net)	$2,239,538	$2,681,008	$4,445,940	$5,295,626
Other operating revenues	7,359	-	41,942	-
Total	$2,246,897	$2,681,008	$4,487,882	$5,295,626

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Revenue by geographical location
India	$2,246,844	$2,649,769	$4,470,616	$5,223,818
Egypt	-	28,521	13,365	50,391
Vietnam	-	-	-	18,037
Indonesia	53	2,718	3,901	3,380
	$2,246,897	$2,681,008	$4,487,882	$5,295,626

Contract balances

The Company’s contract liabilities for consideration collected prior to satisfying the performance obligations is $589,681 and $716,091 as at September 30, 2024 and March 31, 2024 respectively. The Company has collected $569,214 as advance from customers during the six months ended September 30, 2024.

The Company offers loyalty program, Z-Points, that results in the deferral of revenue equivalent to the retail value at the date the points are earned. The Company had accumulated deferred revenue amounting to $20,467 and $96,710 as at September 30, 2024 and March 31, 2024, respectively in relation to Loyalty program.

Revenue recognized during the three months and six months ended September 30, 2024 which was included in contract liabilities balance at the beginning of the respective period amounts to $453 and $269,829 respectively ($321,904 and $362,920 recognized during the three months and six months ended September 30, 2023 respectively).

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

26	Finance costs

The components of finance costs were as follows:

(In USD)	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Finance costs -other than related parties
Interest on vehicle loans	$85,918	$91,171	$162,084	$190,938
Interest on finance leases	131,166	155,362	267,209	316,481
Interest on subcontractor liability	23,072	23,372	46,488	47,150
Change in fair value of convertible promissory note	-	575,434	-	995,456
Interest on redeemable promissory notes	1,320,861	-	1,467,623	-
Change in fair value of Atalaya Note	390,218	-		-
Change in fair value of SSCPN	-	6,141,965	-	16,661,212
Note issue expenses	-	525,588	-	1,564,210
Change in fair value of derivative financial instrument	-	813,566	-	10,036,375
Bank charges	6,405	6,107	13,605	23,930
Other borrowings cost	202,538	31,235	363,954	48,605
Total	$2,160,178	$8,363,800	$2,320,963	$29,884,357

Finance costs -to related parties
Interest on vehicle loans	$-	$12,915	$-	$25,777
Total	$-	$12,915	$-	$25,777

27	Other (income) /expense, net

The components of other (income)/expense, net were as follows:

(In USD)	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Other (income) /expense, net - other than related parties
Interest income	$(4,483)	$(12,851)	$(14,608)	$(20,387)
Change in fair value of preferred stock warrant liability	-	(175,102)	-	(420,245)
Change in fair value of Atalaya Note	-	-	(970,020)	-
Loss/(Gain) on sale of property, plant & equipment	637	17,553	(1,194)	84,093
Loss/(Gain) on sale of assets held for sale	73	(3,633)	(2,850)	1,385
Loss on foreign currency remeasurements	971	2,487	1,781	13,698
Loss on assets written off	56	40,014	93,740	40,014
Provision written back	-	(113,827)	(22,556)	(113,827)
Payable to customers written back	(8,625)	(5,413)	(13,153)	(57,503)
Other, net	(16,636)	(20,725)	(102,921)	(49,944)
Total	$(28,007)	$(271,497)	$(1,031,781)	$(522,716)

Other (income) - from related parties
Interest income	$-	$(1,626)	$-	$(5,676)
Total	$-	$(1,626)	$-	$(5,676)

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

28	Income taxes

The components of (loss)/gain before income taxes consist of the following:

(In USD)	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023

Domestic	$(2,463,842)	$(9,698,563)	$(2,182,865)	$(31,176,668)
Foreign	(888,133)	(2,703,724)	(3,700,689)	(10,006,751)
(Loss) before income taxes	$(3,351,975)	$(12,402,287)	$(5,883,554)	$(41,183,419)

The Company has computed income tax expense/(benefit) for the three months and six months ended September 30, 2024 and September 30, 2024 by using a forecasted annual effective tax rate and adjust for any discrete items arising during the period. The Company has recorded $NIL tax expense for all of the periods. Our effective tax rate was 0.00%, 0.00%, 0.00% and 0.00% for the three months and six months ended September 30, 2024 and September 30, 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended March 31, 2024 and 2023, due to changes in valuation allowance on the deferred tax assets.

The Company files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns.

As at September 30, 2024, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our Condensed Consolidated Financial Statements.

The Company has received various orders from Indian tax authorities, for details Refer Note 35.

29	Net loss per share

The components of basic and diluted loss per share were as follows:

(In USD, except loss per share)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023

Net loss available for common shareholders (A)	$(3,351,975)	$(12,402,287)	$(5,883,554)	$(41,183,419)
Weighted average outstanding shares of Common Stock (B)	756,980	4,828	721,249	4,828
Common Stock and Common Stock equivalents (C)	756,980	4,828	721,249	4,828

Loss per share
Basic (A/B)	$(4.43)	$(2,568.82)	$(8.16)	$(8,530.12)
Diluted (A/C)	$(4.43)	$(2,568.82)	$(8.16)	$(8,530.12)

Share related amounts have been retroactively adjusted to reflect this reverse stock-split for all periods presented.

Since the Company was in a loss position for the three months and six months ended September 30, 2024 and September 30, 2023, basic loss per share was same as diluted net loss per share for the periods presented. The following potentially dilutive outstanding securities as of September 30, 2024 and September 30, 2023 were excluded from the computation of diluted loss per share because their effect would have been anti-dilutive for the periods presented, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

29	Net loss per share (Continued)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Convertible preferred stock	-	112,660,326	-	112,660,326
Preferred stock warrants	-	36,501,508	-	36,501,508
Stock options*	204	3,607	204	3,607
SSCPN	-	69,609,903	-	69,609,903
Public warrants	11,500,000	-	11,500,000	-
Private warrants	1,698,449	-	1,194,128	-
Derivative financial instruments	-	83,531,884	-	83,531,884
Total	13,198,653	302,307,228	12,694,332	302,307,228

*	The computation of diluted earnings per common share excludes the 204 Common Stock options (20,425 prior to Reverse Stock Split) for the three months and six months ended September 2024 respectively and 360,690 Common Stock options (3,607 prior to Reverse Stock Split) for the three and six months ended September 2023 respectively and the 1,698,449 private warrants (93,040,952 prior to Reverse Stock Split) for the three months and six months ended September 2024 respectively and 1,194,128 private warrants (71,970,284 prior to Reverse Stock Split) for the three and six months ended September 2023 respectively.

30	Employee benefit plans (unfunded)

Employee benefit plans includes gratuity and compensated absences payable to employees. These benefit plans consist of a defined benefit plan for gratuity payable by the Indian subsidiary of the Company under Indian regulations. These are determined under the projected unit credit method, with actuarial valuations being carried out at each reporting date. The retirement benefit obligations recognized in the Condensed Consolidated Balance Sheets represents the present value of the defined obligations. Under an employee benefit plan, it is the Company’s obligation to provide agreed benefits to the employees. The related actuarial and investment risks fall on the Company. The summary of current and non-current employee benefit plans obligations along with its components are as below:

Pension and other employee obligations
As at	September 30, 2024	March 31, 2024
Current
Gratuity	$77,170	$93,967
Compensated absences	69,134	89,688
	$146,304	$183,655
Non-current
Gratuity	$214,398	$258,524
Compensated absences	163,460	232,925
Other statutory dues	2,207	-
	$380,065	$491,449

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

30	Employee benefit plans (unfunded) (Continued)

I. Gratuity

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Changes in projected benefit obligation (PBO)
PBO at the beginning of the year	$325,441	$373,442	$352,492	$286,713
Service cost	14,971	21,026	34,523	50,109
Interest cost	4,693	4,724	9,976	9,793
Actuarial loss/ (gain)	(21,276)	(30,473)	42,235	43,605
Benefits paid	(31,452)	(16,907)	(146,029)	(38,677)
Effect of exchange rate changes	(808)	(4,165)	(1,628)	(3,896)
PBO at the end of the period	$291,569	$347,647	$291,569	$347,647

Accrued pension liability
Current liability			$77,170	$80,698
Non-current liability			214,399	266,949
			$291,569	$347,647

Accumulated benefit obligation			$221,574	$252,121

Net gratuity cost recognized in income statement	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Service cost	$14,971	$21,026	$34,523	$50,109
Interest cost	4,693	4,724	9,976	9,793
Amortization of net actuarial (gains)/loss	(1,672)	(5,287)	(3,351)	(10,609)
Net periodic benefit cost	$17,992	$20,463	$41,148	$49,293

Re-measurement (gains) / losses in other comprehensive income	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Actuarial (gain)/loss	$(21,276)	$(30,473)	$42,235	$43,605
Amortization loss	(1,672)	(5,287)	(3,351)	(10,609)
Total	$(19,604)	$(25,186)	$45,586	$54,214

Components of actuarial gain:	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Actuarial (gain)/loss due to demographic assumption changes in defined benefit obligation	$2,004	$(8,491)	$1,063	$748
Actuarial (gain)/ loss due to financial assumption changes in defined benefit obligation	3,378	(5,926)	2,701	(5,535)
Actuarial (gain)/loss due to experience on defined benefit obligation	(26,571)	(16,056)	38,558	48,392
Total	$(21,189)	$(30,473)	$42,322	$43,605

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

30	Employee benefit plans (unfunded) (Continued)

The assumptions used in accounting for the gratuity plan are as follows:

	September 30, 2024	September 30, 2023
Discount rate - staff	6.78%	7.38%
Discount rate - independent service provider*	6.78%	7.26%
Attrition rate - staff	38.91%	36.47%
Attrition rate - independent service provider*	81.49%	78.78%
Rate of increase in compensation levels - staff	12.63%	12.19%
Rate of increase in compensation levels - independent service provider*	11.49%	11.43%

*	Independent service provider are contract employees responsible for maintaining the fleet of the Company.

During the six months ended September 30, 2024 and September 30, 2023,  actuarial gain was driven by changes in actuarial assumptions, offset by experience adjustments on present value of benefit obligations.

The Company evaluates these assumptions annually based on its long-term plans of growth and industry standards. The discount rates are based on current market yields on government securities adjusted for a suitable risk premium.

Expected benefit payments as of September 30, 2024 is as follows:

Year ending March 31,
2025 (October 1, 2024 till March 31, 2025)	$38,585
2026	60,722
2027	38,990
2028	26,493
2029	15,753
Thereafter	111,026
Total	$291,569

II.	Compensated absences

The employees are permitted to encash a maximum of 45 days of accumulated leave balance on separation. The Company has provided liability for compensated absences as per an actuarial valuation carried out by an independent actuary as of the Balance Sheet dates. The amount of compensated absences cost is $(45,949) and $(1,358) for the three months and six months ended September 30, 2024 respectively ($(50,911) and $101,628 for three months and six months ended September 30, 2023 respectively).

Net leave encashment cost includes the following components	Three months ended September 30,		Six months ended September 30,
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Service cost	$(9,304)	$(16,260)	$25,940	$125,756
Interest cost	4,574	5,189	9,737	10,412
Recognized net actuarial loss	(41,219)	(39,840)	(37,035)	(34,540)
Net periodic benefit cost	$(45,949)	$(50,911)	$(1,358)	$101,628

III.	Defined contribution plan

The Indian subsidiary makes provident fund contributions which are defined contribution plans, for qualifying employees. Under the Schemes, the Indian subsidiary is required to contribute a specified percentage of the payroll costs to fund the benefits. The contributions are made to provident fund in accordance with the fund rules. The interest rate payable to the beneficiaries every year is notified by the Government. The amount of contributions made to provident fund is $65,147 and $158,559 for the three months and six months ended September 30, 2024 respectively ($106,493 and $218,823 for the three and six months ended September 30, 2023 respectively).

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

31	Stock-based compensation expense

In 2012, the Company adopted its 2012 Equity Incentive Plan, under which the Company may grant options and restricted stock to eligible participants. The plan is equity settled. Options are generally granted for a term of ten years. Options have a graded vesting period of up to four years and the expenses are recorded on a straight-line basis over the requisite service period for each separately vesting portion of the awards. The Company settles employee stock-based options with newly issued Common Stock of the Company. The Company cancelled 14,808,486 (prior to Reverse Stock Split) options issued and outstanding during the year ended March 31, 2024. The remaining 719,167 (prior to Reverse Stock Split) fully vested options were assumed by the merged Company on Reverse Recapitalization, and the holders were issued the Company options at the Exchange Ratio. As of the Closing Date of the Reverse Recapitalization, the Company no longer has shares available for issuance under the 2012 Plan. No new awards has been granted under the 2012 Plan following the adoption of the 2023 Equity Incentive Plan.

In December 2023, prior to and in connection with the Merger, the Company adopted the 2023 Equity Incentive Plan, which provides for grants of share-based awards, including Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (“RSUs”), and other forms of share-based awards. Stock options are generally granted for a term of ten years and have a graded vesting period of up to four years. The Company settles employee stock-based options with newly issued Common Stock of the Company. The Company has reserved 196,953 (19,695,305 prior to Reverse Stock Split) shares of Common Stock for the issuance of awards under the 2023 Plan.

In addition, the number of shares of Common Stock reserved and available for issuance under the 2023 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2024 and on each January 1 thereafter until January 1, 2033, by a number equal to (i) 3% of the issued and outstanding number of shares of Common Stock of the Company on the preceding December 31, or (ii) a lesser number of shares as approved by the Company’s board of directors.

The following tables summarizes total stock-based compensation expense by function for the three months and six months ended September 30, 2024 and September 30, 2023:

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Cost of revenue	$-	$15,526	$-	$83,035
Technology and marketing	-	16,299	-	64,947
General and administrative expenses	-	141,868	-	469,923
Total stock-based compensation expense	$-	$173,693	$-	$617,905

The stock-based compensation expense is recorded in the employee benefit cost and apportioned basis respective functions.

The fair value of options granted is estimated on the date of grant using the Black-Scholes-Merton option-pricing model using the weighted average assumptions. No grants were made during the three months and six months ended September 30, 2024. The assumptions for the six months ended September 30, 2023 are as follows:

September 30, 2023
Dividend yield	0.00%
Expected volatility	60.00%
Risk-free interest rate	2.39-2.81%
Exercise price	$2.20
Expected life (in years)	5.5 - 7

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

31	Stock-based compensation expense (Continued)

The movement in number of stock-based options outstanding and their related weighted average exercise price for the 2012 Equity Incentive Plan are as follows:

	Six months ended September 30,		Six months ended September 30,
	2024		2023
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Outstanding at the beginning of the year	-	$-	16,258,113	$1.82
Granted during the year	-	-	-	-
Forfeited during the year	-	-	(730,460)	1.81
Exercised during the year	-	-	-	-
Cancelled during the year	-	-	-	-
Transferred to merged Company	-	-	-	-
Outstanding at the end of the period	-	-	15,527,653	1.83

Exercisable at the end of the period	-	-	10,616,155	1.65
Unvested at the end of the period	-	-	4,911,498	2.20

Weighted average remaining life (in years)

As at	September 30, 2024	September 30, 2023
Vested options	-	6.50
Unvested options	-	7.99

The expected life of the stock is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may also not necessarily be the actual outcome.

The compensation cost of non-vested awards not yet recognized as of September 30, 2024, is $NIL (September 30, 2023 : $1,265,828). The weighted average period over which stock-based compensation expenses of non-vested awards not yet recognized as of September 30, 2024 is expected to be recognized is NIL years (September 30, 2023 : 0.96 years).

32	Related Party Transactions

Key managerial personnel (KMP)

Gregory Bradford Moran	Chief Executive Officer & Director (until June 20, 2024)
Hiroshi Nishijima	Chief Executive Officer (w.e.f. June 20, 2024)
Uri Levine	Director (until July 20, 2023)
David Ishag	Director (until January 31, 2024)
Evelyn D’An	Director (w.e.f. April 19, 2023)
Graham Gullan	Director (until June 18, 2024)
Swatick Majumdar	Director (w.e.f. August 9, 2023)
Mohan Ananda	Director (w.e.f. December 28, 2023)
Madan Menon	Director (w.e.f. December 28, 2023)
Lisbeth McNabb	Director (until April 18, 2023)
John Robert Clarke	Director (w.e.f. June 20, 2024)
Mark Bailey	Director (w.e.f. June 20, 2024)

Investor in Indian subsidiary
Mahindra & Mahindra Limited*	Investor in Indian subsidiary (until December 28, 2023)

Enterprises owned or significantly influenced by above
Mahindra & Mahindra Financial Services Limited*
Mahindra First Choice Wheels Limited*
Yard Management Services Limited*
Ananda Small Business Trust

Related party transactions pertaining to debt, investments, and other current liabilities have been stated on the face of the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations.

(This space has been left intentionally blank)

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

32	Related Party Transactions (Continued)

The Company had following transactions with related parties:

	September 30, 2024	September 30, 2023
Interest expense
Mahindra & Mahindra Financial Services Limited*	$-	$25,777

Interest income
Mahindra & Mahindra Financial Services Limited*	$-	$5,676

Debt - principal repayment
Mahindra & Mahindra Financial Services Limited*	$-	$53,051

Debt - foreclosure charges
Mahindra & Mahindra Financial Services Limited*	$-	$153

Credit notes against sale of property and equipment
Mahindra First Choice Wheels Ltd *	$-	$3,155

The Company has the following outstanding balances with related parties:

As at	September 30, 2024	March 31, 2024

Convertible promissory note (non-current and current)
Ananda Small Business Trust**	$-	$2,027,840

Payable to Director
Mohan Ananda	$152,435	$152,435

Advance to director (net)
Gregory Bradford Moran	$-	$44,168

	$152,435	$2,224,443

*	Mahindra & Mahindra Financial Services Limited, Mahindra First Choice Wheels Limited and Yard Management Services Limited were related parties until December 28, 2023, hence, the transactions until December 28, 2023 with these related parties have been disclosed. The outstanding balances with these related parties have not been disclosed since they were not related parties as on March 31, 2024 and September 30, 2024.
**	During the three months ended September 2024, Ananda Small Business Trust has opted for conversion of the Unsecured promissory note into the common stock of the Company at the agreed conversion price of $300 ($3.00 prior to Reverse Stock Split) per share. As of September 30, 2024, the shares are yet to be issued and hence are classified under the stockholder’s equity as Shares pending issuance. Approximately 6,760 (675,946 prior to Reverse Stock Split) shares will be issued on conversion of the unsecured promissory note.

33	Variable Interest Entities

An entity is a VIE if it has any of the following characteristics :

●	The entity does not have enough equity to finance its activities without additional subordinated financial support.

●	The equity holders, as a group, lack the characteristics of a controlling financial interest.

●	The entity is structured with non-substantive voting rights (i.e., an anti-abuse clause).

We consolidate VIEs in which Company hold a variable interest and are the primary beneficiary. Company is the primary beneficiary because it has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that potentially could be significant to the VIE and the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). As a result, we consolidate the assets and liabilities of these consolidated VIEs.

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

33	Variable Interest Entities (Continued)

The VIEs have been incorporated in their respective locations to perform the business of providing mobility solutions to consumers and businesses.

The following table summarizes the assets and liabilities related to the Company’s consolidated VIEs:

	September 30, 2024	March 31, 2024
Assets
Cash and Cash equivalents	$5,285	$11,888
Accounts receivable	$-	$7,341
Other current assets	$409	$3,868
Prepaid expenses	$-	$4,282
Property and equipment, net	$-	$41,849
Intangible assets, net	$-	$3,012
Long term Investments	$4,154	$4,112
Receivable from government authorities - non-current	$4,083	$18,126

Liabilities
Accounts payable	$398,220	$374,692
Contract Liabilities	$-	$3,755
Current portion of pension and other employee obligations	$84	$986
Other current liabilities	$148,403	$148,950
Pension and other employee obligations, less current portion	-	1,189

Total investment in the VIEs is as follows:
Name of the VIE entity	Place of incorporation	Nature of investment	Investor entity
Zoomcar Egypt Car Rental LLC***	Egypt	Debt	Zoomcar Netherlands Holding B.V
Zoomcar Egypt Car Rental LLC***	Egypt	Debt	Zoomcar Inc.
Fleet Mobility Philippines Corporation*	Philippines	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC**	Vietnam	Debt	Fleet Holding Pte Ltd
Zoomcar Vietnam Mobility LLC**	Vietnam	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC**	Vietnam	Equity	Fleet Holding Pte Ltd

These amounts have been eliminated during the process of consolidation

*	In May 2022, Company had initiated the process of winding-up for Fleet Mobility Philippines Corporation. The assets consolidated for the VIE are not material.

**	In August 2023, Zoomcar Vietnam Mobility LLC has filed for bankruptcy with the local authorities. In accordance with ASC 810-10-15-10, the Company consolidates the VIE as the bankruptcy application is pending with the authorities in Vietnam and unless the application is admitted, the Company holds a variable interest and still is the primary beneficiary. The assets/liabilities consolidated for the VIE are not material.

***	On June 3, 2024, Zoomcar Egypt Car Rental LLC has closed down its operations due to decrease in operations and rising economic difficulties. The assets consolidated for the VIE are not material.

The VIEs included in Condensed Consolidated Financial Statements are separate legal entities and their assets are legally owned by them and are not available to the Company’s creditors or creditors of the Company’s other subsidiaries.

Nature of, and changes (if any) in, the risks associated with a reporting entity’s involvement with the VIE

In case of all the entities, the reporting entity is exposed to foreign currency exchange risk of the subsidiaries since the subsidiaries are incorporated in countries other than the country in which the reporting entity has been incorporated.

Further, Zoomcar Netherlands Holding B.V has advanced loan to Zoomcar Egypt Car Rental LLC. Accordingly, Zoomcar Netherlands Holding B.V is exposed to the credit risk of Zoomcar Egypt Car Rental LLC.

ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

34	Financial Instruments - Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability as against assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

The carrying value of financial instruments not carried at fair value by categories are as below:

	September 30, 2024	March 31, 2024
As at	Carrying value	Carrying value
Financial assets
Cash and cash equivalents	$614,206	$1,496,144
Accounts receivable	102,658	194,197
Short term investments	-	298,495
Receivable from government authorities	355,054	445,828
Long term investments	25,553	91,947
Other financial assets	1,062,510	770,941
Total assets	$2,159,981	$3,297,552
Financial liabilities
Accounts payable	$15,903,160	$14,431,587
Debt	3,663,830	5,049,483
Redeemable Promissory Note	1,510,041	-
Other financial liabilities	1,271,066	1,232,930
Total liabilities	$22,348,097	$20,714,000

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis:

	September 30, 2024
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$623,046	$-	$623,046	$-
Liabilities:
Atalaya Note	$6,772,885	$-	$-	$6,772,885

	March 31, 2024
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$629,908	$-	$629,908	$-
Liabilities:
Atalaya Note	$10,067,601	$-	$-	$10,067,601

Level 2: The fair value of Assets held for sale not traded in an active market is determined using the quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly considering all the relevant factors of assets.

The Company’s recurring Level 3 financial instruments within the Company’s fair value hierarchy as of September 30, 2024 and March 31, 2024 consist of the Company’s Atalaya Note.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

34	Financial Instruments - Fair Value Measurements (Continued)

Atalaya Note

The Company measures its notes at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of unsecured convertible note related to updated assumptions and estimates were recognized as change in fair value of Atalaya Note within the Condensed Consolidated Statements of Operations.

The Company used the following assumptions for the valuation of Atalaya Note as on September 30, 2024 in the model of Valuation of:

Atalaya Note
Remaining term (years)	0.50
Rate of interest	8.00%
Penal rate of interest	7.50%
Cost of Debt*	14.90%

*	Cost of debt for commensurate term is considered as discount rate for cash payment.

The assumptions for the valuation of Atalaya Note as on September 30, 2024 have been updated since the last valuation. Until March 31, 2024, the settlement of Atalaya Note could have been through either issue of shares or repayment of outstanding amount. During the six months ended September 30, 2024, the stock price of the Company were reduced below $25 ($ 0.25 prior to Reverse Stock Split) and in accordance with the agreement on the breach of this stock price threshold, the Atalaya Note is to be settled mandatorily in cash. The Company adopted discounted cash flow method to fair value the lability of Atalaya Note. The Company used the discount rate as per CCC+ bond i.e., 14.90% for discounting the future cash outflow.

The changes in the fair value are summarized below:

	Preferred stock warrant liability	Notes	SSCPN	Unsecured Convertible Note (‘Atalaya Note’)	Derivative financial instrument (‘Warrants’)

Balance as of April 1, 2023	$1,190,691	$10,944,727	$17,422,131	$-	$14,373,856
Issue of SSCPN and warrants	-	-	8,655,330	-	-
Change in fair value of convertible preferred stock warrant	(245,143)	-	-	-	-
Change in fair value of SSCPN	-	-	10,519,247	-	-
Change in fair value of Notes	-	420,022	-	-	-
Change in fair value of derivative financial instrument	-	-	-	-	9,222,809
Balance as of June 30, 2023	$945,548	$11,364,749	$36,596,708	$-	$23,596,665
Issue of SSCPN and warrants	-	-	4,519,696	-	-
Change in fair value of convertible preferred stock warrant	(175,102)	-	-	-	-
Change in fair value of Notes	-	575,434	-	-	-
Change in fair value of SSCPN	-	-	6,141,965	-	-
Change in fair value of derivative financial instrument	-	-	-	-	813,566
Balance as of September 30, 2023	$770,446	$11,940,183	$47,258,369	$-	$24,410,231

Balance as of April 1, 2024	$-	$-	$-	$10,067,601	$-
Shares issued to Atalaya Note holders	-	-	-	(2,324,696)	-
Change in fair value of unsecured convertible note	-	-	-	(1,360,238)	-
Balance as of June 30, 2024	$-	$-	$-	$6,382,667	$-
Shares issued to Atalaya Note holders				-
Change in fair value of unsecured convertible note				390,218
Balance as of September 30, 2024	$-	$-	$-	$6,772,885	$-

During the three months and six months ended September 30, 2024 and September 30, 2023, there were no non-recurring fair value measure of assets or liabilities subsequent to initial recognition.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

35	Commitments and contingencies

Contingencies

(A) Claims filed by customers and third-parties not acknowledged as liability amounted to $4,259,794 and $4,565,949 as at September 30, 2024 and March 31, 2024, respectively. The claims made by the customers against the Company includes claims that have been made for amounts charged to customers by the Company as damages for improper use of vehicles and/or physical damages made to vehicles during an active trip ; or claims made by customers for unavailability of the booked vehicle or for any mechanical default in the booked vehicle ; or claims against any similar issue faced by either the host or the customer. Under the erstwhile business model of the Company , the Company had procured third-party insurance policies for fleet under its management which indemnifies against personal death and/or injuries suffered either by the customer or third-parties during the use of its vehicles. Based on the insurance coverage, the Company is confident that liability, if any, arising from the claims under the previous business model will be covered by the insurance. Further, under the current business model of the Company, wherein the Company acts only as a facilitator, any issues arising from breach of any terms including improper use of vehicles and/or physical damages made to the vehicles or any mechanical issues in the vehicle will be the responsibility of either the host or the customer. While uncertainties are inherent in the final outcome of these matters, the Company believes that the disposition of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(B) The Company has received various orders and show cause notices from Indian indirect tax authorities relating to disputes on input tax credits, service tax liabilities, GST dues, and taxability of car rental revenue for periods between 2014 and 2023, totaling $8,013,164 (March 31, 2024: $7,984,418). These disputes include disallowance of input credits, service tax liabilities on booking fees and penalty charges, disputes on goods and service tax input availed, and GST demands on gross booking value. The Company has taken necessary steps, including filing appeals, submissions, and deposits, and is awaiting further communication from the authorities. In relation to the GST demands on gross booking value, the Company has filed a writ petition with various authorities challenging the order. Based on the submissions provided and documents available, management believes that no significant outflow is expected, and therefore, no provision has been recorded as of September 30, 2024, and March 31, 2024.

(C) In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar, Inc. and Zoomcar Holdings, Inc. (formerly IOAC) challenging his termination, claiming damages amounting to $405,059 and claiming that 100,000 options to purchase shares of Zoomcar, Inc. have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar, Inc. and Zoomcar Holdings, Inc. from “alienating or dealing” the 100,000 shares of Zoomcar, Inc. claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that Zoomcar Holdings, Inc. be deleted from the array of parties in the suit.

(D) On January 30, 2024, the Company received a statement of arbitration claims involving warrant holders seeking damages of at least $10,000,000 purportedly arising from the alleged breaches of certain agreements between the Company and warrant holders. Additionally, the Claim requests additional amounts for attorneys’ fees and costs, as well as an order of rescission regarding the issuance of certain allegedly wrongfully dilutive shares of the Company’s stock issued in connection with the business combination or, alternatively, an order mandating a purportedly anti-dilutive issuance of additional shares of Zoomcar Common Stock to the warrant holders. The Court denied the temporary injunctive relief and passed an order to prevent issuance of securities to insiders and allowing Claimants to attach Company’s assets up to $3,500,000 if, and only if, located in New York. No further action has been taken as JAMS arbitration panel is yet to be appointed. The claimants have filed a case in New York County Supreme Court for seeking relief in aid of the arbitration claim to secure potential recovery. On June 18, 2024, the parties agreed to defer all further action with respect to the arbitration and associated litigation until June 18, 2025. Zoomcar is examining its legal options with respect to the Claim and the Court action. The Company believes that the claims are baseless and there was no breach of agreements as alleged.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

35	Commitments and contingencies (Continued)

(E) In August 2022, the Company received a complaint and a demand for trial by jury from Randall Yanker (complainant) towards non-payment of performance bonus consideration seeking damages amounting to $15.9 million towards breach of contract claims, as well as costs, attorneys’ fees, and interest on the $15.9 million amount. The Company believes the claims in the complaint are baseless and violative of the applicable law. The Company had filed a motion to dismiss the case and out of the four course of actions sought by the complainant, the court has dismissed the two course of actions and the other two are still pending the Court’s consideration of the same. However, the Company believes the likelihood of payment of above damages is possible.

The outcome of the above legal proceedings cannot be determined at this time, and there can be no assurance as to the ultimate resolution of these matters or the potential impact on the Company’s financial position, results of operations, or cash flows. The Company will continue to monitor these proceedings closely and provide updates as necessary in future disclosures.

(F) The Company has received the notice from Nasdaq on November 6, 2024 stating that the Company has still not regained compliance with the Rule. Accordingly, its securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of the Company’s Common Stock and warrants will be suspended at the opening of business on November 15, 2024 and the Company’s securities will be removed from listing and registration on The Nasdaq Stock Market. Furthermore, on October 29, 2024, Staff notified the Company that it did not comply with Listing Rule 5450(b)(1)(B), which requires that the Company’s ordinary shares maintain a minimum of 1,100,000 publicly held shares for continued listing. This matter serves as a separate and additional basis for delisting.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel. This hearing request will automatically stay Nasdaq’s delisting of the Company’s Common Stock and warrants pending the Panel’s decision and any extension provided by the Panel. The Company intends to present its plan of compliance, which may include a transfer to the Nasdaq Capital Market listing tier.

(G) Zoomcar Holdings, Inc. files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns.

As at September 30, 2024, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our financial statements.

The Company received an order for fiscal year 2015-16 in relation to non-deduction of tax deducted at source withholding taxes on certain payments to resident payees/service providers amounting to $128,386 (March 31, 2024: $129,027). Penalty of $128,386 has been claimed but the proceedings are kept under abeyance until the above order is disposed off.

The Company has filed appeals against the above orders before higher authority.

The Company has not recognized any uncertain tax position as at September 30, 2024 and March 31, 2024, respectively. The Company believes these orders are unlikely to be sustained at the higher appellate authorities.

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ZOOMCAR HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

36	Subsequent events

The Company has evaluated subsequent events, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the Condensed Consolidated Financial Statements except for the following:

(A) On November 7, 2024, the Company has received net proceeds of $7.63 million (after deduction of fees to the placement agent and other offering expenses amounting to $1.12 million). The Company paid $3.80 million from these net proceeds towards the outstanding Redeemable Promissory Notes. Further, there is a holdback of $0.2 million from the remaining proceeds for indemnification of the placement agent in the financing.

(B) On November 7, 2024, the Company agreed with Orix Leasing & Financial Services India Limited (lessor) with regards to restructuring the outstanding lease liability payable amounting to $408,351 by the Company. As agreed with the lessor on November 7, 2024, the Company is required to make an upfront payment of 50% of total liability on or before November 25, 2024. The remaining 50% of the total liability is to be paid along with 12% interest p.a. in 12 installments beginning from January 15, 2025.

(C) On November 6, 2024, the Company received a staff delist determination letter from the Nasdaq Listing Qualifications Department, as a result of its failure to regain compliance with the minimum market value of listed securities requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules (the “MVLS Rule”), Nasdaq Listing Rule 5450(b)(2)(C) to maintain a minimum market value of publicly held shares of $15,000,000 (the “MVPHS Rule”) and Nasdaq Listing Rule 5450(b)(1)(B) (the “PHS Rule”) to maintain minimum requirement for publicly held shares at 1,100,000.

(D) The Company’s shareholders authorized, and the Board of Directors approved for a 1-for-100 Reverse Stock Split, which became effective on October 21, 2024. Any fractional shares that would have otherwise resulted from the Reverse Stock Split have been rounded up to the nearest whole share. Refer note 4.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Zoomcar Holdings, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Zoomcar Holdings, Inc. and subsidiaries (the “Company”) as of March 31, 2024 and 2023, the related consolidated statements of operations, comprehensive loss, redeemable noncontrolling interests, mezzanine equity and stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency. In addition, the Company’s cash position is critically deficient and critical payments are not being made in the ordinary course of business, all of which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in the aforesaid note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

GRANT THORNTON BHARAT LLP

We have served as the Company’s auditor since 2021.

Gurugram, India

July 12, 2024, except for the effects of the reverse stock split discussed in Note 4 to the consolidated financial statements, as to which the date is November 29, 2024

ZOOMCAR HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

(in USD, except number of shares)

As at	March 31, 2024	March 31, 2023
Assets
Current assets:
Cash and cash equivalents (Refer Note 33- VIE)	$1,496,144	$3,686,741
Accounts receivable, net of allowance for doubtful accounts (Refer Note 33- VIE)	194,197	255,175
Balances with government authorities	427,702	3,962,822
Short term investments	298,495	-
Short term investments with related parties	-	166,540
Prepaid expenses (Refer Note 33- VIE)	1,445,336	909,828
Other current assets (Refer Note 33- VIE)	523,746	1,150,209
Other current assets with related parties	44,168	19,682
Assets held for sale	629,908	923,176
Total current assets	5,059,696	11,074,173
Property and equipment, net of accumulated depreciation $6,717,519 and $6,189,452 respectively (Refer Note 33- VIE)	1,558,980	2,728,523
Operating lease right-of-use assets	1,290,608	1,694,201
Intangible assets, net of accumulated amortisation of $14,640 and $106,769 respectively (Refer Note 33- VIE)	18,393	33,412
Long term investments (Refer Note 33- VIE)	91,947	158,455
Long term investments with related parties	-	95,577
Balances with government authorities, (Refer Note 33- VIE)	18,126	248,321
Prepaid expenses (Refer Note 33- VIE)	326,109	-
Other non-current assets	808,739	425,669
Total assets	$9,172,598	$16,458,331
Liabilities, redeemable noncontrolling interests, mezzanine equity and stockholders’ equity
Current liabilities :
Accounts payable (Refer Note 33- VIE)	$14,279,152	$6,547,978
Accounts payable towards related parties	152,435	-
Current portion of long-term debt	5,049,483	1,415,861
Current portion of long-term debt from related parties	-	1,054,887
Current portion of operating lease liabilities	365,542	466,669
Current portion of finance lease liabilities	5,738,239	1,257,423
Contract Liabilities (Refer Note 33- VIE)	716,091	786,572
Current portion of pension and other employee obligations (Refer Note 33- VIE)	183,655	146,006
Unsecured promissory note to related parties	2,027,840	-
Other current liabilities (Refer Note 33- VIE)	2,783,618	2,933,032
Total current liabilities	31,296,055	14,608,428
Long-term debt, less current portion	-	3,039,200
Operating lease liabilities, less current portion	1,009,681	1,284,755
Finance lease liabilities, less current portion	-	5,098,262
Pension and other employee obligations, less current portion (Refer Note 33- VIE)	491,449	438,808
Preferred stock warrant liability	-	1,190,691
Convertible promissory note	-	10,944,727
Senior Subordinated Convertible Promissory Notes	-	17,422,132
Unsecured Convertible Note	10,067,601	-
Derivative financial instrument	-	14,373,856
Total liabilities	42,864,786	68,400,859
Commitments and contingencies (Note 36)
Redeemable non controlling interest	-	25,114,751
Mezzanine equity:
Preferred stock, $0.0001 par value (refer note 24)	-	168,974,437
Stockholders’ equity:
Common stock, $0.0001 par value per share, 250,000,000 shares authorized as of March 31, 2024 and $0.0001 par value per share, 220,000,000 shares authorized as of March 31, 2023; 632,373 shares and 5,342, shares issued and outstanding as of March 31, 2024 and March 31, 2023 respectively*^	63	0
Additional paid-in capital	272,063,258	22,142,565
Accumulated deficit	(307,551,501)	(270,002,280)
Accumulated other comprehensive income	1,795,992	1,827,999
Total stockholders’ equity	(33,692,188)	(246,031,716)
Total liabilities, redeemable non-controlling interests, mezzanine equity and stockholders’ equity	$9,172,598	$16,458,331

*	Prior period numbers have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-100 that became effective October 21, 2024. (Refer Note 4)
^	As at March 31, 2023, the amount of Common stock presented as zero represents decimal value less than $1.

The accompanying notes are an integral part of these Consolidated Balance Sheet.

ZOOMCAR HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In USD, except number of shares)

Year ended	March 31, 2024	March 31, 2023
Revenue:
Revenues from services	$9,836,434	$8,586,785
Income from rentals	-	165,834
Other revenues	60,799	73,587
Total revenue	9,897,233	8,826,206
Cost and Expenses
Cost of revenue	10,331,595	20,675,611
Technology and development	4,345,748	5,176,391
Sales and marketing	5,767,036	6,734,205
General and administrative	17,245,096	12,695,839
Impairment of balances with government authorities	3,875,767	-
Total costs and expenses	41,565,242	45,282,046
Loss from operations before income tax	(31,668,009)	(36,455,840)
Finance costs	13,898,735	27,570,752
Finance costs to related parties	38,203	64,844
Other income, net	(11,316,472)	(2,043,556)
Other income from related parties	(11,224)	(15,804)
Loss before income taxes	(34,277,251)	(62,032,076)
Provision for income taxes	-	-

Net loss attributable to common stockholders	$(34,277,251)	$(62,032,076)

Net loss per share*
Basic	$(204.91)	$(11,612.14)
Diluted	$(204.91)	$(11,612.14)
Weighted average shares used in computing loss per share: *
Basic	167,277	5,342
Diluted	167,277	5,342

*	Prior period numbers have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-100 that became effective October 21, 2024. (Refer Note 4)

The accompanying notes are an integral part of these Consolidated Statement of Operations.

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ZOOMCAR HOLDINGS, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/(LOSS)

(In USD, except number of shares)

	March 31, 2024	March 31, 2023
Net loss	$(34,277,251)	(62,032,076)
Other comprehensive income/(loss), net of tax:

Foreign currency translation adjustment	37,710	1,031,760
(Loss)/Gain for defined benefit plan	(48,593)	45,373

Reclassification adjustments:
Amortization of gains on defined benefit plan	(21,124)	(18,290)

Other comprehensive income/(loss) attributable to common stockholders	(32,007)	1,058,843
Comprehensive loss	$(34,309,258)	(60,973,233)

The accompanying notes are an integral part of these Consolidated Statement of Comprehensive Income/(Loss)

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ZOOMCAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTERESTS, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023

(In USD, except number of shares)

	Redeemable Non- controlling Interest	Mezzanine equity Preferred stock		Zoomcar Holdings, Inc.
	Amounts	Shares	Amounts	Shares	Amounts	Additional paid-in capital	Accumulated Deficit	Accumulated other comprehensive income/(loss)	Total equity (deficit)

Balance as at April 01, 2022	25,114,751	99,309,415	168,974,437	16,991,740	1,699	18,530,768	(207,970,204)	769,156	(188,668,581)
Adjustments:
Retroactive application of Reverse Recapitalization (Note 3) *	-	(77,466,242)	-	(16,508,926)	(1,651)	1,651	-	-	-
Retroactive application of Reverse Stock Split (Note 4) **	-	-	-	(477,472)	(48)	48	-	-	-
Balance as at April 01, 2022	25,114,751	21,843,173	168,974,437	5,342	0	18,532,467	(207,970,204)	769,156	(188,668,581)
Stock based compensation	-	-	-	-	-	3,610,098	-	-	3,610,098
Gain on employee benefit, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	27,083	27,083
Net loss	-	-	-	-	-	-	(62,032,076)	-	(62,032,076)
Foreign currency translation adjustment, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	1,031,760	1,031,760
Cancellation of equity share issue	-	-	-		-	-	-	-	-
Balance as at March 31, 2023	25,114,751	21,843,173	168,974,437	5,342	-	22,142,565	(270,002,280)	1,827,999	(246,031,716)

Balance as at April 01, 2023	25,114,751	99,309,415	168,974,437	16,987,064	1,699	22,140,866	(270,002,280)	1,827,999	(246,031,716)
Retroactive application of Reverse Recapitalization (Note 3) *	-	(77,466,242)	-	(16,504,250)	(1,651)	1,651	-	-	-
Retroactive application of Reverse Stock Split (Note 4) **	-	-	-	(477,472)	(48)	48
Balance as at April 01, 2023	25,114,751	21,843,173	168,974,437	5,342	0	22,142,565	(270,002,280)	1,827,999	(246,031,716)
Stock based compensation	-	-	-	-	-	617,905	-	-	617,905
Accelerated vesting of stock based awards on cancellation	-	-	-	-	-	1,265,828	-	-	1,265,828
Gain on employee benefit, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	(69,717)	(69,717)
Net loss	-	-	-	-	-	-	(34,277,251)	-	(34,277,251)
Conversion of redeemable non-controlling interest into common stock upon Reverse Recapitalization	(25,114,751)	-	-	13,061	1	25,114,750	-	-	25,114,751
Conversion of redeemable convertible preferred stock into common stock upon Reverse Recapitalization	-	(21,843,173)	(168,974,437)	378,280	38	168,974,399	-	-	168,974,437
Issuance of shares to vendors against services	-	-	-	36,173	4	19,051,996	-	-	19,052,000
Issuance of common stock upon settlement of SSCPN	-	-	-	73,571	7	27,148,305	-	-	27,148,312
Issuance of common stock upon settlement of convertible promissory notes	-	-	-	10,715	1	3,953,855	-	-	3,953,856
Reclassification on conversion of preferred stock warrants and derivative financial instruments of Zoomcar, Inc. to common stock warrants of the Company	-	-	-	-	-	24,314,334	-	-	24,314,334
Issuance of Common Stock upon Reverse Recapitalization	-	-	-	112,121	12	(20,520,679)	(3,271,970)	-	(23,792,637)
Net common share settlement of private warrants				3,110	0	(0)	-	-	-
Foreign currency translation adjustment, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	37,710	37,710
Balance as at March 31, 2024	-	-	-	632,373	63	272,063,258	(307,551,501)	1,795,992	(33,692,188)

*	Both the number of shares outstanding and their par value have been retroactively recast for all prior periods presented to reflect the par value of the outstanding stock of Zoomcar Holdings, Inc. as a result of the successful Reverse Recapitalization.
**	Prior period numbers have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-100 that became effective October 21, 2024. (Refer Note 4)

The accompanying notes are an integral part of these Consolidated Statement of Redeemable Non-controlling Interests, Mezzanine Equity and Stockholders’ Equity

ZOOMCAR HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended	March 31, 2024	March 31, 2023
A. Cash flows from operating activities
Net loss	$(34,277,251)	$(62,032,076)

Adjustments to reconcile net loss to net cash used in operating activities :
Depreciation and amortization	1,001,621	740,422
Stock-based compensation	1,883,733	3,610,097
Impairment of balances with government authorities	3,875,767	-
Change in fair value of preferred stock warrant	5,284,494	(420,245)
Change in fair value of convertible promissory note	(6,990,870)	944,727
Change in fair value of Senior Subordinated Convertible Promissory Notes	(3,448,845)	9,312,177
Change in fair value of derivative financial instrument	3,465,293	14,373,856
Change in fair value of Unsecured Convertible Note	1,632,996	-
Discount on issue of Unsecured Convertible Note	632,595	-
SSCPN issue expenses	1,564,210	961,628
Gain on modification/termination of finance leases	-	(130,719)
Loss on sale and disposal of assets, net	82,640	311,375
Loss/(gain) on sale and disposal of assets held for sale, net	207,706	(1,644,650)
Assets written off	90,750	-
Liabilities written back	(382)	-
Allowance for doubtful debts	13,869	-
Amortization of operating lease right-of-use assets	28,427	54,930
Unrealized foreign currency exchange loss, net	4,943	7,820
	(24,948,304)	(33,910,658)

Changes in operating assets and liabilities :
Decrease/(Increase) in Accounts receivable	33,030	(88,986)
(Increase)/ Decrease in balances with government authorities	(194,278)	84,059
Increase in Prepaid expenses	(872,639)	(700,318)
Decrease in Other current assets	181,699	150,220
Increase in Accounts payables	3,587,669	707,572
Increase/ (Decrease) in Other current liabilities	43,153	(3,063,954)
Increase in Pension and other employee obligations	27,192	72,689
(Decrease)/ Increase in Contract liabilities	(56,670)	479,859
Net cash used in operating activities (A)	(22,199,148)	(36,269,517)

B. Cash flows from investing activities
Purchase of property, plant and equipment, including intangible assets and capital advances	(108,158)	(88,629)
Payment towards investments in fixed deposits	(168,761)	(102,140)
Proceeds from sale of property, plant and equipment	(34,571)	7,160
Proceeds from sale of asset held for sale	121,315	4,035,418
Proceeds from maturity of investments in fixed deposits	190,989	52,322
Net cash flows generated from investing activities (B)	814	3,904,131

C. Cash flows from financing activities
Proceeds from issue of Senior Subordinated Convertible Promissory Notes	13,175,025	8,109,954
Proceeds from issue of Convertible Promissory Note	-	10,000,000
Proceeds from issue of Unsecured Convertible Note	7,802,010	-
Proceeds from debt	1,078,050	-
Payment of unsecured promissory note	(1,231,368)	-
Payment of offering costs	(2,836,626)	-
Proceeds from merger	5,770,630	-
Payment of Senior Subordinated Convertible Promissory Notes issue expenses	(1,564,210)	(961,628)
Repayment of debt	(1,464,539)	(5,942,961)
Principal payment of finance lease obligation	(526,959)	(1,618,551)
Net cash generated from financing activities (C)	20,202,013	9,586,814

Net decrease in cash and cash equivalents (A+B+C)	(1,996,321)	(22,778,572)
Effect of foreign exchange on cash and cash equivalents.	(194,276)	(318,478)
Cash and cash equivalents
Beginning of period	3,686,741	26,783,791
End of period	$1,496,144	$3,686,741

Reconciliation of cash and cash equivalents to the Consolidated Balance Sheet
Cash and cash equivalents	1,496,144	3,686,741
Total cash and cash equivalents	$1,496,144	$3,686,741

Supplemental disclosures of cash flow information
Cash paid for income taxes	$(95,839)	$(100,845)
Interest paid on debt	(431,136)	(690,575)

Supplemental disclosures of non-cash investing and financing activities:
Issue of common stock upon conversion of Senior Subordinated Convertible Promissory Notes	$27,148,313	$-
Non-cash liabilities assumed in the Reverse Recapitalization	17,100,000
Warrants issued on completion of Reverse Recapitalization	7,538,708	-
Issue of common stock upon conversion of convertible promissory notes	3,953,856	-
Assumption of Unsecured promissory note on Reverse Recapitalization	3,259,208
Issue of common stock to vendors against services	1,952,000	$-
Issue of common stock upon conversion of warrants	31	-

The accompanying notes are an integral part of these Consolidated Statement of Cash Flows

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization, Business operation and Going concern.

Zoomcar Holdings, Inc. (formerly “Innovative International Acquisition Corp”) a Delaware corporation provides mobility solutions to consumers and businesses. The accompanying consolidated financial statements include the accounts and transactions of Zoomcar Holdings, Inc. and its subsidiaries (collectively, the “Company” or “the combined entity” or “Zoomcar”). The Company operates its facilitation services as well as rental business under the Zoomcar brand with its operations in India, Indonesia, and Egypt.

On December 28, 2023 (the “Closing Date”), pursuant to a Merger Agreement dated October 13, 2022 by and among Innovative International Acquisition Corp (“IOAC” or “SPAC”), Innovative International Merger Sub, Inc. and Zoomcar, Inc., the parties consummated the merger of Innovative International Merger Sub, Inc. with and into Zoomcar, Inc., with Zoomcar, Inc., continuing as the surviving corporation (the “Merger”), as well as the other transactions contemplated by the Merger Agreement (the Merger and such other transactions, the “Reverse Recapitalization”). In connection with the closing (the “Closing”) of the Reverse Recapitalization, Zoomcar, Inc. became a wholly owned subsidiary of IOAC and IOAC changed its name to Zoomcar Holdings, Inc., and all of Zoomcar, Inc. common stock, convertible preferred stock and convertible notes automatically converted into shares of the Company’s common stock having a par value of $ 0.0001 per share. The Company’s Common Stock and Warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “ZCAR” and “ZCARW,” respectively, on December 28, 2023. Refer to Note 3 to these consolidated financial statements for more information on the Reverse Recapitalization.

Zoomcar, Inc., determined that it was the accounting acquirer in the Reverse Recapitalization based on an analysis of the criteria outlined in ASC 805, Business Combinations. The determination was primarily based on the following facts:

◾	Zoomcar, Inc’s shareholders, prior to the Reverse Recapitalization, have the largest voting interest in the post-combination Company;

◾	Zoomcar, Inc., prior to the Closing, appointed the majority of the Company’s Board of Directors (effective upon the Reverse Recapitalization, the Company’s Board consists of seven directors, including two directors designated by IOAC prior to the Closing and five directors designated by Zoomcar, Inc., prior to the Closing; four of the Company’s directors immediately after the Closing have been determined to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and The Nasdaq Stock Market LLC);

◾	The executive officers of Zoomcar, Inc. became the initial executive officers of the Company after the Reverse Recapitalization;

◾	Zoomcar, Inc., is the larger entity, in terms of substantive operations and employee base;

◾	Zoomcar, Inc., will comprise the ongoing operations of the combined entity; and

◾	The combined entity will continue under the name of Zoomcar Holdings, Inc.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization, Business operation and Going concern. (Continued)

Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Zoomcar, Inc., issuing stock for the net assets of IOAC. The primary asset acquired from IOAC was cash that was assumed. Separately, the Company also assumed warrants that were reclassified to equity upon close of the Reverse Recapitalization. No goodwill or other intangible assets were recorded as a result of the Reverse Recapitalization.

While IOAC was the legal acquirer in the Reverse Recapitalization, because Zoomcar, Inc., was deemed to be the accounting acquirer, the historical financial statements of Zoomcar, Inc., became the historical financial statements of the combined entity upon the consummation of the Reverse Recapitalization. As a result, the financial statements included in this report reflect (i) the historical operating results of Zoomcar, Inc., prior to the Reverse Recapitalization; (ii) the results of the combined entity following the Closing of the Reverse Recapitalization; (iii) sum of the assets and liabilities of both Zoomcar, Inc., and the SPAC at their historical cost; and (iv) the combined entity’s equity structure for all periods presented.

The equity structure has been recast in all comparative periods up to the Closing date to reflect the number of shares of the Company’s Common Stock, $0.0001 par value per share, issued to Zoomcar, Inc. shareholders in connection with the Reverse Recapitalization. As such, the shares and corresponding capital amounts and income per share related to Zoomcar, Inc. Common Stock prior to the Reverse Recapitalization have been retroactively recast as shares reflecting the exchange ratio of 0.0284 established in the Reverse Recapitalization.

Going concern

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and the rules and regulations of the SEC. The consolidated financial statements have been prepared using U.S. GAAP applicable to a going concern that contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company incurred a net loss of $34,277,251 and $62,032,076 during the year ended March 31, 2024 and 2023 respectively, and cash used in operations was $22,199,148 and $36,269,517 for the years ended on March 31, 2024 and 2023 respectively. The Company’s accumulated deficit amounts to $307,551,501 and $270,002,281 as of March 31, 2024 and 2023 respectively. The Company has negative working capital of $26,236,359 (inclusive of cash received in merger transaction). In addition, the Company’s cash position is critically deficient and critical payments to the operational and financial creditors of the Company are not being made in the ordinary course of  business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to continue to incur net losses and have significant cash outflows from operating activities for at least the next 12 months. Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company will not have sufficient funds to meet its obligations within one year from the date the Consolidated Financial Statements are issued. Management’s plans with respect to these adverse financial conditions that caused management to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

(a) In June 2024, the Company has entered into a letter agreement with Aegis Capital Corp. (“Aegis”) pursuant which will act as a placement agent to the Company in connection with a proposed private placement of up to $30 million of securities of the Company which consists of Company’s Series A Preferred Stock and Series A warrants. However, this Agreement does not ensure the successful placement of securities of the Company or the success of Aegis with respect to securing any financing on behalf of the Company. The Company has not raised any funds pursuant to this agreement.

(b) On June 18, 2024, the Company executed a securities purchase agreement with shareholders. As part of this agreement, the Company issued and sold $3.6 million in principal amount of notes and warrants to purchase up to 1,267,728 shares (52,966,102 prior to Reverse Stock Split) of the Company’s Common Stock. The gross proceeds received from this transaction were $3.0 million.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization, Business operation and Going concern. (Continued)

There can be no assurance that the Company will be able to achieve its business plan, raise any additional capital or secure the additional financing necessary to implement its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to increase its revenues and eventually achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

i.	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and variable interest entities in which the Company is the primary beneficiary, including an entity in India and in other geographical locations. All intercompany accounts and transactions have been eliminated in the consolidated financial statements herein.

ii.	Principles of consolidation

The consolidated financial statements include the accounts of Zoomcar Holdings, Inc. and of its wholly owned subsidiaries and Variable Interest Entities (“VIE”) in which the Company is the primary beneficiary, including an entity in India and in other geographical locations (collectively, the “Company”).

The Company determines, at the inception of each arrangement, whether an entity in which it has made an investment or in which it has other variable interest is considered a VIE. The Company consolidates a VIE when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria:

(i)	has the power to direct the activities that most significantly affect the economic performance of the VIE; and

(ii)	has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

Periodically, the Company determines whether any changes in its interest or relationship with the entity impact the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

As at March 31, 2024, following are the list of subsidiaries and step-down subsidiaries:

Name of Entity	Place of Incorporation	Investor Entity	Method of consolidation
Zoomcar, Inc.	USA	Zoomcar Holdings, Inc.	Voting Interest
Zoomcar India Private Limited	India	Zoomcar, Inc.	Voting Interest
Zoomcar Netherlands Holding B. V	Netherlands	Zoomcar, Inc.	Voting Interest
Fleet Holding Pte Ltd	Singapore	Zoomcar, Inc.	Voting Interest
PT Zoomcar Indonesia Mobility Service	Indonesia	Fleet Holding Pte Ltd	Voting Interest
Fleet Mobility Philippines Corporation	Philippines	Zoomcar, Inc.	VIE
Zoomcar Egypt Car Rental LLC	Egypt	Zoomcar Netherlands Holding B.V	VIE
Zoomcar Vietnam Mobility LLC	Vietnam	Fleet Holding Pte Ltd	VIE

In determining whether the VIE model was applicable to the subsidiaries the criteria prescribed under ASC 810 were examined as below:

-	The subsidiaries were incorporated as legal entities under the laws and regulations of the country in which they are incorporated.

-	The scope exemptions under ASC 810 were not applicable to the entities.

-	Zoomcar Holdings, Inc holds variable interest in all the subsidiaries by way of contribution towards equity and in the form of debt.

-	The entities are variable interest entities for Zoomcar Holdings, Inc since the legal entities do not have sufficient equity investment at risk and equity investors at risk.

For the purpose of equity interests, the interests held by employees are also considered under ASC 810 since employees are considered as de-facto agents. Thus, Zoomcar Egypt Car Rental LLC, Fleet Mobility Philippines Corporation, and Zoomcar Vietnam Mobility LLC are considered as wholly owned subsidiaries of Zoomcar, Inc and step-down subsidiaries of Zoomcar Holdings, Inc

Through the direct and indirect interest that Zoomcar Holdings, Inc. holds in the subsidiaries, Zoomcar Holdings, Inc. has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and has the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Accordingly, Zoomcar Holdings, Inc. is the primary beneficiary with respect to all the subsidiaries and consolidates the subsidiaries under the VIE model except Zoomcar India Private Limited, Zoomcar Netherlands Holding B.V, Fleet Holding Pte Ltd and PT Zoomcar Indonesia Mobility Service which are consolidated as per the voting interest model.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

On August 14, 2023, Zoomcar Vietnam Mobility LLC has voluntarily filed application for bankruptcy with the local authorities of Vietnam. In accordance with ASC 205-30, the liquidation of the VIE is imminent and thus the financial statements of VIE are prepared on a liquidation basis, which entails valuing assets at their estimated net realizable values and recording liabilities at their expected settlement amounts. Further, in accordance with ASC 810-10-15-10, the Company consolidate the VIE as the bankruptcy application is pending with the authorities in Vietnam and unless the application is admitted, the Company holds a variable interest and still is the primary beneficiary. Refer Note 33.

The assets/liabilities consolidated for the VIE are not material.

iii.	Use of estimates and assumptions

The use of estimates and assumptions as determined by management is required in the preparation of the consolidated financial statements in conformity with US GAAP. These estimates are based on management’s evaluation of historical trends and other information available when the consolidated financial statements are prepared and may affect the amounts reported and related disclosures. Actual results could differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis.

The significant estimates, judgments and assumptions that affect the consolidated financial statements include, but are not limited to; are:

a.	Estimation of defined benefit obligation

b.	Estimation of useful lives and residual values of property, plant & equipment and intangible assets

c.	Fair value measurement of financial instruments

d.	Fair value measurement of share based payments

e.	Leases – assumption to determine the incremental borrowing rate

f.	Valuation allowance on deferred tax assets

g.	Estimation of utilization of balances with government authorities

iv.	Currency translation

The consolidated financial statements are presented in US Dollars (“$”) which is the reporting currency of the Company. Monetary assets and liabilities, and transactions denominated in currencies other than the functional currency are remeasured at the exchange rate on the balance sheet date and nonmonetary assets and liabilities are measured at historical exchange rates. The gains and losses resulting from remeasurement are recorded as foreign exchange gains (losses), within other income (expense), in the Consolidated Statement of Operations.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

The functional currency of the Company’s foreign subsidiaries is either the local currency or U.S. dollar depending on the nature of the subsidiaries’ activities. The Company determines the functional currency for each of its foreign subsidiaries by reviewing their operations and currencies used in their primary economic environments.

Assets and liabilities of the subsidiaries with functional currency other than U.S. Dollar are translated into U.S. Dollar at the rate of exchange existing at the Balance Sheet date. Retained earnings and other equity items are translated at historical rates, revenues and expenses are translated at average exchange rates during the year. Foreign currency translation adjustments are recorded within accumulated other comprehensive income, a separate component of total equity (deficit).

v.	Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss), net of tax. Other comprehensive income (loss), net of tax, refers to revenue, expenses, gains, and losses that under generally accepted accounting principles are recorded as an element of members’ equity but are excluded from net income (loss). The Company’s other comprehensive income (loss), net of tax, consists of foreign currency translation adjustments that result from consolidation of its foreign entities and actuarial gain/ (loss) on defined benefit obligations.

vi.	Revenue recognition

During the year ended March 31, 2024 and 2023, the Company derives its revenue principally from the following:

Facilitation revenue (“Host services”)

The Company launched its platform “Zoomcar Host Services” during the year ended March 2022. Zoomcar Host Services is a marketplace feature of the platform that helps owners of vehicles (“Hosts/ Customer/Lessors”) connect with users (“Renters/Lessee”) in temporary need of a vehicle on leasehold basis for their personal use.

Facilitation Services revenue consists of facilitation fees charged to Hosts, net of incentives and refunds and trip protection charged to the Renters. The Company charges facilitation fees to its customers as a percentage of the value of the total booking, excluding taxes. The Company collects both the booking value on behalf of the Host and the trip protection charges from the renter. On a daily basis the Company, or its third-party payment processors, disburse the booking value to the host, less the fees due from the host to the Company. The amounts charged for trip fees for the Marketplace service vary based on factors such as the vehicle type, the day of the week, time of the trip, and the duration of the trip. Hence, the Company’s primary performance obligation in the transaction towards the Host is to facilitate the successful completion of the rental transaction and towards to the renter is to offer trip protection.

Customer support is rendered to both the Host (customer/lessor) and the renter (lessee). Company being the intermediary between the two provides its platform through which all communication takes place related to any services e.g., extension of trip period. Such services also include the normal customer support related to any vehicle breakdowns, tracking of vehicles, renter background checks, vehicle ownership checks and various other activities which are part of an ongoing set of series required for successful listing, renting and completion of trip.

These activities are not distinct from each other and are not separate performance obligations. As a result, these series of services integrate together to form a single performance obligation.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

In case of booking value collected from the renter on behalf of the Host, the Company evaluates the presentation of revenue on a gross versus net basis based on whether or not it is the principal(gross) or the agent (net) in the transaction. The Company considers whether it controls the right to use the vehicle before control is transferred to the renter. Indicators of control that the Company considers include whether the Company is primarily responsible for fulfilling the promise associated with the booking of the vehicle, whether it has inventory risk associated with the vehicle, and whether it has discretion in establishing the prices for the vehicles booked. The Company determined that it does not establish pricing for vehicles listed on its platform and does not control the right to use the host’s vehicle at any time before, during, or after completion of a trip booked on the Company’s platform. Accordingly, the Company has concluded that it is acting in an agent capacity, and revenue is presented net reflecting the facilitation fees received from the Marketplace service. The customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs. Revenue is recognized ratably over the trip period. The Company recognizes facilitation revenue from these performance obligations on a straight-line basis over the duration of the rental trip using the output method as its performance obligation is satisfied over time. The Company uses the output method based on rental hours or days, where revenue is calculated based on the percentage of total time elapsed in relation to total estimated rental period. In the event a user books a trip extension, at the time the extension is booked, the service revenue is recognized on a straight-line basis over the duration of the extension period.

The Company offers various incentive programs to hosts, including minimum guaranteed listing fees and vehicle listing bonus payments. The incentives are recorded in accordance with ASC 606- 10-32-25 and ASC 606-10-32-27 as a reduction to revenue and in cases where the amount of incentive paid to the Host are above the facilitation fees earned from that Host on cumulative basis the excess of the revenue amount is recorded as a marketing expense in the Consolidated Statement of Operations. These incentives are offered as part of overall marketing strategy of the company and incentivize the hosts to refer the platform. During the year ended March 31, 2023, company has stopped providing minimum guaranteed listing fees incentive.

Self-drive rentals

Till July 2022, Zoomcar operated a fleet of rental vehicles comprising of both vehicles owned by them and vehicles leased from third-party leasing companies. The Company either leased or subleased vehicles to its customers as a result, the Company had considered itself to be the accounting lessor or sublessor, as applicable, in these arrangements in accordance with ASC 842.

Rental revenues were recognized for rental and rental related activities on a straight-line basis evenly over the period of where an identified asset is transferred to the customer and the customer had the ability to control that asset in accordance with ASC 842. Transaction price charged by the Company was as per agreed rates between the Company and the customer. In the case of leased vehicles, the Company was solely responsible for paying vehicle lease costs to the lessor regardless of whether the vehicles were booked for use by guests on the platform and accordingly recognized vehicle lease revenue on a gross basis.

For vehicles that are subleased, sublease income and related lease expense for these transactions were recognized on a gross basis in the consolidated financial statements.

Rental periods are generally short-term in nature and are classified as operating leases.

The Company collects taxes assessed by a governmental authority inclusive in its rentals and remits the same to the authority. Accordingly, such amounts are not included as a component of revenue.

Loyalty program

The Company offers loyalty program, Z-Points, wherein customers are eligible to earn loyalty points that are redeemable for payment towards facilitation fees, self-drive rentals and vehicle subscriptions. Under ASC 606 and ASC 842, each transaction that generates loyalty points results in the deferral of revenue equivalent to the retail value at the date the points are earned. The associated revenue or rental is recognized when the customer redeems the loyalty points at some time in future. The retail value of points is estimated based on the current retail value measured as of the date the loyalty points are earned, less an estimated amount representing loyalty points that are not expected to be redeemed (“breakage”). Breakage is reviewed on an annual basis and includes significant assumptions such as historical breakage trends, internal Company forecasts and extended redemption period, if any. As at March 31, 2024 and March 31, 2023, the Company’s deferred revenue balance amounted to $96,710 and $260,705 respectively.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

Contract liabilities

Contract liabilities primarily consists of obligations to customers for advance received against bookings, revenue-share payable to customers for vehicles listed by them on Company’s portal for short-term rentals and related to Company’s points-based loyalty program.

vii.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank balances. Cash and cash equivalents are recorded at cost, which approximates fair value.

Cash and cash equivalents include amounts collected on behalf of but not yet remitted to the Hosts which are included in accrued and other current liabilities in the consolidated financial statements.

viii.	Accounts receivable, net of allowance

Accounts receivables are stated net of allowances and primarily represent corporate debtors and dues from payment gateways for amounts paid by customers. In case of corporate debtors, the payment terms generally include a credit of 30-60 days. The amounts receivable from payment gateways are settled within 2 days.

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. The Company estimates its exposure to balances deemed to be uncollectible based on factors including known facts and circumstances, historical experience, and the age of the uncollected balances. Accounts receivable balances are written off against the allowance of credit losses after all means of collection has been exhausted and potential recovery is considered remote.

ix.	Other receivables

Other receivables include amounts recoverable from host. The receivable from host is adjusted for an allowance on account of host which are not active on the platform for more than 90 days.

x.	Balances with government authorities – Input Tax Credit

Balances with government authorities represent the tax credit with government agencies which are recognized when the Company has performed the required services and when they meet the eligibility criteria outlined in the applicable government regulations.

The input tax credits are related to Indian Goods and Service Tax (“GST”). These balances are classified based on their expected period of utilization of future GST credit and GST debit that comes from domestic purchases and sales of services, respectively. If the tax credits are expected to be utilized within twelve months from the reporting date, they are classified as current assets. If the tax credits are not expected to be utilized within twelve months from the reporting date, they are classified as non-current assets.

xi.	Concentration of credit risk

Cash and cash equivalents, investments, other receivables, and accounts receivable are potentially subject to credit risk concentration. The Company has not experienced any material losses related to these concentrations during the years presented. No customers accounted for 10% or more of revenue for the years ended March 31, 2024 and 2023.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

xii.	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives.

The devices installed on host vehicles in the marketplace business have been depreciated over 5 years with a residual value of 0 -30%.

When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the Consolidated Balance Sheet and any resulting gain or loss is reflected on the Consolidated Statement of Operations in the period realized.

xiii.	Assets held for sale

The Company classifies vehicles to be disposed of as held for sale in the period in which they are available for immediate sale in their present condition and the sale is probable and expected to be completed within one year. The Company initially measures assets held for sale at the lower of their carrying value or fair value less costs to sell and assesses their fair value annually until disposed. The fair value of Assets held for sale not traded in an active market is determined using valuation techniques which maximize the use of observable market data and rely as little as possible on entity-specific estimates. If all significant inputs required to fair value an asset are observable, the Valuation is included in Level 2.

The Company has a policy of disposing vehicles once it has crossed 120,000 kilometers (approx. 75,000 miles) in order to ensure that customer experience is maintained at a premium level. In addition, the Company also disposes vehicles early if it has met with accident and is no more fit for use in the business once the insurance claims are realized on these vehicles.

In case of certain vehicles which are not sold within one year from date of classification, the Company reassess the carrying value of the assets to adjust it for the realizable value.

xiv.	Impairment

Long-lived assets such as property and equipment, right-of-use assets and intangible assets that are held and used by the Company are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company monitors the long-lived assets for impairment indicators on an on-going basis. If impairment indicators exist, the Company determines the recoverability of the asset by comparing the undiscounted cash flows expected to be generated from the use and eventual disposition the long-lived asset groups to the related net book values. If the net book value of the asset group exceeds the undiscounted cash flows, an impairment loss is recognized as the difference between the carrying value of the asset and its estimated fair value.

The Company estimate cash flows and fair value using internal budgets based on recent sales data and economic uncertainties. The key factors that affect estimates are (1) future revenue estimates; (2) customer preferences and decisions; and (3) product pricing. Any differences in actual results from the estimates could result in fair values different from the estimated fair values, which could materially affect our future results of operations and financial condition. The Company believes the projections of anticipated future cash flows and fair value assumptions are reasonable; however, changes in assumptions underlying these estimates could affect its valuations.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

xv.	Leases

The Company has made a policy election not to separate non-lease components from lease components, therefore, it accounts for lease and non-lease components as a single lease component. The Company has also elected the short-term lease recognition exemption for all leases that qualify.

As a lessee

The Company determines if a contract contains a lease at the inception of the arrangement based on whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset and whether it has the right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company does not own.

If any of the following criteria are met, the Company classifies the lease as a financing lease (as a lessee) or as a direct financing or sales-type lease (both as a lessor):

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term

Leases that do not meet any of the above criteria are accounted for as operating leases.

Right of use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. Lease liabilities represent the present value of lease payments not yet paid and ROU assets represent the Company’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of lease assets, if any.

Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Company’s leases is not readily determinable. The IBR is obtained from financial institutions based on the understanding of the Company’s credit rating and resulting interest rate the Company would have to pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

The Company remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

-	The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

-	A lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Company recognizes the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset. However, if the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease liability, any remaining amount is recognized as a gain on modification in the Consolidated Statement of Operations.

Certain lease arrangements include the options to extend or terminate the lease before the end of the lease term. ROU assets and lease liabilities includes these options when it is reasonably certain that they will be exercised.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, amortization is recorded on a straight-line basis over the lease term and interest using the effective interest method.

As a Lessor

In the year ended March 31, 2023, the Company’s lease arrangements included vehicle rentals to its ultimate customers. Certain lease arrangements included the options to extend or terminate the lease before the end of the lease term. Due to the short-term nature of these arrangements, the Company classified these leases as operating leases. The Company did not separate lease and non-lease components in its lessor lease arrangements. Lease payments were primarily fixed and were recognized as revenue in the period over which the lease arrangement occurs. There are no such lease arrangements in the year ended March 31, 2024.

xvi.	Investments

Investments in fixed deposits consist of term deposits with original maturities of more than three months with banks. These are designated as financial assets at amortized cost.

xvii.	Expenses

Cost of revenue

Cost of revenue expenses primarily consist of personnel-related compensation costs of local operations teams and teams who provide phone, email and chat support to users, repairs and maintenance expenses of vehicles, vehicle site rentals, devices depreciation, power, software support charges, payment gateway charges and other direct expenses.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

Technology and development

Technology and development expenses primarily consist of personnel-related compensation costs and information technology and data science expenses. Technology and development costs are expensed as incurred.

Sales and marketing

Sales and marketing expenses primarily consist of personnel-related compensation costs, advertising expenses and marketing partnerships with third parties. Sales and marketing costs are expensed as incurred. Advertising expenses incurred for the year ended March 31, 2024 amounts to $4,479,219 (March 31, 2023: $3,329,731).

General and administrative

General and administrative expenses primarily consist of personnel-related compensation costs, professional services fees, administrative fees, depreciation, facility costs, and other corporate costs. General and administrative expenses are expensed as incurred.

Finance costs

Finance costs comprises interest cost on debt, transaction costs, fair value changes in financial instruments, SSCPN issue expenses, and interest expense on lease liabilities. Borrowing costs and interest on leases are recognized in the Consolidated Statement of Operations using the effective interest method.

xviii.	Employee benefits

Defined benefit plan

Employees in India are entitled to a defined benefit retirement plan covering eligible employees of the Company. The plan provides for a lump-sum payment to eligible employees, at retirement, death, and incapacitation or on termination of employment, of an amount based on the respective employees’ salary and tenure of employment. The Company’s benefit plan is unfunded.

Management makes certain assumptions relating to discount rates, salary growth, retirement rates, mortality rates and other factors when calculating annual amounts to be recognized. These assumptions are reviewed annually by management, assisted by the enrolled actuary, and updated as warranted.

Amortization of a net gain or loss included in accumulated other comprehensive income shall be included as a component of net pension cost for a year if, as of the beginning of the year, that net gain or loss exceeds 10 percent of the greater of the projected benefit obligation or the market- related value of plan assets. If amortization is required, the minimum amortization shall be that excess divided by the average remaining service period of active employees expected to receive benefits under the plan. Prior service cost is amortized on a straight-line basis from the date recognized over the average remaining service period of active participants, when applicable.

Compensated absences

The Company’s liability for compensated absences is determined based on an actuarial valuation using the projected unit credit method and is charged to Consolidated Statement of Operations in the year in which they accrue.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

Defined contribution plan

Eligible employees of the Company in India participate in a defined contribution fund in accordance with the regulatory requirements in the Indian jurisdiction. Both the employee and the Company contribute an equal amount to the fund which is equal to a specified percentage of the employee’s salary.

The Company has no further obligation under defined contribution plans beyond the contributions made under these plans. Contributions are charged to profit or loss and are included in the Consolidated Statement of Operations in the year and/or period in which they accrue.

xix.	Stock-based compensation

The Company accounts for stock-based compensation expense in accordance with the fair value recognition and measurement provisions of US GAAP, which requires compensation cost for grant-date fair value of stock-based awards to be recognized over the requisite service period. The Company includes a forfeiture estimate in the amount of compensation expense being recognized based on the Company’s estimate of equity instruments that will eventually vest. The fair value of stock-based awards, granted or modified, is determined on the grant date at fair value, using appropriate valuation techniques.

For stock options with service-based vesting conditions only, the valuation model, typically the Black-Scholes option-pricing model, incorporates various assumptions including expected stock price volatility, expected term, and risk-free rates. Stock options with graded vesting the fair- value-based measure is estimated of the entire award by using a single weighted-average expected term. The Company estimated the volatility of common stock on the date of the grant based on weighted-average historical stock price volatility of comparable publicly traded companies in its industry group. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term equal to the expected term. The Company estimates the term based on the simplified method for employee stock options considered to be “plain vanilla” options as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The expected dividend yield is 0.0% as the Company has not paid and does not anticipate paying dividend on its common stock.

The Company estimates a forfeiture rate on an annual basis for the purpose of computation of stock-based compensation expense. The rate is used consistently across the subsequent interim periods during the year.

In case of cancellation of stock-based awards with no concurrent grant of a replacement award or other valuable consideration, any unrecognized compensation cost is recognized immediately on the cancellation date.

xx.	Debt

The debt instruments of the Company consist of debentures and term loans from financial institutions. The Company based on available proceeds makes periodic prepayments of scheduled instalments and the same has been accounted under ASC 470-50.

The debt has been classified into current or non-current based on the payment terms of the debt instruments. Non-current obligations are those scheduled to mature beyond twelve months from the date of the Company’s Consolidated Balance Sheet.

xxi.	Warrants

When the Company issues warrants, it evaluates the proper balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the Consolidated Balance Sheets. In accordance with ASC 815-40, Derivatives and Hedging- Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the Consolidated Balance Sheet at fair value with any changes in its fair value recognized currently in the Consolidated Statement of Operations.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

(a)	Warrants issued along with SSCPN and to placement agent (‘Derivative financial instrument’):

During the year ended March 31, 2024 and March 31, 2023, the Company had issued warrants along with Senior Subordinated Convertible Promissory Note (“SSCPN)” as defined in SSCPN policy and as consideration to placement agents for the issuance of SSCPN.

These warrants were derivative in accordance with ASC 815-10-15-83 since they contained an underlying, had cash less payment provisions, that could have been net settled in shares and had a very minimal initial net investment. Accordingly, the derivatives were measured at fair value and subsequently revalued at each reporting date until the close of Reverse Recapitalization.

(b)	Warrants issued to preferred stockholders:

The Company also had preferred stocks and common stocks warrants (as described below) issued during the year ended March 31, 2022, and were classified as liabilities and equity respectively in Consolidated Balance Sheet as of March 31, 2023.

Each unit of Series E preferred stock issued by the Company consisted of one Series E preferred stock and a warrant which entitled the holder to purchase one share of common stock of the Company on the satisfaction of certain conditions. Warrants were also issued to placement agencies of the Series E and Series E1 which included the following two categories: a) warrants to purchase common stock of the company; and b) warrants to purchase Series E and Series E1 shares.

Warrants to be converted into Common Stock:

The Company’s warrants to purchase common stock were classified as equity. Upon issuance of the warrant, the Company had allocated a portion of the proceeds from the issue of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock (“Preferred stock warrant liability”):

The Company’s warrants to purchase convertible preferred stock were classified as a liability and were held at fair value as the warrants were exercisable for contingently redeemable preferred stock, which was classified outside of stockholders’ deficit.

The warrant instruments classified as liabilities were subject to re-measurement at each balance sheet date, and any change in fair value was recognized as a component of finance costs.

The Company continued to adjust the liability classified warrant for changes in the fair value until the Reverse Recapitalization transaction at which time the warrants have been reclassified to additional paid-in-capital. Refer note 18 and 19.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

xxii.	Financial liabilities measured at fair value

Convertible Promissory notes (“Notes”), Senior Subordinated Convertible Promissory Note (“SSCPN”) and Unsecured Convertible Note (“Atalaya Note”)

During the year ended March 31, 2024 and March 31, 2023 the Company issued Notes and SSCPN. The Company evaluated the balance sheet classification for these instruments into debt or equity, and accounting for conversion feature. As per ASC 480-10-25-14, the Notes and SSCPN were classified as liabilities because the Company intended to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. However, the Company had elected fair value option for these Notes and SSCPN, as discussed below and thus did not bifurcate the embedded conversion feature.

Fair Value Option (“FVO”) Election

The Company accounts for Notes and SSCPN under the fair value option election of ASC 825, Financial Instruments (“ASC-825”) as discussed below.

The Notes and SSCPN accounted under the FVO election which were debt host financial instruments containing conversion features which otherwise would be required to be assessed for bifurcation from the debt-host and recognized as separate derivative liabilities subject to measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15-5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, was recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized under Finance costs shown as “Change in fair value of Notes” and “Change in fair value of SSCPN” in the accompanying Consolidated Statement of Operations. With respect to the above Notes and SSCPN, as provided for by ASC 825-10-50- 30(b), the estimated fair value adjustments were presented as a separate line items in the accompanying Consolidated Statement of Operations, since the change in fair value of the Notes and SSCPN payable were not attributable to instrument specific credit risk.

During the year ended March 31, 2024, as a result of consummation of the Business Combination by way of Reverse Recapitalization, the Notes and SSCPN outstanding were converted into 59,757 shares (5,975,686 shares prior to the Reverse Stock Split) of the Company’s Common Stock.

The SSCPN and Notes were adjusted for their carrying value through Consolidated Statement of Operations as on date of Reverse Recapitalization and credited at carrying value to the capital accounts upon conversion to reflect the stock issued.

During the year ended March 31, 2024, the Company issued an unsecured convertible note (“Atalaya Note) which had features similar to that of SSCPN and were accounted accordingly as enumerated above.

xxiii.	Net profit/(loss) per share attributable to common stockholders

The Company computes net profit/(loss) per share using the two-class method required for participating securities. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all the income for the period had been distributed. The Company’s convertible preferred stock is participating security. The holders of the convertible preferred stock would be entitled in preference to common shareholders, at specified rate, if declared.

Then any remaining earnings would be distributed to the holders of common stock and convertible preferred stock on a pro-rata basis assuming conversion of all convertible preferred stock into common stock. This participating security do not contractually require the holders of such shares to participate in the Company’s losses. As such, net losses for the periods presented were not allocated to the Company’s participating securities.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

The Company’s basic profit/(loss) per share is computed using the weighted-average number of ordinary shares outstanding during the period. The diluted profit/(loss) per share is computed by considering the impact of potential issuance of common stock on the weighted average number of shares outstanding during the period, except where the results would be anti-dilutive.

xxiv.	Provisions and accrued expenses.

A provision is recognized in the Consolidated Balance Sheet when the Company has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are recognized at present value by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money.

Provisions for onerous contracts are recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable costs of meeting the future obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Company recognizes any impairment loss on the assets associated with that contract. The Company does not have any onerous contracts.

xxv.	Fair value measurements and financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, Fair Value Measurement (“ASC 820”), the Company uses the fair value hierarchy, which prioritizes the inputs used to measure fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy are set forth below:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly for the full term of assets or liabilities.

Level 3	Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities.

During the year ended March 31, 2024, the Company’s primary financial instruments included cash and cash equivalents, investments, accounts receivables, other financial assets, accounts payable, debt, Atalaya Note and other financial liabilities. The estimated fair value of cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their carrying value due to short-term maturities of these instruments.

xxvi.	Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (Continued)

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest related to unrecognized tax benefits in interest expense and penalties.

xxvii.	Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change.

xxviii.	Segment information

Operating segments are defined as components of an entity for which discrete financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in making decisions regarding resource allocation and performance assessment. The Company’s CODM is its Board of Directors. The Company has determined it has one operating and reportable segment as the CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance.

xxix.	Reclassification

Certain prior year amounts have been reclassified to conform with current year presentation. These changes did not have any effect on net loss, stockholder’s equity, the Consolidated Statement of Operations or the net change in cash and cash equivalents in the Consolidated Statement of Cashflows.

xxx.	Recent Accounting Pronouncements

Accounting Pronouncement Adopted

In July 2023, the FASB issued ASU 2023-03 - Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718). The ASU amends or supersedes various SEC paragraphs within the Codification to conform to past SEC announcements and guidance issued by the SEC. The ASU is effective immediately upon issuance and did not have a material impact on the Company’s consolidated financial statements.

Accounting Pronouncement Pending Adoption

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (ASC 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. This update does not have any impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for our annual periods beginning January 1, 2025, with early adoption permitted. We are currently evaluating the potential effect that the updated standard will have on our financial statement disclosures.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concept Statements to provide amendments to the Codification that remove references to various FASB Concepts Statements. ASU 2024-02 is effective for our annual periods beginning December 15, 2024, with early adoption permitted. We are currently evaluating the potential effect that the updated standard will have on our financial statement disclosures.

There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its consolidated financial statements or disclosures.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	Reverse Recapitalization

As discussed in Note 1, “Organization and Business Operation”, on the Closing Date, Zoomcar, Inc. completed the acquisition of IOAC and Zoomcar, Inc. received net proceeds of $5,770,630 and assumed liabilities amounting to $21,499,578 (including $17,100,000 settled by issuance of common stock of the Company) which were recorded in the Consolidated Balance Sheet. Further, unsecured promissory notes of $3,259,208 were assumed. As of March 31, 2024, the Company recorded $10,947,805 of transaction costs, which consisted of legal, accounting, and other professional services related to the Reverse Recapitalization, of which $4,804,482 was related to common stock issued during the Reverse Recapitalization and was recorded as a reduction to additional paid-in capital. The cash outflows related to these costs were presented as financing activities in the Company’s Consolidated Statements of Cash Flows. In addition, upon closing of the Reverse Recapitalization, certain employees received a one-time transaction bonus for an aggregate amount of $392,725, which was to be paid in cash. This bonus is included in compensation and benefits in the Consolidated Statement of Operations and Comprehensive (Loss) income for the year ended March 31, 2024.

On the Closing Date, each then-outstanding IOAC ordinary share was cancelled and converted into one share of common stock of the registrant, par value $0.0001 per share (“Common Stock”), and each then-outstanding IOAC warrant was assumed and converted automatically into a warrant of the Company, exercisable for shares of Common Stock. Additionally, outstanding units of the IOAC were separated into their component parts, and outstanding IOAC Class B shares were converted into Class A shares on a 1- for-1 basis. As of the Closing Date, upon consummation of the Reverse Recapitalization, the only outstanding shares of capital stock of the IOAC are shares of Common Stock. See Note 23, “Common Stock” and Note 19, “Warrants”, for additional details of the Company’s stockholders’ equity prior to and subsequent to the Reverse Recapitalization.

All equity awards of Zoomcar, Inc. were assumed by the Company and converted into comparable equity awards that are settled or exercisable for shares of the Company’s common stock. As a result, each outstanding stock option of Zoomcar, Inc. was converted into an option to purchase shares of the Company’s common stock based on the Exchange Ratio and each outstanding warrant of Zoomcar, Inc. was converted into a warrant to purchase shares of the Company’s common stock based on the Exchange Ratio.

As additional consideration for the acquisition of Zoomcar, Inc. securities, at the Closing, IOAC issued and deposited into an escrow account established for this purpose (the “Earnout Escrow Account”) 200,000 shares (20,000,000 prior to Reverse Stock Split) of Common Stock (the “Earnout Shares”) to be held in the Earnout Escrow Account in accordance with the terms of an earnout escrow agreement. The Original Earnout Terms were modified pursuant to the terms and provisions set forth in the Post-Closing Amendment, effective immediately upon the adoption of the Post-Closing Amendment on December 29, 2023 resulting in the Earnout Shares becoming distributable to stockholders in accordance with the terms of the Merger Agreement.

The equity structure has been recast in all comparative periods upto the Closing date to reflect the number of shares of the Company’s Common Stock, $0.0001 par value per share, issued to Zoomcar, Inc. shareholders in connection with the Reverse Recapitalization. As such, the shares and corresponding capital amounts and loss per share related to Zoomcar, Inc. Common Stock prior to the Reverse Recapitalization have been retroactively recast as shares reflecting the exchange ratio of 0.0284 (prior to Reverse Stock Split) established in the Reverse Recapitalization.

In connection with Reverse Recapitalization, then-outstanding 11,500,000 public warrants of IOAC were assumed and converted automatically into a warrant of the Company on the closing. 100 (1 prior to Reverse Stock Split) public warrants entitled each holder, the right to purchase 1 share of common stock at an exercise price of $571 ($5.71 prior to Reverse Stock Split) per share and classified as equity instruments.

Ananda Trust Closing Subscription Agreement

On December 19, 2023, IOAC and Ananda Trust, an affiliate of the Sponsor, entered into a subscription agreement (the “Ananda Trust Closing Subscription Agreement”), pursuant to which, upon the Closing, Ananda Trust purchased 16,667 (1,666,666 prior to Reverse Stock Split) IOAC Class A ordinary shares at a price of $300 ($3 prior to Reverse Stock Split) per share for aggregate gross proceeds of $5,000,000. This investment was consummated concurrently with the closing of the Reverse Recapitalization.

The number of shares of common stock outstanding following the consummation of the Reverse Recapitalization are as follows:

Particulars	March 31, 2024 (After Reverse Stock Split)	March 31, 2024 (Prior to Reverse Stock Split)
Conversion of Zoomcar, Inc. Common Stock and Preferred Stock outstanding prior to Reverse Recapitalization	273,791	27,327,481
Common stock – issuance to IOAC shareholders	91,924	9,192,377
Shares issued to Mohan Ananda	27,382	2,738,172
Other vendors	36,173	3,617,333
Total	429,270	42,875,363

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	Reverse Recapitalization (Continued)

The number of Zoomcar, Inc. shares was determined as follows:

Particulars	Zoomcar, Inc. Shares	Common shares issued to shareholders of Zoomcar, Inc. (After Reverse Stock Split)	Common shares issued to shareholders of Zoomcar, Inc. (Prior to Reverse Stock Split)
Common shares	16,987,064	5,342	482,681
Preferred stock	99,309,415	218,425	21,842,458
Redeemable NCI - Shares of Zoomcar India Private Limited	10,848,308	7,542	754,169
Issue of common shares on conversion of SSCPN	-	42,482	4,248,173
Total		273,791	27,327,481

4	Reverse Stock Split

The Company’s shareholders authorized, and the Board of Directors approved for a 1-for-100 Reverse Stock Split, which became effective on October 21, 2024. Any fractional shares that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest whole share. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this Reverse Stock Split and adjustment of the stock conversion ratios.

Every 100 shares of issued and outstanding Common Stock has been consolidated into one share, without affecting the par value. In addition, (i) a proportionate adjustment has been made to the number of outstanding warrants, per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of common stock as per the terms and conditions of the respective warrant agreements, and (ii) the number of shares reserved for issuance pursuant to the Company’s equity incentive plans will also be reduced proportionately.

5	Cash and cash equivalents

The components of cash and cash equivalents were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Balances in bank accounts	$1,495,097	$3,657,580
Certificate of deposits	-	15,633
Cash	1,047	13,528
Cash and cash equivalents	1,496,144	3,686,741

6	Accounts receivable, net of allowance for doubtful accounts

The components of accounts receivables were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Accounts receivable	$207,971	$255,175
Allowance for credit losses	(13,774)	-
Net accounts receivable	194,197	255,175

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. As at March 31, 2024 and March 31, 2023, allowance amounting to $13,774 and Nil was created for expected credit losses respectively.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7	Balances with government authorities

The components of balances with government authorities were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023
Current
Goods and service tax receivable	$4,277,019	$3,962,822
Less: Impairment*	(3,849,317)	-
	427,702	3,962,822

Non current
Goods and service tax receivable**	$-	$196,483
Other tax receivables	18,126	51,838
	18,126	248,321

*	As of March 31, 2024, the Company recorded an allowance for impairment of tax credits for an amount of $3,849,317 for estimated losses resulting from unlikely utilization of the tax credits. This allowance for impairment of tax credits was determined by estimating future uses of tax credits against output Goods and Service Tax (“GST”).

**	Although these taxes are contractually available to the Company immediately, the Company has accounted for these credits as non-current based upon their expected utilization period.

8 (a)	Short term investments

The components of short term investments were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Certificate of deposits*	$298,495	$-
Short term investments	298,495	-

*	In April 2024, Lease Plan India Private Limited invoked the bank guarantee provided as bank guarantee during the restructuring process, resulting in the adjustment of a certificate of deposit amounting to $127,609. However, as of March 31, 2024, the event has considered probable and thus, certificate of deposits has been adjusted against the outstanding liability of Lease Plan India Private Limited as of balance sheet date (Refer Note 12).

Further, certificate of deposits amounting to $259,992 with Mahindra and Mahindra Financial Services are under lien against debt availed. These were presented under “Short term investments with related parties” and “Investments with related parties” as on March 31, 2023. (Refer Note 8(b) and 14(b)).

8 (b)	Short term investments with related parties

The components of short term investments were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Certificate of deposits with related parties*	-	166,540
Short term investments	-	166,540

*	Mahindra & Mahindra Financial Services Limited was a related party till December 28, 2023, hence the outstanding balance as on March 31, 2024 with the related party has been disclosed under certificate of deposits in Note 8(a) above.

Further, these deposits are under lien against debt availed from the party.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 (a)	Other current assets

The components of other current assets were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Security deposits	98,813	53,585
Franchise tax refund receivable	84,490	-
Advance to employees	15,159	67,997
Receivables from car sale	90,244	578,523
Advance income taxes, net	9,094	105,837
Advance to suppliers	9,370	88,115
Other receivables	216,576	256,152
Other current assets	523,746	1,150,209

9 (b)	Other current assets with related parties

The components of other current assets with related parties were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Advance to director	$44,168	$19,682
Other current assets with related parties	44,168	19,682

10	Assets held for sale

The components of assets held for sale were as follows:

(In USD)
As at	March 31, 2024	March 31, 2023

Vehicles	$629,908	$923,176
Total assets held for sale	629,908	923,176

Vehicles represent the vehicles held for sale in Indian subsidiary, Zoomcar India Private Limited. The gain or loss on sale of these assets is included in Loss/ (gain) on sale of assets held for sale under Other (income)/expense of Consolidated Statement of Operations. During year ended March 31, 2024, total loss of $40,293 was recorded against Loss/ (gain) on sale of vehicles held for sale (total profit of $1,737,794 for year ended March 31, 2023). During the year ended March 31, 2024, the Company has recorded the impairment amount of $167,413 ($93,144 for year ended March 31, 2023). The impairment amount is adjusted with Loss/ (gain) on sale of assets held for sale under Other (income)/expense of Consolidated Statement of Operations.

The Company is actively taking steps to liquidate these “Assets held for sale”, pending the capacity to foreclose loans and issue NOCs to buyers. The Company anticipates full asset sale completion by the third quarter of the calendar year 2024.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11	Property and equipment, net

The components of property and equipment were as follows:

(In USD)
As at	Estimated useful life	March 31, 2024	March 31, 2023

Devices	3 - 5 years	$3,274,998	$3,402,749
Computer equipments	2 - 7 years	603,864	873,178
Office equipments	3 - 10 years	245,545	452,489
Furniture and fixtures	10 years	7,398	10,287
Total, at cost		4,131,805	4,738,703
Less: Accumulated depreciation		(2,572,825)	(2,010,180)
		1,558,980	2,728,523
Right-of-use assets under finance leases:

Vehicles, at cost		$4,117,406	$4,179,272
Accumulated depreciation		(4,117,406)	(4,179,272)
		-	-

Total property and equipment, net		1,558,980	2,728,523

Depreciation expense for the year ended March 31, 2024 and March 31, 2023 was $994,640 and $699,091 respectively. Depreciation expense has been shown under cost of revenue amounting to $828,111 and $337,010 for the year ended March 31, 2024 and March 31, 2023 respectively and under General and administrative expenses amounting to $166,529 and $362,081 for the year ended March 31, 2024 and March 31, 2023 respectively. Vehicles are pledged against debt from financial institutions. There is no change in useful life of the assets during the year.

As of March 31, 2024 and March 31, 2023, the Company believes no  impairment exists because the long-lived asset’s future undiscounted net cash flows expected to be generated exceeds its carrying value; however, there can be no assurances that long-lived assets will not be impaired in future periods.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12	Leases

The Company’s leases primarily include vehicles and corporate offices which have been classified as finance leases and operating leases, respectively. The lease term of operating and finance leases varies between 3 to 7 years. The lease agreements do not contain any covenants to impose any restrictions except for market- standard practice for similar lease arrangements. In assessment of the lease term, the Company considers the extension option as part of its lease term for those lease arrangements where the Company is reasonably certain of availing the extension option.

The components of lease expense were as follows:

(In USD)
Period ended	March 31, 2024	March 31, 2023
Finance lease cost:
Amortization of right-of-use assets	$-	$3,298
Interest on lease liabilities	625,523	844,424
Operating lease cost	516,219	540,908
Short term lease cost	423,693	181,337
Total lease cost	1,565,435	1,569,967

Supplemental cash flow information related to leases was as follows:

(In USD)
Period ended	March 31, 2024	March 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows for operating leases	$(441,843)	$(485,453)
Financing cash outflows for finance leases	(526,959)	(1,618,551)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	-	1,575,468
Finance leases	-	-

Supplemental balance sheet information related to leases was as follows:

(In USD)
Period ended	March 31, 2024	March 31, 2023
Operating Leases
Operating lease right-of-use assets	$1,290,608	$1,694,201

Current operating lease liabilities	$365,542	$466,669
Non current operating lease liabilities	1,009,681	1,284,755
Total operating lease liabilities	1,375,223	1,751,424

Finance Leases

Property and equipment, at cost	$5,923,555	$6,012,559
Accumulated depreciation	(4,117,406)	(4,179,272)
Accumulated impairment	(1,806,149)	(1,833,287)
Property and equipment, net	-	-

Current finance lease liabilities	$5,738,239	$1,257,423
Non current finance lease liabilities	-	5,098,262
Total finance lease liabilities	5,738,239	6,355,685

Weighted Average Remaining Lease Term
Operating leases	58 months	63 months
Finance leases	30 months	41 months
Weighted Average Discount Rate
Operating leases	13.00%	13.00%
Finance leases	9.00%	10.00%

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12	Leases (Continued)

The Company determines the incremental borrowing rate by adjusting the benchmark reference rates, with appropriate financing spreads applicable to the respective geographies where the leases were entered and lease specific adjustments for the effects of collateral.

	Year ended March 31,
	2024		2023
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
Maturities of lease liabilities are as follows:
2024	$-	$-	$497,344	$1,877,744
2025	392,443	6,475,668	471,185	2,103,127
2026	345,584	-	350,777	3,048,501
2027	362,385	-	367,830	672,269
2028	380,025	-	385,735	-
2029	398,548	-	404,536	-
Total Lease Payments	1,878,985	6,475,668	2,477,407	7,701,641
Less : Imputed Interest	503,762	737,429	725,982	1,345,957
Total Lease Liabilities	$1,375,223	$5,738,239	$1,751,425	$6,355,684

During the year ended March 31, 2024, the Company has terminated the operating lease with M/s Siddharth Assets against which lock-in period rental expense and liability amounting to $66,915 has been recorded.

An amount of $363,545 and $369,007 which is receivable from Leaseplan India Private Limited has been netted off with lease liability balance as on March 31, 2024 and March 31, 2023 respectively.

As of March 31, 2024, the Company continues to default on EMI payments for November 2023 to March 2024 owed to Leaseplan India Private Limited (Lender). The total lease commitment balance as of March 31, 2024 is $5,692,363 (including $813,976 of defaulted lease rentals). In adherence to the agreement, the Company has accumulated penal interest at a simple interest rate of 1% per month on the overdue EMIs, amounting to $43,063 for the year ended March 31, 2024.

As per the terms of the agreement, an additional simple interest of 1.5% per month is levied on the overdue amount as it is still unpaid after 60 days from date of default. In accordance with the agreement, the lender is entitled to any of the below 6 remedies on account of non-payment of lease rentals by the Company:

a)	withdrawal of conditional waiver of $1.2 million (INR 10 crores) given during restructuring and shall become immediately due and payable with interest of 1.5% per month;

b)	entire outstanding debt becoming due and payable, inclusive of all accrued interests;

c)	enforcement of the consent award for the entire amount of default (along with applicable interest thereon);

d)	seek and cause compulsory re-possession of all vehicles from Zoomcar which were financed from the Lender;

e)	enforcement of the security created in pursuance of this Resolution Agreement for the amount of default (along with applicable interest thereon);

f)	invoke the personal guarantee issued by the promoter for satisfaction of the amount of default (along with applicable interest thereon).

In April 2024, Lease Plan India Private Limited has invoked the bank guarantee created against fixed deposit amounting to $127,609 which has been adjusted against their outstanding liability as on March 31, 2024 (refer to note 8(a)). Lease Plan India Private Limited has not yet withdrawn the conditional waiver of $1.2 million given during the restructuring.

The Company has defaulted on EMI for the months of December 2023, January, February and March 2024 owed to Orix Leasing and Financial Services India Limited. As per the restructuring agreement, in case of default on payment, interest charge of 15% p.a. on the outstanding amount shall be levied by Orix Leasing and Financial Services India Limited.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	Intangible Assets

The components of intangible assets, were as follows:

(In USD)

		March 31, 2024			March 31, 2023
As at	Average useful life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Computer software	5 years	$33,033	$(14,640)	$18,393	$140,181	$(106,769)	$33,412
Total		33,033	(14,640)	18,393	140,181	(106,769)	33,412

Amortization expense for the year ended March 31, 2024 and March 31, 2023 was $6,981 and $41,331 respectively

Future amortization of intangible assets that will be recorded in general and administrative expenses is estimated as follows.

	Year ended 31 March
	2024	2023
2024	$6,575	$10,581
2025	6,575	10,054
2026	5,050	7,048
2027	193	5,347
2028	-	382
Thereafter	-	-
Total remaining amortization	18,393	33,412

14 (a)	Investments

The components of investments were as follows:

(In USD)

As at	March 31, 2024	March 31, 2023
Long term investments
Investments in certificate of deposits*	$91,947	$158,455
	91,947	158,455

*	Investments includes fixed deposits and interest accrued on the same.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14 (b)	Investments with related parties

The components of investments were as follows:

(In USD)

As at	March 31, 2024	March 31, 2023
Long term investments
Investments in certificate of deposits with related parties*#	-	95,577
	-	95,577

*	these certificate of deposits have a maturity of more than 12 months and hence have been considered under long term. However, these have been given under lien against debt availed.
#	Mahindra & Mahindra Financial Services Limited was related party till December 28, 2023 and these deposits have remaining maturity period of less than 12 months, hence the outstanding balance as on March 31, 2024 has been disclosed under “Short term investments” in Note 8(a) above.

15	Other non-current assets

The components of other non-current assets were as follows:

(In USD)

As at	March 31, 2024	March 31, 2023

Security deposits*	$350,149	$425,669
Receivables from car sale **	458,590	-
Other non current assets	808,739	425,669

*

(i) includes deposit amounting to $130,238 made as a pre deposit in court for Indian indirect tax appeal filed in FY 2021-22 and 2022-23 in the state of West Bengal and;

(ii) $25,804 made as a deposit under protest for appeal filed for Income Tax litigation pertaining to FY 2015-16.

**	includes receivable amount from Dbest Cars India Private Limited (“Dbest”), pending arbitration after an initial court judgment in favour of the Company. The Company has handed over the No Objection Certificates for the sold vehicles to Dbest as per the court orders. The timeframe for actual receipt of fund is depended on the completion of realisation process with arbitration panel.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16	Debt

The components of long term and short term debt were as follows:

(In USD)

As at	Effective interest rates	Maturities*	March 31, 2024	March 31, 2023
Current
Non-convertible debentures
- 7.7% Debentures	-	June 30, 2024	$335,549	$454,969
Term loans
- from related parties (NBFCs)
- Mahindra & Mahindra Financial Services Limited**	-	June 30, 2024	-	1,054,887
- from others (NBFCs)
- Mahindra & Mahindra Financial Services Limited**		June 30, 2024	873,924	-
- Cholamandalam Investment and Finance	-	-	-	14,075
- TATA Motors Finance Limited	13.05%	May 31, 2027	2,187,128	13,884
- Kotak Mahindra Financial Services Limited	1.00%	February 28, 2025	348,599	360,897
- Nissan Renault Financial Services India Private Limited	-	-	-	13,658
- Jain and Sons Services Limited	-	December 31, 2024	47,992	29,228
- Mercury Car Rentals Private Limited	-	June 30, 2024	249,560	243,567
- Orix Leasing and Financial Services India LTD	13.41%	March 31, 2025	156,370	85,850
- Clix Finance India Unlimited	6.32%	July 2, 2025	124,931	199,732
Financing arrangement with-
- AON Premium Finance LLC	7.74%	September 28, 2024	725,430	-

			5,049,483	2,470,748

Non current
Term loans
- from non-banking financial companies (NBFCs)
- Cholamandalam Investment and Finance	-	-	-	3,916
- TATA Motors Finance Limited	13.05%	May 31, 2027	-	2,551,521
- Kotak Mahindra Financial Services Limited	1.00%	February 28, 2025	-	222,676
- Jain and Sons Services Limited	-	December 31, 2024	-	38,971
- Orix Leasing and Financial Services India LTD	13.41%	March 31, 2025	-	116,709
- Clix Finance India Unlimited	6.32%	July 2, 2025	-	105,407

			-	3,039,200

Total maturity for the year ending on March 31,
2025	5,049,483
2026	-
2027	-
2028	-
2029	-
Thereafter	-
$5,049,483

*	Maturities have been stated as per the respective agreements with the financers. However, except for AON Premium Finance LLC, due to non-payment of scheduled EMIs, the loans are immediately payable and are classified as current. These debts are not associated with any restrictive covenants.
**

Mahindra & Mahindra Financial Services Limited is a related party till December 28, 2023, accordingly the outstanding balances as on March 31, 2024 with this related party has been disclosed under Term loan from NBFC - Others.

Further, fixed deposits amounting to $259,992 are marked as lien against the loan which is recognized under ‘Short term investments’ in the Consolidated Balance Sheet.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16	Debt (Continued)

Non-convertible debentures

(a)	7.7% Debenture

The Company had issued Non Convertible Debentures to Blacksoil Capital Private Limited for a period of 36 months from the date of allotment i.e. April 16, 2019. The original issue of debentures was at a variable interest rate of MCLR + 2%, with MCLR at the date of signing being 12%. The debentures are secured against:

1)	First and exclusive charge on 100% assets purchased using the loans,

2)	Post-dated cheques from Company, and

3)	Personal guarantee of Mr. Gregory B Moran (CEO of the Company).

In February 2021, the Company restructured the debt with the lender with a coupon rate of 10%. The effective interest rate pursuant to the restructuring is 7.7% per annum. The Company also received temporary moratorium until December 30, 2021 along with extension in maturity term by twenty eight (28) months starting from 31 October 2021.

The Company has defaulted on the lumpsum payment that was due in January 2024 owed to Blacksoil Capital Private Limited for an amount of $335,052.

The Company has recorded an interest expense amounting to $64,635 and $65,047 for the year ended March 31, 2024 and March 31, 2023.

Term loans from NBFCs

Includes loans outstanding as at March 31, 2024 and March 31, 2023 of $3,976,093 and $5,054,979. The Company entered into debt restructuring with certain NBFCs during the year ended March 31, 2022 which resulted in the revision of repayment schedules. The revised rate of interest ranges between 2% - 14.50% per annum. These loans were repayable in 36-118 monthly instalments after restructuring.

In the month of August 2021 there has been a restructuring agreement entered between the group and Volkswagen Finance wherein as per the revised terms the debt has been restructured in the form of upfront payment and revised repayment schedules. The repayment of sustainable debt starts from December 30, 2020 to September 30, 2023 and thereafter the unsustainable debt starting from 31 July 2023 to 31 August 2027. One time settlement payment shall be based on the liquidation of proceeds collected from sale of secured assets on completion of their useful life on or before 30 September 2023.

The Company has recorded an interest expense amounting to $396,502 and $536,567 for the year ended March 31, 2024 and March 31, 2023.

As of March 31, 2024, the Company continues to default on Equated Monthly Installment (“EMI”) for November 2023 to March 2024 owed to Kotak Mahindra Finance (Lender). The outstanding balance as of March 31, 2024 is $348,599 (including $121,787 for defaulted EMI). As per the restructuring agreement, in case of any default by the Company (Borrower), the Lender may issue Loan Recall notice thereafter the outstanding loan amount shall become payable immediately with penal interest of 1% per month.

The Company has defaulted on EMI for the months of January, February and March 2024 owed to Tata Motors Finance Limited for an amount of $136,325. As per the restructuring agreement, in case of default on payment by the Company, the outstanding loan balance becomes payable immediately with interest charge of 36% pa.

The Company has defaulted on EMI for the months of February and March 2024 owed to Clix Finance India Unlimited for an amount of $14,516. As per the restructuring agreement, in case of default on payment by the Company, the outstanding loan becomes payable immediately.

The outstanding amounts for the above loans are classified under current liabilities in the Consolidated Balance Sheet.

The Company has defaulted on EMI for the months of December 2023, January, February and March 2024 owed to Orix Leasing and Financial Services India Limited for an amount of $45,638. As per the restructuring agreement, in case of default on payment, interest charge of 15% p.a. on the outstanding amount shall be levied by Orix Leasing and Financial Services India Limited.

The Company has defaulted on EMI for the months of December 2023 and March 2024 due to Jain and Sons Services Limited amounting to $19,197.

The Company has defaulted on the lumpsum payment due in the month of January 2024 owed to Mahindra & Mahindra Financial Services Limited and Mercury Car Rentals Private Limited for an amount of $873,924 and $239,962 respectively. The Company received a notice of “Invocation of Arbitration” from Mercury Car Rentals Private Limited. As per the notice, the case shall be transferred to arbitrator for dispute resolution on non payment of dues by the Company by May 15, 2024. As of date, these outstanding dues remain unpaid.

The Company has recorded a penal interest expense amounting to $29,757 for the year ended March 31, 2024.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16	Debt (Continued)

AON Insurance Limited

The Company has entered into a contract with AON Premium Finance LLC (‘AON’) in order to refinance its D&O insurance with Allied world insurance company, Axis insurance company, National union fire insurance company, XL specialty insurance company and Berkshire hathway specialty. The loan amount of $1,078,050 is required to be paid in 9 equal monthly installment amounting to $123,679, commencing from January 28, 2024.

The Company has recorded a interest expense amounting to $18,920 for the year ended March 31, 2024.

17	Convertible promissory note (‘Notes’)

The following is a summary of the Company’s Notes payable for which it elected the fair value option as of March 31, 2024 and March 31, 2023:

(In USD)

	Fair Value Outstanding
As at	March 31, 2024	March 31, 2023
Notes	$-	$10,944,727
Total	-	10,944,727

In October 2022, the Company entered into a Convertible Promissory Note agreement with Ananda Small Business Trust for $10,000,000 accruing interest at a simple rate of six percent (6%) per annum. Under the terms of the aforementioned agreement, the Notes were to be converted into the Common Stock of the Company on the successful closing of the SPAC transaction. The Company has not exercised the option to settle the accrued and unpaid interest on the Notes in cash.

The Convertible Promissory Note were converted into the Company’s Common Stock on the consummation of the Business Combination by way of a Reverse Recapitalization. The outstanding principal along with interest at a simple rate of 6% were considered to arrive at 10,715 (1,071,506 prior to Reverse Stock Split) shares at a Conversion Price of $1,000 ($10 prior to Reverse Stock Split) per share.

Pursuant to the Amendment to Note Purchase Agreement dated September 11, 2023, the maturity date of the Notes had been amended to December 31, 2023. All other terms of the Note remains unchanged.

The (gain)/loss on fair value change of the Notes recorded was $(6,990,870) for the year ended March 31, 2024 and $944,727 for the year ended March 31, 2023 which were recognized in the Consolidated Statement of Operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

As of March 31, 2024 and March 31, 2023, the principal balance of the Notes was $NIL and $10,000,000. As of March 31, 2024 and March 31, 2023, the fair value of the Notes of $NIL and $10,944,727, respectively, were recorded on the Consolidated Balance Sheet.

17A	Unsecured promissory note

The following is a summary of the Company’s unsecured promissory note payable as of March 31, 2024 and March 31, 2023:

(In USD)

	Outstanding
As at	March 31, 2024	March 31, 2023
Unsecured promissory note	$2,027,840	$-
Total	2,027,840	-

Prior to Merger in August 2022, the SPAC had issued a interest free Convertible Promissory Note to Ananda Small Business Trust with a principal amount for $2,027,840. The principal amount was repayable in 90 days (the ‘Maturity Date’) from the consummation of the Business Combination by way of a Reverse Recapitalization. The principal balance could have been repaid at any time before the Maturity Date. The Note is also convertible at the option of the holder on the Maturity Date at a Conversion Price of $300 per share ($3 prior to Reverse Stock Split). The principal amount of the unsecured promissory note is still outstanding as on March 31, 2024 amounting to $2,027,840.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18	Senior Subordinated Convertible Promissory Note (‘SSCPN’)

The following is a summary of the Company’s SSCPN payable for which it elected the fair value option as of March 31, 2024 and March 31, 2023:

(In USD)

	Fair Value Outstanding
As at	March 31, 2024	March 31, 2023
SSCPN	$-	$17,422,132
Warrants issued against SSCPN	-	14,373,856
Total	-	31,795,988

The Company has raised $8,109,954 during the year ended March 31, 2023 and $13,175,027 during the year ended March 31, 2024 against SSCPN, Warrants and placement agents warrants. The terms and conditions are given below in note.

During the year ended March 31, 2024, as a result of consummation of the Business Combination by way of a Reverse Recapitalization, the SSCPN outstanding were converted into 42,482 (4,248,178 prior to Reverse Stock Split) shares of the Company’s Common Stock.

The Company had measured the SSCPN under the fair value option election of ASC 825 and were adjusted for their carrying value through Statement Of Operations up to the date of conversion on Reverse Recapitalization. On the date of Reverse Recapitalization, the carrying amounts of the SSCPN and Notes were credited to the capital accounts upon conversion.

The (gain)/ loss on change in fair value of the SSCPN recorded was $(3,448,845)  for the year ended March 31, 2024 and $9,312,177 for the year ended March 31, 2023, which were recognized in the Consolidated Statement of Operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

As of March 31, 2023, and March 31, 2024, the principal balances of the SSCPN were $8,109,954 and $NIL, respectively. The fair values of these SSCPNs were $17,422,132 and $NIL as of March 31, 2023, and March 31, 2024, respectively.

The warrants were classified as derivative financial liabilities. The Company remeasured the Warrants at each balance sheet date to fair value. On the close date of Reverse Recapitalization, the Warrants were reclassified to equity-classified common stock warrants. As a result, the Warrants were adjusted to fair value through Consolidated Statement Of Operations on reclassification which resulted in a gain of $6,571,082 for the year ended March 31, 2024. The carrying value was then adjusted in the additional paid-in capital.

The term and conditions of the SSCPN, warrants issued with SSCPNs and placement agent warrants issued during the year ended March 31, 2024 and March 31, 2023 is as follows:

Terms of SSCPN:

The Notes carried a simple interest rate of 6% per annum, with a maturity term of two years from the date of the initial closing (i.e., March 23, 2023) (the ‘Maturity Date’). They embodied a variable-share obligation upon their conversion. The Notes issued by the Company were convertible into common stock at an aggregate price of principal, including interest accrued up to the date of conversion.

The Notes were convertible either automatically or voluntarily into Common Stock of the Company. Since the SPAC merger was consummated prior to the maturity date, it was converted via automatic conversion route. As per the terms of automatic conversion immediately prior to the closing of the SPAC Merger, the outstanding principal amount of this Note and all accrued and unpaid interest on this Note that has accrued as of the date have been automatically converted into a number of fully paid common stock at the conversion price as defined in the agreement.

Terms of Warrants issued with SSCPN:

The warrants were exercisable from the completion of any event that results in the Company (or the surviving corporation) being subject to the reporting requirements of the Exchange Act, and its (or the surviving corporation’s capital stock) capital stock trading on a national securities exchange, OTC Markets or Pink Sheets (any of the foregoing, a “Public Event”). The warrants has expiry of five years from the effective date of any Public Event.

If the warrants were exercised prior to the automatic conversion of the SSCPN, the exercise price would have been a fixed amount, as defined in the agreement, divided by the number of shares of Common Stock outstanding on the date of Public Event. In case warrants were exercised concurrently with or following the automatic conversion of the SSCPN, exercise price is the amount equal to the conversion price.

In case of recapitalization of the Company, any consolidation or merger of the Company with another corporation, shall be effected in a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, that the Company would made adequate provisions whereby the Holder hereof shall have the right to adjust number of shares receivable on such event according to the conversion price determined for issuance of shares to other common stockholders.

The Company’s Warrants to purchase common stock were classified as a derivative liability (“Derivative financial instrument”) which are now reclassified to equity on the Consolidated Balance Sheet.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18	Senior Subordinated Convertible Promissory Note (‘SSCPN’) (Continued)

Warrants to SSCPN placement agent:

The placement agent was compensated with a cash fee and was also issued agent warrants to purchase 10% of the shares of the Company capital stock issuable upon : a) Conversion of Notes at an exercise price equal to the conversion price of the Notes and b) Exercise of the warrants at an exercise price equal to the exercise price of the warrants. The terms of the warrants issued to the placement agents are similar to the warrants issued to the investors as mentioned above.

In accordance with ASC 815-40, the warrants issuable to Placement agent on satisfaction of above contingencies are considered as issued and are accounted accordingly. These were accounted as per ASC 480 as liability since the Company intended to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. These warrants were classified as a derivative liability (“derivative financial instrument”) on the Consolidated Balance Sheet and were held at fair value until the date of Reverse Recapitalization. Refer note 34, Fair value measurements. On date of Reverse Recapitalization, these warrants were reclassified to equity.

19	Warrants issued to preferred stockholders

As a result of the Reverse Recapitalization (see Note 3), the Company has retroactively adjusted the Zoomcar, Inc. warrants outstanding to give effect to the Exchange Ratio to determine the number of Company warrants that they were exchanged for.

Warrants to be converted into Common Stock:

The total outstanding warrants to be converted into common stock was 32,999,472 prior to the consummation of Business Combination by way of a Reverse Recapitalization on December 28, 2023.

The Company’s warrants to purchase common stock were classified as equity on Consolidated Balance Sheet. Upon issuance of the warrant, the Company allocated a portion of the proceeds from the issue of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock:

The total outstanding warrants to be converted into preferred stock was 3,502,040 prior to the consummation of the Business Combination by way of a Reverse Recapitalization on December 28, 2023.

The Company’s warrants to purchase convertible preferred stock were classified as a liability on the Consolidated Balance Sheet and held at fair value because the warrants are exercisable for contingently redeemable preferred stock, which was classified outside of stockholders’ deficits. The convertible preferred stock warrant liability was subject to remeasurement at the end of each reporting period, and changes in the fair value of the warrant liability are reflected in the Company’s Consolidated Statement of Operations. See Note 34, Fair value measurements.

The changes in fair value of warrants are being recognized under ‘Change in fair value of preferred stock warrant’ within the Consolidated Statement of Operations. On the Closing date of Reverse Recapitalization, the Warrants were reclassified to equity-classified common stock warrants. As a result, the Warrants were adjusted to fair value through Consolidated Statement Of Operations on reclassification which resulted in a (gain)/loss of $5,284,494 and $(420,245) for the year ended March 31, 2024 and March 31, 2023, respectively.

Refer Note 18 for details on warrants issued along with SSCPN.

19 (a)	Warrants related to the Reverse Recapitalization

Public warrants

Prior to the Reverse Recapitalization, the SPAC issued Public Warrants. The Company’s Public Warrants were classified as equity instruments, in accordance with ASC 815-40. On the Closing Date, there were 11,500,000 Public Warrants issued and outstanding.

Private warrants

The common stock, preferred stock and SSCPN warrants described above have been converted into private warrants of the Company at the Exchange Ratio. Accordingly, the warrants holders received 39,113 (39,057,679 prior to Reverse Stock Split) warrants at the Closing of the Reverse Recapitalization. The Private Warrants are classified as equity instruments, in accordance with ASC 815-40. In February 2024, warrant holders exercised the cashless option for 1,102 (1,101,473 prior to Reverse Stock Split) warrants which were converted to 311 equity shares (310,977 equity shares prior to Reverse Stock Split). As on March 31, 2024, 380,011 (37,956,206 prior to Reverse Stock Split) private warrants are outstanding.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20	Unsecured Convertible Note (‘Atalaya Note’)

The following is a summary of the Company’s Atalaya Note payable for which it elected the fair value option as of March 31, 2024 and March 31, 2023:

(In USD)

	Fair Value Outstanding
As at	March 31, 2024	March 31, 2023

Atalaya Note	$10,067,601	$-
Total	10,067,601	-

The unsecured convertible notes were issued to ACM Zoomcar Convert LLC (“Atalaya”) for making payment of $1,231,368 against the outstanding unsecured promissory note and $6,570,642 to various vendors on behalf of the Company. All outstanding payments to vendors were recorded within accounts payable in the Consolidated Balance Sheet. Payments made by Atalaya to the vendors were recorded as a decrease in accounts payable and accrued liabilities. Further, Atalaya also made payment to promissory note holder which were recorded as a decrease in Unsecured Promissory Note.

The Atalaya Note were initially recorded at the fair value of $10,167,194 on issuance. The Atalaya Note was issued at 7.5% discount on principal amounting to $632,596.

As of March 31, 2024, the principal balance of the Atalaya Note was $8,434,605 (amount received $7,802,009). As of March 31, 2024, the fair value of the Atalaya Note of $10,067,601, were recorded on the Consolidated Balance Sheet. The change in fair value of $1,632,996 was recorded for the year ended March 31, 2024 in the Consolidated Statement of Operations (as no portion of such fair value adjustment resulted from instrument-specific credit risk). Also, refer note 34.

Terms of notes

In December 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with ACM Zoomcar Convert LLC (the “Purchaser” or “Atalaya”) relating to an unsecured convertible note (the ‘Atalaya Note’), obligations under which after the Closing, a Convertible Note for $8,434,605 (the “Original Note Principal Amount”), in connection with certain transaction expenses associated with the Reverse Recapitalization that were incurred but paid at the Closing was issued. The Atalaya Note is subject to an original issue discount equal to 7.5% of the principal amount of the Note. The Atalaya Note bears an interest of 8%.

Commencing at the end of the month in which Company’s Registration Statement, for registering the shares issued under Reverse Recapitalization, is declared effective, the Purchaser may, in its sole discretion, require the Company to pay the Purchaser, in monthly installments of amounts equal to one-twelfth (1/12) of the Original Note Principal Amount, until the total principal amount of the Note has been paid in full, prior to or on the maturity date or, if earlier, upon acceleration, conversion or prepayment of the Note in accordance with its terms. Such monthly payments shall be made in cash or in shares of Common Stock, subject to certain further conditions set forth in the Atalaya Note. In connection with any monthly payments made in Common Stock, the number of shares required to be delivered by the Company shall be determined by dividing the monthly payment amount by the lower of (i) the Conversion Price or (ii) the Amortization Conversion Price (each as defined below). The Note Purchaser shall also have the right, to convert all or any portion of the Atalaya Note, at the Conversion Price, at the Amortization Conversion Price, up to an amount equal to 25% of the highest trading day value of shares of Common Stock on a daily basis during the 20 trading days preceding the applicable Conversion Date, or a greater amount upon obtaining the Company’s prior written consent.

“Amortization Conversion Price” means the lower of (i) the Conversion Price, and (ii) a 7.5% discount to the lowest VWAP over the 20 trading days immediately preceding the applicable payment date or other date of determination, subject to the terms of the Note. The “Conversion Price” of the Atalaya Note, immediately after the Original Note Issuance Date is $1,000 ($10 prior to Reverse Stock Split), provided, however, that Conversion Price is subject to adjustment under various circumstances, including in the event of a future issuance of Common Stock at a price that is lower than the then Conversion Price, and other circumstances, subject in all cases to a conversion floor price of $25 ($0.25 prior to Reverse Stock Split) (the “Conversion Floor”), provided, that if the Conversion Price or the Amortization Conversion Price is lower than the Conversion Floor, the amount due to the holder of the Note upon an applicable Conversion Date shall be made in cash, in lieu of shares, unless otherwise agreed by the Note Purchaser and the Company.

Additionally, 1,640 (164,000 prior to Reverse Stock Split) registered and unrestricted shares of Common Stock were issued and delivered to Midtown Madison Management LLC, the service provider of the Atalaya Note Purchaser. This was accounted at the fair value of the shares issued amounting to $492,000 in the Consolidated Statement of Operations.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21	Other current liabilities

The components of other current liabilities were as follows:

(In USD)

As at	March 31, 2024	March 31, 2023

Payable to renters	$576,052	$647,283
Statutory dues payable	1,550,688	1,583,639
Capital creditors	5,936	88,484
Employee benefit expenses payable	320,360	379,167
Other liabilities	330,582	234,459
Other current liabilities	2,783,618	2,933,032

22	Accumulated other comprehensive income/(loss)

The components of accumulated other comprehensive income/(loss) were as follows:

(In USD)

As at	March 31, 2024	March 31, 2023

Gain on employee benefit
Balance, beginning of period	$115,818	$88,735
(Loss)/gain on employee benefit
- Gratuity
Recognized during the period, net of taxes amounts to $ Nil	(48,593)	45,373
Reclassification to net income: Amortization losses/(gains)	(21,124)	(18,290)
Balance, end of period	46,101	115,818

Foreign currency translation adjustment
Balance, beginning of period	$1,712,181	$680,421
Translation adjustments (gain)/loss recognized during the period, net of taxes amounts to $ Nil	37,710	1,031,760
Balance, end of period	1,749,891	1,712,181
Accumulated other comprehensive income	1,795,992	1,827,999

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23	Capital Stock

Common	stock capital

On December 28, 2023, the Company consummated a Business Combination which was accounted for as a Reverse Recapitalization (refer Note 3 for additional information). The Company had 220,000,000 shares of Zoomcar, Inc. Common Stock authorized for issuance prior to the closing of the Reverse Recapitalization. Pursuant to the Company’s restated certificate of incorporation, the Company is authorized to issue 260,000,000 shares of capital stock, consisting of (a) 250,000,000 shares of Common Stock with a par value of $0.0001 per share, and (b) 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

As a result of the Reverse Recapitalization, 16,987,064 shares of Zoomcar, Inc. Common Stock, were converted into shares of the Company’s Common Stock at an Exchange Ratio of 0.0284 (prior to Reverse Stock Split). The holders of Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. On all matters to be voted upon, holders of Common Stock and holders of Preferred Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval.

As on the Closing date, a) 273,791 (27,327,481 prior to Reverse Stock Split) shares were issued at an exchange ratio of 0.0284 (prior to Reverse Stock Split) in exchange for 16,987,064 shares of common stock and 112,660,583 shares of Preferred Stock of Zoomcar, Inc. Also, 91,924 (9,192,377 prior to Reverse Stock Split) shares of the Company were issued at a conversion ratio of 1:1 (prior to Reverse Stock Split) in exchange for 9,192,377 shares of the SPAC, b) 10,715 (1,071,506 prior to Reverse Stock Split) common shares were issued to Mohan Ananda against Ananda Note having outstanding principal and interest amount of $10,715,068 c) 16,667 (1,666,666 prior to Reverse Stock Split) common shares were issued to Mohan Ananda in exchange for cash consideration of $5,000,000 and d) 36,173 (3,617,333 prior to Reverse Stock Split) shares of common stock were issued to vendors as compensation for services received by the Company which includes 28,667 (2,866,666 prior to Reverse Stock Split) shares issued against liabilities assumed under Reverse Recapitalization amounting to $17,100,000.

The Original Earnout Terms were modified pursuant to the terms and provisions set forth in the Post-Closing Amendment, effective immediately upon the adoption of the Post- Closing Amendment on December 29, 2023 resulting in distribution of 199,994 (19,999,407 prior to Reverse Stock Split) shares of common stock to the holders of common stock, preferred stock and holders of SSCPN of Zoomcar, Inc. as it became distributable to stockholders in accordance with the terms of the Merger Agreement.

The holders of the Common Stock are entitled to receive dividends out of funds legally available therefore at such times and in such amounts as the Board of Directors may determine in its sole discretion. In the event of liquidation, dissolution, distribution of assets or winding up of the Company, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Company and any and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of the net assets of the Company in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining net assets of the Company available for distribution.

24 (a)	Preferred Stock

A summary of the Zoomcar, Inc. Preferred Stock authorized, issued and outstanding as of the date of the Reverse Recapitalization is as follows:

	As at December 28, 2023
	Authorized shares	Shares issued	Conversion Ratio	Net carrying value	Liquidation preference
Preferred Stock
Series Seed	6,836,726	6,836,726	1.42	1,542,203	1,542,203
Series A	11,379,405	11,379,405	2.00	9,288,872	9,288,872
Series A2	4,536,924	4,536,924	2.25	10,760,224	10,760,224
Series B	18,393,332	18,393,332	2.25	31,416,488	31,416,488
Series C	12,204,208	4,125,666	2.33	10,534,889	10,534,889
Series D	21,786,721	19,016,963	2.31	34,894,262	34,894,262
Series E	32,999,472	29,999,520	16.92	55,260,089	55,260,089
Series E1	32,000,000	5,020,879	23.69	15,277,410	15,277,410
Total preferred stock	140,136,788	99,309,415		168,974,437	168,974,437

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24 (a)	Preferred Stock (Continued)

Upon the closing of the Reverse Recapitalization, 112,660,583 shares of Zoomcar Inc. Series Seed, A, A2, B, C, D, E, and E-1 Preferred Stock were converted into Common Stock of the Company at the exchange ratio of 0.0284 (prior to Reverse Stock Split). Shares Authorized and Shares Issued above have been retroactively adjusted to reflect the exchange. As a result of the conversion of the Zoomcar, Inc. convertible Preferred Stock, the Company reclassified the amount of convertible Preferred Stock to additional paid in capital above their par value.

Upon the consummation of the Business Combination by way of a Reverse Recapitalization, the Company is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $ 0.0001 per share. The Company has no Preferred Stock outstanding as of March 31, 2024.

24 (b)	Redeemable non-controlling interests

Series P1 and P2 Preferred stock represents the minority preferred stockholders ownership in the Indian subsidiary of the Company which was classified as a redeemable non- controlling interest, because it was redeemable on a deemed liquidation event that was outside of its control. The redeemable non-controlling interest was not accreted to redemption value because then it was not probable that the non-controlling interest will become redeemable.

The Company did not attributed the pro rata share of the Indian subsidiary’s loss to the redeemable non-controlling interests because these shares were entitled to a liquidation preference and therefore did not participate in losses that would cause their interest to be below the liquidation preference. Upon liquidation, these preferred stocks were entitled to the greater of either (i) the Original issue price for such series plus any dividend declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

There was no further issue of preferred stock in the Indian subsidiary after initial issuance and on the close of the Reverse Recapitalization, these Redeemable non-controlling interests have been converted into Common Stock of the Company at the Exchange Ratio of 0.0284 (prior to Reverse Stock Split).

25	Revenue

The components of revenue, net were as follows:

(In USD)

	March 31, 2024	March 31, 2023
Income from rentals
Self-drive rentals	$-	$165,834
Revenues from services
Facilitation revenue (net)	9,836,434	8,586,785
Other operating revenues	60,799	73,587
Total	9,897,233	8,826,206

Revenue by geographical location	March 31, 2024	March 31, 2023
India	$9,759,318	$8,615,615
Egypt	114,680	110,092
Vietnam	17,756	98,945
Indonesia	5,480	1,554
	9,897,233	8,826,206

Contract balances

The Company’s contract liabilities for consideration collected prior to satisfying the performance obligations is $640,173 and $786,572 as at March 31, 2024 and March 31, 2023 respectively. The Company has collected $177,590 as advance from customers during the year ended March 31, 2024.

The Company offers loyalty program, Z-Points, that results in the deferral of revenue equivalent to the retail value at the date the points are earned. The Company had accumulated deferred revenue amounting to $96,710 and $260,705 as at March 31, 2024 and March 31, 2023, respectively in relation to Loyalty program.

Revenue recognized during the year ended March 31, 2024 and March 31, 2023 respectively which was included in contract liabilities balance at the beginning of the period is $341,585 and $77,226 respectively.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	Finance costs

The components of finance costs were as follows:

(In USD)

	March 31, 2024	March 31, 2023
Finance costs -other than related parties
Interest on vehicle loans	$392,933	$620,211
Interest on finance leases	625,523	844,424
Interest on subcontractor liability	93,869	96,762
Change in fair value of preferred stock warrant liability	5,284,494	-
Discount on issue of Atalaya Note	632,595	-
Change in fair value of Atalaya Note	1,632,996	-
Change in fair value of SSCPN	-	9,312,177
Change in fair value of Notes	-	944,727
Change in fair value of derivative financial instrument	3,465,293	14,373,856
SSCPN issue expenses	1,564,210	961,628
Bank charges	33,933	85,434
Other borrowings cost	172,889	331,533
Total	13,898,735	27,570,752

Finance costs -to related parties
Interest on vehicle loans	$38,203	$64,844
Total	38,203	64,844

27	Other (income) /expense, net

The components of other income (expense), net were as follows:

(In USD)

	March 31, 2024	March 31, 2023
Other (income) /expense, net - other than related parties
Interest income	$(36,687)	$(13,097)
Change in fair value of Notes	(6,990,870)	-
Change in fair value of SSCPN	(3,448,845)	-
Gain on termination/ modification of finance leases	-	(130,719)
Change in fair value of preferred stock warrant liability	-	(420,245)
Loss on sale of assets	82,640	311,375
Loss/ (gain) on sale of assets held for sale	207,706	(1,644,650)
Net losses on foreign currency remeasurements	19,611	313,584
Loss on assets written off	92,462	-
Provision written back	(113,324)	-
Other, net *	(1,129,165)	(459,804)
Total	(11,316,472)	(2,043,556)

*	includes amount of $951,241 from ASJC Global LLC – Series 24 (“ASJC”) and Cohen Sponsor LLC – A24 RS for the waiver of lock-up restrictions on shares held by them for the year ended March 31, 2024.

Other (income) - from related parties
Interest income	$(11,224)	$(15,804)
Total	(11,224)	(15,804)

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28	Income taxes

The components of loss before income taxes consist of the following:

(In USD)

	March 31, 2024	March 31, 2023
Domestic	$(11,618,649)	$(28,261,210)
Foreign	(22,658,602)	(33,770,866)
Income/(Loss) before income taxes	$(34,277,251)	$(62,032,076)

The components of the provision for income taxes were as follows:

(In USD)

Period ended	March 31, 2024	March 31, 2023
Current Taxes
U.S. federal	$-	$-
U.S. state and local	-	-
Foreign	-	-
Current taxes	$-	$-

Deferred Taxes
U.S. federal	$-	$-
U.S. state and local	-	-
Foreign	-	-
Deferred Taxes	$-	$-
Provision for income taxes	$-	$-

The following is a reconciliation of the statutory federal income tax rate to our effective tax rate

	March 31, 2024	March 31, 2023
Accounting profit/(loss) before tax	$(34,277,251)	$(62,032,076)
Tax using the Company’s domestic tax rate	(7,198,223)	(13,026,736)

Federal statutory income tax rate	21.0%	21.0%
Tax impact of :
U.S. state and local taxes	1.5%	2.1%
Federal benefit for state taxes	-1.5%	-2.1%
Valuation allowance	-23.6%	-23.1%
Difference in tax rates	2.6%	2.1%
Effective tax rate	0.0%	0.0%
Current Tax expense	-	-
Deferred Tax expense	-	-
Income tax expense reported in the Statement of profit and loss/Effective Tax Rate	-	-

Zoomcar Holdings, Inc. has unused tax losses amounting to $43,561,639 and $6,692,473 as at March 31, 2024 and March 31, 2023. $42,746,513 can be carried forward indefinitely, whereas $64,347 can be carried forward upto 2033; $294,720 upto 2034; $220,520 upto 2035; $115,253 upto 2036 and $120,286 upto 2037.

The Company’s operations are primarily based out of Indian jurisdiction. There are unused tax losses amounting to $138,314,491 and $126,274,947 as at March 31, 2024 and March 31, 2023, respectively in the Indian subsidiary. The tax benefit for these losses, if not utilized, will expire on various dates starting from financial year 2024 to 2031. Additionally, net operating losses amounting to $39,298,484 (March 31, 2023: $39,079,569) is available for set-off against future income without any expiration date. Under the Indian jurisdiction, a period of eight financial years remain open to assessment by tax authorities.

The Company has created valuation allowance on the deferred tax asset resulting from such losses due to Company’s history of past losses and lack of conclusive evidence to support the view that sufficient taxable profit will be generated in the future by the Company to offset such losses.

Zoomcar Holdings, Inc. files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns. As at March 31, 2024, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our financial statements.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28	Income taxes (Continued)

The Company received an order for fiscal year 2015-16 in relation to non deduction of tax deducted at source withholding taxes on certain payments to resident payees/service providers amounting to $129,027 (March 31, 2023: $130,966) including interest of $45,784 (March 31, 2023: $46,472). Penalty of $129,027 has been claimed but the proceedings are kept under abeyance until the above order is disposed off.

The Company has received an order for disallowance of lease payment, interest and prior period expense for the fiscal year 2015-16 amounting to $1,159,108 (March 31, 2023: $1,176,524) and for fiscal year 2017-18 amounting to $2,123,071 (March 31, 2023: $2,154,971) for disallowance of lease payment and PF contribution.

The Company has filed appeals against the above orders before higher authority.

The Company has not recognized any uncertain tax position for the year ended March 31, 2024 and March 31, 2023, respectively. The Company believes these orders are unlikely to be sustained at the higher appellate authorities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred income tax assets and liabilities as of March 31, 2024 and 2023 consisted of the following

Year ended	March 31, 2024	March 31, 2023
Deferred tax assets:
Net operating loss carryforwards	44,873,459	35,315,394
Lease liability	149,905	431,669
Total deferred tax assets	45,023,364	35,747,063
Less: Valuation allowance	(43,709,941)	(34,877,803)
Deferred tax assets, net of valuation allowance	$1,313,423	$869,260

Deferred tax liabilities:
Right of use assets	(322,652)	(440,418)
Depreciation on property plant and equipment and intangible assets	(361,674)	(342,678)
Borrowings	(629,097)	-
Others	-	(86,164)
Total deferred tax liabilities	(1,313,423)	(869,260)
Net deferred tax assets	$-	$-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended March 31, 2024, the change in the valuation allowance was $3,656,879

The Company has computed income tax expense/(benefit) for the years ended March 31, 2024 and March 31, 2023 by using a forecasted annual effective tax rate and adjust for any discrete items arising during the period. The Company has recorded $NIL tax expense for all of the periods. Our effective tax rate was 0.00% and 0.00% for the years ended March 31, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended March 31, 2024 and 2023, due to changes in valuation allowance on the deferred tax assets.

The Company files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns. As at March 31, 2024, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our financial statements.

The Company has received various orders from Indian tax authorities, for details refer note 36.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

29	Net loss per share

The components of basic and diluted loss per share were as follows:

(In USD, except loss per share)

	March 31, 2024	March 31, 2023
Net loss available for common shareholders (A)	$(34,277,251)	$(62,032,076)
Weighted average outstanding shares of common stock (B)	167,277	5,342
Dilutive effect of stock-based awards	-	-
Common stock and common stock equivalents (C)	167,277	5,342

Loss per share
Basic (A/B)	$(204.91)	$(11,612.14)
Diluted (A/C)	$(204.91)	$(11,612.14)

Share related amounts have been retroactively adjusted to reflect this reverse stock-split for all periods presented.

Since the Company was in a loss position for the year ended March 31, 2024 and March 31, 2023 basic loss per share was same as diluted net loss per share for the periods presented. The following potentially dilutive outstanding securities as of March 31, 2024 and March 31, 2023 were excluded from the computation of diluted loss per share because their effect would have been anti-dilutive for the periods presented, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

As at	March 31, 2024	March 31, 2023
Convertible preferred stock	-	3,201,201
Preferred stock warrants	-	1,037,177
Stock options	204	146
SSCPN	-	15,307
Public warrants	11,500,000	-
Private warrants	380,011	-
Unsecured convertible note	33,058	-
Derivative financial instruments	-	18,369
Total	11,913,273	4,272,200

* The computation of diluted earnings per common share excludes the 204 common stock options (20,425 prior to Reverse Stock Split) for the period ended March 31, 2024 and 146 common stock options (14,645 prior to Reverse Stock Split) for the period ended March 31, 2023 and the 380,011 private warrants (37,956,206 prior to Reverse Stock Split) for the period ended March 31, 2024 and NIL private warrants for the period ended March 31, 2023 and 33,058 (3,305,765 prior to Reverse Stock Split) shares issuable upon conversion of unsecured converstible note for the year ended March 31, 2024 and Nil for the year ended March 31, 2023.

30	Employee benefit plans (unfunded)

Employee benefit plans includes gratuity and compensated absences payable to employees. These benefit plans consist a defined benefit plan for gratuity payable by the Indian subsidiary of the Company under Indian regulations. These are determined under the projected unit credit method, with actuarial valuations being carried out at each reporting date. The retirement benefit obligations recognized in the Consolidated Balance Sheet represents the present value of the defined obligations. Under an employee benefit plan, it is the Company’s obligation to provide agreed benefits to the employees. The related actuarial and investment risks fall on the Company. The summary of current and non-current employee benefit plans obligations along with it’s components are as below:

Pension and other employee obligations

As at	March 31, 2024	March 31, 2023
Current
Gratuity	$93,967	$70,872
Compensated absences	89,688	75,134
	183,655	146,006
Non current
Gratuity	258,524	215,841
Compensated absences	232,925	222,967
	491,449	438,808

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

30	Employee benefit plans (unfunded) (Continued)

I.	Gratuity

	March 31, 2024	March 31, 2023
Changes in projected benefit obligation (PBO)
PBO at the beginning of the year	$286,714	$341,727
Service cost	96,167	97,679
Interest cost	17,541	18,405
Actuarial loss/ (gain)	48,593	(45,373)
Benefits paid	(91,798)	(100,528)
Effect of exchange rate changes	(4,725)	(25,196)
PBO at the end of the period	352,492	286,714

Accrued pension liability
Current liability	$93,967	$70,872
Non-current liability	258,524	215,841
	352,492	286,714
Accumulated benefit obligation	260,054	202,036

Net gratuity cost recognized in income statement

	March 31, 2024	March 31, 2023
Service cost	$96,167	$97,679
Interest cost	17,541	18,405
Amortization of net actuarial (gains)/loss	(21,124)	(18,290)
Net periodic benefit cost	92,584	97,794

Re-measurement (gains) / losses in other comprehensive income

	March 31, 2024	March 31, 2023
Actuarial (gain)/loss	$48,593	$(45,373)
Amortization loss	(21,124)	(18,290)
Total	69,717	(27,083)

Components of actuarial gain:

	March 31, 2024	March 31, 2023
Actuarial (gain)/loss due to demographic assumption changes in defined benefit obligation	$(4,289)	$(11,440)
Actuarial (gain)/ loss due to financial assumption changes in defined benefit obligation	1,977	(7,033)
Actuarial (gain)/loss due to experience on defined benefit obligation	50,904	(26,900)
Total	48,592	(45,373)

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

30	Employee benefit plans (unfunded) (Continued)

The assumptions used in accounting for the gratuity plan are as follows:

	March 31, 2024	March 31, 2023
Discount rate - staff	7.17%	7.37%
Discount rate - independent service provider*	7.12%	7.25%
Attrition rate - staff	39.54%	36.00%
Attrition rate - independent service provider*	85.68%	92.00%
Rate of increase in compensation levels - staff	12.63%	12.67%
Rate of increase in compensation levels - independent service provider*	11.43%	14.50%

*	Independent service provider are contract employees responsible for maintaining the fleet of the Company.

During the period ended March 31, 2024 and March 31, 2023, actuarial gain was driven by changes in actuarial assumptions, offset by experience adjustments on present value of benefit obligations.

The Company evaluates these assumptions annually based on its long-term plans of growth and industry standards. The discount rates are based on current market yields on government securities adjusted for a suitable risk premium.

Sensitivity analysis for the :

	March 31, 2024		March 31, 2023
Year ended	Increase	Decrease	Increase	Decrease
Discount rate (- / + 1%)	$(13,591)	$14,904	$14,216	$(12,795)
Salary growth rate (- / + 1%)	6,933	(6,668)	7,934	(8,508)
Attrition rate (- / + 1%)	(2,864)	2,918	4,801	(4,551)
Mortality rate (- / + 10% of mortality rates)	19	-	-	(51)

Expected benefit payments for the year ending March 31,
2025				99,094
2026				50,867
2027				38,071
2028				21,328
2029				14,049
Thereafter				129,083
Total				352,492

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

30	Employee benefit plans (unfunded) (Continued)

II.	Compensated absences

The employees are permitted to encash a maximum of 45 days of accumulated leave balance on separation. The Company has provided liability for compensated absences as per an actuarial valuation carried out by an independent actuary on the Balance Sheet date. The amount of compensated absences cost is $139,965 and $98,130 for the years ended March 31, 2024 and March 31, 2023 respectively.

III.	Defined contribution plan

The Indian subsidiary makes provident fund contributions which are defined contribution plans, for qualifying employees. Under the Schemes, the Indian subsidiary is required to contribute a specified percentage of the payroll costs to fund the benefits. The contributions are made to provident fund in accordance with the fund rules. The interest rate payable to the beneficiaries every year is notified by the Government. The amount of contributions made to provident fund is $432,936 and $622,401 for the years ended March 31, 2024 and March 31, 2023 respectively.

31	Stock-based compensation expense

In 2012, the Company adopted its 2012 Equity Incentive Plan, under which the Company may grant options and restricted stock to eligible participants. The plan is equity settled. Options are generally granted for a term of ten years. Options have a graded vesting period of up to four years and the expenses are recorded on a straight-line basis over the requisite service period for each separately vesting portion of the awards. The Company settles employee stock-based options with newly issued common stock of the Company. The Company cancelled 14,808,486 options issued and outstanding during the period. The remaining 719,167 fully vested options were assumed by the merged Company on Reverse Recapitalization, and the holders were issued the Company options at the Exchange Ratio. As of the Closing Date of the Reverse Recapitalization, the Company no longer has shares available for issuance under the 2012 Plan. No new awards will be granted under the 2013 Plan following the adoption of the 2023 Equity Incentive Plan.

In December 2023, prior to and in connection with the Merger, the Company adopted the 2023 Equity Incentive Plan, which provides for grants of share-based awards, including Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (“RSUs”), and other forms of share-based awards. Stock options are generally granted for a term of ten years and have a graded vesting period of up to four years. The Company settles employee stock-based options with newly issued common stock of the Company. The Company has reserved 196,953 (19,695,305 prior to Reverse Stock Split) shares of common stock for the issuance of awards under the 2023 Plan.

In addition, the number of shares of common stock reserved and available for issuance under the 2023 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2024 and on each January 1 thereafter until January 1, 2033, by a number equal to (i) 3% of the issued and outstanding number of shares of common stock of the Company on the preceding December 31, or (ii) a lesser number of shares as approved by the Company’s board of directors.

The following tables summarizes total stock-based compensation expense by function for the years ended March 31, 2024 and March 31, 2023:

	March 31, 2024	March 31, 2023
Cost of revenue	$134,883	$575,662
Technology expenses	162,789	341,370
Marketing expenses	19,228	58,822
General and administrative expenses	1,566,833	2,634,244
Total stock-based compensation expense	1,883,733	3,610,097

The stock-based compensation expense is recorded in the employee benefit cost and apportioned basis respective functions.

The fair value of options granted is estimated on the date of grant using the Black-Scholes-Merton option-pricing model using the weighted average assumptions. No grants were made during the year ended March 31, 2023. The assumptions for the year ended March 31, 2023 are as follows:

March 31, 2023
Dividend yield	0.00%
Expected volatility	60.00%
Risk-free interest rate	2.39-2.81%
Exercise price	$2.20
Expected life (in years)	5.5 - 7
Attrition rate	30.00%

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

31	Stock-based compensation expense (Continued)

The movement in number of stock-based options outstanding and their related weighted average exercise price for the 2012 Equity Incentive Plan are as follows:

	2024		2023
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Outstanding at the beginning of the year	16,258,113	$1.82	16,081,481	$1.78
Granted during the year		-	1,873,500	2.20
Forfeited during the year	(730,460)	1.81	(1,696,868)	1.78
Exercised during the year	-	-	-	-
Cancelled during the year *	(14,808,486)	-	-	1.82
Transferred to merged Company *	(719,167)	-	-
Outstanding at the end of the period	-		16,258,113

Exercisable at the end of the period	-	-	9,152,861	1.54
Unvested at the end of the period	-	-	7,105,252	2.20

The weighted average grant date fair value of stock options granted during the year ended March 31, 2024 and March 31, 2023 were $ NIL and $0.81 per share, respectively.

Weighted average remaining life (in years)

As at	March 31, 2024	March 31, 2023
Vested options	-	6.67
Unvested options	-	8.49

The expected life of the stock is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may also not necessarily be the actual outcome.

*	During the year ended March 31, 2024, in relation to the Reverse Recapitalization transaction, Zoomcar, Inc. has cancelled 14,808,486 (prior to Reverse Stock Split) outstanding options, the unrecognized cost of $1,265,828 related to the cancelled options was immediately recognized in the Consolidated Statement of Operation. Further, the Company has assumed 719,167 (prior to Reverse Stock Split) options of Zoomcar, Inc. at the Exchange Ratio of 0.0284 (prior to Reverse Stock Split) resulting in 204 (20,435 prior to Reverse Stock Split) options which is outstanding under the 2023 Incentive Plan.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

32	Related Party Transactions

Key managerial personnel (KMP)

Gregory Bradford Moran	Chief Executive Officer & Director
Uri Levine	Director (untill July 20, 2023)
David Ishag	Director (untill January 31, 2024)
Evelyn D’An	Director (w.e.f. April 19, 2023)
Graham Gullan	Director
Swatick Majumdar	Director (w.e.f. August 9, 2023)
Mohan Ananda	Director (w.e.f. December 28, 2023)
Madan Menon	Director (w.e.f. December 28, 2023)
Lisbeth McNabb	Director (until April 18, 2023)

Investor in Indian subsidiary
Mahindra & Mahindra Limited*	Investor in Indian subsidiary (Until December 28, 2023)

Enterprises owned or significantly influenced by above
Mahindra & Mahindra Financial Services Limited*
Mahindra First Choice Wheels Limited*
Yard Management Services Limited*
Ananda Small Business Trust

Related party transactions pertaining to debt, investments, and other current liabilities have been stated on the face of the Consolidated Balance Sheet and Consolidated Statement of Operations.

The Company had following transactions with related parties:

	March 31, 2024	March 31, 2023
Interest expense
Mahindra & Mahindra Financial Services Limited*	$38,203	$64,844

Interest income
Mahindra & Mahindra Financial Services Limited*	11,224	15,804

Parking charges
Yard Management Services Limited*	241,866	-

Debt - principal repayment
Mahindra & Mahindra Financial Services Limited*	119,576	251,700

Debt - foreclosure charges
Mahindra & Mahindra Financial Services Limited*	153	1,123,384

Proceeds from sale of assets held for sale
Mahindra First Choice Wheels Limited*	(3,144)	3,187,157

Legal Fees
Mahindra First Choice Wheels Limited*	-	668

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

32	Related Party Transactions (Continued)

The Company has the following outstanding balances with related parties:

As at	March 31, 2024	March 31, 2023
Convertible promissory note (non-current and current)
Ananda Small Business Trust	$2,027,840	$-

Payable to Director
Mohan Ananda	152,435	-

Debt (non-current and current maturities)
Mahindra & Mahindra Financial Services Limited*	-	1,054,887

Fixed deposits (including interest accrued)
Mahindra & Mahindra Financial Services Limited*	-	262,117

Advance received for sale of property and equipment
Mahindra First Choice Wheels Ltd*	-	15,067

Advance to director (net)
Gregory Bradford Moran	44,168	19,682
	2,224,443	1,351,753

*	Mahindra & Mahindra Financial Services Limited, Mahindra First Choice Wheels Limited and Yard Management Services Limited were related parties untill December 28, 2023, as post Reverse Recapitalization, they were no longer beneficiary owners of more than 5% of Company’s securities, hence, the transaction till December 28, 2023 with these related parties have been disclosed. The outstanding balances with these related parties have not been disclosed since they were not related parties as on March 31, 2024.

33	Variable Interest Entities

An entity is a VIE if it has any of the following characteristics:

●	The entity does not have enough equity to finance its activities without additional subordinated financial support.

●	The equity holders, as a group, lack the characteristics of a controlling financial interest.

●	The entity is structured with non-substantive voting rights (i.e., an anti-abuse clause).

We consolidate VIEs in which Company hold a variable interest and are the primary beneficiary. Company is the primary beneficiary because it has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that potentially could be significant to the VIE and the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). As a result, we consolidate the assets and liabilities of these consolidated VIEs.

The VIEs have been incorporated in their respective locations to perform the business of providing mobility solutions to consumers and businesses.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

33	Variable Interest Entities (Continued)

The following table summarizes the assets and liabilities related to the Company’s consolidated VIEs:

	March 31, 2024	March 31, 2023
Assets
Cash and Cash equivalents	$11,888	$50,498
Accounts receivable	7,341	100,691
Other current assets	3,868	14,279
Prepaid expenses	4,282	4,148
Property and equipment, net	41,849	147,579
Intangible assets, net	3,012	11,900
Long term Investments	4,112	4,347
Receivable from government authorities - non current	18,126	51,838

Liabilities
Accounts payable	$374,692	$417,884
Contract Liabilities	3,755	11,912
Current portion of pension and other employee obligations	986	-
Other current liabilities	148,950	370,831
Pension and other employee obligations, less current portion	1,189	-

Total investment in the VIEs is as follows:

Name of the VIE entity	Place of incorporation	Nature of investment	Investor entity

Zoomcar Egypt Car Rental LLC	Egypt	Debt	Zoomcar Netherlands Holding B.V
Zoomcar Egypt Car Rental LLC	Egypt	Debt	Zoomcar Inc.
Fleet Mobility Philippines Corporation *	Philippines	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC**	Vietnam	Debt	Fleet Holding Pte Ltd
Zoomcar Vietnam Mobility LLC**	Vietnam	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC**	Vietnam	Equity	Fleet Holding Pte Ltd

These amounts have been eliminated during the process of consolidation

*	In May 2022, Company had initiated the process of winding-up for Fleet Mobility Philippines Corporation. The assets consolidated for the VIE are not material.

**	In August 2023, Zoomcar Vietnam Mobility LLC has filed for bankruptcy with the local authorities. In accordance with ASC 810-10-15-10, the Company consolidate the VIE as the bankruptcy application is pending with the authorities in Vietnam and unless the application is admitted, the Company holds a variable interest and still is the primary beneficiary. The assets/liabilities consolidated for the VIE are not material.

The VIEs included in Consolidated Financial Statements are separate legal entities and their assets are legally owned by them and are not available to the Company’s creditors or creditors of the Company’s other subsidiaries.

Nature of, and changes (if any) in, the risks associated with a reporting entity’s involvement with the VIE

In case of all the entities, the reporting entity is exposed to foreign currency exchange risk of the subsidiaries since the subsidiaries are incorporated in countries other than the country in which the reporting entity has been incorporated.

Further, Zoomcar Netherlands Holding B.V has advanced loan to Zoomcar Egypt Car Rental LLC. Accordingly, Zoomcar Netherlands Holding B.V is exposed to the credit risk of Zoomcar Egypt Car Rental LLC.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

34	Financial Instruments - Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability as against assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

The carrying value of financial instruments not carried at fair value by categories are as below:

	March 31, 2024	March 31, 2023
As at	Carrying value	Carrying value
Financial assets
Cash and cash equivalents	$1,794,639	$3,686,741
Accounts receivable	194,197	255,175
Receivable from government authorities	445,828	4,211,143
Long term investments	91,947	254,032
Other financial assets	770,941	1,381,926
Total assets	3,297,552	9,789,017
Financial liabilities
Accounts payable	$14,431,587	$6,547,978
Debt	5,049,483	5,509,948
Other financial liabilities	1,232,930	1,349,393
Total liabilities	20,714,000	13,407,319

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis:

	March 31, 2024
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$629,908	$-	$629,908	$-
Liabilities:
Atalaya Note	10,067,601	-	-	10,067,601

	March 31, 2023
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$923,176	$-	$923,176	$-
Liabilities:
Preferred stock warrant liability	$1,190,691	$-	$-	$1,190,691
Notes	10,944,727	-	-	10,944,727
SSCPN	17,422,132	-	-	17,422,132
Derivative financial instrument	14,373,856	-	-	14,373,856

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

34	Financial Instruments - Fair Value Measurements (Continued)

Level 2: The fair value of Assets held for sale not traded in an active market is determined using the quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly considering all the relevant factors of assets.

The Company’s recurring Level 3 financial instruments within the Company’s fair value hierarchy as of March 31, 2024 consist of Company’s Atalaya Note and as of March 31, 2023 consist of Company’s Notes, SSCPN, preferred stock warrant liability and derivative financial instrument.

The fair value of the warrant liability is estimated using a Monte Carlo simulation model as the series and number of shares issued upon exercise is contingent upon the outcome of multiple discrete scenarios. The fair value of the underlying shares used within the Monte Carlo simulation model was estimated using an option pricing model to estimate the allocation of value to the various classes of securities of the Company. The significant unobservable inputs into the valuation model include the expected warrant term, the fully-diluted stock value, and volatility. A significant increase/(decrease) in any of the unobservable inputs in isolation would result in a material increase/(decrease) in the Company’s estimate of fair value of the derivative financial instrument.

Warrant

The Company used the following assumptions for the valuation of warrant liability and derivative financial instrument in the model:

	December 28, 2023	March 31, 2023
Remaining term (years)	5.0	5.2
Volatility[1]	55%	53%
Risk-free rate[2]	3.80%	3.60%
Estimated exercise price	$3.0	$0.23-5
Fair value per share	$3.7	$10.7

1.	Expected volatility is based upon the historical volatility of a peer group of publicly traded companies.

2.	The risk-free rate for the expected term of the warrant is based on U.S. Treasury constant maturities yield at measurement date.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

34	Financial Instruments - Fair Value Measurements (Continued)

Atalaya Note

The Company measures its notes at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of unsecured convertible note related to updated assumptions and estimates were recognized as change in fair value of Atalaya Note within the Consolidated Statements of Operations and Comprehensive Loss.

The Company used the following assumptions for the valuation of Atalaya Note as on March 31, 2024 in the model of Valuation of:

Atalaya Note
Remaining term (years)	4.75
Volatility[1]	80%
Risk-free rate[2]	4.90%
Conversion Price[3] (after Reverse Stock Split)	$1,000.00
Fair Value per Share[4] (after Reverse Stock Split)	$60.00

1.	Expected volatility is based upon the historical volatility of a peer group of publicly traded companies.
2.	The risk-free rate for the expected term of the warrant is based on U.S. Treasury constant maturities yield at measurement date.
3.	Conversion Price prior to Reverse Stock Split was $10
4.	Fair Value per share prior to Reverse Stock Split was $0.6

The changes in the fair value are summarized below:

	Preferred stock warrant liability	Notes	SSCPN	Unsecured Convertible Note (‘Atalaya Note’)	Derivative financial instrument (‘Warrants’) (Refer Note 18)
Balance as of April 01, 2022	$1,610,938	$-	$-	$-	$-
Issue of Notes	$-	$10,000,000	$-	-	$-
Issue of SSCPN and warrants	-	-	8,109,954	-	-
Change in fair value of convertible preferred stock warrant	(420,247)	-	-	-	-
Change in fair value of Notes	-	944,727	-	-	-
Change in fair value of SSCPN	-	-	9,312,177	-	-
Change in fair value of derivative financial instrument	-	-	-	-	14,373,856
Balance as of March 31, 2023	1,190,691	10,944,727	17,422,132	-	14,373,856

Balance as of April 1, 2023	1,190,691	10,944,727	17,422,132	-	14,373,856
Issue of unsecured convertible note at discount	-	-	-	8,434,605	-
Issue of SSCPN and warrants	-	-	13,175,026	-	-
Change in fair value of convertible preferred stock warrant	5,284,494	-	-	-	-
Change in fair value of SSCPN			(3,448,845)
Change in fair value of Notes	-	(6,990,870)	-	-	-
Change in fair value of derivative financial instrument	-	-	-	-	3,465,293
Conversion to Common Stock	-	(3,953,857)	(27,148,313)	-	-
Reclassification on conversion of preferred stock warrants and derivative financial instruments of Zoomcar, Inc. to common stock warrants of the Company	(6,475,185)	-	-	-	(17,839,149)
Change in fair value of unsecured convertible note	-	-	-	1,632,996	-
Balance as of March 31, 2024	-	-	-	10,067,601	-

During the years ended March 31, 2024 and March 31, 2023, there were no non-recurring fair value measure of assets or liabilities subsequent to initial recognition.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

35	Derivative financial instrument

The warrants are subject to equity price risk since the underlying for the instrument is the Company’s common stock price.

The fair value of derivative liabilities as on March 31, 2024 and March 31, 2023 are as follows:

	March 31, 2024		March 31, 2023
As at	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments under ASC 815-20

Warrants issued against SSCPN	NA	$-	Derivative	$11,978,213
Warrants issued to Placement agent		-	financial instrument	2,395,643
Total		$-		$14,373,856

The changes in fair value of warrants are being recognized under ‘Change in fair value of derivative financial instrument’ within the Consolidated Statement of Operations. See Note 34, Fair value measurements. The Company classifies cash flows related to derivative liabilities as financing activities in the Consolidated Statement of Cash Flows. On the close date of Reverse Recapitalization, these Warrants were reclassified to equity-classified common stock warrants (Refer Note 18).

36	Commitments and Contingencies

Contingencies

(A) Claims filed against the Company by customers and third-parties not acknowledged as liability amounted to $4,565,949 and $4,639,473 as at March 31, 2024 and March 31, 2023, respectively. These claims have been made for personal injuries (customer and/or third parties) and amounts charged to customers by the Company as damages for improper use of vehicles and/or physical damages made to vehicles during an active trip. The Company has procured third- party insurance policies for fleet under its management which indemnifies against personal death and/or injuries suffered either by the customer or third- parties during the use of its vehicles. Based on the insurance coverage, the Company is confident that liability, if any, arising from these claims will be covered by the insurance. While uncertainties are inherent in the final outcome of these matters, the Company believes, that the disposition of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(B) The Company has received various orders from time to time from Indian indirect tax authorities.

The Company has received an order disallowing input credit taken on certain vehicles purchased for the period from July 2017 to July 2019 amounting to $548,635 (March 31, 2023: $440,703). The Company has made a deposit of $130,238 against this litigation.

The Company received a show cause notice for service tax liability on booking fees and penalty charges collected for the period October 2014 to July 2017 amounting to $4,438,067 (March 31, 2023: $4,504,751).

The Company has filed an appeal against the above orders before higher authority.

The Company has received demand notice for $34,199 from Indian indirect tax authorities for the period April 2017 to September 2017 due to disallowance input tax credit.

The Company has received show cause notice from Indian indirect tax authorities disputing the goods and service tax input availed and the rate of input availed amounting to $1,054,875 (March 31, 2023: $450,477).

The Company has filed submissions and is awaiting further communication on the matter.

The Company has received a show cause notice for $1,908,642 from Indian indirect tax authorities for the period April 2017 to March 2020 due to disallowance of input tax credit.

The Company is in process of responding to the show cause notice.

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ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

36	Commitments and contingencies (Continued)

Based on the submissions provided to the authorities and documents available, the Company is confident that no outflow is expected. Hence the Company has not recorded any provision as at March 31, 2024 and March 31, 2023 for the above matters.

(C) As at March 31, 2024, there are 6,815 bookings in progress. The Company bears the risk of loss or damage to the host vehicle with respect to such bookings. The Company makes certain assumptions based on currently available information to estimate the trip protection reserves. A number of factors can affect the actual cost of a claim, including the length of time the claim remains open and the results of any related litigation. Furthermore, claims may emerge in future years for events that occurred in a prior year at a rate that differs from previous projections.

(D) In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar, Inc. and Zoomcar Holdings, Inc. (formerly IOAC) challenging his termination, claiming damages amounting to $407,083 and claiming that 100,000 options to purchase shares of Zoomcar, Inc. have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar, Inc. and Zoomcar Holdings, Inc. from “alienating or dealing” the 100,000 shares of Zoomcar, Inc. claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that Zoomcar Holdings, Inc. be deleted from the array of parties in the suit.

(E) On January 30, 2024, the Company received a statement of arbitration claims involving warrant holders seeking damages of at least $10,000,000 purportedly arising from the alleged breaches of certain agreements between the Company and warrant holders. Additionally, the Claim requests additional amounts for attorneys’ fees and costs, as well as an order of rescission regarding the issuance of certain allegedly wrongfully dilutive shares of the Company’s stock issued in connection with the business combination or, alternatively, an order mandating a purportedly anti-dilutive issuance of additional shares of Zoomcar common stock to the warrant holders. The Court denied the temporary injunctive relief and passed an order to prevent issuance of securities to insiders and allowing Claimants to attach Company’s assets up to $3,500,000 if, and only if, located in New York. No further action has been taken as JAMS arbitration panel is yet to be appointed. The claimants have filed a case in New York County Supreme Court for seeking relief in aid of the arbitration claim to secure potential recovery. On June 18, 2024, the parties agreed to defer all further action with respect to the arbitration and associated litigation until June 18, 2025. Zoomcar is examining its legal options with respect to the Claim and the Court action. The Company believes that the claims are baseless and there was no breach of agreements as alleged.

(F) In August 2022, the Company received a complaint and a demand for trial by jury from Randall Yanker (complainant) towards non-payment of performance bonus consideration based on the consulting agreement dated May 1, 2020. The Company had entered into an agreement with the complainant for a wide range of business development services towards the growth of the Company.

The Company had terminated this agreement via an email communication to Randall Yanker on January 7, 2022 in line with the termination clause of the consulting agreement dated May 1, 2020. However, the complainant has filed a complaint seeking damages amounting to $15.9 million towards breach of contract claims, as well as costs, attorneys’ fees, and interest on the $15.9 million amount. The Company believes the claims in the complaint are baseless and violative of the applicable law. The Company has filed a motion to dismiss the case and is pending the Court’s consideration of the same. However, the Company believes the likelihood of payment of above damages is possible.

The outcome of the above legal proceedings cannot be determined at this time, and there can be no assurance as to the ultimate resolution of these matters or the potential impact on the Company’s financial position, results of operations, or cash flows. The Company will continue to monitor these proceedings closely and provide updates as necessary in future financial disclosures.

ZOOMCAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

37	Subsequent events

The Company has evaluated subsequent events, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements except for the following:

(A) On April 12, 2024, Geiv Dubash has resigned from the role of Chief Financial Officer (CFO) and effective April 12, 2024, Sachin Gupta, the Finance Controller of the Company, is serving as the interim principal financial and accounting officer of the Company.

(B) On May 06, 2024, the Company has entered into a Common Stock Purchase Agreement and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital LLC (“White Lion” or “Investor”) to issue shares up to the aggregate amount of $25,000,000 through Equity line of credit approach. The Investor shall have the option to purchase the Common Stock of the Company, as and when the Company issues a Purchase Notice to the Investor. The above issuance and related receipt of amount is subject to the fulfilment of certain conditions which is outside the control of the Company. The Company has not issued any shares or received any amounts pertaining to this agreement. Currently the Company is not considering raising funds under this agreement.

(C) In accordance with agreement with ACM Zoomcar Convert LLC, subsequent to the Consolidated Balance Sheet date, since the stock price of the Company is lower than the Conversion floor price and hence triggers a cash settlement obligation for the outstanding Atalaya Note.

(D) On May 22, 2024, the Company received a notice from ACM Zoomcar Convert LLC (ACM) stating that the Company is in default of the terms of the Unsecured Convertible Note issued to ACM on December 28, 2023, since the Company has entered into an equity line arrangement with White Lion Capital LLC, a variable rate transaction, without the prior consent of ACM. Further, on June 25, 2024, the Company has received another notice of default from ACM as the Company has incurred indebtedness in the form of $3,600,000 in principal amount of notes in a transaction involving Aegis Capital Corp. (“Aegis”) acting as the placement agent prior to which, the consent of ACM was not obtained. As per the terms of the Unsecured Convertible Note issued, in the event of any default, all accrued but unpaid Interest plus liquidated damages and other amounts thereof, shall become immediately due and payable in cash.The company is in discussion with ACM on this matter to settle the same.

(E) On June 18, 2024, the Company entered into a securities purchase agreement with certain investors pursuant to which the Company issued and sold an aggregate of $3,600,000 in principal amount of notes (the “Notes”) and warrants to purchase up to an aggregate of 1,267,728 shares (52,966,102 prior to Reverse Stock Split) of Company common stock (the “June Warrants”) for gross proceeds of $3,000,000. The Notes bear interest at a rate of 15% per annum (up to 20% per annum during the occurrence of an Event of Default computed on the basis of a 360-day year and twelve 30-day months and payable in arrears on the Maturity Date. The June Warrants are each exercisable for one share of common stock at an initial exercise price of $5.9161 per share ($0.1416 per share prior to Reverse Stock Split). The June Warrants may be exercised at any time on or after the later of (i) the six-month anniversary of the issuance date or (ii) the date that the Company obtains Stockholder Approval and expiring on the five year anniversary of the date that of the last to occur of (a) the Resale Effective Date and (b) the date that Stockholder Approval is obtained.

(F) On June 18, 2024, Graham Gullans resigned from the Board of Directors and on June 20, 2024, the Company has terminated Greg Moran from the role of the Chief Executive Officer (CEO) and is required to resign from the Board of Directors of the Company . Effective June 20, 2024, Hiroshi Nishijima, the Chief Operating Officer of the Company, will serve as the interim CEO.

(G) On June 20, 2024, the Board has appointed John Clarke and Mark Bailey as independent directors to fill vacancies of Mr. Graham Gullans and David Ishag.

(H) On June 30, 2024, Adarsh Menon resigned from his role of the President of the Company.

(I) Subsequent to the Consolidated Balance Sheet date, the Company continues to default in making the payments for all outstanding balances owed to lease vendors and lenders as explained in Note 12 and 16 of Consolidated financial statements respectively.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Common Stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$13,637.70
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$13,637.70

*	Not determinable at this time.

Item 14. Indemnification of directors and officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the registrant’s Charter may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

The registrant’s Charter limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the registrant’s Bylaws provide that the registrant will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the registrant has entered into indemnification agreements with all of the registrant’s executive officers and directors. These agreements, among other things, require the registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.

Item 15. Recent sales of unregistered securities

Prior to and in connection with consummating the Business Combination, the registrant issued securities to, among other parties, Ananda Trust, pursuant to the Ananda Trust Signing Subscription Agreement and the Ananda Trust Closing Subscription Agreement, among other arrangements, to the IOAC Sponsor, to certain Vendors in respect of transaction expenses, as consideration for services or pursuant to advisory agreements, and as otherwise described above in relevant sections of this Report (such securities, collectively, the “Closing Issuances”).

The Company also issued 1,302,850 shares of Common Stock and Pre-Funded Warrants exercisable for 835,000 shares of Common Stock, along with Series A Warrants exercisable for up to 4,275,700 shares of Common Stock and Series B Warrants exercise for a maximum of 9,214,513 shares of Common Stock for an aggregate purchase price of $9.15 million or $4.28 per unit.

None of the securities mentioned above were registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 16. Exhibits and financial statement schedules

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1+	Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, by and among Innovative International Acquisition Corp., Zoomcar, Inc. and the other parties thereto.	8-K	2.1	October 19, 2022
2.2	First Amendment to the Agreement and Plan of Merger and Reorganization, dated as of December 29, 2023 by and among Innovative International Acquisition Corp., Zoomcar, Inc. and the other parties thereto.	8-K	2.1	January 2, 2024
3.1	Amended and Restated Certificate of Incorporation of Zoomcar Holdings, Inc.	8-K	3.1	January 4, 2024
3.2	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zoomcar Holdings, Inc.	8-K	3.1	October 17, 2024
3.3	Amended and Restated Bylaws of Zoomcar Holdings, Inc.	8-K	3.2	January 4, 2024
4.1	Description of Registered Securities.	10-K	4.1	July 12, 2024
4.2	Form of Warrant.	8-K	4.1	June 21, 2024
4.3	Form of Pre-Funded Warrant	8-K	4.1	November 8, 2024
4.4	Form of Series A Warrant	8-K	4.2	November 8, 2024
4.5	Form of Series B Warrant	8-K	4.3	November 8, 2024
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Subscription Agreement, dated as of December 19, 2023, by and between Innovative International Acquisition Corp. and Ananda Small Business Trust.	8-K	10.1	December 19, 2023
10.2	Securities Purchase Agreement, dated as of December 28, 2023, by and among Zoomcar Holdings, Inc., Zoomcar, Inc. and ACM Zoomcar Convert LLC.	8-K	10.6	January 4, 2024
10.3	Unsecured Convertible Note Due December 28, 2028, of Zoomcar Holdings, Inc.	8-K	10.7	January 4, 2024
10.4	Registration Rights Agreement, dated as of December 28, 2023, between Zoomcar Holdings, Inc. (f/k/a Innovative International Acquisition Corp.) and ACM Zoomcar Convert LLC.	8-K	10.8	January 4, 2024
10.5	Amended and Restated Registration Rights Agreement, dated December 28, 2023, by and among Zoomcar Holdings, Inc. (f/k/a Innovative International Acquisition Corp.), Innovative International Sponsor I LLC, the undersigned parties listed under IOAC Holders, Zoomcar Holders and Additional Zoomcar Holders on Schedule A thereto.	8-K	10.9	January 4, 2024
10.6	Non-Redemption Agreement dated as of December 27, 2023 by and among Innovative International Acquisition Corp. and the investor thereto.	8-K	10.1	December 28, 2023
10.7	Marketing Services Agreement, dated September 28, 2023, by and between Outside the Box Capital Inc. and Zoomcar.	8-K	10.11	January 4, 2024
10.8	Fee Reduction Agreement, dated December 28, 2023, by and among Innovative International Acquisition Corp., Cantor Fitzgerald & Co., and J.V.B Financial Group, LLC.	8-K	10.12	January 4, 2024
10.9	Form of Indemnification Agreement.	8-K	10.13	January 4, 2024
10.10#	Amended and Restated Employment Agreement, dated December 22, 2023, by and between Zoomcar India Private Limited and Greg Moran.	8-K	10.14	January 4, 2024
10.11#	Amended and Restated Employment Agreement, dated December 23, 2023, by and between Zoomcar India Private Limited and Geiv Dubash.	8-K	10.15	January 4, 2024
10.12#	Amended and Restated Employment Agreement, dated December 27, 2023, by and between Zoomcar India Private Limited and Hiroshi Nishijima.	8-K	10.16	January 4, 2024
10.13	Zoomcar Holdings, Inc. 2023 Equity Incentive Plan.	8-K	10.17	January 4, 2024
10.14	First Amendment to Lock-Up Agreement, dated as of December 18, 2023, Innovative International Acquisition Corp.	S-1	10.18	February 5, 2024

10.15	Promissory Note, dated December 18, 2023, issued by Innovative International Acquisition Corp. to Ananda Small Business Trust.	8-K	10.1	December 19, 2023
10.16	Form of Promissory Note, dated December 18, 2023, issued by Innovative International Acquisition Corp. to the Payee.	8-K	10.2	December 19, 2023
10.17	Lock-Up Release Agreement, dated February 1, 2024, by and among Zoomcar Holdings, Inc., ASJC Global LLC – Series 24 and Cohen Sponsor LLC – A24 RS (certain information has been redacted in the marked portions of the exhibit).	8-K	10.1	February 2, 2024
10.18	Amendment to Lock-Up Release Agreement, dated March 18, 2024, by and among Zoomcar Holdings, Inc., ASJC Global LLC – Series 24 and Cohen Sponsor LLC – A24 RS.	8-K	10.1	March 18, 2024
10.19	Common Stock Purchase Agreement, between Zoomcar Holdings, Inc. and White Lion Capital, LLC, dated May 6, 2024.	8-K	10.1	May 9, 2024
10.20	Registration Rights Agreement, between Zoomcar Holdings, Inc. and White Lion Capital, LLC, dated May 6, 2024.	8-K	10.2	May 9, 2024
10.21	Form of Securities Purchase Agreement, dated June 18, 2024, by and among Zoomcar Holdings, Inc. and certain institutional investors.	8-K	10.1	June 21, 2024
10.22	Form of Note.	8-K	10.2	June 21, 2024
20.23	Form of Registration Rights Agreement.	8-K	10.3	June 21, 2024
10.24	Form of Placement Agent Agreement.	8-K	10.4	June 21, 2024
10.25†	Form of Securities Purchase Agreement	8-K	10.1	November 8, 2024
10.26	Form of Registration Rights Agreement	8-K	10.2	November 8, 2024
10.27	Form of Placement Agent Agreement	8-K	10.3	November 8, 2024
10.28	Form of Lock-Up Agreement	8-K	10.4	November 8, 2024
19	Insider Trading Policy.	10-K	19	July 12, 2024
21.1	Subsidiaries of Zoomcar Holdings, Inc.	10-K	21	July 12, 2024
23.1*	Consent of Grant Thornton Bharat LLP.
23.3*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
24.1*	Power of Attorney
101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL XBRL*	Taxonomy Extension Calculation Linkbase Document.
101.DEF XBRL*	Taxonomy Extension Definition Linkbase Document.
101.LAB XBRL*	Taxonomy Extension Label Linkbase Document.
104*	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table.

*	Filed or furnished herewith.
#	Indicates a management contract or compensatory plan, contract or arrangement.
†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bangalore, country of India, on the 2nd day of December, 2024.

Zoomcar Holdings, Inc.

By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Acting Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Hiroshi Nishijima and Sachin Gupta as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hiroshi Nishijima	Acting Chief Executive Officer	December 2, 2024
Hiroshi Nishijima	(Principal Executive Officer)

/s/ Sachin Gupta	Interim Chief Financial Officer	December 2, 2024
Sachin Gupta	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mohan Ananda	Director and Chairman	December 2, 2024
Mohan Ananda

/s/ Madan Menon	Director	December 2, 2024
Madan Menon

/s/ Evelyn D’an	Director	December 2, 2024
Evelyn D’An

/s/ Swatick Majumdar	Director	December 2, 2024
Swatick Majumdar

/s/ John Clarke	Director	December 2, 2024
John Clarke

/s/ Mark Bailey	Director	December 2, 2024
Mark Bailey